Filed Pursuant to Rule 424(b)(5)
File No. 333-252927

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities was filed with the Securities and Exchange Commission and became effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated February 10, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 10, 2021)

$130,900,000

Nuveen AMT-Free Quality Municipal Income Fund

130,900 SERIES D MUNIFUND PREFERRED SHARES

VARIABLE RATE REMARKETED MODE

LIQUIDATION PREFERENCE $1,000 PER SHARE

Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”), a diversified, closed-end management investment company, is offering 130,900 Series D MuniFund Preferred Shares (the “Offered VRRM-MFP Shares”), liquidation preference $1,000 per share (the “Liquidation Preference”). The Offered VRRM-MFP Shares, together with any other Series D MuniFund Preferred Shares (together, the “Series D MFP Shares”), will be in the Variable Rate Remarketed Mode (the “VRR Mode,” and the Series D MFP Shares, while in the VRR Mode, the “VRRM-MFP Shares”) until March 1, 2029, subject to earlier redemption, repurchase or transition to a new Mode (as defined herein) by the Fund.

The dividend rate generally will be the “Regular Dividend Rate,” determined by Barclays Capital Inc., as remarketing agent (the “Remarketing Agent”), on each Business Day (as defined herein). The dividend rate for the issue date of the Offered VRRM-MFP Shares will be equal to the “Regular Dividend Rate” determined by the Remarketing Agent for the VRRM-MFP Shares on     , 2021. The Regular Dividend Rate will be determined by the Remarketing Agent as the minimum rate that would enable the Remarketing Agent to sell all of the outstanding VRRM-MFP Shares on the date of determination for settlement in seven days at a price (without regard to accumulated but unpaid dividends) equal to the aggregate Liquidation Preference thereof. Dividends on the VRRM-MFP Shares generally are paid monthly on the first Business Day of each month. Dividends are expected to be exempt from regular U.S. federal income tax and the federal alternative minimum tax applicable to individuals, with exceptions for certain portions that may represent capital gains, if any, from portfolio transactions.

The Remarketing Agent will use its best efforts to remarket in seven days any VRRM-MFP Shares duly tendered by a beneficial owner. If any tendered VRRM-MFP Share is not successfully remarketed, the Fund will redeem all outstanding VRRM-MFP Shares 365 days after the failed remarketing tender date, subject to a prior successful remarketing by the Remarketing Agent of all outstanding VRRM-MFP Shares, as described below.

(continued on next page)

The VRRM-MFP Shares will not be listed or traded on any securities exchange.

The VRRM-MFP Shares will be subject to mandatory redemption by the Fund on March 1, 2029 (the “Term Redemption Date”), unless earlier redeemed or repurchased by the Fund.

Investing in VRRM-MFP Shares involves risks. See “Risk Factors” beginning on page S-20 of this prospectus supplement and on page 9 of the accompanying prospectus. You should consider carefully these risks together with all of the other information in this prospectus supplement and the accompanying prospectus before making a decision to purchase any of the VRRM-MFP Shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price(1)		$1,000		$130,900,000
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to the Fund	$		$

(1)	Plus accumulated dividends, if any, from the Date of Original Issue (as defined herein).

It is expected that the VRRM-MFP Shares will be delivered to investors in book-entry form only, through the facilities of The Depository Trust Company, on or about         , 2021.

BARCLAYS CAPITAL INC.

        , 2021

(continued from previous page)

As described above, each beneficial owner of VRRM-MFP Shares will have the right on any Business Day to tender VRRM-MFP Shares for remarketing at the Purchase Price on the seventh calendar day after delivery of a tender notice to the Remarketing Agent, or if such seventh calendar day is not a Business Day, the next succeeding Business Day. The “Purchase Price” is equal to the Liquidation Preference, plus accumulated but unpaid dividends (whether or not earned or declared), if any, to, but excluding, the relevant purchase date. Except as otherwise permitted by the Remarketing Agent, VRRM-MFP Shares may be optionally tendered for remarketing only in minimum amounts of twenty-five (25) VRRM-MFP Shares and multiples of five (5) VRRM-MFP Shares in excess thereof. If any tendered VRRM-MFP Share is not successfully remarketed, all tendered VRRM-MFP Shares shall be retained by their respective beneficial owners, no tendered VRRM-MFP Shares will be purchased, a “Failed Remarketing Period” will commence and all of the VRRM-MFP Shares will be subject to mandatory redemption on the first Business Day falling on or after the 365th calendar day following the failed remarketing tender date (the “Failed Remarketing Mandatory Redemption Date”), unless, prior to such date, the Remarketing Agent successfully remarkets all of the outstanding VRRM-MFP Shares or the Fund transitions the VRRM-MFP Shares to a new Mode or redeems or repurchases all of the outstanding VRRM-MFP Shares. During the Failed Remarketing Period, the right to optionally tender VRRM-MFP Shares for remarketing will be suspended, dividends will be payable at the Step-Up Dividend Rate (as defined herein), and the Remarketing Agent will use its best efforts to remarket all (but not less than all) of the outstanding VRRM-MFP Shares at the Purchase Price. If the Remarketing Agent finds purchasers for all of the outstanding VRRM-MFP Shares, the VRRM-MFP Shares will be subject to mandatory tender for remarketing by the Remarketing Agent at the Purchase Price. Upon a successful such remarketing, the Remarketing Agent will resume setting the Regular Dividend Rate, the right of beneficial owners to tender their VRRM-MFP Shares for remarketing will resume and the failed remarketing mandatory redemption will be cancelled.

The Fund’s investment objectives are to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals, and to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal securities that the Fund’s investment adviser, Nuveen Fund Advisors, LLC, believes are underrated or undervalued or that represent municipal market sectors that are undervalued. As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets (as defined herein) in municipal securities and other related investments that pay interest exempt from regular federal income taxes. As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets in a portfolio of securities, the income from which is exempt from the federal alternative minimum tax applicable to individuals. As a non-fundamental investment policy, under normal circumstances, the Fund will invest 100% of its Managed Assets (as defined herein) in municipal securities and other related investments, the income from which is exempt from the federal alternative minimum tax applicable to individuals at the time of purchase. As a non-fundamental investment policy, under normal circumstances, the Fund may invest up to 35% of its Managed Assets in securities rated, at the time of investment, below the three highest grades (Baa or BBB or lower) by at least one nationally recognized statistical rating organization, which includes below-investment-grade or unrated securities judged to be of comparable quality by the Fund’s sub-adviser, Nuveen Asset Management, LLC. There can be no assurance that the Fund will achieve its investment objectives.

You should read this prospectus supplement, together with the accompanying prospectus, which contains important information about the Fund, before deciding whether to invest in VRRM-MFP Shares and retain it for future reference. A statement of additional information, dated February 10, 2021, and as it may be supplemented (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus supplement and the accompanying prospectus. You may request a free copy of the SAI, annual and semi-annual reports to shareholders, when available, and other information about the Fund, and make shareholder inquiries by calling (800) 257-8787 or by writing to the Fund, or from the Fund’s website (www.nuveen.com). The information contained in, or that can be accessed through, the Fund’s website is not part of this prospectus supplement, the accompanying prospectus or the SAI. You may also obtain a copy of the other information regarding the Fund) from the SEC’s website (www.sec.gov).

VRRM-MFP Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of VRRM-MFP Shares in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and prospects may have changed since such dates.

iii

FORWARD-LOOKING STATEMENTS

Any projections, forecasts and estimates contained or incorporated by reference herein are forward looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

iv

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the statement of additional information, dated February 10, 2021, and as it may be supplemented (the “SAI”), including the documents incorporated by reference, prior to making an investment in the Fund, especially the information set forth under the heading “Risk Factors” beginning on page S-20 of this prospectus supplement and beginning on page 9 in the accompanying prospectus.

The Fund	Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s common shares, $.01 par value per share (“Common Shares”), are traded on the New York Stock Exchange under the symbol “NEA.” See “Description of Securities—Common Shares” in the prospectus. As of February 8, 2021, the Fund had 299,037,392 Common Shares outstanding, and net assets applicable to Common Shares of $4,827,308,717. The Fund commenced investment operations on November 21, 2002.

On February 8, 2021, Nuveen Michigan Quality Municipal Income Fund (“NUM”) was reorganized into the Fund. Pursuant to the reorganization, the Fund acquired the assets, and assumed the liabilities, of NUM. NUM common shareholders received Common Shares of the Fund, the aggregate NAV of which was equal to the aggregate NAV of the common shares of NUM held immediately prior to the reorganization (including for this purpose fractional Fund Common Shares to which shareholders were entitled), in exchange for their common shares. NUM preferred shareholders received new Series 2028-1 AMTP Shares on a one-for-one basis in exchange for their preferred shares of NUM held immediately prior to the reorganization.

As of the date of this prospectus supplement, the Fund has outstanding four series of MuniFund Preferred Shares (“MFP Shares”), consisting of 1,850 Series A MFP Shares, 3,350 Series B MFP Shares, 2,380 Series C MFP Shares and 200,000 Series D MFP Shares, four series of Variable Rate Demand Preferred Shares (“VRDP Shares”), consisting of 2,190 Series 1 VRDP Shares, 3,509 Series 3 VRDP Shares, 4,895 Series 4 VRDP Shares and 1,000 Series 5 VRDP Shares, and two series of Adjustable Rate MuniFund Term Preferred Shares (“AMTP Shares”), consisting of 1,435 Series 2028 AMTP Shares and 1,730 Series 2028-1 AMTP Shares. See “Description of Securities—Preferred Shares” in the prospectus. MFP Shares, VRDP Shares, AMTP Shares and any other preferred shares of the Fund as may be outstanding from time to time are collectively referred to as “Preferred Shares.”

Investment Objectives and Policies	The Fund’s investment objectives are to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals, and to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal securities that the Fund’s investment adviser, Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors” or the “Investment Adviser”), believes are underrated or undervalued or that represent municipal market sectors that are undervalued.

As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets (as defined below) in municipal securities and other related investments that pay interest exempt from regular federal income taxes. As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets in portfolio of securities the income from which is exempt from the federal alternative minimum tax applicable to individuals.

As a non-fundamental investment policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund will invest 100% of its Managed Assets (as defined below) in municipal securities and other related investments the income from which is exempt from the federal alternative minimum tax applicable to individuals at the time of purchase.

“Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. “Managed Assets” means the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

As a non-fundamental investment policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund may invest up to 35% of its Managed Assets in securities rated, at the time of investment, below the three highest grades (Baa or BBB or lower) by at least one nationally recognized statistical rating organization (“NRSRO”), which includes below-investment-grade securities or unrated securities judged to be of comparable quality by the Fund’s sub-adviser, Nuveen Asset Management, LLC (“NAM” or the “Sub-Adviser”).

There can be no assurance that the Fund will achieve its investment objectives. See “Risk Factors” and “The Fund’s Investments—Investment Objectives and Policies” in the prospectus.

Investment Adviser	Nuveen Fund Advisors is the Fund’s investment adviser, responsible for overseeing the Fund’s overall investment strategy and its implementation.

Sub-Adviser	NAM serves as the Fund’s investment sub-adviser and is an affiliate of Nuveen Fund Advisors. NAM is a registered investment adviser. NAM oversees the day-to-day investment operations of the Fund.

The Offering	The Fund is offering 130,900 Series D MuniFund Preferred Shares in the Variable Rate Remarketed Mode (the “Offered VRRM-MFP Shares”), liquidation preference $1,000 per share (the “Liquidation Preference”). See “Underwriting.” The Offered VRRM-MFP Shares are additional shares of the series designated Series D MuniFund Preferred Shares (the “Series D MFP Shares”) of the Fund. The currently outstanding Series D MFP Shares are, and the Offered VRRM-MFP Shares will be, in the Variable Rate Remarketed Mode (collectively, while in the Variable Rate Remarketed Mode, the “VRRM-MFP Shares”). Upon issuance, the Offered VRRM-MFP Shares will be identical to all VRRM-MFP Shares currently outstanding, except as to their date of original issue (the “Date of Original Issue”).

Minimum Purchase Amount	The minimum purchase amount in this offering is twenty-five (25) Offered VRRM-MFP Shares. Purchases in excess of the minimum purchase amount may be made only in multiples of five (5) Offered VRRM-MFP Shares.

VRRM-MFP Shares	The VRRM-MFP Shares are Preferred Shares of the Fund, ranking on parity with each other and other Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. Each Preferred Share, including each VRRM-MFP Share, ranks and will rank senior in priority to the Common Shares as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

The Offered VRRM-MFP Shares are being issued in the Variable Rate Remarketed Mode (the “VRR Mode”) designated pursuant to the Statement and the Statement Supplement (each as defined below) and in effect for the currently outstanding VRRM-MFP Shares. So long as the VRRM-MFP Shares are outstanding, they will remain in the VRR Mode until March 1, 2029 (the “Term Redemption Date”), subject to the right of the Fund, at its option, to terminate the VRR Mode and change the VRRM-MFP Shares to a new Mode (as defined below) with different terms. The VRRM-MFP Shares will be subject to mandatory tender in connection with any Mode Change (as defined below), and holders of VRRM-MFP Shares will not have the right or obligation to retain their VRRM-MFP Shares in the new Mode. See “Description of VRRM-MFP Shares—Mode Change” in this prospectus supplement and “Description of Securities—Preferred Shares—MuniFund Preferred Shares—Designation of Modes” in the prospectus.

Variable Rate Remarketed Mode	The terms and conditions described in this prospectus supplement apply to the Series D MFP Shares, including the Offered VRRM-MFP Shares, during the VRR Mode. As described in this prospectus supplement, during the VRR Mode, generally the regular dividend rate will be reset by the remarketing agent on each Business Day (as defined herein), and the remarketing agent will use its best efforts to remarket VRRM-MFP Shares properly tendered by the beneficial owner thereof. See “Description of VRRM-MFP Shares.” A complete description of the preferences, voting powers, restrictions, limitations as to dividends, qualification, and terms and conditions of redemption of the VRRM-MFP Shares during the VRR Mode can be found in the Fund’s Declaration of Trust (the “Declaration of Trust”), the Statement Establishing and Fixing the Rights and Preferences of Series D MuniFund Preferred Shares (the “Statement”) and the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series D MuniFund Preferred Shares (the “Statement Supplement”). These documents are filed with the SEC as exhibits to the Fund’s registration statement of which the prospectus is a part. Copies may be obtained as described under “Where You Can Find More Information.”

“Mode” means the VRR Mode, or any subsequent Mode, including any extension thereof, for which terms and conditions of the Series D MFP Shares are designated pursuant to the Statement and the Statement Supplement. See “Description of VRRM-MFP Shares—Mode Change.”

Remarketing Agent	Barclays Capital Inc. serves as the remarketing agent for the VRRM-MFP Shares (the “Remarketing Agent”) pursuant to a remarketing agreement with the Fund and the Investment Adviser (the “Remarketing Agreement”).

The Remarketing Agent has agreed to use its best efforts to remarket all VRRM-MFP Shares properly tendered in connection with an optional tender or mandatory tender of VRRM-MFP Shares, set the regular dividend rate and perform certain other duties. See “Description of VRRM-MFP Shares—Remarketing—Remarketing Agent.”

Dividend Provisions	General. Dividends on VRRM-MFP Shares with respect to any Dividend Period will be declared to the holders as their names appear on the registration books of the Fund at the close of business on each day in such Dividend Period and will be paid on each Dividend Payment Date. During the VRR Mode, the “Dividend Period” will generally be a calendar month, and the “Dividend Payment Date” will be the first Business Day of each month. The Fund at its discretion may establish Dividend Payment Dates more frequently than monthly. On the Date of Original Issue of the Offered VRRM-MFP Shares, the Fund will pay a special dividend on the currently outstanding VRRM-MFP Shares so that the Offered VRRM-MFP Shares will be immediately fungible with the currently outstanding VRRM-MFP Shares. The next regular Dividend Payment Date will be March 1, 2021. In connection with any transfer of VRRM-MFP Shares, the transferor as beneficial owner of VRRM-MFP Shares will be deemed to have agreed pursuant to the terms of the VRRM-MFP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the beneficial owner of the VRRM-MFP Shares in exchange for payment of the Purchase Price for such VRRM-MFP Shares by the transferee.

The amount of dividends per VRRM-MFP Share payable on any Dividend Payment Date will equal the sum of the dividends accumulated but not yet paid for the related Dividend Period. The amount of dividends per VRRM-MFP Share accumulated for each such Dividend Period will be calculated by adding the “Dividend Factor” for each calendar day in such Dividend Period. The Dividend Factor for each calendar day in a Dividend Period will be equal to: (x) the Dividend Rate in effect for such calendar day; (y) divided by the actual number of days in the year in which such day occurs (365 or 366); and (z) multiplied by the Liquidation Preference.

Regular Dividend Rate. Subject to certain exceptions as described in this prospectus supplement, the Dividend Rate on the VRRM-MFP Shares will be the “Regular Dividend Rate.”

The Regular Dividend Rate generally will be determined by the Remarketing Agent on each Business Day, by 6:00 p.m., New York City time, for applicability on the following day. Accordingly, the dividend rate for the Date of Original Issue of the Offered VRRM-MFP Shares will be the Regular Dividend Rate determined by the Remarketing Agent on February , 2021. The Regular Dividend Rate will be determined by the Remarketing Agent as the minimum rate that would enable the Remarketing Agent to sell all of the outstanding VRRM-MFP Shares on such Business Day for settlement in seven (7) days at a price (without regard to accumulated but unpaid dividends) equal to the aggregate Liquidation Preference thereof.

In the event that the Remarketing Agent fails to determine the Regular Dividend Rate on any Business Day as set forth above, then the Regular Dividend Rate applicable for the following day will be the same as the Regular Dividend Rate for the immediately preceding Business Day and such rate will continue until the earlier of (A) the Business Day on which the Remarketing Agent determines a new Regular Dividend Rate or Step-Up Dividend Rate, as applicable, or (B) the fifth consecutive Business Day succeeding the first such Business Day on which such Dividend Rate is not determined by the Remarketing Agent. In the event that the Remarketing Agent fails to determine a new Regular Dividend Rate for a period of five consecutive Business Days as described in clause (B) of the immediately preceding sentence, the Dividend Rate will be equal to the Step-Up Dividend Rate until a new Regular Dividend Rate is established by the Remarketing Agent.

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

Step-Up Dividend Rate. In the event that the Remarketing Agent fails to determine a new Regular Dividend Rate for a period of five consecutive Business Days as described above or commencing on the day following a Failed Remarketing Event and thereafter during a “Failed Remarketing Period,” except during an “Increased Rate Period,” the Dividend Rate on the VRRM-MFP Shares will be the “Step-Up Dividend Rate.” The Step-Up Dividend Rate will mean a Dividend Rate, determined by the Remarketing Agent, equal to the highest, as of the date of determination, of: (x) 5% per annum; (y) the Fed Funds Rate (as defined herein) plus 2.5% per annum; and (z) the One-Year AAA MMD Rate (as defined herein) plus 2.5% per annum. In the event that the Fed Funds Rate (or a successor thereto) or the

One-Year AAA MMD Rate (or a successor thereto) is no longer published or available for purposes of determining the Step-Up Dividend Rate on any date, the Remarketing Agent, with the prior agreement of the Fund, will determine an equivalent rate in good faith on a commercially reasonable basis using a formulation by reference to market practice at such date.

A “Failed Remarketing Period” is (i) in the case of a failed remarketing in connection with an optional tender for remarketing, the period, if any, commencing on the Tender Notice Date (as defined below) relating to the Failed Remarketing Event with respect to the optional tender and ending upon the earliest to occur of (a) the redemption or repurchase by the Fund of all of the outstanding VRRM-MFP Shares, (b) the date on which all (but not less than all) of the VRRM-MFP Shares are successfully remarketed pursuant to a mandatory tender for remarketing, and (c) the date on which the Fund completes a successful transition to a new Mode for all of the VRRM-MFP Shares; and (ii) in the case of a failed transition to a new Mode, the period commencing on the date of the remarketing notice relating to the Failed Remarketing Event with respect to the failed transition and ending upon the earliest to occur of (a) the redemption or repurchase by the Fund of all of the outstanding VRRM-MFP Shares, and (b) as applicable, (x) the date on which all (but not less than all) of the VRRM-MFP Shares are successfully remarketed pursuant to a mandatory tender for remarketing, or (y) the date on which the Fund completes a successful transition to a new Mode for all of the VRRM-MFP Shares. See “Remarketing—General” below.

An “Increased Rate Period” is the period, if any, commencing on (i) any Dividend Payment Date or Redemption Date for which the Fund fails to timely deposit with the Calculation and Paying Agent (as defined herein) deposit securities sufficient to pay the applicable dividend or redemption price and ending on the Business Day on which the deposit is made by 12:00 noon, New York City time, in same-day funds or (ii) the Business Day on which a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the VRRM-MFP Shares do not qualify as equity in the Fund and such determination results from an act or failure to act on the part of the Fund. See “Description of VRRM-MFP Shares—Dividends—Increased Dividend Rate.”

Increased Rate. The Dividend Rate will be adjusted to the “Increased Rate” for each Increased Rate Period. The Increased Rate means, for any Increased Rate Period, the applicable Regular Dividend Rate or Step-Up Dividend Rate as in effect from time to time plus 5% per annum.

Maximum Rate. The Maximum Rate for the VRRM-MFP Shares will be 15% per annum. Neither the Regular Dividend Rate, the Increased Rate nor the Step-Up Dividend Rate may exceed the Maximum Rate.

The applicable dividend rate for the VRRM-MFP Shares is referred to in this prospectus supplement as the “Dividend Rate.”

See “Description of VRRM-MFP Shares—Dividends.”

Remarketing—General	Except during a Failed Remarketing Period, the VRRM-MFP Shares will be subject to optional tender by the beneficial owners thereof, as described below under “Optional Tender for Remarketing.” During a Failed Remarketing Period, all of the VRRM-MFP Shares will subject to mandatory tender for remarketing, subject to certain retention rights, if the Remarketing Agent succeeds in identifying a purchaser or purchasers for all of the outstanding VRRM-MFP Shares, as described below under “Mandatory Tender for Remarketing Following a Failed Remarketing Event.” All of the VRRM-MFP Shares will be subject to mandatory tender for remarketing, with no retention rights, in connection with a Mode Change, as described above under “VRRM-MFP Shares.”

If for any reason (other than a failure to timely deliver VRRM-MFP Shares by or on behalf of the tendering beneficial owner), any VRRM-MFP Share subject to remarketing in connection with an optional tender or a mandatory tender is not successfully remarketed, a “Failed Remarketing Event” will occur. The consequences of a Failed Remarketing Event vary depending on whether it occurs in connection with an optional tender for remarketing, a mandatory tender for remarketing following a Failed Remarketing Event or a mandatory tender for remarketing in connection with a Mode Change, as further described in this Summary and under “Description of VRRM-MFP Shares.”

Minimum Remarketing Amount	Except as otherwise permitted by the Remarketing Agent, VRRM-MFP Shares may be optionally tendered for remarketing only in minimum amounts of twenty-five (25) VRRM-MFP Shares and multiples of five (5) VRRM-MFP Shares in excess thereof.

Optional Tender for Remarketing	Each beneficial owner of VRRM-MFP Shares will have the right to tender such beneficial owner’s VRRM-MFP Shares (in whole shares only) for remarketing by delivering an irrevocable written notice (a “Tender Notice”) by electronic means to the Remarketing Agent on any Business Day (the “Tender Notice Date”). The number of VRRM-MFP Shares so tendered for remarketing is the “Designated Amount.” The giving of a Tender Notice will constitute the irrevocable tender for remarketing of the Designated Amount of such VRRM-MFP Shares on the seventh calendar day following the Tender Notice Date or, if such seventh calendar day is not a Business Day, the next succeeding Business Day (the “Purchase Date”).

Upon receipt of a Tender Notice, the Remarketing Agent will offer for sale, and use its best efforts to sell, the Designated Amount of VRRM-MFP Shares with respect to which a Tender Notice has been received by the Remarketing Agent (the “Tendered VRRM-MFP Shares”) at a price equal to $1,000 per share plus any accumulated but unpaid dividends (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date (the “Purchase Price”) for purchase on the Purchase Date.

If the Remarketing Agent successfully remarkets the Tendered VRRM-MFP Shares by identifying a purchaser for such Tendered VRRM-MFP Shares during the period beginning on the Tender Notice Date for such Tendered VRRM-MFP Shares and ending on the Business Day immediately preceding the Purchase Date for such Tendered VRRM-MFP Shares (a “Remarketing Window”), the Remarketing Agent will give written notice (a “Remarketing Notice”) by electronic means to the beneficial owner of such Tendered VRRM-MFP Shares, with a copy to the Fund and the Calculation and Paying Agent, that a purchaser has been identified for a purchase of such Tendered VRRM-MFP Shares on the Purchase Date.

If the Remarketing Agent obtains a bid at the Purchase Price for any VRRM-MFP Shares being remarketed, which, if accepted, would be binding on the bidder for the consummation of the sale of such VRRM-MFP Shares (an “actionable bid”), and the Remarketing Agent elects in its sole discretion to accept such actionable bid, the Remarketing Agent will (i) purchase the tendered VRRM-MFP Shares, as a principal and not as an agent, from the beneficial owner or holder thereof on the Purchase Date at the Purchase Price, (ii) resell such VRRM-MFP Shares, as a principal and not as an agent, to the person making such actionable bid at the Purchase Price, and

(iii) record such purchase and resale on its books and records. Any such purchases by the Remarketing Agent from the beneficial owner or holder will be made with the Remarketing Agent’s own funds.

For payment of the Purchase Price on the Purchase Date, Tendered VRRM-MFP Shares must be delivered at or prior to 11:00 a.m., New York City time, on the Purchase Date to the Remarketing Agent by or for the account of the tendering beneficial owner through the Securities Depository, so long as the VRRM-MFP Shares are in book-entry form, or at the principal office of the Remarketing Agent, accompanied by an instrument of transfer thereof, in a form satisfactory to the Remarketing Agent, executed in blank by the holder thereof or by the holder’s duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, if the VRRM-MFP Shares are in certificated form. If Tendered VRRM-MFP Shares are delivered after that time on any Business Day, the Purchase Price will be paid on the next succeeding Business Day.

See “Description of VRRM-MFP Shares—Remarketing—Optional Tender for Remarketing.”

Failed Remarketing Event in Connection with an Optional Tender	If for any reason (other than a failure to timely deliver Tendered VRRM-MFP Shares by or on behalf of the tendering beneficial owner) any Tendered VRRM-MFP Share is not successfully remarketed during the related Remarketing Window, a “Failed Remarketing Event” will occur.

Upon the occurrence of a Failed Remarketing Event, (a) all Tendered VRRM-MFP Shares shall be retained by their respective beneficial owners, and no such Tendered VRRM-MFP Shares will be purchased on their respective Purchase Date, (b) the Remarketing Agent will provide written notice to the Calculation and Paying Agent, the Fund and the holders of the VRRM-MFP Shares by electronic means, (c) a Failed Remarketing Period will commence and (d) all outstanding VRRM-MFP Shares will become subject to mandatory redemption on the Failed Remarketing Mandatory Redemption Date, which will be the first Business Day falling on or after the 365th calendar day following the Tender Notice Date relating to the Failed Remarketing Event.

Commencing on the date of the Failed Remarketing Event and thereafter during the Failed Remarketing Period, the Remarketing Agent will no longer determine the Regular Dividend Rate on a daily basis; commencing on the day following the date of the Failed Remarketing Event, dividends on all VRRM-MFP Shares will be payable at the Step-Up Dividend Rate (as determined by the Remarketing Agent commencing on the date of the Failed Remarketing Event); the right of beneficial owners to make optional tenders of their VRRM-MFP Shares for remarketing will be suspended; and all of the outstanding VRRM-MFP Shares will be subject to mandatory tender for remarketing as described below under “Mandatory Tender for Remarketing Following a Failed Remarketing Event.”

Mandatory Tender for Remarketing Following a Failed Remarketing Event	Commencing on the date of the Failed Remarketing Event and thereafter during a Failed Remarketing Period, the Remarketing Agent will offer for sale, and use its best efforts to sell, all (but not less than all) of the outstanding VRRM-MFP Shares at a price per share equal to the Purchase Price. Upon identifying a purchaser or purchasers for all of the outstanding VRRM-MFP Shares (subject to the retention rights described in the immediately following paragraph) and establishing the Regular Dividend Rate to apply to the VRRM-MFP Shares on the Remarketing Date, the Remarketing Agent will give a Remarketing Notice to the Calculation and Paying Agent, the Fund and the holders of the VRRM-MFP Shares by electronic means stating (A) that a purchaser or purchasers have been identified for the purchase of all (but not less than all) of the VRRM-MFP Shares on the date set forth in such Remarketing Notice (the “Remarketing Date”), which Remarketing Date will be the fifth Business Day following delivery of the Remarketing Notice, (B) the Regular Dividend Rate to be applicable to the VRRM-MFP Shares on the Remarketing Date and (C) that all VRRM-MFP Shares will be subject to mandatory tender for purchase at a price equal to the Purchase Price on the Remarketing Date.

Any beneficial owner of a VRRM-MFP Share that is not a Tendered VRRM-MFP Share that was part of the related Failed Remarketing Event, as determined by the Remarketing Agent, may deliver written notice to the Remarketing Agent and the Calculation and Paying Agent by electronic means at least three Business Days prior to the related Remarketing Date that such beneficial owner wishes to retain such beneficial owner’s VRRM-MFP Shares (each such beneficial owner, a “Retaining

Beneficial Owner”). On the Remarketing Date, the VRRM-MFP Shares held by such Retaining Beneficial Owner will be (a) subject to mandatory tender as set forth in the immediately preceding paragraph and (b) repurchased by the Retaining Beneficial Owner at a price equal to the Purchase Price on the Remarketing Date.

If the Remarketing Agent obtains a bid at the Purchase Price for any VRRM-MFP Shares being remarketed, which, if accepted, would be binding on the bidder for the consummation of the sale of such VRRM-MFP Shares (an “actionable bid”), and the Remarketing Agent elects in its sole discretion to accept such actionable bid, the Remarketing Agent will (i) purchase the tendered VRRM-MFP Shares, as a principal and not as an agent, from the beneficial owner or holder thereof on the Purchase Date at the Purchase Price, (ii) resell such VRRM-MFP Shares, as a principal and not as an agent, to the person making such actionable bid at the Purchase Price, and (iii) record such purchase and resale on its books and records. Any such purchases by the Remarketing Agent from the beneficial owner or holder will be made with the Remarketing Agent’s own funds.

In the event of a successful remarketing on the Remarketing Date, the Remarketing Agent will resume resetting the Regular Dividend Rate on the VRRM-MFP Shares, the Failed Remarketing Mandatory Redemption Date with respect to the related Failed Remarketing Event shall be cancelled and the VRRM-MFP Shares will no longer be subject to mandatory redemption on such date.

See “Description of VRRM-MFP Shares—Remarketing—Mandatory Tender for Remarketing Following a Failed Remarketing Event.”

Failed Remarketing Event in Connection with a Mandatory Tender for Remarketing Following a Failed Remarketing Event

If for any reason (other than a failure to timely deliver VRRM-MFP Shares by or on behalf of a tendering beneficial owner) any VRRM-MFP Share is not successfully remarketed pursuant to the related mandatory tender a “Failed Remarketing Event” will occur. Upon the occurrence of a Failed Remarketing Event, (a) all VRRM-MFP Shares will be retained by their respective holders, and no VRRM-MFP Shares shall be purchased on the Remarketing Date, (b) the Remarketing Agent will provide a Failed Remarketing Notice in writing to the

Calculation and Paying Agent, the Fund and the holders of the VRRM-MFP Shares by electronic means, (c) the then-prevailing Failed Remarketing Period will continue and (d) all Outstanding VRRM-MFP Shares will remain subject to mandatory redemption on the related Failed Remarketing Mandatory Redemption Date.

Coverage and Leverage Tests	The Fund has agreed in the Statement Supplement to comply on an ongoing basis with asset coverage and effective leverage requirements. A failure to comply may result in the mandatory redemption of Preferred Shares, which may include some number of VRRM-MFP Shares. See “Redemption Provisions—Asset Coverage Mandatory Redemption” and “—Effective Leverage Ratio Mandatory Redemption” below and “Description of VRRM-MFP Shares—Coverage and Leverage Tests” and “—Redemptions—Asset Coverage Mandatory Redemption” and “—Effective Leverage Ratio Mandatory Redemption.”

Redemption Provisions	Optional Redemption. Subject to certain conditions, VRRM-MFP Shares may be redeemed on any Business Day, at the option of the Fund (in whole or from time to time, in part), out of funds legally available therefor, at the Redemption Price per share. The “Redemption Price” per share is equal to the Liquidation Preference per VRRM-MFP Share plus an amount equal to all unpaid dividends and other distributions on such VRRM-MFP Share accumulated from and including the Date of Original Issue to (but excluding) the Term Redemption Date or any redemption dates for optional or mandatory redemption otherwise provided in the Statement Supplement (the “Redemption Date”) (whether or not earned or declared by the Fund, but without interest thereon).

See “Description of VRRM-MFP Shares—Redemptions—Optional Redemption.”

Term Mandatory Redemption. The Fund will redeem all outstanding VRRM-MFP Shares on the Term Redemption Date at the aggregate Redemption Price.

See “Description of VRRM-MFP Shares—Redemptions—Term Mandatory Redemption.”

Failed Remarketing Mandatory Redemption. The Fund will redeem all outstanding VRRM-MFP Shares at the aggregate Redemption Price on the Failed Remarketing Mandatory Redemption Date, if a Failed Remarketing Period shall have commenced and be continuing for 365 days, or, if earlier, on the Term Redemption Date.

See “Description of VRRM-MFP Shares—Redemptions—Failed Remarketing Mandatory Redemption.”

Asset Coverage Mandatory Redemption. If the Fund fails to have Asset Coverage of at least 225% as required under the Statement Supplement and such failure is not timely cured, the Fund will proceed to redeem Preferred Shares (which may include at the sole option of the Fund any number or proportion of VRRM-MFP Shares) to restore compliance with the Asset Coverage requirement. In the event that any VRRM-MFP Shares then outstanding are to be redeemed, the Fund will redeem such VRRM-MFP Shares at a price per VRRM-MFP Share equal to the Redemption Price on the Redemption Date therefor.

See “Description of VRRM-MFP Shares—Redemptions—Asset Coverage Mandatory Redemption.”

Effective Leverage Ratio Mandatory Redemption. If the Effective Leverage Ratio of the Fund exceeds 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any Business Day on which such ratio is required to be calculated and such breach is not cured as of the close of business on the date that is seven Business Days following the Business Day on which such non-compliance is first determined, the Fund will cause the Effective Leverage Ratio to not exceed 45% by (x) engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) proceeding with redeeming a sufficient number of Preferred Shares, which at the Fund’s sole option may include any number or proportion of VRRM-MFP Shares, in accordance with the terms of such series, or (z) engaging in any combination of the actions contemplated by (x) and (y) above. In the event that any VRRM-MFP Shares then outstanding are to be redeemed, the Fund will redeem such VRRM-MFP Shares at a price per VRRM-MFP Share equal to the Redemption Price on the Redemption Date thereof.

See “Description of VRRM-MFP Shares—Redemptions—Effective Leverage Ratio Mandatory Redemption.”

Any optional or mandatory redemption of VRRM-MFP Shares by the Fund shall be done in accordance with the requirements of the Statement and Statement Supplement and the provisions of the Investment Company Act of 1940, as amended (“1940

Act”) and rules thereunder, including Rule 23c-2. The Statement Supplement requires that notice of redemption be provided not more than 45 calendar days and not less than five Business Days prior to the date fixed for redemption.

Tax Exemption	The dividend rate for VRRM-MFP Shares assumes that each month’s distribution is comprised solely of dividends exempt from regular U.S. federal income tax and the federal alternative minimum tax. From time to time, the Fund may be required to allocate capital gains and/or ordinary income to a given month’s distribution on VRRM-MFP Shares. To the extent that it does so, the Fund will provide notice thereof and make Additional Amount Payments (as defined herein) at the times and in accordance with, and to the extent required in, the provisions relating thereto as described under “Description of VRRM-MFP Shares—Dividends—Taxable Allocations.” Investors should consult with their own tax advisors before making an investment in the VRRM-MFP Shares. See “Tax Matters.”

Ratings	The VRRM-MFP Shares have a long-term rating from Fitch Ratings, Inc. (“Fitch”) and a long-term credit rating from Moody’s Investors Service, Inc. (“Moody’s”). Each NRSRO rating the VRRM-MFP Shares at the request of the Fund is referred to in this prospectus supplement as a “Rating Agency.”

There can be no assurance that the Fund will maintain any ratings of the VRRM-MFP Shares or, if at any time the VRRM-MFP Shares have one or more ratings, that any particular ratings will be maintained. See “Risk Factors—Ratings Risk” and “Description of VRRM-MFP Shares—Ratings.”

Voting Rights

Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each holder of VRRM-MFP Shares will be entitled to one vote for each VRRM-MFP Share held by such holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each VRRM-MFP Share, and of Common Shares will vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRRM-MFP Shares, voting as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, will be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each VRRM-MFP Share, entitling the holder thereof to one vote. The holders of outstanding Common Shares and Preferred Shares, including VRRM-MFP Shares, voting together as a single class, will elect the balance of the trustees. See “Description of VRRM-MFP Shares—Voting Rights.”

Liquidation Preference	In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the holders of VRRM-MFP Shares will be entitled to receive a liquidation distribution per share equal to the Liquidation Preference plus an amount equal to all unpaid dividends and other distributions accumulated to (but excluding) the date fixed for distribution or payment (whether or not earned or declared by the Fund, but without interest thereon). See “Description of VRRM-MFP Shares—Priority of Payment and Liquidation Preference.”

Trading Market	The VRRM-MFP Shares currently have no established trading market for such shares. The Fund does not intend to apply for a listing of the VRRM-MFP Shares on a securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the VRRM-MFP Shares, including in a remarketing by the Remarketing Agent.

Further Issuance	The Fund may issue additional Preferred Shares on parity with VRRM-MFP Shares, including additional VRRM-MFP Shares. The Fund may not issue additional classes of shares that are senior to VRRM-MFP Shares or that are senior to other outstanding Preferred Shares of the Fund as to payments of dividends or as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

Calculation and Paying Agent	The Fund has entered into a Tender and Paying Agent Agreement with The Bank of New York Mellon (the “Calculation and Paying Agent”). In connection with the VRR Mode, The Calculation and Paying Agent will serve as the Fund’s calculation agent, transfer agent and registrar, dividend disbursing agent, and paying agent and redemption price disbursing agent with respect to the VRRM-MFP Shares. See “Custodian, Transfer Agent, Calculation and Paying Agent.”

Use of Proceeds	The Fund estimates that the total net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Fund, will be approximately $129,938,200. The Fund intends to use the net proceeds from this offering, which may be supplemented with cash already held by the Fund, to repay a temporary borrowing incurred to redeem all of the outstanding Series 2 VRDP Shares of the Fund and maintain the Fund’s leveraged capital structure. See “Use of Proceeds.”

Book-Entry	It is expected that the Offered VRRM-MFP Shares will be delivered to investors in book-entry form only, through the facilities of The Depository Trust Company (“DTC”). See “Book-Entry Procedures and Settlement.”

Governing Law	The Declaration of Trust, the Statement and the Statement Supplement are governed by the laws of the Commonwealth of Massachusetts. The Remarketing Agreement is governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” in this prospectus supplement, as well as “Risks Factors” and other information included in the accompanying prospectus, for a discussion of the principal risks you should carefully consider before deciding to invest in VRRM-MFP Shares.

Overview of the Variable Rate Remarketed Structure

This overview highlights certain features of the VRRM-MFP Shares. You should read it in the context of the more detailed information in this summary and contained elsewhere in this prospectus supplement, including under the heading “Description of VRRM-MFP Shares,” as well as in the accompanying prospectus and SAI, including the documents incorporated by reference, prior to making an investment in the VRRM-MFP Shares. You should pay particular attention to the information set forth under the heading “Risk Factors” beginning on page S-20 of this prospectus supplement and beginning on page 9 in the accompanying prospectus.

Dividends and Remarketing Features

∎	VRRM-MFP Shares:

∎	earn dividends at the rate reset each Business Day at the lowest market-clearing rate that is determined by the Remarketing Agent to value the shares at their Liquidation Preference;

∎	may be tendered by VRRM-MFP shareholders to the Remarketing Agent for remarketing; and

∎	are redeemable by the Fund at any time on not more than 45 calendar days and not less than five Business Days’ notice.

∎

VRRM-MFP shareholders have the option to tender their shares to the Remarketing Agent for sale and purchase via a best efforts remarketing in seven days, or if such seventh day is not a Business Day, the next succeeding Business Day (the “Purchase Date”) at Liquidation Preference plus accumulated dividends.

∎

If, by the Business Day immediately preceding the Purchase Date, the Remarketing Agent is unable to find investors for the tendered VRRM-MFP Shares, a “Failed Remarketing Event” shall occur, and, starting on the following day:

∎	all outstanding VRRM-MFP Shares, including those not tendered, will begin to accumulate dividends at the Step-Up Dividend Rate equal to the highest of:

∎	(x) 5% per annum; (y) the Fed Funds Rate plus 2.5% per annum; (z) the One-Year AAA MMD Rate plus 2.5% per annum;

∎	any VRRM-MFP Shares tendered will NOT be purchased and will remain held by existing holders;

∎	the right of VRRM-MFP shareholders to make optional tenders of their VRRM-MFP Shares for remarketing will be suspended;

∎

all VRRM-MFP Shares will be subject to mandatory redemption on the Failed Remarketing Mandatory Redemption Date, occurring on the first Business Day falling on or after the 365th calendar day following the Tender Notice Date relating to the Failed Remarketing Event;

∎	the Remarketing Agent will continuously attempt to remarket all of the outstanding VRRM-MFP Shares on a best efforts basis:

∎	if the Remarketing Agent can successfully remarket the shares to investors:

∎

the Remarketing Agent will initiate a mandatory tender for remarketing (with five Business Days’ notice) of all the VRRM-MFP Shares and remarket the shares to investors for purchase on the fifth Business Day, the “Remarketing Date”; and

∎

upon settlement of the mandatory remarketing of the VRRM-MFP Shares, the Failed Remarketing Mandatory Redemption Date is cancelled and the VRRM-MFP Shares resume their normal rate reset/tender mechanisms; provided, however,

∎	if the Remarketing Agent cannot successfully remarket the shares:

∎	the Fund is obligated to redeem all of the VRRM-MFP Shares on the Failed Remarketing Mandatory Redemption Date; and

∎

VRRM-MFP Shares will receive the Step-Up Dividend Rate until all of the VRRM-MFP Shares are remarketed or redeemed, or the Fund completes a successful transition to a new Mode for all of the VRRM-MFP Shares.

Structural Features Relating to Asset Coverage, Effective Leverage and Failed Remarketing

∎	Asset Coverage Mandatory Redemption

∎

If the Fund fails to have Asset Coverage of at least 225% as of any Business Day close and the failure goes uncured for 30 calendar days, the Fund will redeem such number of Preferred Shares (which may at the sole option of the Fund include any number or proportion of VRRM-MFP Shares) that would result in Asset Coverage of at least 225%.

∎	Effective Leverage Ratio Mandatory Redemption

∎

If the Effective Leverage Ratio of the Fund exceeds 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of any Business Day close and the breach goes uncured for seven Business Days, the Fund will reduce leverage by (a) reducing exposure incurred through tender option bond trusts or similar structures or (b) redeeming such number of Preferred Shares (which may at the sole option of the Fund include any number or proportion of VRRM-MFP Shares), or any combination of (a) and (b), to reduce the Effective Leverage Ratio to no more than 45%.

∎	Failed Remarketing Mandatory Redemption

∎

At least six months prior to the Failed Remarketing Mandatory Redemption Date, the Fund will earmark assets rated at least A- or the equivalent with a market value equal to at least 110% of the Liquidation Preference of all outstanding VRRM-MFP Shares until the redemption of all outstanding VRRM-MFP Shares. The earmarked assets must include highly liquid deposit securities, in an amount equal to 20% of the Liquidation Preference of all outstanding VRRM-MFP Shares, with 135 days remaining to the redemption date, increasing to 100% with 15 days remaining:

Number of Days Preceding the Failed Remarketing Mandatory Redemption Date:	Value of Deposit Securities as Percentage of Liquidation Preference

135	20%

105	40%

75	60%

45	80%

15	100%

RISK FACTORS

Investing in the VRRM-MFP Shares involves risk, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing in the VRRM-MFP Shares you should consider carefully the following risks, as well as the risk factors set forth under “Risk Factors” beginning on page 9 of the accompanying prospectus.

Remarketing Risk

VRRM-MFP Shares do not have a put option allowing the holder to sell VRRM-MFP Shares back to the Fund at any time. No party, including, but not limited to, the Remarketing Agent and the Fund, is under any obligation to purchase VRRM-MFP Shares on an optional tender. Accordingly, VRRM-MFP Shares are not, and should not be considered by any investors to be, cash equivalents.

Due to the lack of a guaranteed purchaser for VRRM-MFP Shares, liquidity in VRRM-MFP Shares depends upon a successful remarketing. The Purchase Price of a Tendered VRRM-MFP Share will only be paid upon a successful remarketing, and the Purchase Price of the VRRM-MFP Shares is payable exclusively from remarketing proceeds. A remarketing may be unsuccessful for various reasons, including, but not limited to, general market conditions, market disruptions, credit events relating to the Fund, concerns about future liquidity, and participation by the Remarketing Agent as a buyer or seller of VRRM-MFP Shares. Additionally, a successful remarketing does not guarantee any successful remarketing in the future.

In the event that any Tendered VRRM-MFP Shares are not successfully remarketed, all beneficial owners of the VRRM-MFP Shares, regardless of whether they have tendered their VRRM-MFP Shares, may be required to hold their VRRM-MFP Shares until the Failed Remarketing Mandatory Redemption Date. The requirement of the Fund to redeem the VRRM-MFP Shares on a Failed Remarketing Mandatory Redemption Date may increase the financial stress on the Fund, which could have a negative impact on the Fund’s ratings. Upon a failed remarketing, all of the VRRM-MFP Shares will pay dividends at the Step-Up Dividend Rate, and optional tenders for remarketing will be suspended. The Step-Up Dividend Rate may be lower than the rate on comparable securities issued by the Fund or on similar securities in the market. Although holders of VRRM-MFP Shares may seek to sell their VRRM-MFP Shares in the secondary market, they may only be able to do so at a discount from the Purchase Price if the Step-Up Dividend Rate is not high enough in relation to the level of liquidity or the Fund’s credit.

The Remarketing Agent, in its sole discretion, may purchase VRRM-MFP Shares for its own account in order to achieve a successful remarketing (i.e., because there are otherwise not enough buyers to purchase the VRRM-MFP Shares) or for other reasons. If the Remarketing Agent does purchase Tendered VRRM-MFP Shares for its own account, it may cease doing so at any time without notice, in its sole discretion. The Remarketing Agent may choose to tender for remarketing any VRRM-MFP Shares it holds at any time. Any decision by the Remarketing Agent to purchase VRRM-MFP Shares may be constrained in amount and holding period by internal limits that may be set and changed from time to time.

As described above, the Remarketing Agent has no obligation to purchase VRRM-MFP Shares. The Remarketing Agent has agreed to act as principal in remarketings in the circumstances where the Remarketing Agent has obtained an “actionable bid” and the Remarketing Agent elects in its sole discretion to accept such actionable bid, as described below under “Description of VRRM-MFP

Shares—Remarketing—Optional Tender for Remarketing” and “—Mandatory Tender for Remarketing Following a Failed Remarketing Event.”

The Remarketing Agent also may make a market by purchasing and selling VRRM-MFP Shares other than in connection with a tender and remarketing, although it is under no obligation to do so and may discontinue any such activities at any time without notice. Such purchases and sales may be made at prices that may be at, above or below the Purchase Price. No notice is required for such purchases or sales. Purchases and sales of VRRM-MFP Shares by the Remarketing Agent may negatively impact the price and/or demand for VRRM-MFP Shares sold into the secondary market by other holders of VRRM-MFP Shares.

The purchase of VRRM-MFP Shares by the Remarketing Agent may create the appearance that there is greater third-party demand for the VRRM-MFP Shares in the market than is actually the case. The practices described above also may result in fewer VRRM-MFP Shares being tendered in a remarketing.

The Ability to Sell the VRRM-MFP Shares Other Than Through a Remarketing May Be Limited

The Remarketing Agent may buy and sell VRRM-MFP Shares other than through a remarketing. However, it is not obligated to do so and may cease doing so at any time without notice and may require holders that wish to sell their VRRM-MFP Shares to instead tender their VRRM-MFP Shares for remarketing with appropriate notice. Further, investors who purchase VRRM-MFP Shares should not assume that they will be able to sell their VRRM-MFP Shares other than by tendering the VRRM-MFP Shares in accordance with the remarketing process.

Under Certain Circumstances, the Remarketing Agent May Be Removed, Resign or Cease Remarketing the VRRM-MFP Shares, Without a Successor Being Named

Under certain circumstances, the Remarketing Agent may be removed or have the ability to resign or cease its remarketing efforts, without a successor having been named, subject to the terms of the Remarketing Agreement.

No Public Trading Market

The VRRM-MFP Shares currently have no established trading market for the VRRM-MFP Shares. The Fund does not intend to apply for a listing of the VRRM-MFP Shares on a securities exchange or an automated dealer quotation system. Thus, an investment in VRRM-MFP Shares may be illiquid and there may be no active trading market.

Risk of Mandatory and Optional Redemptions or Mode Change

The Fund may be forced to redeem VRRM-MFP Shares to meet requirements in the Statement Supplement or regulatory or Rating Agency requirements, or may voluntarily redeem VRRM-MFP Shares at any time, or may elect to make a Mode Change, including in circumstances that are unfavorable to VRRM-MFP shareholders, at times when attractive alternative investment opportunities for reinvestment of the proceeds are not available. See “Description of VRRM-MFP Shares—Redemptions” and “—Mode Change.”

Dividend Rate Risk

The VRRM-MFP Shares are variable dividend rate securities. Such securities generally are less sensitive to interest and dividend rate changes but may decline in value if their dividend rate does not rise as much, or as quickly, as interest and dividend rates in general. Conversely, variable dividend rate securities will not generally increase in value if interest and dividend rates decline.

Interest Rate and Income Shortfall Risk

VRRM-MFP Shares generally pay dividends based on short-term interest rates, and the proceeds from the issuance of the Fund’s Preferred Shares are used to buy municipal bonds, which pay interest based on long-term yields. Long-term municipal bond yields are typically, although not always, higher than short-term interest rates. Long-term, intermediate-term and short-term interest rates may fluctuate. If short-term interest rates rise, VRRM-MFP Share rates may rise so that the amount of dividends paid to the VRRM-MFP shareholders exceeds the income from the portfolio securities purchased with the proceeds from the sale of VRRM-MFP Shares. Because income from the Fund’s entire investment portfolio (not just the portion of the portfolio attributable to the proceeds from the issuance of Preferred Shares) is available to pay dividends on the Fund’s outstanding Preferred Shares, however, dividend rates on the Preferred Shares would need to greatly exceed the Fund’s net portfolio income before the Fund’s ability to pay dividends on the Preferred Shares, including the VRRM-MFP Shares, would be jeopardized. If long-term rates rise, the value of the Fund’s investment portfolio will decline, reducing the amount of assets serving as the Asset Coverage for the VRRM-MFP Shares.

Additionally, in certain market environments, short-term market interest rates may be higher than the Maximum Rate allowable for the dividend reset for VRRM-MFP Shares. In such extreme circumstances, this scenario may adversely affect the valuation of VRRM-MFP Shares and the liquidity of VRRM-MFP Shares.

Subordination Risk

While VRRM-MFP shareholders will have equal liquidation and distribution rights to any other Preferred Shares issued or that might be issued by the Fund, they will be subordinated to the rights of holders of indebtedness and the claims of other creditors of the Fund. Therefore, dividends, distributions and other payments to VRRM-MFP shareholders in liquidation or otherwise will be subject to prior payments due, if any, to the holders of indebtedness or other creditors of the Fund. Creditors of the Fund may include lenders and counterparties in connection with any borrowings, delayed delivery purchases and/or forward delivery contracts or derivatives, including interest rate swaps or caps, entered into by the Fund.

Ratings Risk

The VRRM-MFP Shares have a long-term rating from Fitch and a long-term credit rating from Moody’s.

There can be no assurance that any particular rating will be maintained at the level currently assigned to the VRRM-MFP Shares. Ratings do not eliminate or mitigate the risks of investing in VRRM-MFP Shares. A rating issued by a Rating Agency (including Fitch and Moody’s) is only the opinion of the entity issuing the rating at that time, and is not a guarantee as to quality, or an assurance of the future performance, of the rated security (in this case, VRRM-MFP Shares). In addition, the manner in which the Rating Agency obtains and processes information about a particular security may affect the Rating Agency’s ability to react in a timely manner to changes in an issuer’s circumstances (in this case, the Fund) that could influence a particular rating. A Rating Agency downgrade of the VRRM-MFP Shares that results in an increase in the Dividend Rate may make VRRM-MFP Shares less liquid in the secondary market.

Additionally, so long as the VRRM-MFP Shares or other Preferred Shares of the Fund have long-term ratings, the Fund will be required to meet certain asset coverage or other criteria in order to maintain such rating. The Fund’s failure to meet such criteria may cause the Fund to sell portfolio positions or to redeem VRRM-MFP Shares at inopportune times in an amount necessary to restore compliance with such criteria, or may result in a downgrade of ratings. The ratings do not eliminate or necessarily mitigate the risks of investing in VRRM-MFP Shares. A rating issued by a Rating Agency is only the opinion of the entity issuing the rating at that time and is not a guarantee as to quality, or an assurance of the future performance, of the rated security. In addition, the manner in which the Rating Agency obtains and processes information about a particular security may affect the Rating Agency’s ability to timely react to changes in an issuer’s (in this case, the Fund’s) circumstances that could influence a particular rating. A Rating Agency could downgrade VRRM-MFP Shares, which may make VRRM-MFP Shares less liquid in the secondary market, although the downgrade would probably result in higher dividend rates.

A rating on the VRRM-MFP Shares is not a recommendation to purchase, hold, or sell those shares, inasmuch as the rating does not comment as to market price or suitability for a particular investor. A Rating Agency could downgrade VRRM-MFP Shares.

Tax Risks

The Fund is relying on an opinion of counsel that the VRRM-MFP Shares will qualify as stock in the Fund for U.S. federal income tax purposes. Because there is no direct legal authority on the classification of instruments similar to the VRRM-MFP Shares, investors should be aware that the Internal Revenue Service and other governmental taxing authorities could assert a contrary position. See “Tax Matters.”

Multiple Series Risk

Following the issuance of the Offered VRRM-MFP Shares, the Fund will have four series of MFP Shares, four series of VRDP Shares and two series of AMTP Shares outstanding. All Preferred Shares of the Fund have equal priority as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, but, to the extent that the terms of the various series or types of Preferred Shares differ, there is a risk that market or other events may impact one series of Preferred Shares differently from other series. If market or other events cause the Fund to breach covenants applicable to one series or type of Preferred Shares but not others, the Fund may nevertheless be granted discretion to redeem shares of any series of Preferred Shares, including the affected series, in order to restore compliance, subject to the redemption terms of each series. In addition, the voting power of certain series of Preferred Shares may be more concentrated than others. The Fund, without the consent of VRRM-MFP shareholders, may from time to time issue additional Preferred Shares of a new or existing series in connection with new financings, refinancing or reorganizations. The issuance by the Fund of additional Preferred Shares may require the consent of liquidity providers or other Fund counterparties.

Dividend Risk

The Fund may be unable to pay dividends on VRRM-MFP Shares in extraordinary circumstances.

The Remarketing Agent is Paid by the Fund

The Remarketing Agent’s responsibilities include determining the Regular Dividend Rate and Step-up Dividend Rate from time to time and remarketing VRRM-MFP Shares that are optionally or mandatorily tendered by the owners thereof (subject, in each case, to the terms of the Remarketing Agreement), all as further described in this prospectus supplement. The Remarketing Agent is appointed by the Fund and is paid by the Fund for its services. As a result, the interests of the Remarketing Agent may differ from those of existing holders and potential purchasers of VRRM-MFP Shares.

Certain Affiliations of the Remarketing Agent

Barclays Capital Inc., the Remarketing Agent, also acts as remarketing agent for a series of outstanding VRDP Shares of the Fund, and Barclays Bank PLC, an affiliate of the Remarketing Agent, acts as liquidity provider for that series. Because Barclays Capital Inc. and its affiliate serve multiple roles with respect to different series of Preferred Shares of the Fund, they may be subject to potential conflicts of interest in connection with their performance of those roles, including with respect to the VRRM-MFP Shares. These affiliations could, among other things, affect the Remarketing Agent’s determination of the Regular Dividend Rate or decision, in its sole discretion, to purchase or not purchase for its own account VRRM-Shares tendered for remarketing.

CAPITALIZATION

The following table sets forth the capitalization of the Fund as of February 8, 2021 and as adjusted to give effect to the offering of the Offered VRRM-MFP Shares and the use of proceeds to repay a temporary borrowing incurred to redeem all of the Fund’s Series 2 VRDP Shares.

	Actual February 8, 2021 (Unaudited)	As Adjusted February 8, 2021 (Unaudited)
Temporary borrowing (principal amount of reverse repurchase agreement)	$130,900,000	$—

VRDP Shares, $100,000 stated value per share, at liquidation value; unlimited Preferred Shares authorized, of which 11,594 are designated as VRDP (11,594 VRDP Shares outstanding and 11,594 VRDP Shares outstanding, as adjusted, respectively)*	$1,159,400,000	$1,159,400,000

MFP Shares, $100,000 and $1,000 stated value per share, respectively, at liquidation value; unlimited Preferred Shares authorized, of which 207,580 and 338,480, as adjusted, are designated as MFP Shares (207,580 MFP Shares outstanding and 338,480 MFP Shares outstanding, as adjusted, respectively)*	$958,000,000	$1,088,900,000

AMTP Shares, $100,000 stated value per share, respectively, at liquidation value; unlimited Preferred Shares authorized, of which 3,165 and 3,165, as adjusted, are designated as AMTP Shares (3,165 AMTP Shares outstanding and 3,165 AMTP Shares outstanding, as adjusted, respectively)*	$316,500,000	$316,500,000

Net assets applicable to Common Shares	$4,827,308,717	$4,827,308,717	**

*	None of these outstanding shares are held by or for the account of the Fund.
**	Assumes a total of $961,800 of the estimated offering costs of the Offered VRRM-MFP Shares’ issuance will be deferred and amortized over the life of the Offered VRRM-MFP Shares.

ASSET COVERAGE RATIO

As provided in the 1940 Act, and subject to certain exceptions, the Fund may issue Preferred Shares, including VRRM-MFP Shares, with the condition that immediately after the issuance the value of its assets, less certain ordinary course liabilities, exceeds 200% of the amount of Preferred Shares outstanding. The Statement Supplement and other instruments and agreements to which the Fund is subject place additional restrictions on the ability of the Fund to issue Preferred Shares. The Fund estimates that, based on its capitalization as of February 8, 2021, the Fund’s asset coverage, after giving effect to this offering, will be 288%.

USE OF PROCEEDS

The Fund estimates that the net proceeds of the offering will be approximately $129,938,200, after payment of the underwriting discounts and commissions and estimated offering expenses payable by the Fund. The Fund intends to use the net proceeds from the sale of Offered VRRM-MFP Shares, which may be supplemented with cash already held by the Fund, repay a temporary borrowing with a current maturity date of February 19, 2021 incurred to redeem all of the outstanding Series 2 VRDP Shares of the Fund and maintain the Fund’s leveraged capital structure. The interest rate on the temporary borrowing is 0.80664% per annum at the date hereof.

DESCRIPTION OF VRRM-MFP SHARES

The following is a brief description of the material terms of the VRRM-MFP Shares.

General

The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of preferred shares, including the VRRM-MFP Shares. As of February 8, 2021, the Fund had outstanding 2,190 Series 1 VRDP Shares, 3,509 Series 3 VRDP Shares, 4,895 Series 4 VRDP Shares, 1,000 Series 5 VRDP Shares, 1,850 Series A MFP Shares, 3,350 Series B MFP Shares, 2,380 Series C MFP Shares, 200,000 Series D MFP Shares, 1,435 Series 2028 AMTP Shares and 1,730 Series 2028-1 AMTP Shares. The VRRM-MFP Shares and any other preferred shares, including the previously authorized AMTP Shares, MFP Shares and VRDP Shares, of the Fund that may then be outstanding are collectively referred to as the “Preferred Shares.” See “Description of Securities” in the prospectus. Copies of the Declaration of Trust and the Statement and Statement Supplement for the VRRM-MFP Shares are filed with the Securities and Exchange Commission as exhibits to the Fund’s registration statement of which this prospectus supplement is a part. Copies may be obtained as described under “Where You Can Find More Information.”

Priority of Payment and Liquidation Preference

VRRM-MFP Shares will be senior securities that constitute shares of beneficial interest of the Fund and are senior, with priority in all respects, to the Fund’s Common Shares as to payments of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. VRRM-MFP Shares will have equal priority as to payments of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund with each other and with other Preferred Shares. The Fund may issue additional Preferred Shares on parity with VRRM-MFP Shares. The Fund may not issue additional classes of shares that are senior to VRRM-MFP Shares or that are senior to other outstanding Preferred Shares of the Fund as to payments of dividends or as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. As a fundamental policy, the Fund may not borrow money, except from banks for temporary or emergency purposes, or for repurchase of its shares, subject to certain restrictions.

In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the holders of VRRM-MFP Shares will be entitled to receive a liquidation distribution per share equal to the Liquidation Preference plus an amount equal to all unpaid dividends and other distributions accumulated to (but excluding) the date fixed for distribution or payment (whether or not earned or declared by the Fund, but without interest thereon).

Remarketing

Remarketing Agent

The Fund and the Investment Adviser have entered into a Remarketing Agreement with Barclays Capital Inc., pursuant to which Barclays Capital Inc. serves as remarketing agent for the VRRM-MFP Shares. “Remarketing Agent” as used in this prospectus supplement refers to Barclays Capital Inc., or any successor remarketing agent, as the context requires.

The Remarketing Agent will use its best efforts to remarket all VRRM-MFP Shares properly tendered in connection with an optional tender or mandatory tender of VRRM-MFP Shares as described herein. In addition, the Remarketing Agent has agreed in the Remarketing Agreement to perform certain other duties, including: (i) establishing the Dividend Rate as provided in the Statement and the Statement Supplement; provided, that the Dividend Rate may not exceed the Maximum Rate; (ii) notifying the Fund and the Calculation and Paying Agent of the Dividend Rate by email transmission, facsimile transmission or other electronic means and posting the Dividend Rate on Bloomberg promptly on each date of determination of the Dividend Rate; (iii) calculating the Purchase Price to be paid in connection with a remarketing of VRRM-MFP Shares; and (iv) carrying out such other duties as are assigned to the Remarketing Agent in the Remarketing Agreement and in the Statement Supplement, or as are reasonably requested by the Fund and agreed to by the Remarketing Agent, all in accordance with the provisions thereof.

The Remarketing Agent may resign and be discharged from its duties and obligations under the Remarketing Agreement with respect to the VRRM-MFP Shares by giving 90 days’ prior written notice to the Fund and the Calculation and Paying Agent. In such case, the Fund will use its best efforts to appoint a successor Remarketing Agent for the VRRM-MFP Shares and enter into a remarketing agreement with such person as soon as reasonably practicable. In addition, the obligations of the Remarketing Agent under the Remarketing Agreement are subject to conditions, including the absence of certain material adverse developments that in the judgment of the Remarketing Agent, make it impracticable or inadvisable to proceed with remarketing the VRRM-MFP Shares, and in such circumstances the Remarketing Agent may terminate the Remarketing Agreement upon shorter notice, or in the event that all of the VRRM-MFP Shares have been redeemed and redemption proceeds have been paid to the relevant holders.

The Fund may remove the Remarketing Agent with respect to the VRRM-MFP Shares by giving at least 60 days’ prior written notice to the Remarketing Agent (and will provide prior notice also to the Calculation and Paying Agent); provided, however, that no such removal shall become effective for an additional 30 days unless the Fund has appointed at least one nationally recognized securities dealer with expertise in remarketing variable rate securities as a successor Remarketing Agent for the VRRM-MFP Shares and the successor Remarketing Agent has entered into a remarketing agreement with the Fund, in form and substance reasonably satisfactory to the Fund, in which it has agreed to, among other duties, conduct remarketings in respect of the VRRM-MFP Shares and determine the Dividend Rate for the VRRM-MFP Shares in accordance with the terms and conditions of the Statement and the Statement Supplement.

For the performance of its services as Remarketing Agent under the Remarketing Agreement, the Fund pays the Remarketing Agent a fee in an amount as agreed to from time to time.

Optional Tender for Remarketing

Each beneficial owner of VRRM-MFP Shares has the right to tender such beneficial owner’s VRRM-MFP Shares (in whole shares only) for remarketing by delivering a Tender Notice by electronic means to the Remarketing Agent on the Tender Notice Date. Except as otherwise permitted by the Remarketing Agent, VRRM-MFP Shares may be optionally tendered for remarketing only in minimum amounts of twenty-five (25) VRRM-MFP Shares and multiples of five (5) VRRM-MFP Shares in excess thereof.

A Tender Notice shall state the series designation, the CUSIP number and the number of VRRM-MFP Shares tendered for remarketing (the “Designated Amount”), and shall include an acknowledgment by the tendering beneficial owner that such beneficial owner is required to deliver the Designated Amount of VRRM-MFP Shares on or before 11:00 a.m., New York City time, on the Purchase Date. The giving of a Tender Notice will constitute the irrevocable tender for remarketing of the Designated Amount of such VRRM-MFP Shares on the Purchase Date (i.e., the seventh calendar day following the Tender Notice Date or, if such seventh calendar day is not a Business Day, the next succeeding Business Day); provided, however, that if a Tender Notice is not received by the Remarketing Agent prior to 5:00 p.m., New York City time, on any day it will not be deemed received by the Remarketing Agent until the following Business Day. Upon receipt of a Tender Notice, the Remarketing Agent will provide a copy to the Fund as promptly as practicable by electronic means on the date of receipt or deemed receipt.

Upon receipt of a Tender Notice, the Remarketing Agent will offer for sale, and use its best efforts to sell, the Tendered VRRM-MFP Shares at the Purchase Price for purchase on the Purchase Date. If multiple beneficial owners deliver Tender Notices on different Tender Notice Dates, there will be multiple Purchase Dates and the Remarketing Agent will first remarket Tendered VRRM-MFP Shares having the earliest Purchase Date.

If the Remarketing Agent successfully remarkets the Tendered VRRM-MFP Shares by identifying a purchaser for such Tendered VRRM-MFP Shares during the period beginning on the Tender Notice Date for such Tendered VRRM-MFP Shares and ending on the Business Day immediately preceding the Purchase Date for such Tendered VRRM-MFP Shares (a “Remarketing Window”), the Remarketing Agent will give written notice (a “Remarketing Notice”) by electronic means to the beneficial owner of such Tendered VRRM-MFP Shares, with a copy to the Fund and the Calculation and Paying Agent, that a purchaser has been identified for a purchase of such Tendered VRRM-MFP Shares on the Purchase Date.

If the Remarketing Agent obtains a bid at the Purchase Price for any VRRM-MFP Shares being remarketed, which, if accepted, would be binding on the bidder for the consummation of the sale of such VRRM-MFP Shares (an “actionable bid”), and the Remarketing Agent elects in its sole discretion to accept such actionable bid, the Remarketing Agent will (i) purchase the tendered VRRM-MFP Shares, as a principal and not as an agent, from the beneficial owner or holder thereof on the Purchase Date at the Purchase Price, (ii) resell such VRRM-MFP Shares, as a principal and not as an agent, to the person making such actionable bid at the Purchase Price, and (iii) record such purchase and resale on its books and records in accordance with the Remarketing Agreement. Any such purchases by the Remarketing Agent from the beneficial owner or holder will be made with the Remarketing Agent’s own funds.

For payment of the Purchase Price on the Purchase Date, Tendered VRRM-MFP Shares must be delivered at or prior to 11:00 a.m., New York City time, on the Purchase Date to the Remarketing Agent by or for the account of the tendering beneficial owner through the Securities Depository, so long as the VRRM-MFP Shares are in book-entry form, or at the principal office of the Remarketing Agent, accompanied by an instrument of transfer thereof, in form satisfactory to the Remarketing Agent, executed in blank by the holder thereof or by the holder’s duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, if the VRRM-MFP Shares are in certificated form. If Tendered VRRM-MFP Shares are delivered after that time on any Business Day, the Purchase Price will be paid on the next succeeding Business Day.

Failed Remarketing Event in Connection with an Optional Tender

If for any reason (other than a failure to timely deliver Tendered VRRM-MFP Shares by or on behalf of the tendering beneficial owner) any Tendered VRRM-MFP Share is not successfully remarketed during the related Remarketing Window a “Failed Remarketing Event” will occur.

Upon the occurrence of a Failed Remarketing Event, (a) all Tendered VRRM-MFP Shares shall be retained by their respective beneficial owners, and no such Tendered VRRM-MFP Shares will be purchased on their respective Purchase Date, (b) the Remarketing Agent will provide written notice to the Calculation and Paying Agent, the Fund and the holders of the VRRM-MFP Shares by electronic means, (c) a Failed Remarketing Period will commence and (d) all outstanding VRRM-MFP Shares will become subject to mandatory redemption on the Failed Remarketing Mandatory Redemption Date, which will be the first Business Day falling on or after the 365th calendar day following the Tender Notice Date relating to the Failed Remarketing Event.

A “Failed Remarketing Period” is (i) in the case of a failed remarketing in connection with an optional tender for remarketing, the period, if any, commencing on the Tender Notice Date relating to a Failed Remarketing Event and ending upon the earliest to occur of (a) the redemption or repurchase by the Fund of all of the outstanding VRRM-MFP Shares, (b) the date on which all (but not less than all) of the VRRM-MFP Shares are successfully remarketed pursuant to a mandatory tender for remarketing, and (c) the date on which the Fund completes a successful transition to a new Mode for all of the VRRM-MFP Shares; and (ii) in the case of a failed transition to a new Mode, the period commencing on the date of the remarketing notice relating to the Failed Remarketing Event and ending upon the earliest to occur of (a) the redemption or repurchase by the Fund of all of the outstanding VRRM-MFP Shares, and (b) as applicable, (x) the date on which all (but not less than all) of the VRRM-MFP Shares are successfully remarketed pursuant to a mandatory tender for remarketing, or (y) the date on which the Fund completes a successful transition to a new Mode for all of the VRRM-MFP Shares.

Commencing on the date of the Failed Remarketing Event and thereafter during the Failed Remarketing Period, the Remarketing Agent will no longer determine the Regular Dividend Rate on a daily basis; dividends on all VRRM-MFP Shares will be payable at the Step-Up Dividend Rate (as determined by the Remarketing Agent commencing on the date of the Failed Remarketing Event); the right of beneficial owners to make optional tenders of their VRRM-MFP Shares for remarketing will be suspended; and all of the outstanding VRRM-MFP Shares will be subject to mandatory tender for remarketing as described below under “Mandatory Tender for Remarketing Following a Failed Remarketing Event.”

Mandatory Tender for Remarketing Following a Failed Remarketing Event

Commencing on the date of the Failed Remarketing Event and thereafter during a Failed Remarketing Period, the Remarketing Agent will offer for sale, and use its best efforts to sell, all (but not less than all) of the outstanding VRRM-MFP Shares at a price per share equal to the Purchase Price. Upon identifying a purchaser or purchasers for all of the outstanding VRRM-MFP Shares (subject to the immediately following paragraph) and establishing the Regular Dividend Rate to apply to the VRRM-MFP Shares on the Remarketing Date, the Remarketing Agent will give a Remarketing Notice to the Calculation and Paying Agent, the Fund and the holders of the VRRM-MFP Shares by electronic means stating (A) that a purchaser or purchasers have been identified for the purchase of all (but not less than all) of the VRRM-MFP Shares on the Remarketing Date, which Remarketing Date will be the fifth Business Day following delivery of the Remarketing Notice, (B) the Regular Dividend

Rate to be applicable to the VRRM-MFP Shares on the Remarketing Date and (C) that all VRRM-MFP Shares will be subject to mandatory tender for purchase at a price equal to the Purchase Price on the Remarketing Date.

Any beneficial owner of a VRRM-MFP Share that is not a Tendered VRRM-MFP Share that was part of the related Failed Remarketing Event, as determined by the Remarketing Agent, may deliver written notice to the Remarketing Agent and the Calculation and Paying Agent by electronic means at least three Business Days prior to the related Remarketing Date that such beneficial owner wishes to retain such beneficial owner’s VRRM-MFP Shares (each such beneficial owner, a “Retaining Beneficial Owner”). On the Remarketing Date, the VRRM-MFP Shares held by such Retaining Beneficial Owner will be (a) subject to mandatory tender as set forth in the immediately preceding paragraph and (b) repurchased by the Retaining Beneficial Owner at a price equal to the Purchase Price on the Remarketing Date.

If the Remarketing Agent obtains a bid at the Purchase Price for any VRRM-MFP Shares being remarketed, which, if accepted, would be binding on the bidder for the consummation of the sale of such VRRM-MFP Shares (an “actionable bid”), and the Remarketing Agent elects in its sole discretion to accept such actionable bid, the Remarketing Agent will (i) purchase the tendered VRRM-MFP Shares, as a principal and not as an agent, from the beneficial owner or holder thereof on the Purchase Date at the Purchase Price, (ii) resell such VRRM-MFP Shares, as a principal and not as an agent, to the person making such actionable bid at the Purchase Price, and (iii) record such purchase and resale on its books and records in accordance with the Remarketing Agreement. Any such purchases by the Remarketing Agent from the beneficial owner or holder will be made with the Remarketing Agent’s own funds.

In the event of a successful remarketing on the Remarketing Date, the Remarketing Agent will resume resetting the Regular Dividend Rate on the VRRM-MFP Shares, the Failed Remarketing Mandatory Redemption Date with respect to the related Failed Remarketing Event shall be cancelled and the VRRM-MFP Shares will no longer be subject to mandatory redemption on such date.

For payment of the Purchase Price on the Remarketing Date, VRRM-MFP Shares must be delivered at or prior to 11:00 a.m., New York City time, on the Remarketing Date to the Remarketing Agent by or for the account of the tendering beneficial owner through the Securities Depository, so long as the VRRM-MFP Shares are in book-entry form, or at the principal office of the Remarketing Agent, accompanied by an instrument of transfer thereof, in form satisfactory to the Remarketing Agent, executed in blank by the holder thereof or by the holder’s duly-authorized attorney, with such signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange, if the VRRM-MFP Shares are in certificated form. If any VRRM-MFP Shares are delivered after that time on any Business Day, the Purchase Price for such VRRM-MFP Shares will be paid on the next succeeding Business Day.

Failed Remarketing Event in Connection with a Mandatory Tender for Remarketing Following a Failed Remarketing Event

If for any reason (other than a failure to timely deliver VRRM-MFP Shares by or on behalf of a tendering beneficial holder) any VRRM-MFP Share is not successfully remarketed pursuant to the related mandatory tender a “Failed Remarketing Event” will occur. Upon the occurrence of a Failed Remarketing Event, (a) all VRRM-MFP Shares will be retained by their respective holders, and no VRRM-MFP Shares shall be purchased on the Remarketing Date, (b) the Remarketing Agent will provide a Failed Remarketing Notice in writing to the Calculation and Paying Agent, the Fund and the holders of the VRRM-MFP Shares by electronic means, (c) the then-prevailing Failed Remarketing Period will continue and (d) all outstanding VRRM-MFP Shares will remain subject to mandatory redemption on the related Failed Remarketing Mandatory Redemption Date.

Dividends

General Dividend Provisions

The Dividend Rate for any day that is not a Business Day will be the same as the Dividend Rate for the immediately preceding Business Day. In the event that the Remarketing Agent fails to determine the Regular Dividend Rate on any Business Day, then the Regular Dividend Rate applicable for the following day will be the same as the Regular Dividend Rate for the immediately preceding Business Day and such rate will continue until the earlier of (A) the Business Day on which the Remarketing Agent determines a new Regular Dividend Rate or Step-Up Dividend Rate, as applicable, or (B) the fifth consecutive Business Day succeeding the first such Business Day on which such Dividend Rate is not determined by the Remarketing Agent. In the event that the Remarketing Agent fails to determine a new Regular Dividend Rate for a period of five consecutive Business Days as described in clause (B) of the immediately preceding sentence, the Dividend Rate will be equal to the Step-Up Dividend Rate until a new Regular Dividend Rate is established by the Remarketing Agent.

Dividends on VRRM-MFP Shares with respect to any Dividend Period will be declared to the holders as their names appear on the registration books of the Fund at the close of business on each day in such Dividend Period and will be paid on each Dividend Payment Date. During the VRR Mode, the “Dividend Period” will generally be a calendar month, and the “Dividend Payment Date” will be the first Business Day of each month. The Fund at its discretion may establish Dividend Payment Dates more frequently than monthly. On the Date of Original Issue of the Offered VRRM-MFP Shares, the Fund will pay a special dividend on the currently outstanding VRRM-MFP Shares so that the Offered VRRM-MFP Shares will be immediately fungible with the currently outstanding VRRM-MFP Shares. The next regular Dividend Payment Date will be March 1, 2021. In connection with any transfer of VRRM-MFP Shares, the transferor as beneficial owner of VRRM-MFP Shares will be deemed to have agreed pursuant to the terms of the VRRM-MFP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the beneficial owner of the VRRM-MFP Shares in exchange for payment of the Purchase Price for such VRRM-MFP Shares by the transferee.

The amount of dividends per VRRM-MFP Share payable on any Dividend Payment Date will equal the sum of the dividends accumulated but not yet paid for the related Dividend Period. The amount of dividends per VRRM-MFP Share accumulated for each such Dividend Period will be calculated by adding the “Dividend Factor” for each calendar day in such Dividend Period. The Dividend Factor for each calendar day in a Dividend Period will be equal to: (x) the Dividend Rate in effect for such calendar day; (y) divided by the actual number of days in the year in which such day occurs (365 or 366); and (z) multiplied by the Liquidation Preference.

Regular Dividend Rate

Except as provided in the last sentence of the immediately following paragraph or commencing on the day following the date of a Failed Remarketing Event and thereafter during a Failed Remarketing Period or an Increased Rate Period, the Dividend Rate on the VRRM-MFP Shares will be the “Regular Dividend Rate.” The Regular Dividend Rate will be determined by the Remarketing

Agent on each Business Day, by 6:00 p.m., New York City time, for applicability on the following day; provided, that the Regular Dividend Rate for any day that is not a Business Day will be the same as the Dividend Rate for the immediately preceding Business Day. The Regular Dividend Rate will be determined by the Remarketing Agent as the minimum rate that would enable the Remarketing Agent to sell all of the outstanding VRRM-MFP Shares on such Business Day for settlement in seven (7) days at a price (without regard to accumulated but unpaid dividends) equal to the aggregate Liquidation Preference thereof. In determining the Regular Dividend Rate, the Remarketing Agent will consider (but not be limited to considering) the following factors: existing short-term tax-exempt market rates for securities, indices of such short-term rates and the existing market supply and demand for securities bearing such short-term rates; existing yield curves for short-term and long-term securities for securities of issuers of credit quality comparable to the VRRM-MFP Shares; and such general economic conditions, industry and financial conditions as the Remarketing Agent, in its sole discretion, will determine to be relevant.

In the event that the Remarketing Agent fails to determine the Regular Dividend Rate on any Business Day as set forth above, then the Regular Dividend Rate applicable for the following day will be the same as the Regular Dividend Rate for the immediately preceding Business Day and such rate will continue until the earlier of (A) the Business Day on which the Remarketing Agent determines a new Regular Dividend Rate or Step-Up Dividend Rate, as applicable, or (B) the fifth consecutive Business Day succeeding the first such Business Day on which such Dividend Rate is not determined by the Remarketing Agent. In the event that the Remarketing Agent fails to determine a new Regular Dividend Rate for a period of five consecutive Business Days as described in clause (B) of the immediately preceding sentence, the Dividend Rate will be equal to the Step-Up Dividend Rate until a new Regular Dividend Rate is established by the Remarketing Agent.

Step-Up Dividend Rate

In the event that the Remarketing Agent fails to determine a new Regular Dividend Rate for a period of five consecutive Business Days as described above or commencing on the day following a Failed Remarketing Event and thereafter during a Failed Remarketing Period, except during an Increased Rate Period (as defined below), the Dividend Rate on the VRRM-MFP Shares will be the “Step-Up Dividend Rate.” The Step-Up Dividend Rate will mean a Dividend Rate, determined by the Remarketing Agent, equal to the highest, as of the date of determination, of: (x) 5% per annum; (y) the Fed Funds Rate plus 2.5% per annum; and (z) the One-Year AAA MMD Rate plus 2.5% per annum. In the event that the Fed Funds Rate (or a successor thereto) or the One-Year AAA MMD Rate (or a successor thereto) is no longer published or available for purposes of determining the Step-Up Dividend Rate on any date, the Remarketing Agent, with the prior agreement of the Fund, will determine an equivalent rate in good faith on a commercially reasonable basis using a formulation by reference to market practice at such date. The Step-Up Dividend Rate will be determined by the Remarketing Agent commencing on the date of the Failed Remarketing Event and thereafter on each Business Day in the Failed Remarketing Period by 6:00 p.m., New York City time, for applicability on the following day; provided, that the Step-Up Dividend Rate for any day that is not a Business Day will be the same as the Step-Up Dividend Rate for the immediately preceding Business Day. In the event that the Remarketing Agent fails to determine the Step-Up Dividend Rate on any Business Day as set forth above, then the Step-Up Dividend Rate applicable for the following day will be the same as the Step-Up Dividend Rate for the immediately preceding Business Day and such rate will continue until the Business Day on which the Remarketing Agent determines a new Step-Up Dividend Rate or Regular Dividend Rate, as applicable.

“Fed Funds Rate” means, as of any date of determination, the rate labeled Federal Funds (effective) (or any successor thereto) as published in the Federal Reserve Bank Publication H.15 Daily Update (or any successor thereto) on such date.

“One-Year AAA MMD Rate” means, as of any date of determination, the rate equal to the one-year yield on the Thomson Reuters Municipal Market Data (MMD) AAA Curve (or any successor thereto) made available by Thomson Reuters (or any successor thereto) as the definitive such yield curve on such date.

Increased Dividend Rate

The Dividend Rate will be adjusted to the Increased Rate for each Increased Rate Period (as defined below). The Increased Rate means, for any Increased Rate Period, the applicable Regular Dividend Rate or Step-Up Dividend Rate as in effect from time to time plus 5% per annum. An “Increased Rate Period” will commence (A) on a Dividend Payment Date for the VRRM-MFP Shares if the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on such Dividend Payment Date, deposit securities that will provide funds available to the Calculation and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on the VRRM-MFP Shares payable on such Dividend Payment Date (a “Dividend Default”), and continue to, but exclude, the Business Day on which such Dividend Default has ended; (B) on an applicable Redemption Date for the VRRM-MFP Shares subject to redemption on such date if the Fund has failed to deposit with the Calculation and Paying Agent by 12:00 noon, New York City time, on such Redemption Date, deposit securities that will provide funds available to the Calculation and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such VRRM-MFP Shares on such Redemption Date (a “Redemption Default”), and continue to, but exclude, the Business Day on which such Redemption Default has ended; and (C) (x) on the Business Day on which a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the VRRM-MFP Shares do not qualify as equity in the Fund and (y) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”) and continue so long as any VRRM-MFP Shares are outstanding. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation will be deemed to be a Tax Event.

Maximum Rate

The Maximum Rate for the VRRM-MFP Shares will be 15% per annum. Neither the Regular Dividend Rate, the Increased Rate nor the Step-Up Dividend Rate determined as set forth above may exceed the Maximum Rate.

Taxable Allocations

Holders of VRRM-MFP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Fund (the “Board”), out of funds legally available therefor in accordance with applicable law, the Declaration of Trust and the Statement, additional dividends or other distributions payable in an amount or amounts equal to the aggregate Additional Amount Payments, as follows:

(a)	Whenever the Fund intends or expects to include a Taxable Allocation in any dividend on VRRM-MFP Shares, the Fund shall, subject to paragraph (b) below, (i) in addition to and in conjunction with the payment of such dividend, pay the Additional Amount Payment, payable in respect of the Taxable Allocation that was included as part of such dividend and (ii) notify the Calculation and Paying Agent and the Remarketing Agent of the fact that a Taxable Allocation will be so included not later than fourteen (14) calendar days preceding the earliest date on which a dividend is declared with respect to which the Taxable Allocation will relate (as provided in paragraph (d) below). Whenever such advance notice is received from the Fund, the Calculation and Paying Agent will, in turn, provide notice thereof to the Remarketing Agent, each holder and to each beneficial owner or its Agent Member that has been identified in writing to the Calculation and Paying Agent.

(b)

If the Fund determines that a Taxable Allocation must be included in a dividend on VRRM-MFP Shares but it is not practicable to pay any required Additional Amount Payment concurrently with such dividend as described in paragraph (a), then the Fund shall pay such Additional Amount Payment as soon as reasonably practicable and without reference to any regular Dividend Payment Date. Similarly, if the Fund determines that a Taxable Allocation must be included in a dividend on VRRM-MFP Shares but it is not practicable to comply with the requirements for prior notice described in paragraph (a), then the Fund shall provide notice thereof to the Calculation and Paying Agent and the Remarketing Agent as soon as practicable, but in any event prior to the end of the calendar year in which such dividend is paid. Whenever such notice is received from the Fund, the Calculation and Paying Agent will, in turn, provide notice thereof to each holder and each beneficial owner or its Agent Member that has been identified in writing to the Calculation and Paying Agent. For the avoidance of doubt, this paragraph (b) is not intended to excuse the Fund’s obligations described in paragraph (a), but rather to provide a mechanism for paying Additional Amount Payments and providing notice thereof under circumstances in which the Fund may not become aware of the need to report a dividend as other than as wholly an exempt-interest dividend until it is not practicable to comply fully with paragraph (a). Moreover, the Fund shall not be considered to have failed to comply with the notice provisions described in paragraph (a)(ii) to the extent that (i) the Fund’s determination of whether a Taxable Allocation will be required cannot be made prior to the date on which notice would otherwise be required, (ii) such Taxable Allocation cannot be made with respect to a later dividend because the current dividend is the last with respect to the Fund’s taxable year, and (iii) the Fund timely complies with its obligations for notice described in this paragraph (b) with respect to such events and Taxable Allocation.

(c)

Notwithstanding anything to the contrary in the Statement Supplement, the Fund shall not be required to make Additional Amount Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund. The Fund will promptly give notice to the Calculation and Paying Agent and the Remarketing Agent of any such determination, with instructions to the Calculation and Paying Agent to forward such notice to each holder of affected VRRM-MFP Shares during the affected periods at such holder’s address as the same appears or last appeared on the record books of the Fund.

(d)

If the Fund determines that a Taxable Allocation will be made with respect to a dividend to be paid with respect to VRRM-MFP Shares on a date specified for payment of dividends in arrears and notice of such Taxable Allocation is required as described in paragraph (a)(ii) or paragraph (b), to the extent possible the Fund will cause such Taxable Allocation to relate to the last day on which dividends are declared that will be paid on such specified date (and, if the amount of the dividend declared on such last day is less than the Taxable Allocation, the immediately preceding day, with such process continuing to each preceding day in the applicable Dividend Period until the full amount of the Taxable Allocation is exhausted) so that, to the extent possible, the dividends declared on the earlier dates will be reported entirely as exempt-interest dividends and only the dividends declared with respect to such last day or preceding days will include a Taxable Allocation.

“Additional Amount Payment” means a payment to a beneficial owner of VRRM-MFP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such beneficial owner to which such Additional Amount Payment relates, would cause such beneficial owner’s dividends in dollars (after regular U.S. federal income tax consequences in respect of both the Taxable Allocations and Additional Amount Payment) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such beneficial owner if the amount of such aggregate Taxable Allocations would have been excludable (for regular U.S. federal income tax purposes) from the gross income of such beneficial owner. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) only taking into account the regular U.S. federal income tax with respect to dividends received from the Fund (that is, without giving effect to any other federal tax based on income, such as (A) the alternative minimum tax or (B) the “Medicare tax,” which at the date hereof is imposed at the rate of 3.8% on the net investment income (which includes taxable dividends and net capital gains) of certain individuals, trusts and estates); and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) or successor provisions) would be taxable in the hands of each beneficial owner of VRRM-MFP Shares at the maximum marginal regular U.S. federal income tax rate (taking account of the U.S. federal income tax deductibility of state and local taxes paid or incurred) applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is paid.

“Agent Member” means a person with an account at DTC that holds one or more VRRM-MFP Shares through DTC, directly or indirectly, for a beneficial owner and that will be authorized and instructed, directly or indirectly, by a beneficial owner to disclose information to the Calculation and Paying Agent with respect to such beneficial owner.

“Taxable Allocation” means the allocation of any net capital gains or ordinary income taxable for regular U.S. federal income tax purposes to a dividend paid in respect of the VRRM-MFP Shares.

Restrictions on Dividends and Other Distributions

Dividends on Preferred Shares. Except as set forth in the next sentence, no dividends and other distributions shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with the VRRM-MFP Shares for any period unless full cumulative dividends and other distributions have been or contemporaneously are declared and paid on the shares of all series of Preferred Shares through their most recent dividend payment date. When dividends and other distributions due are not paid in full upon the shares of all series of Preferred Shares through their most recent dividend payment date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with the VRRM-MFP Shares through their most recent respective dividend payment dates, all dividends declared and paid upon the VRRM-MFP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the VRRM-MFP Shares shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Preferred Shares of such series and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRRM-MFP Shares and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared and paid per VRRM-MFP Share shall be based on the dividend rate for such share for the dividend periods during which dividends were not paid in full).

Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board shall not declare or pay any dividend or distribution (except a dividend payable in Common Shares) upon the Common Shares, or purchase or redeem or otherwise acquire for consideration any Common Shares or pay any proceeds of the liquidation of the Fund in respect of any Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest or stock of a closed-end investment company as a condition of declaring dividends on its common shares or common stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be. See “—Coverage and Leverage Tests” below.

Other Restrictions on Dividends and Other Distributions. For so long as any VRRM-MFP Shares are outstanding, and except as described above under “—Dividends on Preferred Shares” and “—Priority of Payment and Liquidation Preference,” the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VRRM-MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the VRRM-MFP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the VRRM-MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the VRRM-MFP Shares through the most recently ended dividend period therefor shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Calculation and Paying Agent and (ii) the Fund has redeemed the full number of VRRM-MFP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto.

Coverage and Leverage Tests

Asset Coverage Requirements

Under the 1940 Act, the Fund could issue Preferred Shares, including VRRM-MFP Shares, with an aggregate liquidation value of up to one-half (50%) of the value of the Fund’s total net assets,

including any liabilities associated with borrowings, measured immediately after issuance of the Preferred Shares. “Liquidation value” means the original purchase price of the shares being liquidated plus any accrued and unpaid dividends. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless the liquidation value of the Preferred Shares is less than one-half (50%) of the value of the Fund’s total net assets (determined after deducting the amount of such dividend or distribution) immediately after the distribution. The Fund intends to purchase or redeem Preferred Shares, if necessary, to keep that percentage below 50%.

In addition, the Fund has agreed in the Statement Supplement to have “Asset Coverage” of at least 225% as of the close of business on each Business Day. If the Fund shall fail to maintain such Asset Coverage as of the close of business on any Business Day, the provisions described below under “Redemptions—Asset Coverage Mandatory Redemption” shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the Asset Coverage requirement.

“Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as of the Date of Original Issue, of at least 225%, with respect to all outstanding senior securities of the Fund which are stock, including all outstanding VRRM-MFP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

Calculation of Asset Coverage. For purposes of determining whether the Asset Coverage requirement is satisfied, (i) no VRRM-MFP Shares or other Preferred Shares shall be deemed to be outstanding for purposes of any required computation of Asset Coverage if, prior to or concurrently with such determination, sufficient deposit securities or other sufficient funds (in accordance with the terms of the VRRM-MFP Shares or other Preferred Shares) to pay the full redemption price for the VRRM-MFP Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for the VRRM-MFP Shares or other Preferred Shares and the requisite notice of redemption for the VRRM-MFP Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the deposit securities or other funds that shall have been so deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

Effective Leverage Ratio Requirement

The Fund has agreed in the Statement Supplement that the Effective Leverage Ratio will not exceed 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions described below under “Redemptions—Effective Leverage Ratio Mandatory Redemption” shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the Effective Leverage Ratio requirement.

Calculation of Effective Leverage Ratio. For purposes of determining whether the effective leverage requirement is satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i)

The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, (1) any such senior securities for which the Fund has issued a notice of redemption and either has delivered deposit securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate deposit securities or sufficient funds on hand for the purpose of such redemption and (2) any such senior securities that are to be redeemed with net proceeds from the sale of the VRRM-MFP Shares, for which the Fund has delivered deposit securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate deposit securities or sufficient funds on hand for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act); and (C) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund; divided by

(ii)

The sum of (A) the market value of the Fund’s total assets (including amounts attributable to senior securities, but excluding any assets consisting of deposit securities or funds referred to in clauses (A)(1) and (A)(2) of paragraph (i) above), less the amount of the Fund’s accrued liabilities (other than liabilities for the aggregate principal amount of senior securities representing indebtedness), and (B) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

Redemptions

Optional Redemption

Subject to certain conditions, VRRM-MFP Shares may be redeemed on any Business Day, at the option of the Fund (in whole or from time to time, in part), out of funds legally available therefor, at the Redemption Price per share. The “Redemption Price” per share is equal to the Liquidation Preference per VRRM-MFP Share plus an amount equal to all unpaid dividends and other distributions on such VRRM-MFP Share accumulated from and including the Date of Original Issue to (but excluding) the Redemption Date (whether or not earned or declared by the Fund, but without interest thereon).

Term Mandatory Redemption

The Fund will redeem all outstanding VRRM-MFP Shares on the Term Redemption Date at the aggregate Redemption Price.

At least six months prior to the Term Redemption Date, the Fund will earmark assets rated at least A- or the equivalent (and including deposit securities in an amount equal to 20% of the Liquidation Preference of all outstanding VRRM-MFP Shares, with 135 days remaining to the redemption date, increasing to 100% with 15 days remaining) with a market value equal to at least 110% of the Liquidation Preference of all outstanding VRRM-MFP Shares until the redemption of all such outstanding VRRM-MFP Shares.

Failed Remarketing Mandatory Redemption

The Fund will redeem all outstanding VRRM-MFP Shares at the aggregate Redemption Price on the Failed Remarketing Mandatory Redemption Date, if a Failed Remarketing Period shall have commenced and be continuing for 365 days, or, if earlier, on the Term Redemption Date.

At least six months prior to the Failed Remarketing Mandatory Redemption Date, if any, the Fund will earmark assets rated at least A- or the equivalent with a market value equal to at least 110% of the Liquidation Preference of all outstanding VRRM-MFP Shares until the redemption of all outstanding VRRM-MFP Shares. The earmarked assets must include highly liquid deposit securities in an amount equal to 20% of the Liquidation Preference of all outstanding VRRM-MFP Shares, with 135 days remaining to the redemption date, increasing to 100% with 15 days remaining:

Number of Days Preceding the Failed Remarketing Mandatory Redemption Date:	Value of Deposit Securities as Percentage of Liquidation Preference

135	20%

105	40%

75	60%

45	80%

15	100%

Similarly, each series of the Fund’s outstanding Preferred Shares has one or more provisions relating to a potential early mandatory redemption of all or a portion of the Preferred Shares of the applicable series, pursuant to which the Fund will be required to earmark assets rated at least investment grade, with a market value equal to at least 110% of the liquidation preference of the Preferred Shares of the applicable series subject to redemption, for a period of three months or six months preceding the redemption date, depending on the series and the redemption event. Also depending on the series and the redemption event, earmarked assets are required to include deposit securities in an amount equal to 20% of the liquidation preference of Preferred Shares of the applicable series subject to redemption, with 45 days to 150 days remaining to the redemption date, increasing to 100%, with five to 30 days remaining, until the earlier of the successful remarketing (if applicable) or redemption of the Preferred Shares of the applicable series subject to redemption.

In the event that the Fund issues any new series of Preferred Shares the terms of which require the Fund to commence earmarking deposit securities earlier than 135 days prior to the redemption date or on a more accelerated schedule relative to the schedule of 135 days to 15 days prior to the redemption date required under the terms of the VRRM-MFP Shares, the Fund will provide notice thereof to the holders of the VRRM-MFP Shares promptly following such issuance.

Asset Coverage Mandatory Redemption

If the Fund fails to have Asset Coverage of at least 225% as of the close of business on any Business Day (meaning a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed) on which such Asset Coverage is required to be calculated of each month and such failure is not cured as of thirty (30) calendar days following such Business Day (the “Asset Coverage Cure Date”), the Fund will proceed to redeem such number of Preferred Shares as determined by the Fund (which may include at the sole option of the Fund any number or proportion of VRRM-MFP Shares) as shall be no fewer than (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of VRRM-MFP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRRM-MFP Shares and other Preferred Shares then outstanding shall be redeemed), or more than (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law. In the event that any VRRM-MFP Shares then outstanding are to be redeemed, the Fund will redeem such VRRM-MFP Shares at a price per VRRM-MFP Share equal to the Redemption Price on the Redemption Date therefor.

Effective Leverage Ratio Mandatory Redemption

If the Effective Leverage Ratio of the Fund exceeds 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any Business Day on which such ratio is required to be calculated and such failure is not cured as of the close of business on the date that is seven Business Days following the Business Day on which such non-compliance is first determined, the Fund will cause the Effective Leverage Ratio to not exceed 45% by (x) engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) proceeding with redeeming a sufficient number of Preferred Shares, which at the Fund’s sole option may include any number or proportion of VRRM-MFP Shares, in accordance with the terms of such series, or (z) engaging in any combination of the actions contemplated by (x) and (y) above. In the event that any VRRM-MFP Shares then outstanding are to be redeemed, the Fund will redeem such VRRM-MFP Shares at a price per VRRM-MFP Share equal to the Redemption Price on the Redemption Date thereof.

Any optional or mandatory redemption of VRRM-MFP Shares by the Fund shall be done in accordance with the requirements of the Statement and Statement Supplement and the provisions of the 1940 Act and rules thereunder, including Rule 23c-2. The Statement Supplement requires that notice of redemption be provided not more than 45 calendar days and not less than five Business Days prior to the date fixed for redemption.

Ratings

The VRRM-MFP Shares have a long-term rating from Fitch and a long-term credit rating from Moody’s.

There can be no assurance that the Fund will maintain any ratings of the VRRM-MFP Shares or, if at any time the VRRM-MFP Shares have one or more ratings, that any particular ratings will be maintained. The Fund may, at any time, replace a Rating Agency or terminate the services of any Rating Agencies then providing a rating for the VRRM-MFP Shares without replacement, in either case, without the vote, approval or consent of holders of VRRM-MFP Shares or other shareholders of the Fund.

In addition, the Rating Agency guidelines adopted by the Fund in connection with a Rating Agency’s rating the VRRM-MFP Shares may be changed or eliminated at any time without the approval of the VRRM-MFP shareholders or other shareholders of the Fund, including in connection with the change or elimination of any or all long-term ratings of the VRRM-MFP Shares.

An explanation of the significance of ratings may be obtained from the Rating Agencies. Generally, Rating Agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The ratings of the VRRM-MFP Shares should be evaluated independently from similar ratings of other securities. A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning Rating Agency.

See “Risk Factors—Ratings Risk.”

Voting Rights

Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each holder of VRRM-MFP Shares will be entitled to one vote for each VRRM-MFP Share held by such holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each VRRM-MFP Share, and of Common Shares will vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRRM-MFP Shares, voting as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, will be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each VRRM-MFP Share, entitling the holder thereof to one vote. The holders of outstanding Common Shares and Preferred Shares, including VRRM-MFP Shares, voting together as a single class, will elect the balance of the trustees.

If at any time dividends (whether or not earned or declared) on any outstanding Preferred Shares, including the VRRM-MFP Shares, will be due and unpaid in an amount equal to at least two full years’ dividends thereon, and sufficient cash or specified securities have not been deposited with the Calculation and Paying Agent for the payment of such dividends, then, as the sole remedy of holders of outstanding Preferred Shares, including VRRM-MFP Shares, the number of trustees constituting the Board will be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VRRM-MFP Shares, as described above, would constitute a majority of the Board as so increased by such smallest number, and at a special meeting of shareholders which will be called and held as soon as practicable, and at all subsequent meetings at which trustees are to be elected, the holders of Preferred Shares, including VRRM-MFP Shares, voting as a separate class, will be entitled to elect the smallest number of additional trustees that, together with the two trustees which such holders will be in any event entitled to elect, constitutes a majority of the total number of trustees of the Fund as so increased. The terms of office of the persons who are trustees at the time of that election will continue. If the Fund thereafter pays, or declares and sets apart for payment, in full, all dividends payable on all outstanding Preferred Shares, including VRRM-MFP Shares, the voting rights stated in the second preceding sentence will cease, and the terms of office of all of the additional trustees elected by the holders of Preferred Shares, including VRRM-MFP Shares (but not of the trustees with respect to whose election the holders of Common Shares were entitled to vote or the two trustees the holders of Preferred Shares have the right to elect in any event), will terminate automatically.

Except as otherwise permitted by the terms of the Statement, so long as any VRRM-MFP Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the holders of at least a majority of the VRRM-MFP Shares outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration of Trust or the Statement, whether by merger, consolidation or otherwise, (x) to modify certain terms of the Statement relating to ranking, limitations on Mode changes, restrictions on dividends and other distributions, the Fund’s obligation to redeem all outstanding VRRM-MFP Shares on the Term Redemption Date, liquidation rights or limitations on amendments to the Statement or (y) so as to materially and adversely affect any preference, right or power of such VRRM-MFP Shares or the holders thereof; provided, however, that (i) a change in the capitalization of the Fund through the permitted issuance of additional Preferred Shares hereof shall not be considered to materially and adversely affect the rights and preferences of the VRRM-MFP Shares, (ii) a division of a VRRM-MFP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of the VRRM-MFP Shares and (iii) a Statement supplement establishing terms and conditions for a new Mode in accordance with the Statement or a modification of a Statement supplement then in effect in accordance with the Statement shall not be considered to materially and adversely affect the rights and preferences of the VRRM-MFP Shares. For purposes of the foregoing, no other matter shall be deemed to materially and adversely affect any preference, right or power of a VRRM-MFP Share or the holder thereof unless such matter (i) reduces or abolishes any preferential right of such VRRM-MFP Share or (ii) reduces or abolishes any applicable right in respect of redemption of such VRRM-MFP Share (other than solely as a result of a division of a VRRM-MFP Share or as provided in the Statement supplement designating such Mode in accordance with the Statement).

So long as any VRRM-MFP Shares are outstanding, the Fund shall not, without the affirmative vote or consent of at least 66 2/3% of the holders of the VRRM-MFP Shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

Additionally, notwithstanding the foregoing, (1) (x) no extension of the Term Redemption Date or (y) reduction or repeal of the Liquidation Preference of the VRRM-MFP Shares that adversely affects the rights of the holders of the VRRM-MFP Shares relative to each other or any other shares of the Fund shall be effected without, in each case, the prior unanimous vote or consent of the holders of the VRRM-MFP Shares, and (2) no change reducing the amount or extending the timing of any payment due on the VRRM-MFP Shares or adversely affecting the taxability of any payments due on the VRRM-MFP Shares under the Statement Supplement in effect, in each case, other than in accordance with the terms of such Statement supplement, or to the obligation of the Fund to (x) pay the Redemption Price on any Redemption Date or (y) accumulate dividends at the Dividend Rate for, or other required distributions on, the VRRM-MFP Shares, shall be effected without, in each case, the prior unanimous vote or consent of the holders of the VRRM-MFP Shares. No vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of the Statement, including any Statement supplement.

Unless a higher percentage is provided for in the Declaration of Trust, the affirmative vote of the holders of at least a “majority of the Outstanding Preferred Shares,” including VRRM-MFP Shares, outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Fund from a closed-end to an open-end investment company, (B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any other action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, “majority of the Outstanding Preferred Shares” means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

Except as otherwise required by the 1940 Act, other applicable law or the Declaration of Trust, (i) whenever a vote of holders of VRRM-MFP Shares is otherwise required by the Statement, holders of outstanding VRRM-MFP Shares will be entitled as a series, to the exclusion of the holders of all other shares, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, to vote on matters affecting VRRM-MFP Shares only and (ii) holders of outstanding VRRM-MFP Shares will not be entitled to vote on matters affecting any other Preferred Shares that do not adversely affect any of the rights of holders of VRRM-MFP Shares, as expressly set forth in the Declaration of Trust and the Statement.

Notwithstanding the foregoing, nothing in the Statement is intended in any way to limit the ability of the Board of Trustees to amend or alter other provisions of the Statement or any Statement supplement, without the vote, approval or consent of any holder of VRRM-MFP Shares, or any other shareholder of the Fund, as otherwise provided in the Statement or any such Statement supplement; provided, that nothing in the Statement or any Statement supplement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any holder or beneficial owner of VRRM-MFP Shares with regard to any special rights of such holder or beneficial owner with respect to its investment in the Fund.

In the event that the Fund fails to pay any dividends on the VRRM-MFP Shares, the sole remedy of the holders under the Statement, without limitation of any rights to payment of such dividends or other rights under the Declaration of Trust, the Statement (including the Statement Supplement) and applicable law, shall be the right to vote for trustees pursuant to the provisions of the Statement.

Mode Change

The Fund, at its option, may terminate the VRR Mode and change the VRRM-MFP Shares to a new Mode with different terms (a “Mode Change”) by delivering a notice of Mode change (a “Mode Change Notice”) by electronic means to the Remarketing Agent and the Calculation and Paying Agent and by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of the VRRM-MFP Shares. The Mode Change Notice shall be provided not more than forty-five (45) calendar days and not less than ten (10) Business Days prior to the termination date for the VRR Mode specified in such Mode Change Notice. The Fund may provide in any Mode Change Notice that such Mode change is subject to one or more conditions precedent and that the Fund will not be required to effect such change unless each such condition has been satisfied at the time or times and in the manner specified in such Mode Change Notice.

In connection with a Mode change, the Fund, subject to compliance with the terms and conditions of the Statement and Statement Supplement then in effect, without the vote or consent of any holder of VRRM-MFP Shares, may establish terms for the new Mode that differ from those of the VRR Mode, including, but not limited to, with respect to:

•	the dividend rate (which may be fixed or floating);

•

if the dividend may be determined by reference to an index, formula or other method, the manner in which it will be determined, the index rate or formula, the index maturity, the index multiplier, if any, the spread, if any, the spread multiplier, if any, the rate determination date(s), the dividend reset date(s), the dividend reset period(s), the minimum or maximum dividend rate, the day count convention, the dividend period(s) and other dividend-related terms;

•	optional tender provisions and/or mandatory tender provisions;

•	a liquidity facility or other credit enhancement, including provisions for mandatory purchase by the provider of the liquidity facility or credit enhancement; and

•	redemption provisions.

Notwithstanding the foregoing, the Fund may not use the Mode change provisions to modify the provisions of the Statement or the Statement Supplement governing ranking, preemptive rights, voting rights, restrictions on dividends and other distributions, the term redemption date, restrictions on redemptions if the Fund is not current on paying accumulated and unpaid dividends, compliance with applicable law in connection with redemptions, liquidation rights or restrictions on amendments or supplements to the Statement or the Statement Supplement, or to modify any terms affecting the parity ranking of the VRRM-MFP Shares relative to any other series of Preferred Shares of the Fund at any time outstanding with respect to dividends or distributions of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

Following delivery of the Mode Change Notice, all outstanding VRRM-MFP Shares automatically will be subject to mandatory tender for remarketing and delivered to the Calculation and Paying Agent for delivery to the Remarketing Agent, or directly to the Remarketing Agent, for sale to, and purchase by, purchasers in the remarketing on the New Mode Commencement Date, in the event of a successful remarketing. All tendered VRRM-MFP Shares will be remarketed at the Purchase Price of such VRRM-MFP Shares. VRRM-MFP shareholders will not have the right or the obligation to retain their VRRM-MFP Shares in the event of a transition to a new Mode.

In the event of a successful remarketing, the VRR Mode will terminate, and the new Mode will commence.

If the remarketing for transition to a new Mode is not successful, a “Failed Remarketing Event” shall have occurred.

In the event that a Failed Remarketing Event occurs, the new Mode designated by the relevant Mode Change Notice will not be established. In such event, the VRR Mode will continue in the form determined by the Fund’s election made as described in the following paragraph, a Failed Remarketing Period will commence and the Dividend Rate will be the Step-Up Dividend Rate. All tendered VRRM-MFP Shares will be returned to the relevant tendering holders. Upon the occurrence of a Failed Remarketing Event, all outstanding VRRM-MFP Shares will become subject to mandatory redemption on the related Failed Remarketing Mandatory Redemption Date.

By not later than the Business Day immediately following the occurrence of a Failed Remarketing Event, the Fund will make an election, and provide notice thereof in writing by electronic means to the holders, the Remarketing Agent and the Calculation and Paying Agent, to either (i) cancel the related attempted transition to a new Mode, in which case the provisions relating to a mandatory tender for remarketing due to a Failed Remarketing Event will apply to the Failed Remarketing Period, or (ii) continue to attempt to transition to a new Mode, in which case the Fund will continue to use its reasonable best efforts to successfully establish a new Mode for the VRRM-MFP Shares and, in connection with each such attempt, may designate by a Mode Change Notice a new Mode with new or different terms, until (x) a new Mode is established, (y) the Fund makes a new election to cancel the attempted Mode transition as provided in clause (i) above in connection with a subsequent failure to establish a new Mode, or (z) no VRRM-MFP Shares remain outstanding. If a subsequent Failed Remarketing Event occurs in connection with the remarketing relating to such continued attempt to establish a new Mode, any such Failed Remarketing Event will not alter the Failed Remarketing Period, the Failed Remarketing Mandatory Redemption Date or the Step-Up Dividend Rate.

In the event that, within the Failed Remarketing Period, (i) if the Fund shall have made the election set forth in clause (i) of the preceding paragraph, all (but not less than all) of the VRRM-MFP Shares are successfully remarketed pursuant to a mandatory tender for remarketing due to a Failed Remarketing Event, or (ii) if the Fund shall have made the election set forth in clause (ii) of the preceding paragraph, the Fund successfully establishes a new Mode, the Failed Remarketing Period will terminate, the VRRM-MFP Shares will not be subject to redemption on the related Failed Remarketing Mandatory Redemption Date and, as applicable, the VRR Mode will continue or the VRRM-MFP Shares will be subject to the terms established for the new Mode.

TAX MATTERS

Because the discussion below is general in nature and does not address all of the tax consequences of holding the VRRM-MFP Shares and because the tax laws governing the VRRM-MFP Shares are complex, you are encouraged to consult your tax advisor about the tax consequences of investing in the VRRM-MFP Shares under your particular circumstances before making an investment.

The discussion below is the opinion of Sidley Austin LLP (“Tax Counsel”) on the anticipated U.S. federal income tax consequences to United States persons (as defined by section 7701(a)(30) of the Code) of acquiring, holding and disposing of the VRRM-MFP Shares.

Tax Counsel’s opinion is based on the current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

Upon issuance of the Offered VRRM-MFP Shares, and subject to certain assumptions and conditions, and based upon certain representations made by the Fund, including representations regarding the nature of the Fund’s assets and the conduct of the Fund’s business, it is Tax Counsel’s opinion that for U.S. federal income tax purposes (1) the Fund will qualify as a regulated investment company under the Code, (2) the VRRM-MFP Shares will qualify as stock in the Fund, and (3) distributions made with respect to the VRRM-MFP Shares will qualify as exempt-interest dividends to the extent properly reported by the Fund and not otherwise limited under Section 852(b)(5)(A) of the Code (under which the total amount of dividends that may be treated as exempt-interest dividends is limited, based on the total amount of tax-exempt income generated by the Fund).

Investors should be aware that Tax Counsel’s opinion is not binding on the Internal Revenue Service or any court. See the discussions below under the caption “—Treatment of VRRM-MFP Shares as Stock.” In addition, the Fund’s qualification and taxation as a regulated investment company depends upon the Fund’s ability to meet on a continuing basis, through actual annual operating results, certain requirements in the federal tax laws. Tax Counsel will not review the Fund’s compliance with those requirements. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any particular taxable year will satisfy such requirements.

Qualification and Taxation of the Fund. The Fund intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and intends to distribute substantially all of its net income and gains to its shareholders. Therefore, it is not expected that the Fund will have to pay any U.S. federal income tax to the extent its earnings are so distributed. To qualify under Subchapter M for tax treatment as a regulated investment company, the Fund must, among other requirements: (a) distribute to its shareholders at least 90% of the sum of (i) its investment company taxable income (as that term is defined in the Code) determined without regard to the deduction for dividends paid and (ii) its net tax-exempt income (the excess of its gross tax-exempt interest income over certain disallowed deductions) and (b) diversify its holdings so that, at the end of each fiscal quarter of the Fund (i) at least 50% of the market value of the Fund’s total assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Fund’s total assets is invested in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies), two or more issuers (other than securities of other regulated investment companies) controlled by the Fund and engaged in the same, similar or related trades or businesses or one or more qualified publicly traded partnerships. In meeting these requirements of Subchapter M of the Code, the Fund may be restricted in the utilization of certain of the investment techniques described under “The Fund’s Investments” in the prospectus. If in any year the Fund should fail to qualify under Subchapter M for tax treatment as a regulated investment company and not cure such failure, the Fund would incur a regular federal corporate income tax on its taxable income for that year, and distributions to its shareholders would be taxable to such holders as ordinary income to the extent of the earnings and profits of the Fund.

A regulated investment company that fails to distribute, by the close of each calendar year, an amount equal to the sum of 98% of its ordinary taxable income for such year and 98.2% of its capital gain net income for the one year period ending October 31 in such year, plus any shortfalls from the prior year’s required distribution, is liable for a 4% excise tax on the excess of the required distribution for such calendar year over the distributed amount for such calendar year. To avoid the imposition of this excise tax, the Fund generally intends to make the required distributions of its ordinary taxable income, if any, and its capital gain net income, to the extent possible, by the close of each calendar year.

Treatment of VRRM-MFP Shares as Stock. In order for any distributions to owners of the Fund’s VRRM-MFP Shares to be eligible to be treated as exempt-interest dividends, the VRRM-MFP Shares must be classified as stock for U.S. federal income tax purposes. The Investment Adviser believes and, as discussed above, it is Tax Counsel’s opinion that, the VRRM-MFP Shares will qualify as stock in the Fund for U.S. federal income tax purposes. By acquiring VRRM-MFP Shares, an investor agrees to treat the VRRM-MFP Shares as stock for U.S. federal income tax purposes.

Distributions on VRRM-MFP Shares. A VRRM-MFP shareholder will be required to report the dividends declared by the Fund for each day on which such VRRM-MFP shareholder is the shareholder of record. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a shareholder’s shares and, after that basis has been reduced to zero, will constitute capital gain to the shareholder (assuming the shares are held as a capital asset). As long as the Fund qualifies as a regulated investment company under the Code, no part of its distributions to shareholders will qualify for the dividends received deduction available to corporate shareholders.

Tax Character of Distributions

In General. The tax character of the Fund’s distributions in the hands of the Fund’s shareholders will be determined primarily by the tax character of the Fund’s underlying income. Although the Fund expects that most of its income will be tax-exempt, some of the Fund’s income may be taxable as capital gains or ordinary income. In addition, although the Fund expects that under normal circumstances it will not invest in municipal bonds the interest on which is subject to the federal alternative minimum tax, at times a portion of the Fund’s tax-exempt income may be subject to the federal alternative minimum tax. The Internal Revenue Service requires a regulated investment company that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income for each tax year based upon the percentage of total dividends distributed to each class for such year. The Fund intends each year to allocate, to the fullest extent practicable, net tax-exempt interest, net capital gain and ordinary income, if any, between its Common Shares and Preferred Shares, including the VRRM-MFP Shares, in proportion to the total dividends paid to each class with respect to such year. To the extent permitted under applicable law, the Fund reserves the right to make special allocations of income within a class, consistent with the objectives of the Fund.

Exempt-Interest Dividends. The Fund intends to qualify to pay exempt-interest dividends, as defined in the Code, on its Common Shares and Preferred Shares, including the VRRM-MFP Shares, by satisfying the requirement that at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of tax-exempt municipal bonds. Exempt-interest dividends are dividends paid by the Fund that are attributable to interest on municipal bonds and are so designated by the Fund. The Fund intends to invest primarily in municipal bonds the income of which is otherwise exempt from regular U.S. federal income tax, the federal alternative minimum tax. Thus, substantially all of the Fund’s dividends to the common shareholders and VRRM-MFP shareholders will qualify as exempt-interest dividends. Exempt-interest dividends will be exempt from U.S. federal income tax, subject to the possible application of the federal alternative minimum tax.

Exempt-Interest Dividends Subject to the Federal Alternative Minimum Tax. Federal tax law imposes a federal alternative minimum tax with respect to individuals, trusts and estates. Interest on certain municipal securities, such as bonds issued to make loans for housing purposes or to private entities (but not to certain tax-exempt organizations such as universities and non-profit hospitals) is included as an item of tax preference in determining the amount of a taxpayer’s alternative minimum taxable income. To the extent that the Fund receives income from municipal securities subject to the federal alternative minimum tax, a portion of the dividends paid by it, although otherwise exempt from U.S. federal income tax, will be taxable to its shareholders to the extent that their tax liability is determined under the federal alternative minimum tax. The Fund will annually supply a report indicating the percentage of the Fund’s income attributable to municipal securities subject to the federal alternative minimum tax.

Dividends Attributable to Ordinary Income and Capital Gains. Distributions to shareholders by the Fund of net income received, if any, from taxable temporary investments and net short-term capital gains, if any, realized by the Fund will be taxable to its shareholders as ordinary income. In addition, gains of the Fund that are attributable to market discount on municipal securities will be treated as ordinary income. Distributions by the Fund of net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss), if any, are taxable as long-term capital gain regardless of the length of time the shareholder has owned Common Shares or VRRM-MFP Shares of the Fund. The amount of capital gains and ordinary income allocable to the Fund’s VRRM-MFP Shares will depend upon the amount of such income realized by the Fund, but is not generally expected to be significant. Except for dividends paid on VRRM-MFP Shares that include an allocable portion of any net capital gain or ordinary income, the Fund anticipates that all other dividends paid on VRRM-MFP Shares will constitute exempt-interest dividends for U.S. federal income tax purposes.

If the Fund allocates any net capital gain or ordinary income for regular U.S. federal income tax purposes to a dividend on VRRM-MFP Shares, the Fund has agreed as set forth in the Statement Supplement to make certain payments to holders of VRRM-MFP Shares to offset the regular U.S. federal income tax effect thereof. In addition, the Fund has agreed as set forth in the Statement Supplement in certain circumstances to provide notice of the amount of any allocation prior to the date such dividend is declared. See “Description of VRRM-MFP Shares—Dividends—Taxable Allocations.”

Sales, Exchanges and Other Dispositions of VRRM-MFP Shares. On the sale or other disposition of VRRM-MFP Shares (other than redemptions, the rules for which are described below under the caption “—Redemptions of VRRM-MFP Shares”), the amount paid for the seller’s right to any dividends that are accumulated but unpaid at the time of such sale or other disposition will be treated as dividends and subject to the rules described above under the caption “—Tax Character of Distributions.” The balance of the amount paid, will generally be treated as (1) capital gain to the extent it exceeds the seller’s basis in the VRRM-MFP Shares, and (2) capital loss to the extent it is less than the seller’s basis in the VRRM-MFP Shares. In the case of corporate taxpayers, both long-term and short-term capital gains are taxed at the same rate that applies to ordinary income. In the case of non-corporate taxpayers, short-term capital gains and ordinary income are taxed at a maximum rate of 37% and long-term capital gains at a maximum rate of 20%. In addition, the effective rate may be higher because (i) interest on debt incurred or continued to purchase or carry the VRRM-MFP Shares and expenses allocable to the exempt-interest dividends thereon are not deductible and (ii) in the case of a taxpayer that is an individual, estate or trust, and for taxable years starting after December 31, 2017 and before January 1, 2026, the Code disallows “miscellaneous itemized deductions” within the meaning of Code Section 67 and suspends the general limitation imposed on itemized deductions by Code Section 68.

Losses realized by a shareholder on the sale or exchange of VRRM-MFP Shares held for six months or less are disallowed to the extent of any distribution of exempt-interest dividends received (or deemed received on a sale) with respect to such shares, and, if not disallowed, such losses are treated as long-term capital losses to the extent of any distribution of long-term capital gain received with respect to such shares.

Any loss realized on a sale or exchange of VRRM-MFP Shares will be disallowed to the extent those shares are replaced by other shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the original shares. In that event, the basis of the replacement shares of the Fund will be adjusted to reflect the disallowed loss.

Redemptions of VRRM-MFP Shares. The Fund may, at its option, redeem VRRM-MFP Shares in whole or in part, or be required to redeem all of the outstanding VRRM-MFP Shares on a Failed Remarketing Mandatory Redemption Date, and will be required to redeem Preferred Shares, which may include VRRM-MFP Shares, in which event the redemption will be made from all VRRM-MFP shareholders pro rata, or by lot or other fair method, to the extent required to maintain Asset Coverage or comply with the Effective Leverage Ratio. Gain or loss, if any, resulting from a redemption of the VRRM-MFP Shares will be taxed as gain or loss from the sale or exchange of the VRRM-MFP Shares under Section 302 of the Code rather than as a dividend, but only if the redemption distribution (a) is deemed not to be essentially equivalent to a dividend, (b) is in complete redemption of an owner’s interest in the Fund, (c) is substantially disproportionate with respect to the owner, or (d) with respect to non-corporate owners, is in partial liquidation of the Fund. For purposes of (a), (b) and (c) above, a shareholder’s ownership of the Common Shares will be taken into account.

Tax on Net Investment Income. A 3.8% tax is imposed on net investment income of individuals, estates and trusts with incomes above certain threshold amounts. The types of investment income used to calculate “net investment income,” include taxable distributions (if any) made by the Fund with respect to VRRM-MFP Shares and gains (if any) from the sale or other disposition of VRRM-MFP Shares.

Consequences of Insufficient Distributions. If at any time when the Fund’s VRRM-MFP Shares are outstanding the Fund fails to meet 200% asset coverage (as determined pursuant to the 1940 Act), the Fund will be required to suspend distributions to holders of its Common Shares until such maintenance amount or asset coverage, as the case may be, is restored. This may prevent the Fund from distributing at least 90% of its investment company taxable income and net tax-exempt income (as that term is defined in the Code) determined without regard to the deduction for dividends paid, and may therefore jeopardize the Fund’s qualification for taxation as a regulated investment company or cause the Fund to incur an income tax liability or the non-deductible 4% excise tax on the undistributed taxable income (including gain), or both. Upon failure to meet the 225% Asset Coverage required under the Statement Supplement, the Fund will be required to redeem Preferred Shares, which may include VRRM-MFP Shares, in order to maintain or restore such asset coverage and avoid the adverse consequences to the Fund and its shareholders of failing to qualify as a regulated investment company. There can be no assurance, however, that any such redemption would achieve such objectives.

Backup Withholding. The Fund will be required in certain cases to withhold (as “backup withholding”) federal income tax from amounts payable to any shareholder who (1) has failed to provide the Fund a correct taxpayer identification number, (2) is subject to backup withholding by the Internal Revenue Service for failure to properly report payments of interest or dividends, or (3) has failed to certify to the Fund that such shareholder is not subject to backup withholding. The backup withholding rate is currently 24%.

The foregoing is a general summary of the provisions of the Code and regulations thereunder presently in effect as they directly govern the taxation of the Fund and its VRRM-MFP shareholders. These provisions are subject to change by legislative, judicial or administrative action, and any such change may be retroactive. Moreover, the foregoing does not address many of the factors that may be determinative of whether an investor will be liable for the federal alternative minimum tax. Shareholders are advised to consult their own tax advisors for more detailed information concerning the regular U.S. federal income tax and federal alternative minimum income tax consequences of purchasing, holding and disposing of VRRM-MFP Shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The information in this section concerning DTC and DTC’s book-entry system has been obtained by the Fund from DTC.

The VRRM-MFP Shares are book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully-registered global securities. Each global security will be deposited with, or on behalf of, DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of VRRM-MFP Shares.

Purchasers of VRRM-MFP Shares may only hold interests in the global securities directly through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its Agent Members, and these Agent Members will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

The interest of each beneficial owner in a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary or Agent Member. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that the Fund and the Calculation and Paying Agent or any other agent of the Fund will be entitled to treat the registered holder, DTC or its nominee, as the holder of the securities for all purposes. In most cases, the beneficial owner will also not be able to obtain a paper certificate evidencing its ownership of VRRM-MFP Shares. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and the Fund does not appoint a qualified replacement for DTC within 90 days; or

•	the Fund in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless indicated otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the VRRM-MFP Shares. DTC may base its written instruction upon directions that it receives from Agent Members.

In this prospectus supplement, in the case of book-entry securities, references to actions taken by beneficial owners will mean actions taken by DTC upon instructions from its Agent Members, and references to payments and notices relating to redemptions or the tendering of VRRM-MFP Shares will mean payments and notices related to the redemption or tender of VRRM-MFP Shares to DTC as the registered holder of the securities for distribution to Agent Members in accordance with DTC’s procedures. If fewer than all the VRRM-MFP Shares are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Agent Member in the VRRM-MFP Shares to be redeemed.

Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated. Neither the Fund nor the Calculation and Paying Agent, or any agent of either, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any book-entry securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither DTC nor DTC’s nominee will consent or vote with respect to the VRRM-MFP Shares unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy (the “Omnibus Proxy”) to the Fund as soon as possible after the record date. The Omnibus Proxy assigns DTC’s nominee consenting or voting rights to the Agent Members to whose accounts the VRRM-MFP Shares are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Dividend payments on the VRRM-MFP Shares and payments upon redemption of VRRM-MFP Shares will be made to DTC’s nominee or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Fund or the Calculation and Paying Agent on the payment date in accordance with their respective holdings shown on DTC records. Payments by Agent Members to beneficial owners will be governed by standing instructions and customary practices. Payment of dividends or redemption proceeds to DTC’s nominee is the responsibility of the Fund or the Calculation and Paying Agent, disbursement of such payments to participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Agent Members or securities intermediaries who hold through an Agent Member.

IT IS THE DUTY OF EACH BENEFICIAL OWNER TO ARRANGE WITH THE DTC AGENT MEMBER OR SECURITIES INTERMEDIARIES TO RECEIVE FROM SUCH DTC AGENT MEMBER OR SECURITIES INTERMEDIARY DIVIDEND PAYMENTS AND ALL OTHER COMMUNICATIONS WHICH THE DTC AGENT MEMBER OR SECURITIES INTERMEDIARY RECEIVES FROM DTC. THE FUND WILL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC AGENT MEMBER, SECURITIES INTERMEDIARIES, OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO DIVIDEND PAYMENTS TO OR THE PROVIDING OF NOTICE FOR THE DTC AGENT MEMBERS, THE SECURITIES INTERMEDIARIES OR THE BENEFICIAL OWNERS.

UNDERWRITING

The Fund, the Investment Adviser, the Sub-Adviser, and Barclays Capital Inc., located at 745 Seventh Avenue, New York, New York 10019, have entered into an underwriting agreement with respect to the Offered VRRM-MFP Shares. The underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase from the Fund 130,900 Offered VRRM-MFP Shares. The underwriter is committed to purchase and pay for all such Offered VRRM-MFP Shares if any are purchased.

The following table shows the per Offered VRRM-MFP Share and the total underwriting discounts and commissions that the Fund is to pay to the underwriter in connection with this offering.

Per Offered VRRM-MFP Share	$
Total	$

The Fund estimates that the total expenses of this offering payable by the Fund, exclusive of the underwriting discount or commission, will be approximately $700,000.

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. The minimum purchase amount in this offering is twenty-five (25) Offered VRRM-MFP Shares. Purchases in excess of the minimum purchase amount may be made only in multiples of five (5) Offered VRRM-MFP Shares.

Each of the Fund, the Investment Adviser and the Sub-Adviser has agreed to indemnify the underwriter against certain liabilities, including liabilities under the 1933 Act.

The underwriter also acts as the Remarketing Agent in connection with the VRRM-MFP Shares and receives a fee from the Fund in such capacity. In addition, the underwriter acts as remarketing agent for a series of outstanding VRDP Shares of the Fund, and its affiliate, Barclays Bank PLC, acts as liquidity provider for that series. See “Risk Factors—The Remarketing Agent is Paid by the Fund” and “—Certain Affiliations of the Remarketing Agent” and “Description of VRRM-MFP Shares—Remarketing—Remarketing Agent.”

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have in the past and may in the future perform various financial advisory and investment banking services for the Fund, for which they received or will receive customary fees and expenses. The Fund anticipates that the underwriter may from time to time act as broker and dealer in connection with the execution of the Fund’s portfolio transactions after it has ceased to be an underwriter and, subject to certain restrictions, may act as such broker while it is the underwriter.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Fund. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Barclays Bank PLC, an affiliate of the underwriter, is one of a group of lenders under a committed unsecured credit facility pursuant to which the Fund and certain other funds managed by Nuveen Fund Advisors may borrow for temporary purposes only. See “Prospectus Summary—Use of Leverage” in the prospectus. Barclays Bank PLC and its affiliates, may routinely hedge their credit exposure to the Fund consistent with their customary risk management policies. Typically, they would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Fund’s securities, including potentially the Offered VRRM-MFP Shares. Any such credit default swaps or short positions could adversely affect future trading prices of the Offered VRRM-MFP Shares.

LEGAL MATTERS

Certain legal matters in connection with the VRRM-MFP Shares will be passed upon for the Fund by Sidley Austin LLP, New York, New York, and for the underwriter and the Remarketing Agent by Cadwalader, Wickersham & Taft LLP, New York, New York. Sidley Austin LLP may rely as to certain matters of Massachusetts law on the opinion of Morgan, Lewis & Bockius LLP, Boston, Massachusetts.

CUSTODIAN, TRANSFER AGENT, CALCULATION AND PAYING AGENT

State Street Bank and Trust Company (the “Custodian”) serves as custodian of the Fund’s assets. See “Custodian, Transfer Agent, Dividend Disbursing Agent and Redemption and Paying Agent” in the accompanying prospectus.

The Bank of New York Mellon serves as calculation agent and as the transfer agent and registrar, dividend disbursing agent, and paying agent and redemption price disbursing agent for the VRRM-MFP Shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audited Financial Statements and Financial Highlights of the Fund appearing in the Fund’s Annual Report for the fiscal year ended October 31, 2020 are incorporated by reference into the accompanying prospectus and the SAI. The audited financial statements and financial highlights have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such audited financial statements and financial highlights are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The information with respect to the fiscal years ended prior to October 31, 2014 has been audited by other auditors. The principal business address of KPMG LLP is 200 East Randolph Street, Chicago, Illinois 60601.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act and is required to file reports, proxy statements and other information with the SEC. These documents can be inspected and copied for a fee at the SEC’s public reference room, 100 F Street, NE, Washington, D.C. 20549. Reports, proxy statements, and other information about the Fund can be inspected at the offices of the SEC.

Additional information about the Fund and VRRM-MFP Shares can be found in the Fund’s registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains the Fund’s registration statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, including proxy statements and reports filed under the 1934 Act. Additional information may be found on the Internet at http://www.nuveen.com. The information contained in, or that can be accessed through, those websites is not part of this prospectus supplement or the accompanying prospectus.

BASE PROSPECTUS

$475,000,000

Nuveen AMT-Free Quality Municipal Income Fund

MUNIFUND PREFERRED SHARES

The Offerings. Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”) is offering, on an immediate, continuous or delayed basis, in one or more offerings, MuniFund Preferred Shares (“MFP Shares” or the “Securities”). The Fund may offer and sell Securities to or through underwriters, through dealers or agents that the Fund designates from time to time, directly to purchasers or through a combination of these methods. In connection with any offering of Securities, the Fund will deliver a prospectus supplement describing such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. For more information about the manners in which the Fund may offer Securities, see “Plan of Distribution.”

The Fund. This prospectus, together with any prospectus supplement, sets forth concisely information about the Fund that a prospective investor should know before investing, and should be retained for future reference. The Fund is a diversified, closed-end management investment company. The Fund’s investment objectives are to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals, and to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal bonds that the Fund’s investment adviser, Nuveen Fund Advisors, LLC, believes are underrated or undervalued or that represent municipal market sectors that are undervalued.

Unless otherwise specified in the applicable prospectus supplement, the MFP Shares will not be listed or traded on any securities exchange. An investment in MFP Shares may be illiquid and there may be no active secondary trading market.

Investing in the Securities involves risks. See “Risk Factors” beginning on page 9. You should consider carefully these risks together with all of the other information in this prospectus and any related prospectus supplement before making a decision to purchase any of the Securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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February 10, 2021

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Investment Objectives and Policies. The Fund’s investment objectives are to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals, and to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal securities that the Fund’s investment adviser, Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors”), believes are underrated or undervalued or that represent municipal market sectors that are undervalued. As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets (as defined herein) in municipal securities and other related investments that pay interest exempt from regular federal income taxes. As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets in a portfolio of securities, the income from which is exempt from the federal alternative minimum tax applicable to individuals. As a non-fundamental investment policy, under normal circumstances, the Fund will invest 100% of its Managed Assets (as defined herein) in municipal securities and other related investments, the income from which is exempt from the federal alternative minimum tax applicable to individuals at the time of purchase. As a non-fundamental investment policy, under normal circumstances, the Fund may invest up to 35% of its Managed Assets in securities rated, at the time of investment, below the three highest grades (Baa or BBB or lower) by at least one nationally recognized statistical rating organization, which includes below-investment-grade or unrated securities judged to be of comparable quality by the Fund’s sub-adviser, Nuveen Asset Management, LLC (“NAM”). There can be no assurance that the Fund will achieve its investment objectives.

Leverage. The Fund uses leverage to pursue its investment objectives. The Fund may use leverage to the extent permitted by the Investment Company Act of 1940, as amended. The Fund may source leverage through a number of methods including the issuance of preferred shares, investments in inverse floating rate securities, entering into reverse repurchase agreements (effectively a secured borrowing) and borrowings (subject to certain investment restrictions). The Fund pays a management fee to Nuveen Fund Advisors (which in turn pays a portion of its fees to NAM) based on a percentage of Managed Assets. Because Managed Assets for this purpose includes the assets acquired from the Fund’s use of leverage, Nuveen Fund Advisors and NAM may have a conflict of interest in determining whether the Fund should use or increase leverage. See “Use of Leverage” and “The Fund’s Investments.” There is no assurance that the Fund’s leveraging strategy will be successful. Leverage involves special risks. See “Risk Factors—Fund Level and Other Risks—Leverage Risk.”

As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual shareholder reports will not be sent to you by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website (www.nuveen.com), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you have already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically anytime by contacting the financial intermediary (such as a broker-dealer or bank) through which you hold your Fund shares or, if you are a direct investor, by enrolling at www.nuveen.com/e-reports.

You may elect to receive all future shareholder reports in paper free of charge at any time by contacting your financial intermediary or, if you are a direct investor, by calling 800-257-8787 and

(continued from previous page)

selecting option #1. Your election to receive reports in paper will apply to all funds held in your account with your financial intermediary or, if you are a direct investor, to all your directly held Nuveen Funds and any other directly held funds within the same group of related investment companies.

You should read this prospectus, together with any prospectus supplement, which contains important information about the Fund, before deciding whether to invest in Securities and retain it for future reference. A statement of additional information, dated February 10, 2021, and as it may be supplemented (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the SAI, annual and semi-annual reports to shareholders when available and other information about the Fund and make shareholder inquiries by calling (800) 257-8787 or by writing to the Fund, or from the Fund’s website (www.nuveen.com). The information contained in, or that can be accessed through, the Fund’s website is not part of this prospectus, except to the extent specifically incorporated by reference in this prospectus or the SAI. You also may obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s website (www.sec.gov).

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained or incorporated by reference into this prospectus and any related prospectus supplement. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of Securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any related prospectus supplement is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and prospects may have changed since that date.

i

FORWARD-LOOKING STATEMENTS

Any projections, forecasts and estimates contained or incorporated by reference herein are forward looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

ii

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, in any prospectus supplement and in the statement of additional information, dated February 10, 2021, and as it may be supplemented (the “SAI”), including the documents incorporated by reference, prior to making an investment in the Fund, especially the information set forth under the heading “Risk Factors.”

The Fund	Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”) is a diversified, closed-end management investment company. The Fund’s common shares, $.01 par value per share (the “Common Shares”), are traded on the New York Stock Exchange (the “NYSE”) under the symbol “NEA.” See “Description of Securities—Common Shares.” As of February 8, 2021, the Fund had 299,037,392 Common Shares outstanding and net assets applicable to Common Shares of $4,827,308,717.

As of the date of this prospectus, the Fund has outstanding ten series of Preferred Shares, consisting of four series of MuniFund Preferred Shares (“MFP Shares”), four series of Variable Rate Demand Preferred Shares (“VRDP Shares”) and two series of Adjustable Rate MuniFund Term Preferred Shares (“AMTP Shares”). See “Description of Securities—Preferred Shares.” MFP Shares, VRDP Shares, AMTP Shares and any other preferred shares of the Fund as may be outstanding from time to time are collectively referred to as “Preferred Shares.”

On February 8, 2021, Nuveen Michigan Quality Municipal Income Fund (“NUM”) was reorganized into the Fund. Pursuant to the reorganization, the Fund acquired the assets, and assumed the liabilities, of NUM. NUM common shareholders received Common Shares of the Fund, the aggregate NAV of which was equal to the aggregate NAV of the common shares of NUM held immediately prior to the reorganization (including for this purpose fractional Fund Common Shares to which shareholders were entitled), in exchange for their common shares. NUM preferred shareholders received new Series 2028-1 AMTP Shares on a one-for-one basis in exchange for their preferred shares of NUM held immediately prior to the reorganization.

Investment Objectives and Policies

The Fund’s investment objectives are to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals, and to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal securities that the Fund’s investment adviser, Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors” or the “Investment Adviser”), believes are underrated or undervalued or that represent municipal market sectors that are undervalued.

As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets (as defined below) in municipal securities and other related investments that pay interest exempt from regular federal income taxes. As a fundamental investment policy, under normal circumstances, the Fund will invest at least 80% of its Assets in a portfolio of securities, the income from which is exempt from the federal alternative minimum tax applicable to individuals.

As a non-fundamental investment policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund will invest 100% of its Managed Assets (as defined below) in municipal securities and other related investments the income from which is exempt from the federal alternative minimum tax applicable to individuals at the time of purchase.

“Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. “Managed Assets” means the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

As a non-fundamental investment policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund may invest up to 35% of its Managed Assets in securities rated, at the time of investment, below the three highest grades (Baa or BBB or lower) by at least one nationally recognized statistical rating organization (“NRSRO”), which includes below-investment-grade securities or unrated securities judged to be of comparable quality by the Fund’s sub-adviser, Nuveen Asset Management, LLC (“NAM” or the “Sub-Adviser”).

Additionally, as a non-fundamental policy, the Fund:

•	may invest in distressed securities but may not invest in the securities of an issuer which, at the time of investment, is in default on its obligations to pay principal or interest thereon when due or that is involved in a bankruptcy proceeding (i.e., rated below C-, at the time of investment); provided, however, that NAM may determine that it is in the best interest of shareholders in pursuing a workout arrangement with issuers of defaulted securities to make loans to the defaulted issuer or another party, or purchase a debt, equity or other interest from the defaulted issuer or another party, or take other related or similar steps involving the investment of additional monies, but only if that issuer’s securities are already held by the Fund.

•	may invest up to 15% of its Managed Assets in inverse floating rate securities.

•

may not enter into a futures contract or related options or forward contracts if more than 30% of the Fund’s Managed Assets would be represented by futures contracts or more than 5% of the Fund’s Managed Assets would be committed to initial margin deposits and premiums on futures contracts or related options.

•

may invest in securities of other open- or closed-end investment companies (including exchange-traded funds (often referred to as “ETFs”)) that invest primarily in municipal securities of the types in which the Fund may invest directly, to the extent permitted by the Investment Company Act of 1940, as amended (“1940 Act”), the rules and regulations issued thereunder and applicable exemptive orders issued by the SEC.

The Fund also may invest in certain derivative instruments in pursuit of its investment objectives. Such instruments include financial futures contracts, swap contracts (including interest rate and credit default swaps), options on financial futures, options on swap contracts, or other derivative instruments. NAM may use derivative instruments to seek to enhance return, to hedge some of the risk of the Fund’s investments in municipal securities or as a substitute for a position in the underlying asset. These types of strategies may generate taxable income. For purposes of determining compliance with the Fund’s investment policies and for purposes of calculating Managed Assets, the Fund will value eligible derivatives at market value or fair value instead of notional value. See “The Fund’s Investments—Portfolio Composition—Derivatives.”

During temporary defensive periods or in order to help keep the Fund’s assets fully invested, including during the period within which the net proceeds of an offering of Securities are first being invested, the Fund may deviate from its investment policies and objectives. During such periods, the Fund may invest any percentage of its Managed Assets in short-term investments, including high quality, short-term debt securities that may be either tax-exempt or taxable.

There can be no assurance that the Fund will achieve its investment objectives. See “Risk Factors” and “The Fund’s Investments—Investment Objectives and Policies.”

Investment Adviser	Nuveen Fund Advisors is the Fund’s investment adviser, responsible for overseeing the Fund’s overall investment strategy and its implementation.

Nuveen Fund Advisors, a registered investment adviser, offers advisory and investment management services to a broad range of investment company clients. Nuveen Fund Advisors has overall responsibility for management of the Fund, oversees the management of the Fund’s portfolio, manages the Fund’s business affairs and provides certain clerical, bookkeeping and other administrative services. Nuveen Fund Advisors is located at 333 West Wacker Drive, Chicago, Illinois 60606. Nuveen Fund Advisors is an indirect subsidiary of Nuveen, LLC (“Nuveen”), the investment management arm of Teachers Insurance and Annuity Association of America (“TIAA”). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and is the companion organization of College Retirement Equities Fund. As of December 31, 2020, Nuveen managed approximately $1.2 trillion in assets, of which approximately $156.5 billion was managed by Nuveen Fund Advisors.

Sub-Adviser	NAM serves as the Fund’s investment sub-adviser and is an affiliate of Nuveen Fund Advisors. NAM is a registered investment adviser. NAM oversees the day-to-day investment operations of the Fund.

The Offerings

The Fund may offer, on an immediate, continuous or delayed basis, in one or more offerings, up to $475,000,000 of MFP Shares in any combination (the “Securities”), at prices and on terms to be determined at the time of the offering. The Fund may offer and sell Securities to or through underwriters, through dealers or agents the Fund designates from time to time, directly to one or more purchasers or through a combination of these methods. In connection with any offering of Securities, the Fund will deliver a prospectus supplement describing such offering, including, as applicable, the names of any underwriters, dealers or agents involved in the sale of Securities and the applicable purchase price, fee, commission and/or discount arrangement between the Fund and the underwriters, or among underwriters, dealers or agents or the basis upon which such amount may be calculated. See “Plan of Distribution.”

The prospectus supplement for an offering of MFP Shares also will include information regarding the risk factors specific to an investment in the offered MFP Shares, the series designation, redemption terms, the dividend rate, material U.S. federal income tax considerations and other details concerning the offering. The terms and conditions of the MFP Shares of each series will be specified in a Statement Establishing and Fixing the Rights and Preferences of MuniFund Preferred Shares (the “Statement”) and a Supplement to the Statement Establishing and Fixing the Rights and Preferences of MuniFund Preferred Shares (the “Statement Supplement”), forms of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Description of Securities—Preferred Shares—MuniFund Preferred Shares.”

Use of Proceeds	Unless otherwise specified in a prospectus supplement, the Fund will use the net proceeds from any sales of Securities pursuant to this prospectus to make investments in accordance with the Fund’s investment objectives and policies or to redeem outstanding Preferred Shares. See “Use of Proceeds.”

Federal Income Tax

The Fund has elected to be treated, and intends to continue to qualify each year, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a regulated investment company, the Fund generally does not expect to have to pay U.S. federal income tax. To qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies, among other requirements, the Fund must derive in each taxable year at least 90% of its gross income from certain prescribed sources. Additionally, in order to qualify as a regulated investment company, the Fund must meet certain distribution requirements. The failure to pay distributions could result in the Fund ceasing to qualify as a regulated investment company. Nevertheless, the Fund might not distribute all of its net investment income, and the Fund is not required to distribute any portion of its net capital gains. If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits. The value of Securities may be adversely affected by changes in tax rates and policies.

In addition, the Fund treats the Preferred Shares, including MFP Shares, as equity in the Fund for U.S. federal income tax purposes. If the Preferred Shares were treated as debt rather than as equity for such purposes, the timing and character of distributions could be affected.

See “Risk Factors—Portfolio Level Risks—Tax Risk” and “—Taxability Risk” and “Tax Matters.”

Use of Leverage	The Fund uses leverage to pursue its investment objectives. The Fund may use leverage to the extent permitted by the 1940 Act. The Fund may source leverage through a number of methods including the issuance of Preferred Shares, investments in inverse floating rate securities, entering into reverse repurchase agreements (effectively a secured borrowing) and borrowings (subject to certain investment restrictions). See “The Fund’s Investments— Portfolio Composition—Municipal Securities—Inverse Floating Rate Securities,” “Risk Factors—Portfolio Level Risks—Inverse Floating Rate Securities Risk,” “Risk Factors—Fund Level and Other Risks—Leverage Risk,” “Risk Factors—Fund Level and Other Risks—Reverse Repurchase Agreement Risk” in this prospectus and “Investment Restrictions” in the SAI. The Fund may invest up to 15% of its Managed Assets in inverse floating rate securities. The Fund may also use certain derivatives that have the economic effect of leverage by creating additional investment exposure. The Fund currently employs leverage primarily through its outstanding Preferred Shares.

The Fund may also borrow for temporary purposes permitted by the 1940 Act. The Fund, along with certain other funds managed by Nuveen Fund Advisors (the “Participating Funds”), are party to a committed unsecured credit facility (the “Facility”) provided by a group of lenders, under which Participating Funds may borrow for temporary purposes only. Outstanding balances drawn by the Fund, or any other Participating Fund, will bear interest at a variable rate and is the liability of such Fund. The Facility is not intended for sustained levered investment purposes. A large portion of the Facility’s capacity (and corresponding annual costs, excluding interest cost) is currently allocated by Nuveen Fund Advisors to a small number of Participating Funds, which does not include the

Fund. The Facility has a 364-day term and will expire in June 2021 unless extended or renewed.

The Fund may reduce or increase leverage based upon changes in market conditions and anticipates that its leverage ratio will vary from time to time based upon variations in the value of the Fund’s holdings. So long as the rate of net income received on the Fund’s investments exceeds the then-current expense on any leverage, leverage will generate more net income than if the Fund had not used leverage. If so, the excess net income will be available to pay higher distributions to common shareholders. However, if the rate of net income received from the Fund’s portfolio investments is less than the then-current expense on outstanding leverage, the Fund may be required to utilize other Fund assets to make expense payments on outstanding leverage, which may result in a decline in Common Share net asset value and reduced net investment income available for distribution to common shareholders.

The Fund pays a management fee to Nuveen Fund Advisors (which in turn pays a portion of its fee to the Fund’s sub-adviser, NAM) based on a percentage of Managed Assets. Managed Assets for this purpose includes the proceeds realized and managed from the Fund’s use of leverage as set forth in the Fund’s investment management agreement. Nuveen Fund Advisors will be responsible for using leverage to pursue the Fund’s investment objectives, and will base its decision regarding whether and how much leverage to use for the Fund based on its assessment of whether such use of leverage will advance the Fund’s investment objectives. However, a decision to increase the Fund’s leverage will have the effect, all other things being equal, of increasing Managed Assets and therefore Nuveen Fund Advisors’ and NAM’s management fees. Thus, Nuveen Fund Advisors and NAM may have a conflict of interest in determining whether the Fund should use or increase leverage. Nuveen Fund Advisors will seek to manage that potential conflict by only increasing the Fund’s use of leverage when it determines that such increase is in the best interest of the Fund and is consistent with the Fund’s investment objectives, and by periodically reviewing the Fund’s performance and use of leverage with the Board of Trustees of the Fund (the “Board”).

There is no assurance that the Fund will continue to use leverage or that the Fund’s use of leverage will work as planned or achieve its goals.

Exchange Listing	Unless otherwise specified in the applicable prospectus supplement, the MFP Shares will not be listed or traded on any securities exchange.

Custodian; Tender and Paying Agent	State Street Bank and Trust Company (“State Street” or the “Custodian”) serves as custodian of the Fund’s assets. See “Custodian, Transfer Agent, Dividend Disbursing Agent and Redemption and Paying Agent.”

The Bank of New York Mellon (the “Tender and Paying Agent”) will serve as tender and paying agent and as the calculation agent, transfer agent and registrar, dividend disbursing agent, and paying agent and redemption price disbursing agent for the MFP Shares. See “Custodian, Transfer Agent, Dividend Disbursing Agent and Redemption and Paying Agent.”

Risk Factors	Investment in the Fund involves risk. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program. See “Risk Factors” in this prospectus and the applicable prospectus supplement for a discussion of the principal risks you should consider before making an investment in the Fund. The specific risks applicable to a particular offering of Securities will be set forth in the related prospectus supplement.

Governing Law	The Fund’s Declaration of Trust (the “Declaration of Trust”) is, and each Statement and Statement Supplement for MFP Shares will be, governed by the laws of the Commonwealth of Massachusetts.

RISK FACTORS

Investing in the Securities involves risk, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. The following discussion, together with the risk factors included in the applicable prospectus supplement, describes the principal risks associated with an investment in the MFP Shares of the Fund.

Portfolio Level Risks

Municipal Securities Market Risk. Investing in the municipal securities market involves certain risks. The municipal market is one in which dealer firms make markets in bonds on a principal basis using their proprietary capital, and during the market turmoil in 2008-2009 these firms’ capital was severely constrained. As a result, some firms were unwilling to commit their capital to purchase and to serve as a dealer for municipal bonds. The amount of public information available about the municipal securities in the Fund’s portfolio is generally less than that for corporate equities or bonds, and the investment performance of the Fund may therefore be more dependent on the analytical abilities of NAM than if the Fund were a stock fund or taxable bond fund. The secondary market for municipal securities, particularly the below investment grade bonds in which the Fund may invest, also tends to be less well-developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell its municipal securities at attractive prices or at prices approximating those at which the Fund currently values them. In addition, the market for below investment grade municipal securities has experienced in the past, and may experience in the future, periods of significant volatility, which could negatively impact the value of the municipal securities in the Fund’s portfolio.

The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns and as governmental cost burdens are reallocated among federal, state and local governments. In addition, laws enacted in the future by Congress or state legislatures or referenda could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations, or on the ability of municipalities to levy taxes. Further, some state and local governments have been and in the future may be subject to direct ballot referenda that could limit their financial flexibility, or their ability to levy taxes or raise revenues, which may adversely affect the marketability of notes and bonds issued by those state and local governments. Issuers of municipal securities might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays in collecting principal and interest and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in the payment of interest or repayment of principal, or both, the Fund may take possession of and manage the assets securing the issuer’s obligations on such securities, which may increase the Fund’s operating expenses. Any income derived from the Fund’s ownership or operation of such assets may not be tax-exempt.

Revenue bonds issued by state or local agencies to finance the development of low-income, multi-family housing involve special risks in addition to those associated with municipal securities generally, including that the underlying properties may not generate sufficient income to pay expenses and interest costs. These bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest. Additionally, unusually high rates of default on the underlying mortgage loans may reduce revenues available for the payment of principal or interest on such mortgage revenue bonds.

U.S. federal income tax law changes may affect the demand for and supply of municipal bonds, which may affect yields and other factors.

The outbreak of the novel coronavirus, known as COVID-19, in December 2019, and the resulting pandemic, has adversely impacted global commercial activity and has contributed to significant volatility in certain financial markets, including the municipal bond market. Due to the COVID-19 pandemic, the risks of the municipal securities market have been magnified. These risks have had, and will continue to have, a material adverse impact on local economies and therefore on the governments in those localities. These risks may also adversely affect several sectors of the municipal bond market, such as retirement facilities, transportation facilities such as airports, hospitals and colleges, among many others. All this has adversely affected the municipal securities market, and may continue to do so for an extended period.

Although the detection of COVID-19 in China was made public in December 2019, U.S. securities markets did not start to fully acknowledge the risks and potential economic impact until the latter portion of February 2020, when outbreaks outside of China were first reported. Certain parts of the municipal bond markets experienced significant volatility and drops in values, particularly below-investment grade municipal bonds. It is possible that similar market dislocations will recur as the COVID-19 pandemic continues, which may adversely affect the value and liquidity of the Fund’s investments.

The impact of the outbreak is rapidly evolving, and many countries, including the United States, have reacted by instituting quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues. Businesses are also implementing similar precautionary measures. Such measures, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are creating significant disruption in supply chains and economic activity and are having a particularly adverse impact on transportation, hospitality, tourism, entertainment and other industries. As a result, the COVID-19 pandemic could adversely affect the bonds of municipalities that depend on tax or other revenues generated by tourist dollars. Additionally, the economic disruption caused by the COVID-19 pandemic may negatively impact state and local budgetary matters, as states and municipalities may be more likely to run budget deficits (or larger deficits) during the period of economic contraction stemming from the COVID-19 pandemic.

Issuer Credit Risk. Issuers of securities in which the Fund may invest may default on their obligations to pay dividends, principal or interest when due. This non-payment would result in a reduction of income to the Fund, a reduction in the value of a debt security experiencing non-payment and, potentially, a decrease in the net asset value (“NAV”) of the Fund. With respect to the Fund’s investments in securities that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of non-payment of a scheduled dividend, interest or principal payment or that such collateral could be readily liquidated. In the event of the bankruptcy of an issuer, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a security. To the extent that the credit rating assigned to a security in the Fund’s portfolio is downgraded, the market price and liquidity of such security may be adversely affected.

Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market believes that municipal securities generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Fund’s securities. Credit spreads often increase more for lower rated and unrated securities than for investment grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities.

Below Investment Grade Risk. Debt instruments of below investment grade quality are regarded as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest, dividends and repay principal, and are commonly referred to as junk bonds or high yield debt, which implies higher price volatility and default risk than investment grade instruments of comparable terms and duration. Issuers of lower grade instruments may be highly leveraged and may not have available to them more traditional methods of financing. The prices of these lower grade instruments are typically more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade instruments.

If a below investment grade security goes into default, or its issuer enters bankruptcy, it might be difficult to sell that security in a timely manner at a reasonable price.

The secondary market for lower grade instruments may not be as liquid as the secondary market for more highly rated instruments, a factor which may have an adverse effect on the Fund’s ability to dispose of a particular instrument. There are fewer dealers in the market for lower grade securities than for investment grade obligations. The prices quoted by different dealers for lower grade instruments may vary significantly and the spread between the bid and ask price for such instruments is generally much larger than for higher quality instruments. Under adverse market or economic conditions, the secondary market for lower grade securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and these instruments may become illiquid. As a result, the Fund could find it more difficult to sell these instruments or may be able to sell the instruments only at prices lower than if such instruments were widely traded. Prices realized upon the sale of such lower rated or unrated instruments, under these circumstances, may be less than the prices used in calculating the Fund’s NAV.

For these reasons, an investment in the Fund, compared with a portfolio consisting solely of investment grade securities, may experience the following:

•	increased price sensitivity resulting from a deteriorating economic environment and changing interest rates;

•	greater risk of loss due to default or declining credit quality;

•	adverse issuer specific events that are more likely to render the issuer unable to make interest and/or principal payments; and

•

the possibility that a negative perception of the below investment grade market develops, resulting in the price and liquidity of below investment grade securities becoming depressed, and this negative perception could last for a significant period of time.

In the event that the Fund disposes of a portfolio security subsequent to its being downgraded, the Fund may experience a greater loss than if such security had been sold prior to such downgrade.

Interest Rate Risk. Interest rate risk is the risk that debt securities in the Fund’s portfolio will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will fall, and vice versa. As interest rates decline, issuers of debt securities may prepay principal earlier than scheduled, forcing the Fund to reinvest in lower-yielding securities and potentially reducing the Fund’s income. As interest rates increase, slower than expected principal payments may extend the average life of securities, potentially locking in a below-market interest rate and reducing the Fund’s value. In typical market interest rate environments, the prices of longer-term debt securities generally fluctuate more than prices of shorter-term debt securities as interest rates change.

Duration Risk. Duration is the sensitivity, expressed in years, of the price of a fixed-income security to changes in the general level of interest rates (or yields). Securities with longer durations tend to be more sensitive to interest rate (or yield) changes, which typically corresponds to increased volatility and risk, than securities with shorter durations. For example, if a security or portfolio has a duration of three years and interest rates increase by 1%, then the security or portfolio would decline in value by approximately 3% (excluding the effects of leverage, which will increase duration). Duration differs from maturity in that it considers potential changes to interest rates, and a security’s coupon payments, yield, price and par value and call features, in addition to the amount of time until the security matures. The duration of a security will be expected to change over time with changes in market factors and time to maturity.

Call Risk. During periods of declining interest rates or for other purposes, issuers may exercise their option to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding instruments. This is known as prepayment or “call” risk. The Fund may invest in securities that are subject to call risk. Debt and preferred instruments may be redeemed at the option of the issuer, or “called,” before their stated maturity or redemption date. In general, an issuer will call its debt or preferred instruments if they can be refinanced by issuing new instruments which bear a lower interest or dividend rate. The Fund is subject to the possibility that during periods of falling interest rates, an issuer will call its high yielding debt or preferred instruments. The Fund would then be forced to invest the unanticipated proceeds at lower interest or dividend rates, resulting in a decline in the Fund’s income.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s bond portfolio will decline if and when the Fund invests the proceeds from matured, traded or called bonds at market interest rates that will result in a decrease in the portfolio’s current earnings rate.

Inverse Floating Rate Securities Risk. The Fund may invest in inverse floating rate securities. Typically, inverse floating rate securities represent beneficial interests in a special purpose trust (sometimes called a “tender option bond trust”) formed for the purpose of holding municipal bonds. See “The Fund’s Investments—Portfolio Composition—Municipal Securities—Inverse Floating Rate Securities.” In general, income on inverse floating rate securities will decrease when short-term interest rates increase and increase when short-term interest rates decrease. Investments in inverse floating rate securities may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal.

The Fund may invest in inverse floating rate securities issued by special purpose trusts that have recourse to the Fund. In Nuveen Fund Advisors’ and NAM’s discretion, the Fund may enter into a separate shortfall and forbearance agreement with the third party granting liquidity to the floating rate security holders of the special purpose trust. The Fund may enter into such recourse agreements (i) when the liquidity provider to the special purpose trust requires such an agreement because the level of leverage in the trust exceeds the level that the liquidity provider is willing to support absent such an agreement; and/or (ii) to seek to prevent the liquidity provider from collapsing the trust in the event that the municipal obligation held in the trust has declined in value. Such an agreement would require the Fund to reimburse the third party granting liquidity to the floating rate security holders of the special purpose trust, upon termination of the trust issuing the inverse floater, the difference between the liquidation value of the bonds held in the trust and the principal amount due to the holders of floating rate interests. In such instances, the Fund may be at risk of loss that exceeds its investment in the inverse floating rate securities.

Inverse floating rate securities may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund’s investment. As a result, the market value of such securities generally will be more volatile than that of fixed rate securities.

The Fund’s investments in inverse floating rate securities issued by special purpose trusts that have recourse to the Fund may be highly leveraged. The structure and degree to which the Fund’s inverse floating rate securities are highly leveraged will vary based upon a number of factors, including the size of the trust itself and the terms of the underlying municipal security. In the event of a significant decline in the value of an underlying security, the Fund may suffer losses in excess of the amount of its investment (up to an amount equal to the value of the municipal securities underlying the inverse floating rate securities) as a result of liquidating special purpose trusts or other collateral required to maintain the Fund’s anticipated leverage ratio.

The Fund’s investment in inverse floating rate securities creates leverage. Any leverage achieved through the Fund’s investment in inverse floating rate securities will create an opportunity for increased Common Share net income and returns, but will also create the possibility that Common Share long-term returns will be diminished if the cost of leverage exceeds the return on the inverse floating rate securities purchased by the Fund. See “—Fund Level and Other Risks—Leverage Risk.”

The amount of fees paid to NAM for investment advisory services will be higher if the Fund uses leverage because the fees will be calculated based on the Fund’s Managed Assets—this may create an incentive for NAM to leverage the Fund.

Inverse floating rate securities have varying degrees of liquidity based, among other things, upon the liquidity of the underlying securities deposited in a special purpose trust. The market price of inverse floating rate securities is more volatile than the underlying securities due to leverage. The leverage attributable to such inverse floating rate securities may be “called away” on relatively short notice and therefore may be less permanent than more traditional forms of leverage. In certain circumstances, the likelihood of an increase in the volatility of NAV and market price of the Common Shares may be greater for a fund (like the Fund) that relies primarily on inverse floating rate securities to achieve a desired leverage ratio. The Fund may be required to sell its inverse floating rate securities at less than favorable prices, or liquidate other Fund portfolio holdings in certain circumstances, including, but not limited to, the following:

•	If the Fund has a need for cash and the securities in a special purpose trust are not actively trading due to adverse market conditions; and

•	If the value of an underlying security declines significantly and if additional collateral has not been posted by the Fund.

There is no assurance that the Fund’s strategy of investing in inverse floating rate securities will be successful.

Special Risks Related to Certain Municipal Securities. The Fund may invest in municipal leases and certificates of participation in such leases. Municipal leases and certificates of participation involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event that the governmental issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and may result in a delay in recovering or the failure to fully recover the Fund’s original investment. In the event of non-appropriation, the issuer would be in default and taking ownership of the assets may be a remedy available to the Fund, although the Fund does not anticipate that such a remedy would normally be pursued. To the extent that the Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. Certificates of participation, which represent interests in unmanaged pools of municipal leases or installment contracts, involve the same risks as the underlying municipal leases. In addition, the Fund may be dependent upon the municipal authority issuing the certificate of participation to exercise remedies with respect to the underlying securities. Certificates of participation also entail a risk of default or bankruptcy, both of the issuer of the municipal lease and also the municipal agency issuing the certificate of participation.

Municipal Securities Market Liquidity Risk. Inventories of municipal securities held by brokers and dealers have decreased in recent years, lessening their ability to make a market in these securities. This reduction in market making capacity has the potential to decrease the Fund’s ability to buy or sell municipal securities at attractive prices, and increase municipal security price volatility and trading costs, particularly during periods of economic or market stress. The secondary market for municipal securities, particularly the below investment grade municipal securities in which the Fund may invest, also tends to be less well-developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell its municipal securities at attractive prices. In addition, recent federal banking regulations may cause certain dealers to reduce their inventories of municipal securities, which may further decrease the Fund’s ability to buy or sell municipal securities. As a result, the Fund may be forced to accept a lower price to sell a security, to sell other securities to raise cash, or to give up an investment opportunity, any of which could have a negative effect on performance. If the Fund needed to sell large blocks of municipal securities to raise cash to meet its obligations, those sales could further reduce the municipal securities’ prices and hurt performance. The Fund may invest a significant portion of its assets in unrated municipal securities. The market for these municipal securities may be less liquid than the market for rated municipal securities of comparable quality. Less public information is typically available about unrated municipal securities or issuers than rated municipal securities or issuers.

Restricted and Illiquid Securities Risk. Illiquid securities are securities that are not readily marketable. These securities may include restricted securities, which cannot be resold to the public without an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. The Fund may not be able to readily dispose of such securities at prices that approximate those at which the Fund could sell such securities if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of securities, thereby adversely affecting the Fund’s NAV and ability to make dividend distributions. The financial markets in general have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some securities could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time.

Distressed Securities Risk. The Fund may invest in low-rated securities or securities unrated but judged by the sub-adviser to be of comparable quality. Some or many of these low-rated securities, although not in default, may be “distressed,” meaning that the issuer is experiencing financial difficulties or distress at the time of acquisition. Such securities would present a substantial risk of future default which may cause the Fund to incur losses, including additional expenses, to the extent it is required to seek recovery upon a default in the payment of principal or interest on those securities. In any reorganization or liquidation proceeding relating to a portfolio security, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Distressed securities may be subject to restrictions on resale.

Derivatives Risk. The Fund’s use of derivatives involves risks different from, and possibly greater than, the risks associated with investing directly in the investments underlying the derivatives. If the Fund enters into a derivative transaction, it could lose more than the principal amount invested. The risks associated with derivatives transactions include (i) the imperfect correlation between the value of such instruments and the underlying assets, (ii) the possible default of the counterparty to the transaction, (iii) illiquidity of the derivative instruments, and (iv) high volatility losses caused by unanticipated market movements, which are potentially unlimited. Although both over-the-counter (“OTC”) and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses.

Whether the Fund’s use of derivatives is successful will depend on, among other things, Nuveen Fund Advisors and NAM correctly forecasting market circumstances, liquidity, market values, interest rates and other applicable factors. If Nuveen Fund Advisors and NAM incorrectly forecast these and other factors, the investment performance of the Fund will be unfavorably affected. In addition, there can be no assurance that the derivatives investing techniques, as they may be developed and implemented by the Fund, will be successful in mitigating risk or achieving the Fund’s investment objective. The use of derivatives to enhance returns may be particularly speculative.

Swap Transactions Risk. The Fund may enter into debt-related derivatives instruments including credit default swap contracts, total return swap contracts and interest rate swaps. Like most derivative instruments, the use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. In addition, the use of swaps requires an understanding by NAM not only of the referenced asset, rate or index, but also of the swap itself. If Nuveen Fund Advisors and/or NAM is incorrect in its forecasts of default risks, market spreads or other applicable factors or events, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. As the protection seller in a credit default swap, the Fund effectively adds leverage to its portfolio because, in addition to being subject to investment exposure on its total net assets, the Fund is subject to investment exposure on the notional amount of the swap.

The Fund generally may only close out a swap, cap, floor, collar or other two-party contract with its particular counterparty, and generally may only transfer a position with the consent of that counterparty. Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered illiquid. In addition, the price at which the Fund may close out such a two-party contract may not correlate with the price change in the underlying reference asset. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights.

The Fund may write (sell) and purchase put and call swap options. When the Fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. When the Fund writes a swap option, upon exercise of the option the Fund would become obligated according to the terms of the underlying agreement.

It is possible that developments in the derivatives market, including changes in government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Financial Futures and Options Risk. The Fund may use certain transactions for hedging the portfolio’s exposure to credit risk and the risk of increases in interest rates, which could result in poorer overall performance for the Fund. The Fund’s use of certain transactions to reduce risk involves costs and will be subject to NAM’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings or other factors. No assurance can be given that NAM’s judgment in this respect will be correct. In addition, no assurance can be given that the Fund will enter into hedging or other transactions at times or under circumstances in which it may be advisable to do so.

There are certain risks associated with the use of financial futures and options to hedge investment portfolios. There may be an imperfect correlation between price movements of the futures and options and price movements of the portfolio securities being hedged. Losses may be incurred in hedging transactions, which could reduce the portfolio gains that might have been realized if the hedging transactions had not been entered into. If the Fund engages in futures transactions or in the writing of options on futures, it will be required to maintain initial margin and maintenance margin and may be required to make daily variation margin payments in accordance with applicable rules of the exchanges and the Commodity Futures Trading Commission (“CFTC”). If the Fund purchases a financial futures contract or a call option or writes a put option in order to hedge the anticipated purchase of municipal securities, and if the Fund fails to complete the anticipated purchase transaction, the Fund may have a loss or a gain on the futures or options transaction that will not be offset by price movements in the municipal securities that were the subject of the anticipatory hedge. The cost of put options on debt securities or indexes effectively increases the cost of the securities subject to them, thereby reducing the yield otherwise available from these securities. If the Fund decides to use futures contracts or options on futures contracts for hedging purposes, the Fund will be required to establish an account for such purposes with one or more CFTC-registered futures commission merchants. A futures commission merchant could establish initial and maintenance margin requirements for the Fund that are greater than those which would otherwise apply to the Fund under applicable rules of the exchanges and the CFTC. There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a derivatives or futures or a futures option position, and the Fund would remain obligated to meet margin requirements until the position is closed. Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Hedging Risk. The Fund’s use of derivatives or other transactions to reduce risks involves costs and will be subject to NAM’s ability to predict correctly changes in the relationships of such hedge instruments to the Fund’s portfolio holdings or other factors. No assurance can be given that NAM’s judgment in this respect will be correct. In addition, no assurance can be given that the Fund will enter into hedging or other transactions at times or under circumstances in which it may be advisable to do so.

Puerto Rico Municipal Securities Market Risk. To the extent that the Fund invests a significant portion of its assets in the securities issued by the Commonwealth of Puerto Rico or its political subdivisions, agencies, instrumentalities, or public corporations (collectively referred to in this prospectus as “Puerto Rico” or the “Commonwealth”), it will be disproportionally affected by political, social and economic conditions and developments in the Commonwealth. In addition, economic, political or regulatory changes in that territory could adversely affect the value of the Fund’s investment portfolio.

Puerto Rico currently is experiencing significant fiscal and economic challenges, including substantial debt service obligations, high levels of unemployment, underfunded public retirement systems, and persistent government budget deficits. These challenges may negatively affect the value of the Fund’s investments in Puerto Rican municipal securities. Several major ratings agencies have downgraded the general obligation debt of Puerto Rico to below investment grade and continue to maintain a negative outlook for this debt, which increases the likelihood that the rating will be lowered further. In both August 2015 and January 2016, Puerto Rico defaulted on its debt by failing to make full payment due on its outstanding bonds, and there can be no assurance that Puerto Rico will be able to satisfy its future debt obligations. Further downgrades or defaults may place additional strain on the

Puerto Rico economy and may negatively affect the value, liquidity, and volatility of the Fund’s investments in Puerto Rican municipal securities. Additionally, numerous issuers have entered Title III of the Puerto Rico Oversite, Management and Economic Stability Act (“PROMESA”), which is similar to bankruptcy protection, through which the Commonwealth of Puerto Rico can restructure its debt. However, Puerto Rico’s case is the first ever heard under PROMESA and there is no existing case precedent to guide the proceedings. Accordingly, Puerto Rico’s debt restructuring process could take significantly longer than traditional municipal bankruptcy proceedings. Further, it is not clear whether a debt restructuring process will ultimately be approved or, if so, the extent to which it will apply to Puerto Rico municipal securities sold by an issuer other than the territory. A debt restructuring could reduce the principal amount due, the interest rate, the maturity, and other terms of Puerto Rico municipal securities, which could adversely affect the value of Puerto Rican municipal securities. Legislation, including PROMESA that would allow Puerto Rico to restructure its municipal debt obligations, thus increasing the risk that Puerto Rico may never pay off municipal indebtedness, or may pay only a small fraction of the amount owed, could also impact the value of the Fund’s investments in Puerto Rican municipal securities.

These challenges and uncertainties have been exacerbated by Hurricane Maria and the resulting natural disaster in Puerto Rico. In September 2017, Hurricane Maria struck Puerto Rico, causing major damage across the Commonwealth, including damage to its water, power, and telecommunications infrastructure. The length of time needed to rebuild Puerto Rico’s infrastructure is unclear, but could amount to years, during which the Commonwealth is likely to be in an uncertain economic state. The full extent of the natural disaster’s impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate.

Puerto Rico’s political and economic conditions could have a negative impact on the liquidity or value of Puerto Rican municipal securities, and consequently may affect the Fund’s investments and its performance if the Fund invests a significant portion of its assets in Puerto Rican municipal securities.

Sector Focus Risk. At times, the Fund may focus its investments (i.e., overweight its investments relative to the overall municipal securities market) in one or more particular sectors, which may subject the Fund to additional risk and variability. Securities issued in the same sector may be similarly affected by economic or market events, making the Fund more vulnerable to unfavorable developments in that sector than funds that invest more broadly.

Sector and Industry Risk. Subject to the concentration limits of the Fund’s investment policies and guidelines, the Fund may invest a significant portion of its net assets in certain sectors of the municipal securities market, such as hospitals and other health care facilities, charter schools and other private educational facilities, special taxing districts and start-up utility districts, and private activity bonds including industrial development bonds on behalf of transportation companies such as airline companies, whose credit quality and performance may be more susceptible to economic, business, political, regulatory and other developments than other sectors of municipal issuers. If the Fund invests a significant portion of its net assets in the sectors noted above, the Fund’s performance may be subject to additional risk and variability.

Economic Sector Risk. The Fund may invest a significant amount of its total assets in municipal securities in the same economic sector. This may make the Fund more susceptible to adverse economic, political or regulatory occurrences affecting an economic sector. As concentration increases, so does the potential for fluctuation in the value of the Fund’s assets. In addition, the Fund may invest a significant portion of its assets in certain sectors of the municipal securities market, such as hospitals and other health care facilities, charter schools and other private educational facilities, special taxing districts and start-up utility districts, and private activity bonds including industrial development bonds on behalf of transportation companies such as airline companies, whose credit quality and performance may be more susceptible to economic, business, political, regulatory and other developments than other sectors of municipal issuers. If the Fund invests a significant portion of its assets in the sectors noted above, the Fund’s performance may be subject to additional risk and variability. To the extent that the Fund focuses its assets in the hospital and healthcare facilities sector, for example, the Fund will be subject to risks associated with such sector, including adverse government regulation and reduction in reimbursement rates, as well as government approval of products and services and intense competition. Securities issued with respect to special taxing districts will be subject to various risks, including real-estate development related risks and taxpayer concentration risk. Further, the fees, special taxes or tax allocations and other revenues established to secure the obligations of securities issued with respect to special taxing districts are generally limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. Charter schools and other private educational facilities are subject to various risks, including the reversal of legislation authorizing or funding charter schools, the failure to renew or secure a charter, the failure of a funding entity to appropriate necessary funds and competition from alternatives such as voucher programs. Issuers of municipal utility securities can be significantly affected by government regulation, financing difficulties, supply and demand of services or fuel and natural resource conservation. The transportation sector, including airports, airlines, ports and other transportation facilities, can be significantly affected by changes in the economy, fuel prices, labor relations, insurance costs and government regulation.

Income Risk. The Fund’s income is based primarily on the interest it earns from its investments, which can vary widely over the short and long term. If interest rates drop, the Fund’s income available over time to make dividend payments with respect to Preferred Shares, including MFP Shares, could drop as well if the Fund purchases securities with lower interest coupons. This risk is magnified when prevailing short-term interest rates increase and the Fund holds residual interest municipal bonds.

Zero Coupon Bonds Risk. Because interest on zero coupon bonds is not paid on a current basis, the values of zero coupon bonds will be more volatile in response to interest rate changes than the values of bonds that distribute income regularly. Although zero coupon bonds generate income for accounting purposes, they do not produce cash flow, and thus the Fund could be forced to liquidate securities at an inopportune time in order to generate cash to distribute to shareholders as required by tax laws.

Tax Risk. The Fund intends to continue to qualify as a regulated investment company (“RIC”) under the Code. As a RIC, the Fund is not expected to pay U.S. federal income tax to the extent that it distributes its investment company taxable income and net capital gains. To qualify for the special tax treatment available to a RIC, the Fund must comply with certain income, distribution, and diversification requirements. Under certain circumstances, the Fund may be forced to sell certain assets when it is not advantageous in order to meet these requirements, which may reduce the Fund’s overall return. If the Fund fails to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Code, the Fund’s income would be subject to U.S. federal income tax at the Fund level and the shareholder level. The Fund’s income, including its net capital gain, would first be subject to U.S. federal income tax at regular corporate rates, even if such income were distributed to shareholders and, second, all distributions by the Fund from its current and accumulated earnings and profits, including distributions of net capital gain (if any), would be taxable to shareholders as dividends. See “Tax Matters.”

The value of the Fund’s investments and its NAV may be adversely affected by changes in tax rates and rules. Because interest income from municipal securities is normally not subject to U.S. regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates or changes in the tax exempt status of interest income from municipal securities. Additionally, the Fund is not a suitable investment for tax exempt or tax-deferred accounts or for investors who are not sensitive to the federal income tax consequences of their investments. The Fund’s investment in municipal securities that pay interest that is taxable under the federal alternative minimum tax applicable to individuals (“AMT Bonds”) may trigger adverse tax consequences for Fund shareholders who are subject to the federal alternative minimum tax. If you are, or as a result of investment in the Fund would become, subject to the federal alternative minimum tax, the Fund may not be a suitable investment for you. In addition, distributions of taxable ordinary income (including any net short-term capital gain) will be taxable to shareholders as ordinary income (and not eligible for favorable taxation as “qualified dividend income”), and capital gain dividends will be taxable as long-term capital gains. Interest income on municipal securities also may be subject to state and local income taxes. See “Tax Matters.”

Taxability Risk. The Fund will invest in municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for regular federal income tax purposes, and neither NAM nor any other person will independently verify that opinion. Subsequent to the Fund’s acquisition of such a municipal security, however, the security may be determined to pay, or to have paid, taxable income. In addition, the Fund’s investment in tender option bonds (“TOBs”) includes the risk that the Fund might not be considered the owner for federal income tax purposes of the municipal obligations underlying a TOB and thus would not be permitted to treat income derived from the TOB as exempt from federal income tax. Further, under some circumstances, the creation of a TOB could be considered a reissuance of the underlying municipal obligations, which might not satisfy the then current requirements for a tax exempt obligation. As a result, the treatment of dividends previously paid or to be paid by the Fund as “exempt-interest dividends” could be adversely affected, subjecting the Fund’s shareholders to increased federal income tax liabilities. Certain other investments made by the Fund, including derivatives transactions, may result in the receipt of taxable income or gains by the Fund.

Inflation Risk. Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted (or “real”) value of an investment in shares of the Fund, or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Fund’s shares and dividends on the Fund’s shares may decline.

Insurance Risk. The Fund may purchase municipal securities that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. In such a case, the value of insurance associated with a municipal security would decline and may not add any value. The insurance feature of a municipal security does not guarantee the full payment of principal and interest through the life of an insured obligation, the market value of the insured obligation or the NAV represented by such insured obligation.

Tobacco Settlement Bond Risk. Tobacco settlement bonds are municipal securities that are backed solely by expected revenues to be derived from lawsuits involving tobacco related deaths and illnesses which were settled between certain states and American tobacco companies. Tobacco settlement bonds are secured by an issuing state’s proportionate share in the Master Settlement Agreement (“MSA”). The MSA is an agreement reached out of court in November 1998 between 46 states and nearly all of the U.S. tobacco manufacturers. Under the terms of the MSA, the actual amount of future settlement payments by tobacco manufacturers is dependent on many factors, including, but not limited to, annual domestic cigarette shipments, reduced cigarette consumption, increased taxes on cigarettes, inflation, financial capability of tobacco companies, continuing litigation and the possibility of tobacco manufacturer bankruptcy. Payments made by tobacco manufacturers could be negatively impacted if the decrease in tobacco consumption is significantly greater than the forecasted decline.

Deflation Risk. Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Valuation Risk. The Fund utilizes independent pricing services approved by the Board of Trustees to value portfolio instruments at their market value. If the pricing services are unable to provide a market value or if a significant event occurs such that the valuation(s) provided are deemed unreliable, the Fund may value portfolio instrument(s) at their fair value, which is generally the amount an owner might reasonably expect to receive upon a current sale. Valuation risks associated with investing in below investment grade debt instruments including, but not limited to: a limited number of market participants, a lack of publicly-available information, resale restrictions, settlement delays, corporate actions and adverse market conditions may make it difficult to value or sell such instruments.

Other Investment Companies Risk. The Fund may invest in the securities of other investment companies, including ETFs. Such securities may be leveraged. As a result, the Fund may be indirectly exposed to leverage through an investment in such securities and therefore magnify the Fund’s leverage risk. Utilization of leverage is a speculative investment technique and involves certain risks. An investment in securities of other investment companies that are leveraged may expose the Fund to higher volatility in the market value of such securities and the possibility that the Fund’s long-term returns on such securities will be diminished. The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies’ expenses, including advisory fees. These expenses are in addition to the direct expenses of the Fund’s own operations. As a result, the cost of investing in investment company shares may exceed the costs of investing directly in its underlying investments. Investing in an investment company exposes the Fund to all of the risks of that investment company’s investments. An ETF that is based on a specific index may not be able to replicate and maintain exactly the composition and relative weighting of securities in the index. The value of an ETF based on a specific index is subject to change as the values of its respective component assets fluctuate according to market volatility. ETFs typically rely on a limited pool of authorized participants to create and redeem shares, and an active trading market for ETF shares may not develop or be maintained. The market value of shares of ETFs and closed-end funds may differ from their NAV.

Fund Level and Other Risks

Investment and Market Risk. An investment in MFP Shares is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in MFP Shares, represents an indirect investment in the securities owned by the Fund. Your MFP Shares at any point in time may be worth less than your original investment.

Leverage Risk. The use of leverage creates special risks for common shareholders, including the likelihood of greater volatility of net asset value and market price of, and distributions on, the Common Shares than a comparable portfolio without leverage. The use of leverage in a declining market will likely cause a greater decline in Common Share net asset value, which may result in a greater decline of the Common Share price, than if the Fund were not to have used leverage.

The Fund will pay (and common shareholders will bear) any costs and expenses relating to the Fund’s use of leverage, which will result in a reduction in the net asset value of and net income payable with respect to the Common Shares. Because of the costs of leverage, the Fund may incur losses even if the Fund has positive returns if they are not sufficient to cover the costs of leverage. Nuveen Fund Advisors, based on its assessment of market conditions, may increase or decrease the Fund’s level of leverage. Such changes may impact the Fund’s distributions and the valuation of the Common Shares in the secondary market. There is no assurance that the Fund will continue to utilize leverage or that the Fund’s use of leverage will be successful. Furthermore, the amount of fees paid to Nuveen Fund Advisors and NAM for investment advisory services will be higher if the Fund uses leverage because the fees will be calculated based on the Fund’s Managed Assets, which may create an incentive for Nuveen Fund Advisors to leverage the Fund or increase the Fund’s leverage. Certain types of leverage used by the Fund may result in the Fund being subject to certain covenants, asset coverage or other portfolio composition limits by its lenders, Preferred Share purchasers, liquidity providers, rating agencies that may rate the preferred securities, or reverse repurchase counterparties. Such limitations may be more stringent than those imposed by the 1940 Act and may affect whether the Fund is able to maintain its desired amount of leverage. At this time, Nuveen Fund Advisors does not believe that any such potential investment limitations will impede it from managing the Fund’s portfolio in accordance with its investment objectives and policies. See “Use of Leverage.” The Fund may invest in the securities of other investment companies, which may themselves be leveraged and therefore present similar risks to those described above and magnify the Fund’s leverage risk. The risk of loss attributable to the Fund’s use of leverage is borne by common shareholders.

Reverse Repurchase Agreement Risk. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement to repurchase the securities at an agreed-upon price and date, thereby establishing an effective interest rate. The Fund’s use of reverse repurchase agreements, in economic essence, constitute a securitized borrowing by the Fund from the security purchaser. The Fund may enter into reverse repurchase agreements for the purpose of creating a leveraged investment exposure and, as such, their usage involves essentially the same risks associated with a leveraging strategy generally since the proceeds from these agreements may be invested in additional securities.

Reverse repurchase agreements tend to be short-term in tenor, and there can be no assurances that the purchaser (lender) will commit to extend or “roll” a given agreement upon its agreed-upon repurchase date or an alternative purchaser can be identified on similar terms.

Reverse repurchase agreements also involve the risk that the purchaser fails to return the securities as agreed upon, files for bankruptcy or becomes insolvent. The Fund may be restricted from taking normal portfolio actions during such time, could be subject to loss to the extent that the proceeds of the agreement are less than the value of securities subject to the agreement and may experience adverse tax consequences.

Litigation Risk. From time to time, the Fund, the Investment Adviser and/or NAM may be subject to pending or threatened litigation or regulatory action. Some of these claims may result in significant defense costs and potentially significant judgments. The ultimate outcome of any potential litigation or regulatory action or any claims that may arise in the future cannot be predicted and the reputation of the Fund, the Investment Adviser and/or NAM could be damaged as a result. Certain litigation or regulatory scrutiny could materially adversely affect the Fund. The resolution of certain claims may result in significant fines, judgments, or settlements, which, if partially or completely uninsured, could adversely impact the Fund or the ability of the Investment Adviser and/or NAM to perform their duties to the Fund.

Recent Market Conditions. Since the financial crisis that started in 2008, the United States and many foreign economies continue to experience its after-effects. Conditions in the United States and many foreign economies have resulted, and may continue to result, in certain instruments experiencing unusual liquidity issues, increased price volatility and, in some cases, credit downgrades and increased likelihood of default. These events have reduced the willingness and ability of some lenders to extend credit, and have made it more difficult for some borrowers to obtain financing on attractive terms, if at all. In some cases, traditional market participants have been less willing to make a market in some types of debt instruments, which has affected the liquidity of those instruments. During times of market turmoil, investors tend to look to the safety of securities issued or backed by the U.S. Treasury, causing the prices of these securities to rise and the yields to decline. Reduced liquidity in fixed income and credit markets may negatively affect many issuers worldwide. In addition, global economies and financial markets are becoming increasingly interconnected, which increases the possibilities that conditions in one country or region might adversely impact issuers in a different country or region. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time.

In response to the financial crisis, the United States and other governments and the Federal Reserve and certain foreign central banks have taken steps to support financial markets. Policy and legislative changes by the United States government and the Federal Reserve to assist in the ongoing support of financial markets, both domestically and in other countries, are changing many aspects of financial regulation. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time. In some countries where economic conditions are recovering, such countries are nevertheless perceived as still fragile. Withdrawal of government support, failure of efforts in response to the crisis, or investor perception that such efforts are not succeeding, could adversely impact the value and liquidity of certain securities. The severity or duration of adverse economic conditions may also be affected by policy changes made by governments or quasi-governmental organizations, including changes in tax laws and the imposition of trade barriers. The impact of new financial regulation legislation on the markets and the practical implications for market participants may not be fully known for some time. Changes to the Federal Reserve policy, including with respect to certain interest rates and the decision to begin tapering its quantitative easing policy, may affect the value, volatility and liquidity of dividend and interest paying securities. Regulatory changes are causing some financial services companies to exit long-standing lines of business, resulting in dislocations for other market participants. In addition, the contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, the threat of a federal government shutdown and threats not to increase the federal government’s debt limit, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. The U.S. government has recently reduced the federal corporate income tax rate, and future legislative, regulatory and policy changes may result in more restrictions on international trade, less stringent prudential regulation of certain players in the financial markets, and significant new investments in infrastructure and national defense. Markets may react strongly to expectations about the changes in these policies, which could increase volatility, especially if the markets’ expectations for changes in government policies are not borne out.

Changes in market conditions will not have the same impact on all types of securities. Interest rates have been unusually low in recent years in the United States and abroad, but there is a consensus that interest rates will continue to increase during the life of the Fund, which could negatively impact the price of debt securities. Because there is little precedent for this situation, it is difficult to predict the impact of a significant rate increase on various markets. For example, because investors may buy securities or other investments with borrowed money, a significant increase in interest rates may cause a decline in the markets for those investments. Because of the sharp decline in the worldwide price of oil, there is a concern that oil producing nations may withdraw significant assets now held in U.S. Treasuries, which could force a substantial increase in interest rates. Regulators have expressed concern that rate increases may cause investors to sell fixed income securities faster than the market can absorb them, contributing to price volatility. In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation (the opposite of inflation). Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse.

The long-term effects of the United Kingdom’s exit from the European Union (“EU”), commonly referred to as “Brexit,” are not yet known. The UK ceased to be a member of the EU on January 31, 2020. During a prescribed period (the “Transition Period”), certain transitional arrangements were in effect, such that the UK continued to be treated, in most respects, as if it were still a member of the EU, and generally remained subject to EU law. On December 24, 2020, the EU and the UK reached an agreement in principle on the terms of certain agreements and declarations governing the ongoing relationship between the EU and the UK, including the EU-UK Trade and Cooperation Agreement (the “Agreement”), and on December 30, 2020, the Council of the European Union adopted a decision authorizing the signature of the Agreement and its provisional application for a limited period between January 1, 2021 to February 28, 2021, pending ratification of the Agreement by the European Parliament. The Transition Period ended on December 31, 2020. The Agreement is limited in its scope primarily to the trade of goods, transport, energy links and fishing, and uncertainties remain relating to certain aspects of the UK’s future economic, trading and legal relationships with the EU and with other countries. The actual or potential consequences of Brexit, and the associated uncertainty, could adversely affect economic and market conditions in the UK, in the EU and its member states and elsewhere, and could contribute to instability in global financial markets. The outcomes may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European economies, as well as the broader global economy for some time.

Additionally, a number of countries in Europe have suffered terror attacks, and additional attacks may occur in the future. Ukraine has experienced ongoing military conflict; this conflict may expand and military attacks could occur elsewhere in Europe. Europe has also been struggling with mass migration from the Middle East and Africa. The ultimate effects of these events and other socio-political or geographical issues are not known but could profoundly affect global economies and markets.

The current political climate has intensified concerns about a potential trade war between China and the United States, as each country has recently imposed tariffs on the other country’s products. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

The impact of these developments in the near- and long-term is unknown and could have additional adverse effects on economies, financial markets and asset valuations around the world.

Legislation and Regulatory Risk. At any time after the date of this prospectus, legislation or additional regulations may be enacted that could negatively affect the assets of the Fund, securities held by the Fund or the issuers of such securities. Changing approaches to regulation may have a negative impact on the entities and/or securities in which the Fund invests. Legislation or regulation may also change the way in which the Fund itself is regulated. Fund shareholders may incur increased costs resulting from such legislation or additional regulation. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objectives.

For example, the Dodd-Frank Act is designed to impose stringent regulation on the over-the-counter derivatives market in an attempt to increase transparency and accountability and provides for, among other things, new clearing, execution, margin, reporting, recordkeeping, business conduct, disclosure, position limit, minimum net capital and registration requirements. Although the CFTC has released final rules under the Dodd-Frank Act, many of the provisions are subject to further final rulemaking, and thus the Dodd-Frank Act’s ultimate impact remains unclear.

The SEC recently adopted new Rule 18f-4 under the 1940 Act governing the use of derivatives by registered investment companies, which could affect the nature and extent of derivatives used by the Fund. It is possible that new Rule 18f-4 could limit the implementation of the Fund’s use of derivatives, which could have an adverse impact on the Fund.

Additionally, the Fund is operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the Fund, from registration as a “commodity pool operator” under Rule 4.5 promulgated by the CFTC pursuant to its authority under the Commodity Exchange Act of 1936, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a “commodity pool operator.” As a result, the Fund is limited in its ability to use commodity futures (which include futures on broad-based securities indexes and interest rate futures) or options on commodity futures, engage in swaps transactions or make certain other investments (whether directly or indirectly through investments in other investment vehicles) for purposes other than bona fide hedging. With respect to transactions other than for bona fide hedging purposes, either: (1) the aggregate initial margin and premiums required to establish the Fund’s positions in such investments may not exceed 5% of the liquidation value of the Fund’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments); or (2) the aggregate net notional value of such instruments, determined at the time the most recent position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets. If the Fund does not continue to claim the exclusion, it would likely become subject to registration and regulation as a commodity pool operator. The Fund may incur additional expenses as a result of the CFTC’s registration and regulatory requirements.

Anti-Takeover Provisions. The Fund’s Declaration of Trust and By-Laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status.

Potential Conflicts of Interest Risk. The Investment Adviser and NAM each provide a wide array of portfolio management and other asset management services to a mix of clients and may engage in ordinary course activities in which their respective interests or those of their clients may compete or conflict with those of the Fund. In certain circumstances, and subject to its fiduciary obligations under the Investment Advisers Act of 1940, NAM may have to allocate a limited investment opportunity among its clients, which include closed-end funds, open-end funds and other commingled funds. The Investment Adviser and NAM have each adopted policies and procedures designed to address such situations and other potential conflicts of interests.

Economic and Political Events Risk. The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the municipal securities of similar projects (such as those relating to the education, health care, housing, transportation, or utilities industries), industrial development bonds, or in particular types of municipal securities (such as general obligation bonds, private activity bonds or moral obligation bonds). Such developments may adversely affect a specific industry or local political and economic conditions, and thus may lead to declines in the creditworthiness and value of such municipal securities.

Global Economic Risk. National and regional economies and financial markets are becoming increasingly interconnected, which increases the possibilities that conditions in one country, region or market might adversely impact issuers in a different country, region or market. Changes in legal, political, regulatory, tax and economic conditions may cause fluctuations in markets and securities prices around the world, which could negatively impact the value of the Fund’s investments. For example, the United Kingdom’s exit from the European Union resulted in, among other things, greater volatility in the global financial markets as well as ongoing economic and political uncertainty concerning the long-term consequences of the exit. Similar major economic or political disruptions, particularly in large economies like China’s, may have global negative economic and market repercussions. Additionally, events such as war, terrorism, natural and environmental disasters and the spread of infectious illnesses or other public health emergencies may adversely affect the global economy and the markets and issuers in which the Fund invests. Recent examples of such events include the outbreak of COVID-19 that was first detected in China in December 2019 and heightened concerns regarding North Korea’s nuclear weapons and long-range ballistic missile programs. These events could reduce consumer demand or economic output, result in market closure, travel restrictions or quarantines, and generally have a significant impact on the economy. These events could also impair the information technology and other operational systems upon which the Fund’s service providers, including the Investment Adviser and Sub-Adviser, rely, and could otherwise disrupt the ability of employees of the Fund’s service providers to perform essential tasks on behalf of the Fund. Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments.

Cybersecurity Risk. Technology, such as the internet, has become more prevalent in the course of business, and as such, the Fund and its service providers are susceptible to operational and information security risk resulting from cyber incidents. Cyber incidents refer to both intentional attacks and unintentional events including: processing errors, human errors, technical errors including computer glitches and system malfunctions, inadequate or failed internal or external processes, market-wide technical-related disruptions, unauthorized access to digital systems (through “hacking” or malicious software coding), computer viruses, and cyber-attacks which shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality (including denial of service attacks). Cyber incidents could adversely impact the Fund and cause the Fund to incur financial loss and expense, as well as face exposure to regulatory penalties, reputational damage, and additional compliance costs associated with corrective measures. Cyber incidents may cause the Fund or its service providers to lose proprietary information, suffer data corruption, lose operational capacity or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber incidents also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support the Fund and its service providers. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Fund’s service providers have established business continuity plans in the event of, and risk management systems to prevent, such cyber incidents, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund.

Unrated Securities Risk. The Fund may purchase securities that are not rated by any rating organization. NAM may, after assessing such securities’ credit quality, internally assign ratings to certain of those securities in categories similar to those of rating organizations. Some unrated securities may not have an active trading market or may be difficult to value, which means the Fund might have difficulty selling them promptly at an acceptable price. To the extent that the Fund invests in unrated securities, the Fund’s ability to achieve its investment objectives will be more dependent on NAM’s credit analysis than would be the case when the Fund invests in rated securities.

Asset Segregation Risk. Certain portfolio management techniques, such as, among other things, using reverse repurchase agreements, purchasing securities on a when-issued or delayed delivery basis or entering into swap agreements, futures contracts or other derivative transactions, create leverage or its effect, and may be considered “senior securities’” (as that term is defined under the 1940 Act). To avoid having these instruments considered “senior securities,” the Fund may maintain liquid assets with its custodian in an amount with a value at least equal (on a daily market value basis or notional value basis, as applicable) to the aggregate amount of its obligations under these types of leveraging transactions (often referred to as “asset segregation”), enter into offsetting transactions, or otherwise “cover” certain transactions, in accordance with the 1940 Act, the rules thereunder, and applicable positions of the SEC and its staff. The SEC recently adopted new Rule 18f-4 under the 1940 Act, which, among other things, replaces the asset segregation framework previously used by funds to comply with Section 18 of the 1940 Act. The Fund will comply with the new rule’s requirements on or before the rule’s compliance date in 2022. See “The Fund’s Investments—Segregation of Assets.” In the event that the Fund is unable to maintain sufficient assets, or otherwise “cover,” any open positions, a portion or all of these instruments will be classified as a “senior security” for 1940 Act purposes and be subject to certain limitations on “senior securities” under the 1940 Act. The Fund may be restricted in its use of assets that are maintained for “asset segregation,” or committed as “cover,” for certain other purposes, which could result in the Fund earning a lower return on its portfolio than it might otherwise earn if it did not have to maintain those assets in respect of, or otherwise “cover,” such portfolio positions. To the extent the Fund’s assets are maintained or committed as “cover,” it could limit the Fund’s investment flexibility. Maintaining assets and covering positions will not limit or offset losses on the related leveraging positions.

Counterparty Risk. The Fund will be subject to credit risk with respect to the counterparties to the derivative transactions entered into by the Fund. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to derivatives transactions may affect the value of those instruments. Because certain derivative transactions in which the Fund may engage may be traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. If a counterparty becomes bankrupt or otherwise becomes unable to perform its obligations due to financial difficulties the Fund may sustain losses (including the full amount of its investment), may be unable to liquidate a derivatives position or may experience significant delays in obtaining any recovery in bankruptcy or other reorganization proceedings. By entering into derivatives transactions, the Fund assumes the risk that its counterparties could experience such financial hardships. Although the Fund intends to enter into transactions only with counterparties that the Investment Adviser believes to be creditworthy, there can be no assurance that a counterparty will not default and that the Fund will not sustain a loss on a transaction. In the event of a counterparty’s bankruptcy or insolvency, any collateral posted by the Fund in connection with a derivatives transaction may be subject to the conflicting claims of that counterparty’s creditors, and the Fund may be exposed to the risk of a court treating the Fund as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.

The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions. In a cleared derivative transaction, generally, a clearing organization becomes substituted for each counterparty to a cleared derivative contract and each party to a trade looks only to the clearing organization for performance of financial obligations under the derivative contract. In effect, the clearing organization guarantees a party’s performance under the contract. However, there can be no assurance that a clearing organization, or its members, will satisfy its obligations to the Fund, or that the Fund would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Fund’s clearing broker. In addition, cleared derivative transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Uncleared OTC derivative transactions generally do not benefit from such protections. As a result, for uncleared OTC derivative transactions, there is the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. This risk is heightened for contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties.

Risks Related to the Fund’s Clearing Broker and Central Clearing Counterparty. The CEA requires swaps and futures clearing brokers registered as “futures commission merchants” to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts and cleared swaps from the brokers’ proprietary assets. Similarly, the CEA requires each futures commission merchant to hold in separate secure accounts all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and cleared swaps and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by a clearing broker from its customers are held by the clearing broker on a commingled basis in an omnibus account and may be invested in certain instruments permitted under applicable regulations. There is a risk that assets deposited by the Fund with any swaps or futures clearing broker as margin for futures contracts or cleared swaps may, in certain circumstances, be used to satisfy losses of other clients of the Fund’s clearing broker. In addition, the assets of the Fund might not be fully protected in the event of the Fund’s clearing broker’s bankruptcy, as the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s customers for the relevant account class.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic cleared derivative contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, all customer funds held at a clearing organization in connection with any futures contracts are held in a commingled omnibus account and are not identified to the name of the clearing member’s individual customers. All customer funds held at a clearing organization with respect to cleared swaps of customers of a clearing broker are also held in an omnibus account, but CFTC rules require that the clearing broker notify the clearing organization of the amount of the initial margin provided by the clearing broker to the clearing organization that is attributable to each customer. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. With respect to cleared swaps, a clearing organization generally cannot do so, but may do so if the clearing member does not provide accurate reporting to the clearing organization as to the attribution of margin among its clients. Also, since clearing brokers generally provide to clearing organizations the net amount of variation margin required for cleared swaps for all of its customers in the aggregate, rather than the gross amount of each customer, the Fund is subject to the risk that a clearing organization will not make variation margin payments owed to the Fund if another customer of the clearing member has suffered a loss and is in default. As a result, in the event of a default or the clearing broker’s other clients or the clearing broker’s failure to extend its own funds in connection with any such default, the Fund may not be able to recover the full amount of assets deposited by the clearing broker on behalf of the Fund with the clearing organization.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. The portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage and other transactional expenses that are borne by the Fund.

Rating Agencies Risk. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. In addition, rating agencies are subject to an inherent conflict of interest because they are often compensated by the same issuers whose securities they grade.

FINANCIAL HIGHLIGHTS

The following Financial Highlights table is intended to help a prospective investor understand the Fund’s financial performance for the periods shown. Certain information reflects financial results for a single Common Share of the Fund. The total returns in the table represent the rate an investor would have earned or lost on an investment in Common Shares of the Fund (assuming reinvestment of all dividends). The Fund’s annual financial statements and financial highlights as of and for the fiscal years ended October 31, 2020, October 31, 2019, October 31, 2018, October 31, 2017, October 31, 2016, October 31, 2015 and October 31, 2014 have been audited by KPMG LLP (“KPMG”), an independent registered public accounting firm. KPMG has not reviewed or examined any records, transactions or events after the date of such reports. The information with respect to the fiscal years ended prior to October 31, 2014 has been audited by other auditors. A copy of the Fund’s Annual Reports may be obtained from www.sec.gov or by visiting www.nuveen.com. The information contained in, or that can be accessed through, the Fund’s websites is not part of this prospectus, except to the extent specifically incorporated by reference herein or in the SAI. Past results are not indicative of future performance.

The following per share data and ratios have been derived from information provided in the financial statements.

Selected data for a Common Share outstanding throughout each period:

	Year Ended October 31,
	2020	2019	2018	2017	2016	2015
Per Share Operating Performance
Beginning Common Share Net Asset Value (“NAV”)	$15.58	$14.16	$15.07	$15.36	$14.82	$15.13

Investment Operations:
Net Investment Income (Loss)	0.69	0.66	0.68	0.71	0.72	0.77
Net Realized/Unrealized Gain (Loss)	(0.11)	1.40	(0.91)	(0.26)	0.58	(0.28)
Distributions from Net Investment Income to ARPS(e)	0.00	0.00	0.00	0.00	0.00	0.00

Total	0.58	2.06	(0.23)	0.45	1.30	0.49

Less Distributions to Common Shareholders:
From Net Investment Income	(0.66)	(0.64)	(0.68)	(0.74)	(0.76)	(0.80)

Total	(0.66)	(0.64)	(0.68)	(0.74)	(0.76)	(0.80)

Common Share:
Discount from Common Shares Repurchased and Retired	0.00	0.00	0.00 *	0.00	0.00	0.00

Ending NAV	$15.50	$15.58	$14.16	$15.07	$15.36	$14.82

Ending Common Share Price	$14.33	$14.20	$12.13	$13.57	$13.75	$13.26
Common Share Total Returns:
Based on NAV(a)	3.84%	14.81%	(1.62)%	3.16%	8.84%	3.38%
Based on Share Price(a)	5.74%	22.78%	(5.84)%	4.21%	9.33%	2.30%
SUPPLEMENTAL DATA/RATIOS
Ending Net Assets (000)	$4,318,384	$4,093,389	$3,719,774	$3,959,861	$4,037,193	$1,168,847
Ratios to Average Net Assets Before Reimbursement(b)
Expenses(c)	1.85%	2.40%	2.29%	1.94%	1.77%	1.46%
Net Investment Income (Loss)	4.46%	4.41%	4.63%	4.80%	4.59%	5.16%
Ratios to Average Net Assets After Reimbursement
Expenses	N/A	N/A	N/A	N/A	N/A	N/A
Net Investment Income (Loss)	N/A	N/A	N/A	N/A	N/A	N/A
Portfolio Turnover Rate(d)	16%	8%	11%	15%	12%	18%
Adjustable Rate MuniFund Term Preferred (AMTP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$143,000	$—	$—	$—	$—	$—
Asset Coverage Per $100,000 Share	$280,550	$—	$—	$—	$—	$—
Auction Rate Preferred Shares (ARPS) at the End of Period:
Aggregate Amount Outstanding (000)	$—	$—	$—	$—	$—	$—
Asset Coverage Per $25,000 Share	$—	$—	$—	$—	$—	$—
MuniFund Term Preferred (MTP) Shares at the End of Period(f):
Aggregate Amount Outstanding (000)	$—	$—	$—	$—	$—	$—
Asset Coverage Per $10 Share	$—	$—	$—	$—	$—	$—
Variable Rate MuniFund Term Preferred (VMTP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$—	$—	$—	$773,000	$773,000	$151,000
Asset Coverage Per $100,000 Share	$—	$—	$—	$291,919	$295,667	$333,349
Variable Rate Demand Preferred (VRDP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$1,290,000	$1,290,300	$1,290,300	$1,290,300	$1,290,300	$349,900
Asset Coverage Per $100,000 Share	$280,550	$282,066	$265,448	$291,919	$295,667	$333,349
MuniFund Preferred (MFP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$958,000	$958,000	$958,000	$—	$—	$—
Asset Coverage Per $100,000 Share(g)	$280,550	$282,066	$265,448	$—	$—	$—
AMTP, ARPS, MTP, VMTP, VRDP and/or MFP Shares at the End of Period:
Asset Coverage Per $1 Liquidation Preference	$2.81	$2.82	$2.65	$2.92	$2.96	$3.33

Selected data for a Common Share outstanding throughout each period:

	Year Ended October 31,
	2014	2013	2012	2011
Per Share Operating Performance
Beginning Common Share Net Asset Value (“NAV”)	$13.73	$15.49	$14.70	$14.98

Investment Operations:
Net Investment Income (Loss)	0.79	0.72	0.78	0.84
Net Realized/Unrealized Gain (Loss)	1.43	(1.66)	0.85	(0.29)
Distributions from Net Investment Income to ARPS(e)	0.00	0.00	0.00	(0.01)

Total	2.22	(0.94)	1.63	0.54

Less Distributions to Common Shareholders:
From Net Investment Income	(0.82)	(0.82)	(0.84)	(0.82)

Total	(0.82)	(0.82)	(0.84)	(0.82)

Common Share:
Discount from Common Shares Repurchased and Retired	0.00	0.00	0.00	0.00

Ending NAV	$15.13	$13.73	$15.49	$14.70

Ending Common Share Price	$13.75	$12.37	$15.80	$13.85
Common Share Total Returns:
Based on NAV(a)	16.58%	(6.25)%	11.32%	3.92%
Based on Share Price(a)	18.31%	(16.89)%	20.64%	(1.60)%
SUPPLEMENTAL DATA/RATIOS
Ending Net Assets (000)	$1,193,109	$1,083,339	$344,487	$326,909
Ratios to Average Net Assets Before Reimbursement(b)
Expenses(c)	1.60%	1.97%	2.13%	2.02%
Net Investment Income (Loss)	5.48%	5.14%	5.13%	5.86%
Ratios to Average Net Assets After Reimbursement
Expenses	N/A	N/A	N/A	2.01%
Net Investment Income (Loss)	N/A	N/A	N/A	5.87%
Portfolio Turnover Rate(d)	13%	26%	26%	2%
Adjustable Rate MuniFund Term Preferred (AMTP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$—	$—	$—	$—
Asset Coverage Per $100,000 Share	$—	$—	$—	$—
Auction Rate Preferred Shares (ARPS) at the End of Period:
Aggregate Amount Outstanding (000)	$—	$—	$—	$—
Asset Coverage Per $25,000 Share	$—	$—	$—	$—
MuniFund Term Preferred (MTP) Shares at the End of Period(f):
Aggregate Amount Outstanding (000)	$—	$83,000	$83,000	$83,000
Asset Coverage Per $10 Share	$—	$31.65	$32.87	$31.71
Variable Rate MuniFund Term Preferred (VMTP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$151,000	$67,600	$67,600	$67,600
Asset Coverage Per $100,000 Share	$338,193	$316,451	$328,743	$317,071
Variable Rate Demand Preferred (VRDP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$349,900	$349,900	$—	$—
Asset Coverage Per $100,000 Share	$338,193	$316,451	$—	$—
MuniFund Preferred (MFP) Shares at the End of Period:
Aggregate Amount Outstanding (000)	$—	$—	$—	$—
Asset Coverage Per $100,000 Share(g)	$—	$—	$—	$—
AMTP, ARPS, MTP, VMTP, VRDP and/or MFP Shares at the End of Period:
Asset Coverage Per $1 Liquidation Preference	$3.38	$3.16	$3.29	$3.17

(a)

Total Return Based on Common Share net asset value is the combination of changes in Common Share net asset value, reinvested dividend income at net asset value and reinvested capital gains distributions at net asset value, if any. The last dividend declared in the period, which is typically paid on the first business day of the following month, is assumed to be reinvested at the ending net asset value. The actual reinvest price for the last dividend declared in the period may often be based on the Fund’s market price (and not its net asset value), and therefore may be different from the price used in the calculation. Total returns are not annualized.

Total Return Based on Common Share Price is the combination of changes in the market price per share and the effect of reinvested dividend income and reinvested capital gains distributions, if any, at the average price paid per share at the time of reinvestment. The last dividend declared in the period, which is typically paid on the first business day of the following month, is assumed to be reinvested at the ending market price. The actual reinvestment for the last dividend declared in the period may take place over several days, and in some instances may not be based on the market price, so the actual reinvestment price may be different from the price used in the calculation. Total returns are not annualized.

(b)	Net Investment Income (Loss) ratios reflect income earned and expenses incurred on assets attributable to Preferred Shares issued by the Fund.

(c)

The expense ratios reflect, among other things, all interest expense and other costs related to Preferred Shares and/or the interest expense deemed to have been paid by the Fund on the floating rate certificates issued by the special purpose trusts for the self-deposited inverse floaters held by the Fund, where applicable, as follows:

Year Ended October 31,
2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
0.94%	1.47	1.35%	1.00%	0.78%	0.50%	0.61%	0.87%	1.07%	0.94%

(d)	Portfolio Turnover Rate is calculated based on the lesser of long-term purchases or sales divided by the average long-term market value during the period.
(e)	The amounts shown for ARPS are based on common share equivalents.
(f)	The Ending and Average Market Value Per Share for each Series of the Fund’s MTP Shares outstanding were as follows:

	2014		2013	2012	2011
Series 2015 (NEA PRCCL)
Ending Market Value per Share	$—		$10.07	$10.16	$10.14
Average Market Value per Share	10.05	^	10.10	10.14	10.08

(g)

The Fund’s Series D MFP Shares have a $1,000 liquidation preference per share, while all other MFP Shares have a $100,000 liquidation preference per share. The asset coverage per $1,000 for the Fund’s Series D MFP Shares was as follows:

NEA	Asset Coverage Per $1,000 Share
Series D
Year Ended 10/31:
2020	$2,805
2019	2,800

^	For the period November 1, 2013 through December 20, 2013.
*	Rounds to less than $0.01 per share.
**	Annualized.
N/A	Fund no longer has a reimbursement agreement with the Investment Adviser.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Massachusetts business trust on July 29, 2002, pursuant to the Declaration of Trust, which is governed by the laws of the Commonwealth of Massachusetts. The Fund’s Common Shares are listed on the NYSE under the symbol “NEA.” The Fund’s principal office is located at 333 West Wacker Drive, Chicago, Illinois 60606, and its telephone number is (800) 257-8787.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Fund will use the net proceeds from any sales of Securities pursuant to this prospectus to make investments in accordance with the Fund’s investment objectives and policies or to redeem outstanding Preferred Shares.

To the extent a portion of the net proceeds from an offering are used to make investments, the relevant prospectus supplement will include an estimate of the length of time it is expected to take to invest such proceeds. The Fund anticipates that the net proceeds will be invested shortly following completion of the offering and in any event expects the time period to be less than three months. To the extent a portion of the net proceeds from an offering are used to redeem outstanding Preferred Shares, the Fund anticipates that such redemptions will be effected as soon as practicable after completion of the relevant offering.

Pending the use of proceeds, as described above, the Fund anticipates investing the proceeds in high-quality, short-term investments.

DESCRIPTION OF SECURITIES

The following is a brief description of the material terms of the Common Shares and the Preferred Shares, including MFP Shares, of the Fund, except that the series designation, redemption terms, dividend rate or rates, and other details concerning any MFP Shares issued under the registration statement of which this prospectus is a part will be disclosed in a prospectus supplement.

The following provides information about the Fund’s outstanding Securities as of February 8, 2021:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares	Unlimited	0	299,037,392
Preferred Shares	Unlimited
VRDP:
Series 1	2,190	0	2,190
Series 3	3,509	0	3,509
Series 4	4,895	0	4,895
Series 5	1,000	0	1,000
MFP:
Series A	1,850	0	1,850
Series B	3,350	0	3,350
Series C	2,380	0	2,380
Series D	200,000	0	200,000
AMTP:
Series 2028	1,435	0	1,435
Series 2028-1	1,730	0	1,730

Common Shares

The Declaration of Trust authorizes the issuance of an unlimited number of Common Shares. The Common Shares have a par value of $0.01 per share and, subject to the rights of holders of Preferred Shares, including MFP Shares issued, have equal rights to the payment of dividends and the distribution of assets upon liquidation. The Common Shares when issued, are fully paid and, subject to matters discussed in “Certain Provisions in the Declaration of Trust and By-Laws,” non-assessable, and have no preemptive or conversion rights or rights to cumulative voting. A copy of the Declaration of Trust is filed with the SEC as an exhibit to the Fund’s registration statement of which this prospectus is a part. A copy may be obtained as described under “Where You Can Find More Information.”

Each whole Common Share has one vote with respect to matters upon which a shareholder is entitled to vote, and each fractional share shall be entitled to a proportional fractional vote consistent with the requirements of the 1940 Act and the rules promulgated thereunder, and will vote together as a single class. Whenever the Fund incurs borrowings and/or Preferred Shares are outstanding, common shareholders will not be entitled to receive any cash distributions from the Fund unless all interest on such borrowings has been paid and all accumulated dividends on Preferred Shares have been paid, unless asset coverage (as defined in the 1940 Act) with respect to any borrowings would be at least 300% after giving effect to the distributions and asset coverage (as defined in the 1940 Act) with respect to Preferred Shares would be at least 200% after giving effect to the distributions. See “—Preferred Shares” below.

The Common Shares are listed on the NYSE and trade under the ticker symbol “NEA.” The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing. The Fund will not issue share certificates.

Unlike open-end funds, closed-end funds like the Fund do not provide daily redemptions. Rather, if a shareholder determines to buy additional Common Shares or sell shares already held, the shareholder may conveniently do so by trading on the exchange through a broker or otherwise. Common shares of closed-end investment companies may frequently trade on an exchange at prices lower than net asset value. Common shares of closed-end investment companies like the Fund have during some periods traded at prices higher than net asset value and have during other periods traded at prices lower than net asset value.

Because the market value of the Common Shares may be influenced by such factors as distribution levels (which are in turn affected by expenses), call protection, dividend stability, portfolio credit quality, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions, and other factors beyond the control of the Fund, the Fund cannot assure you that Common Shares will trade at a price equal to or higher than net asset value in the future. The Common Shares are designed primarily for long-term investors, and investors in the Common Shares should not view the Fund as a vehicle for trading purposes. See “Repurchase of Fund Shares; Conversion to Open-End Fund.”

Preferred Shares

The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of Preferred Shares in one or more classes or series, with rights as determined by the Board, by action of the Board without the approval of the common shareholders. As indicated above, the Fund currently has outstanding Preferred Shares consisting of VRDP Shares, MFP Shares and AMTP Shares. Copies of the Declaration of Trust, and the applicable statement establishing and fixing the rights and preferences of Preferred Shares of the applicable series, and, if applicable, the related supplement, are (or will be when the relevant MFP Shares are issued, in the case of MFP Shares offered and sold under the Fund’s registration statement of which this prospectus is a part) filed with the SEC as exhibits to the registration statement. Copies may be obtained as described under “Where You Can Find More Information.”

Currently, the outstanding VRDP Shares of each series and the Series C MFP Shares have a remarketing feature and the benefit of an unconditional demand feature pursuant to a purchase agreement provided by a bank acting as liquidity provider to ensure full and timely repayment of the liquidation preference amount plus any accumulated and unpaid dividends to holders upon the occurrence of certain events. The purchase agreement for the outstanding VRDP Shares of each series and the Series C MFP Shares requires the applicable liquidity provider to purchase from holders all outstanding VRDP Shares or MFP Shares of the applicable series tendered for sale that were not successfully remarketed. The liquidity provider also must purchase all outstanding VRDP Shares or MFP Shares of the applicable series prior to termination of the purchase agreement for such series, including by reason of the failure of the liquidity provider to maintain the requisite level of short-term ratings, if the Fund has not obtained an alternate purchase agreement before the termination date. The liquidity provider for the outstanding VRDP Shares of each series and the Series C MFP Shares entered into a purchase agreement with respect to such series, subject to periodic extension by agreement with the Fund.

The outstanding VRDP Shares, MFP Shares and AMTP Shares of each series have a specified term redemption date and may be subject to earlier optional or mandatory redemption by the Fund, in whole or in part, in certain circumstances, such as in the event of a failure by the Fund to comply with asset coverage and/or effective leverage ratio requirements and any such failure is not cured within the applicable cure period. With respect to each series of outstanding VRDP Shares or MFP Shares that has a liquidity provider, the Fund has an obligation to redeem, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared), shares of such series purchased by the liquidity provider pursuant to its obligation under the purchase agreement if the liquidity provider continues to be the beneficial owner for a period of six months and such shares cannot be successfully remarketed.

Ranking and Priority of Payment

Each Preferred Share, including each MFP Share, ranks and will rank on parity with each other and other Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation. Each Preferred Share, including each MFP Share, ranks and will rank senior in priority to the Common Shares as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

Dividends and Distributions

The holders of Preferred Shares of each series are entitled to receive, when, as and if declared by the Board, out of funds legally available therefor in accordance with the Declaration of Trust and applicable law, cumulative cash dividends at the dividend rate for the Preferred Shares of such series payable on the dividend payment dates with respect to the Preferred Shares of such series. Holders of Preferred Shares are not entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares which may be in arrears, and no additional sum of money will be payable in respect of such arrearage.

Voting Rights

Preferred Shares, including MFP Shares, are required to be voting shares and to have equal voting rights with Common Shares. Except as otherwise indicated in this prospectus, the applicable prospectus supplement or the SAI and except as otherwise required by applicable law, Preferred Shares, including MFP Shares, would vote together with the holders of Common Shares as a single class.

Holders of Preferred Shares, including MFP Shares, voting as a separate class, will be entitled to elect two of the Fund’s trustees. The remaining trustees will be elected by the holders of Common Shares and the holders of Preferred Shares, voting together as a single class. In the unlikely event that two full years of accumulated dividends are unpaid on the Preferred Shares, including MFP Shares, the holders of all outstanding Preferred Shares, including MFP Shares, voting as a separate class, will be entitled to elect a majority of the Fund’s trustees until all dividends in arrears have been paid or declared and set apart for payment. In order for the Fund to take certain actions or enter into certain transactions, a separate class vote of holders of Preferred Shares would be required, in addition to the single class vote of the holders of Preferred Shares and Common Shares. See “Certain Provisions in the Declaration of Trust and By-Laws.”

Redemption, Purchase and Sale of Preferred Shares

The terms of the Preferred Shares of any series may provide that they may be subject to optional or mandatory redemption by the Fund at certain times or under certain circumstances, in whole or in part, at the liquidation preference per share plus accumulated dividends. The terms for optional redemption of MFP Shares of any series may provide for the payment of a redemption premium, which will be described in the applicable prospectus supplement. Any redemption or purchase of Preferred Shares, including MFP Shares, by the Fund will reduce the leverage applicable to Common Shares, while any issuance of Preferred Shares by the Fund would increase such leverage.

Ratings and Asset Coverage

The Fund currently expects that each series of MFP Shares offered will have a long-term rating from at least one NRSRO at the time of issuance. Each of the Fund’s currently outstanding series of Preferred Shares has a long-term rating from one or more NRSROs.

As long as MFP Shares or other Preferred Shares are outstanding, the composition of the Fund’s portfolio will reflect guidelines established by the NRSRO or NRSROs rating such shares. These guidelines may impose requirements different from or in addition to those required under the 1940 Act, and generally include asset coverage requirements, portfolio characteristics such as portfolio diversification and credit rating criteria, and qualitative views on the Fund and Fund management. Although the Fund’s failure to meet such requirements or criteria under applicable guidelines may cause the Fund to sell portfolio positions or to redeem Preferred Shares at inopportune times in an amount necessary to restore compliance with the guidelines, or may result in a downgrade of ratings, the Fund currently does not anticipate that these restrictions or guidelines will impede the management of the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.

There can be no assurance that one or more NRSROs will not alter its or their rating criteria resulting in downgrades of ratings, that the Fund will maintain any ratings of the Preferred Shares, including MFP Shares or, if at any time the Preferred Shares, including MFP Shares, have one or more ratings, that any particular ratings will be maintained. The Fund may, at any time, replace a NRSRO with another NRSRO or terminate the services of any NRSROs then providing a rating for Preferred Shares without replacement, in either case, without the approval of shareholders of the Fund (except as may be otherwise specifically provided for a series of Preferred Shares). In addition, the NRSRO guidelines adopted by the Fund in connection with a NRSRO’s rating of Preferred Shares, including MFP Shares, may be changed or eliminated at any time without the approval of shareholders of the Fund, including in connection with the change or elimination of any or all long-term ratings of the Preferred Shares.

Ratings of the Preferred Shares, including MFP Shares, neither eliminate nor mitigate the risks of investing in Common Shares or Preferred Shares. See “Risk Factors” above and in the applicable prospectus supplement.

MuniFund Preferred Shares

The description of the MFP Shares that may be offered pursuant to the registration statement of which this prospectus is a part set forth below will be supplemented in a related prospectus supplement and will include the following:

•	the series and title of the security;

•	the liquidation preference per share and aggregate liquidation preference of the MFP Shares being offered;

•	the dividend rate or rates on the MFP Shares being offered, or the manner in which the dividend rate or rates will be calculated;

•	any optional or mandatory redemption provisions;

•	any changes in paying agents or security registrar; and

•	any other terms of the MFP Shares being offered.

The prospectus supplement also will contain a description of material U.S. federal income tax consequences relating to the purchase and ownership of the MFP Shares that are described in the prospectus supplement.

The decision to issue MFP Shares or other Preferred Shares is subject to market conditions and to the Board’s belief that leveraging the Fund’s capital structure through the issuance of Preferred Shares is likely to achieve the benefits to the common shareholders described in this prospectus.

Designation of Modes

Initial Mode and Subsequent Modes. The terms and conditions applicable to any series of MFP Shares will be set forth in the Statement relating to that series, as supplemented by the Statement Supplement setting forth the additional terms and conditions applicable to that series upon initial issuance for the period specified in the Statement Supplement. The Fund may have the option with respect to any series of MFP Shares to effect a Mode extension or change after the initial issuance of MFP Shares of that series. The additional or different terms and conditions applicable to the MFP Shares in any subsequent Modes or extensions of any Mode will be set forth in future new or amended Statement supplements effective on the dates set forth in any such new or amended Statement supplements.

Designation of Mode Provisions. In connection with any Mode designated or extended, the Fund, subject to compliance with the terms and conditions of the applicable Statement and Statement Supplement then in effect, without the vote or consent of any holder of MFP Shares, may (i) provide in the Statement Supplement for such Mode for provisions relating solely to such Mode that differ from those provided in the Statement or any other Statement supplement, including, but not limited to, with respect to optional tender provisions, mandatory tender provisions, a liquidity facility or other credit enhancement, mandatory purchase provisions, the dividend rate setting provisions (including as to any maximum rate), and, if the dividend may be determined by reference to an index, formula or other method, the manner in which it will be determined, redemption provisions and modified or new definitions, and (ii) subject to any restrictions on modification specifically set forth in such Statement supplement for a Mode then in effect, modify such Statement supplement then in effect to provide for optional tender provisions, and/or mandatory tender provisions, a liquidity facility or other credit enhancement, and other provisions. Extension of any Mode, and the modification of any provisions relating to such Mode, will be subject to any restrictions on extension or modification set forth in the Statement or in the Statement Supplement for such Mode.

Notices in Respect of Mode Designation or Extension. The Fund will deliver a notice of Mode designation or extension or proposed Mode designation or extension as specified in and otherwise in accordance with the Statement Supplement.

Mandatory Tender of MFP Shares in connection with a Mode Change or Extension. The Statement Supplement will provide that any Mode change or extension will trigger a mandatory tender of all outstanding MFP Shares of the applicable series for transition remarketing into the extended Mode or new Mode.

THE FUND’S INVESTMENTS

Investment Objectives and Policies

The Fund’s investment objectives are:

•	to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals; and

•

to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal bonds that the Investment Adviser believes are underrated or undervalued or that represent municipal market sectors that are undervalued.

Underrated municipal securities are those whose ratings do not, in the Investment Adviser’s opinion, reflect their true value. Municipal securities may be underrated because of the time that has elapsed since their rating was assigned or reviewed, or because of positive factors that may not have been fully taken into account by NRSROs, or for other similar reasons. Municipal securities that are undervalued or that represent undervalued municipal market sectors are municipal securities that, in the Investment Adviser’s opinion, are worth more than the value assigned to them in the marketplace. Municipal securities of particular types or purposes (e.g., hospital bonds, industrial revenue bonds or bonds issued by a particular municipal issuer) may be undervalued because there is a temporary excess of supply in that market sector, or because of a general decline in the market price of municipal securities of the market sector for reasons that do not apply to the particular municipal securities that are considered undervalued. The Fund’s investment in underrated or undervalued municipal securities will be based on the Investment Adviser’s belief that the prices of such municipal securities should ultimately reflect their true value. Accordingly, “enhancement of portfolio value relative to the municipal bond market” refers to the Fund’s objective of attempting to realize above-average capital appreciation in a rising market, and to experience less than average capital losses in a declining market. Thus, the Fund’s second investment objective is not intended to suggest that capital appreciation is itself an objective of the Fund. Instead, the Fund seeks enhancement of portfolio value relative to the municipal bond market by prudent selection of municipal securities, regardless of which direction the market may move. Any capital appreciation realized by the Fund will generally result in the distribution of taxable capital gains to holders of Common Shares and holders of Preferred Shares. The Fund is currently required to allocate net capital gains and ordinary income taxable for U.S. federal income tax purposes, if any, proportionately between Common Shares and Preferred Shares. See “Tax Matters.”

It is a fundamental policy that, under normal circumstances, the Fund will invest at least 80% of its Assets (as defined below) in municipal securities and other related investments that pay interest exempt from regular federal income taxes. As a fundamental policy, under normal circumstances, the Fund will invest at least 80% of its Assets in a portfolio of securities, the income from which is exempt from the federal alternative minimum tax applicable to individuals.

In addition, as a non-fundamental investment policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund will invest 100% of its Managed Assets (as defined below) in municipal securities and other related investments the income from which is exempt from the federal alternative minimum tax applicable to individuals at the time of purchase.

“Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. “Managed Assets” means the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

As a non-fundamental policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund may invest up to 35% of its Managed Assets in securities rated, at the time of investment, below the three highest grades (Baa or BBB or lower) by at least one NRSRO, which includes below-investment-grade securities or unrated securities judged to be of comparable quality by NAM. The Fund may invest in distressed securities. The Fund may not invest in the securities of an issuer which, at the time of investment, is in default on its obligations to pay principal or interest thereon when due or that is involved in a bankruptcy proceeding (i.e., rated below C-, at the time of investment), provided, however, that NAM may determine that it is in the best interest of shareholders in pursuing a workout arrangement with issuers of defaulted securities to make loans to the defaulted issuer or another party, or purchase a debt, equity or other interest from the defaulted issuer or another party, or take other related or similar steps involving the investment of additional monies, but only if that issuer’s securities are already held by the Fund.

The Fund’s greater allocation to lower rated municipal securities is expected to result in meaningfully higher net earnings. However, investments in lower rated securities are subject to higher risks than investments in higher rated securities, including a higher risk that the issuer will be unable to pay interest or principal when due. In addition, the Fund’s greater allocation to lower rated municipal securities may have a negative effect on one or more long-term ratings of the Fund’s Preferred Shares. See “Risk Factors” for a discussion of the risks associated with an increased exposure to lower rated municipal securities and for a discussion of ratings risks.

Securities of below investment grade quality (Ba/BB or below) are commonly referred to as “junk bonds.” Issuers of securities rated Ba/BB or B are regarded as having current capacity to make principal and interest payments but are subject to business, financial or economic conditions which could adversely affect such payment capacity. Municipal securities rated Baa or BBB are considered “investment grade” securities; municipal securities rated Baa are considered medium grade obligations which lack outstanding investment characteristics and have speculative characteristics, while municipal securities rated BBB are regarded as having adequate capacity to pay principal and interest. Municipal securities rated AAA in which the Fund may invest may have been so rated on the basis of the existence of insurance guaranteeing the timely payment, when due, of all principal and interest. Municipal securities rated below investment grade quality are obligations of issuers that are considered predominately speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Municipal securities rated below investment grade tend to be less marketable than higher quality securities because the market for them is less broad. The market for unrated municipal securities is even narrower. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and the Fund may have greater difficulty selling its portfolio securities. The Fund will be more dependent on the Investment Adviser and/or the Sub-Adviser’s research and analysis when investing in these securities.

The foregoing credit quality policy targets apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a NRSRO upgrades or downgrades its assessment of the credit characteristics of a particular issuer or that valuation changes of various municipal securities cause the Fund’s portfolio to fail to satisfy those targets. In determining whether to retain or sell such a security, the Investment Adviser and/or the Sub-Adviser may consider such factors as the Investment Adviser’s and/or the Sub-Adviser’s assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other NRSROs. The ratings of S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. represent their opinions as to the quality of the municipal securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, municipal securities with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield.

The Fund will invest primarily in municipal securities with long-term maturities in order to maintain an average effective maturity of 15 to 30 years, including the effects of leverage, but the average effective maturity of obligations held by the Fund may be lengthened or shortened as a result of portfolio transactions effected by the Investment Adviser and/or the Sub-Adviser, depending on market conditions and on an assessment by the portfolio manager of which segments of the municipal securities markets offer the most favorable relative investment values and opportunities for tax-exempt income and total return. As a result, the Fund’s portfolio at any given time may include both long-term and intermediate-term municipal securities. Moreover, during temporary defensive periods (e.g., times when, in the Investment Adviser’s and/or the Sub-Adviser’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the tax-exempt bond market adversely affect the price at which long-term or intermediate-term municipal securities are available), and in order to keep the Fund’s cash fully invested, the Fund may invest any percentage of its total assets in short-term investments including high quality, short-term debt securities that may be either tax-exempt or taxable. The Fund may not achieve its investment objectives during such periods.

As a non-fundamental policy that may be changed by the Fund’s trustees without prior shareholder notice, the Fund may invest up to 15% of its Managed Assets in inverse floating rate securities. The economic effect of leverage through the Fund’s purchase of inverse floating rate securities creates an opportunity for increased net income and returns for common shareholders but also creates the possibility that the Fund’s long-term returns will be diminished if the cost of leverage exceeds the return of the inverse floating rate securities purchased by the Fund.

The Fund may invest in “tobacco settlement bonds.” Tobacco settlement bonds are bonds that are secured or payable solely from the collateralization of the proceeds from class action or other litigation against the tobacco industry. See “Risk Factors—Portfolio Level Risks—Tobacco Settlement Bond Risk.”

The Fund may invest in securities of other open- or closed-end investment companies (including exchange-traded funds) that invest primarily in municipal securities of the types in which the Fund may invest directly, to the extent permitted by the 1940 Act, the rules and regulations issued thereunder and applicable exemptive orders issued by the SEC. See “—Portfolio Composition—Other Investment Companies” below.

The Fund may enter into certain derivative instruments in pursuit of its investment objectives, including to seek to enhance return, to hedge certain risks of its investments in fixed-income securities or as a substitute for a position in the underlying asset. Such instruments include financial futures contracts, swap contracts (including interest rate and credit default swaps), options on financial futures, options on swap contracts or other derivative instruments.

As a non-fundamental policy that may be changed by the Fund’s trustees without prior shareholder notice, the Fund may not enter into a futures contract or related options or forward contracts if more than 30% of the Fund’s Managed Assets would be represented by futures contracts or more than 5% of the Fund’s Managed Assets would be committed to initial margin deposits and premiums on futures contracts or related options.

The Fund may purchase municipal securities that are additionally secured by insurance, bank credit agreements or escrow accounts. The credit quality of companies which provide such credit enhancements may affect the value of those securities. Although the insurance feature may reduce certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Fund’s income. The insurance feature guarantees only the payment of principal and interest on the obligation when due and does not guarantee the market value of the insured obligations, which will fluctuate with the bond market and the financial success of the issuer and the insurer, and the effectiveness and value of the insurance itself is dependent on the continued creditworthiness of the insurer. No representation is made as to the insurers’ ability to meet their commitments.

Obligations of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to the laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon municipalities to levy taxes. There is also the possibility that, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its municipal securities may be materially affected.

The Fund is diversified for purposes of the 1940 Act. Consequently, as to 75% of its assets, the Fund may not invest more than 5% of its total assets in the securities of any single issuer (and in not more than 10% of the outstanding voting securities of an issuer), except that this limitation does not apply to cash, securities of the U.S. government, its agencies and instrumentalities, and securities of other investment companies.

The Fund cannot change its investment objectives without the approval of the holders of a “majority of the outstanding” Common and Preferred Shares, voting together as a single class, and of the holders of a “majority of the outstanding” Preferred Shares voting as a separate class, and with the prior written consent of the liquidity providers for VRDP Shares or MFP Shares, as applicable, such consent to be determined in each liquidity provider’s good faith discretion, and certain other Fund counterparties. A “majority of the outstanding,” under the 1940 Act, means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less. See “Description of Securities” for additional information with respect to the voting rights of holders of Common Shares and Preferred Shares.

Portfolio Composition

The Fund’s portfolio will be composed principally of the following investments.

Municipal Securities

General. The Fund may invest in various municipal securities, including municipal bonds and notes, other securities issued to finance and refinance public projects, and other related securities and derivative instruments creating exposure to municipal bonds, notes and securities that provide for the payment of interest income that is exempt from both regular federal income taxes and the federal alternative minimum tax applicable to individuals. Municipal securities are generally debt obligations issued by state and local governmental entities and may be issued by U.S. territories to finance or refinance public projects such as roads, schools, and water supply systems. Municipal securities may also be issued for private activities, such as housing, medical and educational facility construction, or for privately owned transportation, electric utility and pollution control projects. Municipal securities may be issued on a long term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source including project revenues, which may include tolls, fees and other user charges, lease payments, and mortgage payments. Municipal securities may also be issued to finance projects on a short term interim basis, anticipating repayment with the proceeds on long term debt. Municipal securities may be issued and purchased in the form of bonds, notes, leases or certificates of participation; structured as callable or non-callable; with payment forms including fixed coupon, variable rate, zero coupon, capital appreciation bonds, tender option bonds, and residual interest bonds or inverse floating rate securities; or acquired through investments in pooled vehicles, partnerships or other investment companies. Inverse floating rate securities are securities that pay interest at rates that vary inversely with changes in prevailing short-term tax-exempt interest rates and represent a leveraged investment in an underlying municipal security, which may increase the leverage of the Fund.

The Fund may invest in municipal bonds issued by United States territories and possessions (such as Puerto Rico or Guam) that are exempt from regular federal income taxes.

The yields on municipal securities depend on a variety of factors, including prevailing interest rates and the condition of the general money market and the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The market value of municipal bonds will vary with changes in interest rate levels and as a result of changing evaluations of the ability of their issuers to meet interest and principal payments.

Municipal Leases and Certificates of Participation. The Fund also may purchase municipal securities that represent lease obligations and certificates of participation in such leases. These carry special risks because the issuer of the securities may not be obligated to appropriate money annually to make payments under the lease. A municipal lease is an obligation in the form of a lease or installment purchase that is issued by a state or local government to acquire equipment and facilities. Income from such obligations generally is exempt from state and local taxes in the state of issuance. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment or facilities. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and result in a delay in recovering, or the failure to recover fully, the Fund’s original investment. To the extent that the Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. In order to reduce this risk, the Fund will only purchase municipal securities representing lease obligations where the Investment Adviser believes the issuer has a strong incentive to continue making appropriations until maturity.

A certificate of participation represents an undivided interest in an unmanaged pool of municipal leases, an installment purchase agreement or other instruments. The certificates typically are issued by a municipal agency, a trust or other entity that has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase agreements. Such certificates provide the Fund with the right to a pro rata undivided interest in the underlying municipal securities. In addition, such participations generally provide the Fund with the right to demand payment, on not more than seven days’ notice, of all or any part of the Fund’s participation interest in the underlying municipal securities, plus accrued interest.

Municipal Notes. Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer’s receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include tax anticipation notes, revenue anticipation notes, bond anticipation notes, tax and revenue anticipation notes and construction loan notes. Tax anticipation notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues, such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the bond anticipation notes. Tax and revenue anticipation notes combine the funding sources of both tax anticipation notes and revenue anticipation notes. Construction loan notes are sold to provide construction financing. Mortgage notes insured by the Federal Housing Authority secure these notes; however, the proceeds from the insurance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The anticipated revenues from taxes, grants or bond financing generally secure the obligations of an issuer of municipal notes. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer’s payment obligations under the notes or that refinancing will be otherwise unavailable.

Pre-Refunded Municipal Securities. The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities. Instead, the source of such payments is typically an escrow fund consisting of U.S. government securities. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer.

Private Activity Bonds. Private activity bonds are issued by or on behalf of public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of private activity bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the current federal tax laws place substantial limitations on the size of such issues. The Fund’s distributions of its interest income from private activity bonds may subject certain investors to the federal alternative minimum tax.

Inverse Floating Rate Securities. The Fund may invest in inverse floating rate securities. Inverse floating rate securities are securities whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Generally, inverse floating rate securities represent beneficial interests in a special purpose trust, commonly referred to as a “tender option bond trust” (“TOB trust”), that holds municipal bonds. The TOB trust typically sells two classes of beneficial interests or securities: floating rate securities (sometimes referred to as short-term floaters or tender option bonds (“TOBs”)), and inverse floating rate securities (sometimes referred to as inverse floaters). Both classes of beneficial interests are represented by certificates or receipts. The floating rate securities have first priority on the cash flow from the municipal bonds held by the TOB trust. In this structure, the floating rate security holders have the option, at periodic short-term intervals, to tender their securities to the trust for purchase and to receive the face value thereof plus accrued interest. The obligation of the trust to repurchase tendered securities is supported by a remarketing agent and by a liquidity provider. As consideration for providing this support, the remarketing agent and the liquidity provider receive periodic fees. The holder of the short-term floater effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. However, the trust is not obligated to purchase tendered short-term floaters in the event of certain defaults with respect to the underlying municipal bonds or a significant downgrade in the credit rating assigned to the bond issuer.

As the holder of an inverse floating rate investment, the Fund receives the residual cash flow from the TOB trust. Because the holder of the short-term floater is generally assured liquidity at the face value of the security plus accrued interest, the holder of the inverse floater assumes the interest rate cash flow risk and the market value risk associated with the municipal bond deposited into the TOB trust. The volatility of the interest cash flow and the residual market value will vary with the degree to which the trust is leveraged. This is expressed in the ratio of the total face value of the short-term floaters to the value of the inverse floaters that are issued by the TOB trust, and can exceed three times for more “highly leveraged” trusts. All voting rights and decisions to be made with respect to any other rights relating to the municipal bonds held in the TOB trust are passed through, pro rata, to the holders of the short-term floaters and to the Fund as the holder of the associated inverse floaters.

Because any increases in the interest rate on the short-term floaters issued by a TOB trust would reduce the residual interest paid on the associated inverse floaters, and because fluctuations in the value of the municipal bond deposited in the TOB trust would affect only the value of the inverse floater and not the value of the short-term floater issued by the trust so long as the value of the municipal bond held by the trust exceeded the face amount of short-term floaters outstanding, the value of inverse floaters is generally more volatile than that of an otherwise comparable municipal bond held on an unleveraged basis outside a TOB trust. Inverse floaters generally will underperform the market of fixed-rate bonds in a rising interest rate environment (i.e., when bond values are falling), but will tend to outperform the market of fixed-rate bonds when interest rates decline or remain relatively stable. Although volatile in value and return, inverse floaters typically offer the potential for yields higher than those available on fixed-rate bonds with comparable credit quality, coupon, call provisions and maturity. Inverse floaters have varying degrees of liquidity or illiquidity based primarily upon the inverse floater holder’s ability to sell the underlying bonds deposited in the TOB trust at an attractive price.

The Fund may invest in inverse floating rate securities issued by TOB trusts in which the liquidity providers have recourse to the Fund pursuant to a separate shortfall and forbearance agreement. Such an agreement would require the Fund to reimburse the liquidity provider, among other circumstances, upon termination of the TOB trust for the difference between the liquidation value of the bonds held in the trust and the principal amount and accrued interest due to the holders of floating rate securities issued by the trust. The Fund will enter into such a recourse agreement (1) when the liquidity provider requires such a recourse agreement because the level of leverage in the TOB trust exceeds the level that the liquidity provider is willing to support absent such an agreement; and/or (2) to seek to prevent the liquidity provider from collapsing the trust in the event the municipal bond held in the trust has declined in value to the point where it may cease to exceed the face amount of outstanding short-term floaters. In an instance where the Fund has entered such a recourse agreement, the Fund may suffer a loss that exceeds the amount of its original investment in the inverse floating rate securities; such loss could be as great as that original investment amount plus the face amount of the floating rate securities issued by the trust plus accrued interest thereon.

The Fund will segregate or earmark liquid assets with its custodian in accordance with the 1940 Act to cover its obligations with respect to its investments in TOB trusts.

The Fund may invest in both inverse floating rate securities and floating rate securities (as discussed below) issued by the same TOB trust.

Floating Rate Securities. The Fund may also invest in floating rate securities, as described above, issued by special purpose trusts. Floating rate securities may take the form of short-term floating rate securities or the option period may be substantially longer. Generally, the interest rate earned will be based upon the market rates for municipal securities with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option, which may vary from weekly, to monthly, to extended periods of one year or multiple years. Since the option feature has a shorter term than the final maturity or first call date of the underlying bond deposited in the trust, the Fund, as the holder of the floating rate securities, relies upon the terms of the agreement with the financial institution furnishing the option as well as the credit strength of that institution. As further assurance of liquidity, the terms of the trust provide for a liquidation of the municipal bond deposited in the trust and the application of the proceeds to pay off the floating rate securities. The trusts that are organized to issue both short-term floating rate securities and inverse floaters generally include liquidation triggers to protect the investor in the floating rate securities.

Special Taxing Districts. Special taxing districts are organized to plan and finance infrastructure developments to induce residential, commercial and industrial growth and redevelopment. The bond financing methods such as tax increment finance, tax assessment, special services district and Mello-Roos bonds, generally are payable solely from taxes or other revenues attributable to the specific projects financed by the bonds without recourse to the credit or taxing power of related or overlapping municipalities. They often are exposed to real estate development-related risks and can have more taxpayer concentration risk than general tax-supported bonds, such as general obligation bonds. Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings generally are limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. The bonds could default if development failed to progress as anticipated or if larger taxpayers failed to pay the assessments, fees and taxes as provided in the financing plans of the districts.

Derivatives

The Fund may invest in certain derivative instruments in pursuit of its investment objectives. Such instruments include financial futures contracts, swap contracts (including interest rate and credit default swaps), options on financial futures, options on swap contracts or other derivative instruments. Credit default swaps may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation. If the Fund is a seller of a contract, the Fund would be required to pay the par (or other agreed upon) value of a referenced debt obligation to the counterparty in the event of a default or other credit event by the reference issuer, such as a municipal securities issuer, with respect to such debt obligations. In return, the Fund would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Fund would keep the stream of payments and would have no payment obligations. As the seller, the Fund would be subject to investment exposure on the notional amount of the swap. If the Fund is a buyer of a contract, the Fund would have the right to deliver a referenced debt obligation and receive the par (or other agreed-upon) value of such debt obligation from the counterparty in the event of a default or other credit event (such as a credit downgrade) by the reference issuer, such as a municipal securities issuer, with respect to its debt obligations. In return, the Fund would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the counterparty would keep the stream of payments and would have no further obligations to the Fund. Interest rate swaps involve the exchange by the Fund with a counterparty of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. The Fund will usually enter into interest rate swaps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments.

See “The Fund’s Investments—Derivatives and Hedging Strategies” in the SAI and “—Segregation of Assets” below.

The requirements for qualification as a RIC may also limit the extent to which the Fund may invest in futures, options on futures and swaps. See “Tax Matters.”

Nuveen Fund Advisors and NAM may use derivative instruments to seek to enhance return, to hedge some of the risk of the Fund’s investments in municipal securities or as a substitute for a position in the underlying asset. These types of strategies may generate taxable income. With respect to the Fund’s investment policies, for purposes of calculating net assets, the Fund will value eligible derivatives at fair value or market value instead of notional value.

There is no assurance that these derivative strategies will be available at any time or that Nuveen Fund Advisors and NAM will determine to use them for the Fund or, if used, that the strategies will be successful.

Swap Transactions. The Fund may enter into total return, interest rate and credit default swap agreements and interest rate caps, floors and collars. The Fund may also enter into options on the foregoing types of swap agreements (“swap options”).

The Fund may enter into swap transactions for any purpose consistent with its investment objectives and strategies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, as a duration management technique, to reduce risk arising from the ownership of a particular instrument, or to gain exposure to certain sectors or markets in the most economical way possible.

Swap agreements typically are two-party contracts entered into primarily by institutional investors for a specified period of time. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined asset, reference rate or index. The gross returns to be exchanged or swapped between the parties are generally calculated with respect to a notional amount, e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a basket of securities representing a particular index. The notional amount of the swap agreement generally is only used as a basis upon which to calculate the obligations that the parties to the swap agreement have agreed to exchange. See “—Segregation of Assets” below.

Interest Rate Swaps, Caps, Collars and Floors. Interest rate swaps are bilateral contracts in which each party agrees to make periodic payments to the other party based on different referenced interest rates (e.g., a fixed rate and a floating rate) applied to a specified notional amount. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. Interest rate collars involve selling a cap and purchasing a floor or vice versa to protect the Fund against interest rate movements exceeding given minimum or maximum levels.

The use of interest rate transactions, such as interest rate swaps and caps, is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund’s use of interest rate swaps or caps could enhance or harm the overall performance of the Fund’s Common Shares. To the extent there is a decline in interest rates, the value of the interest rate swap or cap could decline, and could result in a decline in the net asset value of the Common Shares. In addition, if short-term interest rates are lower than the Fund’s fixed rate of payment on the interest rate swap, the swap will reduce Common Share net earnings. If, on the other hand, short-term interest rates are higher than the fixed rate of payment on the interest rate swap, the swap will enhance Common Share net earnings. Buying interest rate caps could enhance the performance of the Common Shares by providing a maximum leverage expense. Buying interest rate caps could also decrease the net earnings of the Common Shares in the event that the premium paid by the Fund to the counterparty exceeds the additional amount the Fund would have been required to pay had it not entered into the cap agreement.

Total Return Swaps. In a total return swap, one party agrees to pay the other the “total return” of a defined underlying asset during a specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. A total return swap may be applied to any underlying asset but is most commonly used with equity indices, single stocks, bonds and defined baskets of loans and mortgages. The Fund might enter into a total return swap involving an underlying index or basket of securities to create exposure to a potentially widely diversified range of securities in a single trade. An index total return swap can be used by the portfolio managers to assume risk, without the complications of buying the component securities from what may not always be the most liquid of markets. In connection with the Fund’s position in a swap contract, the Fund will segregate liquid assets or will otherwise cover its position in accordance with applicable SEC requirements. See “—Segregation of Assets” below.

Credit Default Swaps. A credit default swap is a bilateral contract that enables an investor to buy or sell protection against a defined-issuer credit event. The Fund may enter into credit default swap agreements either as a buyer or a seller. The Fund may buy protection to attempt to mitigate the risk of default or credit quality deterioration in an individual security or a segment of the fixed income securities market to which it has exposure, or to take a “short” position in individual bonds or market segments which it does not own. The Fund may sell protection in an attempt to gain exposure to the credit quality characteristics of particular bonds or market segments without investing directly in those bonds or market segments. As the buyer of protection in a credit default swap, the Fund would pay a premium (by means of an upfront payment or a periodic stream of payments over the term of the agreement) in return for the right to deliver a referenced bond or group of bonds to the protection seller and receive the full notional or par value (or other agreed upon value) upon a default (or similar event) by the issuer(s) of the underlying referenced obligation(s). If no default occurs, the protection seller would keep the stream of payments and would have no further obligation to the Fund. Thus, the cost to the Fund would be the premium paid with respect to the agreement. If a credit event occurs, however, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. The Fund bears the risk that the protection seller may fail to satisfy its payment obligations.

If the Fund is a seller of protection in a credit default swap and no credit event occurs, the Fund would generally receive an up-front payment or a periodic stream of payments over the term of the swap. If a credit event occurs, however, generally the Fund would have to pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As the protection seller, the Fund effectively adds the economic equivalent of leverage to its portfolio because, in addition to being subject to investment exposure on its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. See “—Segregation of Assets” below. Thus, the Fund bears the same risk as it would by buying the reference obligations directly, plus the additional risks related to obtaining investment exposure through a derivative instrument discussed below under “—Risks Associated with Swap Transactions” and above under “Risk Factors—Portfolio Level Risks—Swap Transactions Risk.”

Swap Options. A swap option is a contract that gives a counterparty the right (but not the obligation), in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement at some designated future time on specified terms. A cash-settled option on a swap gives the purchaser the right, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. The Fund may write (sell) and purchase put and call swap options. Depending on the terms of the particular option agreement, the Fund generally would incur a greater degree of risk when it writes a swap option than when it purchases a swap option. When the Fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swap option, upon exercise of the option the Fund would become obligated according to the terms of the underlying agreement.

Risks Associated with Swap Transactions. The use of swap transactions is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If Nuveen Fund Advisors and/or NAM is incorrect in its forecasts of default risks, market spreads or other applicable factors or events, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. As the protection seller in a credit default swap, the Fund effectively adds the economic equivalent of leverage to its portfolio because, in addition to being subject to investment exposure on its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. The Fund generally may only close out a swap, cap, floor, collar or other two-party contract with its particular counterparty, and generally may only transfer a position with the consent of that counterparty. In addition, the price at which the Fund may close out such two-party contract may not correlate with the price change in the underlying reference asset. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. It also is possible that developments in the derivatives market, including changes in government regulation, could adversely affect the Fund’s ability to terminate existing swap or other agreements or to realize amounts to be received under such agreements.

Futures and Options on Futures Generally. The Fund may attempt to hedge all or a portion of its investment portfolio against market risk by engaging in transactions in financial futures contracts, options on financial futures or options that either are based on an index of long-term municipal securities (i.e., those with average remaining maturities of more than 15 years) or relate to debt securities whose prices NAM anticipates to correlate with the prices of the municipal securities the Fund owns. To accomplish such hedging, the Fund may take an investment position in a futures contract or in an option which is expected to move in the opposite direction from the position being hedged. Hedging may be utilized to reduce the risk that the value of securities the Fund owns may decline on account of an increase in interest rates and to hedge against increases in the cost of the securities the Fund intends to purchase as a result of a decline in interest rates. The use of futures and options for hedging purposes can be expected to result in taxable income or gain. The Fund currently intends to allocate any taxable income or gain proportionately between its Common Shares and its Preferred Shares. See “Tax Matters.” If futures contracts are used for hedging purposes, there can be no guarantee that there will be a correlation between price movements in the futures contract and in the underlying financial instruments that are being hedged. This could result from differences between the financial instruments being hedged and the financial instruments underlying the standard contracts available for trading (e.g., differences in interest rate levels, maturities and the creditworthiness of issuers) among other factors. In addition, price movements of futures contracts may not correlate perfectly with price movements of the financial instruments underlying the futures contracts due to certain market distortions. A futures contract is an agreement between two parties to buy and sell a security, index or interest rate (each a “financial instrument”) for a set price on a future date. Certain futures contracts, such as futures contracts relating to individual securities, call for making or taking delivery of the underlying financial instrument. However, these contracts generally are closed out before delivery by entering into an offsetting purchase or sale of a matching futures contract (same exchange, underlying financial instrument, and delivery month). Other futures contracts, such as futures contracts on interest rates and indices, do not call for making or taking delivery of the underlying financial instrument, but rather are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the financial instrument at the close of the last trading day of the contract and the price at which the contract was originally written. These contracts also may be settled by entering into an offsetting futures contract.

Successful use of futures by the Fund also is subject to NAM’s ability to predict correctly movements in the direction of the relevant market. For example, if the Fund uses futures to hedge against the possibility of a decline in the market value of securities held in its portfolio and the prices of such securities increase instead, the Fund will lose part or all of the benefit of the increased value of the securities which it has hedged because it will have offsetting losses in its futures positions. Furthermore, if in such circumstances the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. The Fund may have to sell such securities at a time when it may be disadvantageous to do so. The sale of financial futures or the purchase of put options on financial futures or on debt securities or indexes is a means of hedging against the risk of rising interest rates, whereas the purchase of financial futures or of call options on financial futures or on debt securities or indexes is a means of hedging the Fund’s portfolio against an increase in the price of securities such Fund intends to purchase. Writing a call option on a futures contract or on debt securities or indexes may serve as a hedge against a modest decline in prices of municipal securities held in the Fund’s portfolio, and writing a put option on a futures contract or on debt securities or indexes may serve as a partial hedge against an increase in the value of municipal securities the Fund intends to acquire. The writing of these options provides a hedge to the extent of the premium received in the writing transaction. The Fund may not enter into a futures contract or related options or forward contracts if more than 30% of the Fund’s net assets would be represented by futures contracts or more than 5% of the Fund’s net assets would be committed to initial margin deposits and premiums on futures contracts and related options.

Unlike when the Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the futures broker, known as a futures commission merchant (“FCM”), an amount of cash or securities equal to a varying specified percentage of the contract amount. This amount is known as initial margin. The margin deposit is intended to ensure completion of the contract. Minimum initial margin requirements are established by the futures exchanges and may be revised. In addition, FCMs may establish margin deposit requirements that are higher than the exchange minimums. Cash held in the margin account generally is not income producing. However, coupon-bearing securities, such as Treasury securities, held in margin accounts generally will earn income.

Subsequent payments to and from the FCM, called variation margin, will be made on a daily basis as the price of the underlying financial instrument fluctuates, making the futures contract more or less valuable, a process known as marking the contract to market. Changes in variation margin are recorded by the Fund as unrealized gains or losses. At any time prior to expiration of the futures contract, the Fund may elect to close the position by taking an opposite position that will operate to terminate its position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a gain or loss. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of the Fund, the Fund may be entitled to the return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the Fund. Futures transactions also involve brokerage costs and the Fund may have to segregate additional liquid assets in accordance with applicable SEC requirements. See “—Segregation of Assets” below.

A futures option gives the purchaser of such option the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the purchaser acquires a long position in the futures contract and the writer is assigned the opposite short position. Upon the exercise of a put option, the opposite is true.

There are certain risks associated with the use of financial futures and options to hedge investment portfolios. There may be an imperfect correlation between price movements of the futures and options and price movements of the portfolio securities being hedged. Losses may be incurred in hedging transactions, which could reduce the portfolio gains that might have been realized if the hedging transactions had not been entered into.

If the Fund engages in futures transactions or in the writing of options on futures, it will be required to maintain initial margin and maintenance margin and may be required to make daily variation margin payments in accordance with applicable rules of the exchanges and the CFTC. If the Fund purchases a financial futures contract or a call option or writes a put option in order to hedge the anticipated purchase of municipal securities, and if the Fund fails to complete the anticipated purchase transaction, the Fund may have a loss or a gain on the futures or options transaction that will not be offset by price movements in the municipal securities that were the subject of the anticipatory hedge. The cost of put options on debt securities or indexes effectively increases the cost of the securities subject to them, thereby reducing the yield otherwise available from these securities. If the Fund decides to use futures contracts or options on futures contracts for hedging purposes, the Fund will be required to establish an account for such purposes with one or more CFTC-registered FCMs. An FCM could establish initial and maintenance margin requirements for the Fund that are greater than those which would otherwise apply to the Fund under applicable rules of the exchanges and the CFTC.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a derivatives or futures or a futures option position, and the Fund would remain obligated to meet margin requirements until the position is closed. Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Segregation of Assets

As a closed-end investment company registered with the SEC, the Fund is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various interpretive positions of the SEC and its staff. In accordance with these laws, rules and positions, the Fund must maintain liquid assets (often referred to as “asset segregation”), or engage in other SEC or staff-approved measures, to “cover” open positions with respect to certain kinds of derivative instruments and financial agreements (such as reverse repurchase agreements). Generally, the Fund will maintain an amount of liquid assets with its custodian in an amount at least equal to the amount of its obligations, including the value of unpaid past and future payment obligations, under derivative instruments and financial agreements, in accordance with SEC guidance. However, the Fund also may “cover” certain obligations by other means such as through ownership of the underlying security or financial instrument. The Fund also may enter into offsetting transactions with respect to certain obligations so that its combined position, coupled with any liquid assets maintained by its custodian, equals its net outstanding obligation in related derivatives or financial agreements. In the case of financial futures contracts that are not contractually required to cash settle, for example, the Fund must set aside liquid assets equal to such contracts’ full notional value while the positions are open. With respect to financial futures contracts that are contractually required to cash settle, however, the Fund is permitted to set aside liquid assets in an amount equal to the Fund’s daily marked-to-market net obligations (i.e., the Fund’s daily net liability) under the contracts, if any, rather than such contracts’ full notional value. If the Fund writes credit default swaps, it will segregate the full notional amount of the payment obligation under the credit default swap that must be paid upon the occurrence of a credit event. The Fund may invest in inverse floating rate securities issued by special purpose trusts. With respect to such investments, the Fund will segregate or earmark assets in an amount equal to at least 100% of the face amount of the floating rate securities issued by such trusts.

The SEC recently adopted new Rule 18f-4 under the 1940 Act, which, among other things, imposes limits on the amount of derivatives a fund can enter into and replaces the asset segregation framework previously used by funds to comply with Section 18 of the 1940 Act. The Fund will comply with the new rule’s requirements on or before the rule’s compliance date in 2022.

The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions from time to time articulated by the SEC or its staff regarding asset segregation.

To the extent that the Fund uses its assets to cover its obligations as required by the 1940 Act, the rules thereunder, and applicable positions of the SEC and its staff, such assets may not be used for other operational purposes. Nuveen Fund Advisors and/or NAM will monitor the Fund’s use of derivatives and will take action as necessary for the purpose of complying with the asset segregation policy stated above. Such actions may include the sale of the Fund’s portfolio investments.

Other Investment Companies

The Fund may invest in securities of other open- or closed-end investment companies (including ETFs) that invest primarily in municipal securities of the types in which the Fund may invest directly. The Fund may invest in investment companies that are advised by Nuveen Fund Advisors, NAM or their respective affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC. The Fund has not received or applied for, nor does it currently intend to apply for, any such relief. As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the Fund’s advisory and administrative fees with respect to assets so invested. Common shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Fund will consider the investments of underlying investment companies when determining compliance with Rule 35d-1 under the 1940 Act and when determining compliance with its own concentration policy, in each case to the extent the Fund has sufficient information about such investments after making a reasonable effort to obtain current information about the investments of underlying companies.

NAM will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available municipal security investments. In addition, because the securities of other investment companies may be leveraged, the Fund may indirectly be subject to those risks and magnify the Fund’s leverage risks described herein. As described in the section entitled “Risk Factors,” the net asset value and market value of leveraged shares will be more volatile and the yield to common shareholders will tend to fluctuate more than the yield generated by unleveraged shares.

Other Portfolio Investments, Investment Policies and Techniques and Investment Restrictions

See “Investment Restrictions” and “The Fund’s Investments” in the SAI for additional information.

USE OF LEVERAGE

The Fund uses leverage to pursue its investment objectives. The Fund may use leverage to the extent permitted by the 1940 Act. The Fund may source leverage through a number of methods including the issuance of Preferred Shares, investments in inverse floating rate securities, entering into reverse repurchase agreements (effectively a secured borrowing) and borrowings (subject to certain investment restrictions). See “The Fund’s Investments—Portfolio Composition—Municipal Securities—Inverse Floating Rate Securities,” “Risk Factors—Portfolio Level Risks—Inverse Floating Rate Securities Risk,” “Risk Factors—Fund Level and Other Risks—Leverage Risks” and “Risk Factors—Fund Level and Other Risks—Reverse Repurchase Agreement Risk” in this prospectus and “Investment Restrictions” in the SAI. The Fund may invest up to 15% of its Managed Assets in inverse floating rate securities. The Fund may also use certain derivatives that have the economic effect of leverage by creating additional investment exposure.

The Fund currently employs leverage primarily through its outstanding AMTP Shares, VRDP Shares and MFP Shares, all Preferred Shares. As of February 8, 2021, the Fund’s leverage through Preferred Shares and through its investments in inverse floating rate securities was approximately 37% of its Managed Assets.

The Preferred Shares have seniority over the Common Shares. Changes in the value of the Fund’s bond portfolio, including costs attributable to Preferred Shares, will be borne entirely by common shareholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the net asset value per Common Share to a greater extent than if the Fund were not leveraged. For tax purposes, the Fund is currently required to allocate net capital gain and other taxable income, if any, between Common Shares and Preferred Shares in proportion to total dividends paid to each class for the year in which the net capital gain or other taxable income is realized. If net capital gain or other taxable income is allocated to Preferred Shares (instead of solely tax-exempt income), the Fund will likely have to pay higher total dividends to preferred shareholders or make special payments to preferred shareholders to compensate them for the increased tax liability. This would reduce the total amount of dividends paid to the common shareholders.

The Fund may also borrow for temporary purposes permitted by the 1940 Act. The Fund, along with the Participating Funds, are party to a committed Facility provided by a group of lenders, under which Participating Funds may borrow for temporary purposes only. Outstanding balances drawn by the Fund, or any other Participating Fund, will bear interest at a variable rate and are the liability of such Fund. The Facility is not intended for sustained levered investment purposes. A large portion of the Facility’s capacity (and corresponding annual costs, excluding interest cost) is currently allocated by Nuveen Fund Advisors to a small number of Participating Funds, which does not include the Fund. The Facility has a 364-day term and will expire in June 2021 unless extended or renewed.

The Fund may reduce or increase leverage based upon changes in market conditions and anticipates that its leverage ratio will vary from time to time based upon variations in the value of the Fund’s holdings. So long as the net rate of income received on the Fund’s investments purchased with leverage proceeds exceeds the then-current expense on any leverage, the investment of leverage proceeds will generate more net income than if the Fund had not used leverage. If so, the excess net income will be available to pay higher distributions to common shareholders. However, if the rate of net income received from the Fund’s portfolio investments purchased with leverage is less than the then-current expense on outstanding leverage, the Fund may be required to utilize other Fund assets to make expense payments on outstanding leverage, which may result in a decline in Common Share net asset value and reduced net investment income available for distribution to common shareholders. See “Risk Factors—Fund Level and Other Risks—Leverage Risk.”

Following an offering of additional Common Shares from time to time, the Fund’s leverage ratio will decrease as a result of the increase in net assets attributable to Common Shares. The Fund’s leverage ratio may decline further to the extent that the net proceeds of an offering of Common Shares are used to reduce the Fund’s leverage. A lower leverage ratio may result in lower (higher) returns to common shareholders over a period of time to the extent that net returns on the Fund’s investment portfolio exceed (fall below) its cost of leverage over that period, which lower (higher) returns may impact the level of the Fund’s distributions. See “Risk Factors—Fund Level and Other Risks—Leverage Risk.”

The Fund may use derivatives, such as interest rate swaps with varying terms, in order to manage the interest rate expense associated with all or a portion of its leverage. Interest rate swaps are bi-lateral agreements whereby parties agree to exchange future payments, typically based upon the differential of a fixed rate and a variable rate, on a specified notional amount. Interest rate swaps can enable a Fund to effectively convert its variable leverage expense to fixed, or vice versa. For example, if the Fund issues leverage having a short-term floating rate of interest, the Fund could use interest rate swaps to hedge against a rise in the short-term benchmark interest rates associated with its outstanding leverage. In doing so, the Fund would seek to achieve lower leverage costs, and thereby enhance

Common Share distributions, over an extended period, which would be the result if short-term interest rates on average exceed the fixed interest rate over the term of the swap. To the extent the fixed swap rate is greater than short-term market interest rates on average over the period, overall costs associated with leverage will increase (and thereby reduce distributions to common shareholders) than if the Fund had not entered into the interest rate swap(s).

The Fund pays a management fee to Nuveen Fund Advisors (which in turn pays a portion of such fee to NAM) based on a percentage of Managed Assets. Managed Assets include the proceeds realized and managed from the Fund’s use of most types of leverage (excluding the leverage exposure attributable to the use of futures, swaps and similar derivatives). Because Managed Assets include the Fund’s net assets as well as assets that are attributable to the Fund’s investment of the proceeds of its leverage (including instruments like inverse floating rate securities and reverse repurchase agreements), it is anticipated that the Fund’s Managed Assets will be greater than its net assets. Nuveen Fund Advisors will be responsible for using leverage to pursue the Fund’s investment objective. Nuveen Fund Advisors will base its decision regarding whether and how much leverage to use for the Fund, and the terms of that leverage, on its assessment of whether such use of leverage is in the best interests of the Fund. However, a decision to employ or increase leverage will have the effect, all other things being equal, of increasing Managed Assets, and in turn Nuveen Fund Advisors’ and NAM’s management fees. Thus, Nuveen Fund Advisors may have a conflict of interest in determining whether to use or increase leverage. Nuveen Fund Advisors will seek to manage that potential conflict by using leverage only when it determines that it would be in the best interests of the Fund and its common shareholders, and by periodically reviewing with the Board of Trustees the Fund’s performance, the Fund’s degree of overall use of leverage and the impact of the use of leverage on that performance.

The 1940 Act generally defines a “senior security” as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends; however, the term does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made for temporary purposes and in an amount not exceeding five percent of the value of the Fund’s total assets. A loan shall be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Under the 1940 Act, the Fund is not permitted to issue “senior securities representing indebtedness” if, immediately after the issuance of such senior securities representing indebtedness, the asset coverage ratio with respect to such senior securities would be less than 300%. “Senior securities representing indebtedness” include borrowings (including loans from financial institutions); debt securities; and other derivative investments or transactions such as reverse repurchase agreements and investments in inverse floating rate securities to the extent the Fund has not fully covered, segregated or earmarked cash or liquid assets having a market value at least equal to its future obligation under such instruments. With respect to any such senior securities representing indebtedness, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of such borrowing represented by senior securities representing indebtedness issued by the Fund.

Under the 1940 Act, the Fund is not permitted to issue “senior securities” that are Preferred Shares if, immediately after the issuance of Preferred Shares, the asset coverage ratio with respect to such Preferred Shares would be less than 200%. With respect to any such Preferred Shares, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate liquidation preference of such Preferred Shares.

The Fund is limited by certain investment restrictions and may only issue senior securities that are preferred shares except the Fund may borrow money from a bank for temporary or emergency purposes or for repurchase of its shares only in an amount not exceeding one-third of the Fund’s total assets (including the amount borrowed) less the Fund’s liabilities (other than borrowings). See “Investment Restrictions” in the SAI. These restrictions are fundamental and may not be changed without the approval of Common Shares and Preferred Shares voting together as a single class.

If the asset coverage with respect to any senior securities issued by the Fund declines below the required ratios discussed above (as a result of market fluctuations or otherwise), the Fund may sell portfolio securities when it may be disadvantageous to do so.

Certain types of leverage used by the Fund may result in the Fund being subject to certain covenants, asset coverage and/or other portfolio composition limits by its lenders, Preferred Share purchasers, liquidity providers, rating agencies that may rate Preferred Shares, or reverse repurchase agreement counterparties. Such limitations may be more stringent than those imposed by the 1940 Act and may affect whether the Fund is able to maintain its desired amount of leverage. At this time, Nuveen Fund Advisors does not believe that any such potential investment limitations will impede it from managing the Fund’s portfolio in accordance with its investment objective and policies.

Utilization of leverage is a speculative investment technique and involves certain risks to the common shareholders, including increased variability of the Fund’s net income, distributions and net asset value in relation to market changes. See “Risk Factors—Fund Level and Other Risks—Leverage Risk.” There is no assurance that the Fund will continue to use leverage or that the Fund’s use of leverage will work as planned or achieve its goals.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the Fund’s management, including supervision of the duties performed by Nuveen Fund Advisors. The names and business addresses of the trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Investment Adviser, Sub-Adviser and Portfolio Manager

Investment Adviser

Nuveen Fund Advisors, a registered investment adviser, is responsible for overseeing the Fund’s overall investment strategy and its implementation. Nuveen Fund Advisors is located at 333 West Wacker Drive, Chicago, Illinois 60606.

Nuveen Fund Advisors also has overall responsibility for management of the Fund, oversees the management of the Fund’s portfolio, manages the Fund’s business affairs and provides certain clerical, bookkeeping and other administrative services. Nuveen Fund Advisors is an indirect subsidiary of Nuveen, the investment management arm of TIAA. TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and is the companion organization of College Retirement Equities Fund. As of December 31, 2020, Nuveen managed approximately $1.2 trillion in assets, of which approximately $156.5 billion was managed by Nuveen Fund Advisors.

Sub-Adviser

Nuveen Asset Management, LLC, 333 West Wacker Drive, Chicago, Illinois 60606, serves as the Fund’s sub-adviser pursuant to a sub-advisory agreement between Nuveen Fund Advisors and Nuveen Asset Management (the “Sub-Advisory Agreement”). NAM is a registered investment adviser, and a wholly-owned subsidiary of Nuveen Fund Advisors. Nuveen Asset Management oversees day-to-day investment operations of the Fund.

Portfolio Manager

NAM is responsible for the execution of specific investment strategies and day-to-day investment operations of the Fund. NAM manages the Nuveen funds using a team of analysts and portfolio managers that focuses on a specific group of funds. The day-to-day operation of the Fund and the execution of its specific investment strategies is the primary responsibility of Christopher L. Drahn, the designated portfolio manager of the Fund (the “Portfolio Manager”).

Christopher L. Drahn, CFA, manages several municipal funds and portfolios. He began working in the financial industry when he joined FAF Advisors in 1980. Mr. Drahn became a portfolio manager in 1988. He received a B.A. from Wartburg College and an M.B.A. in finance from the University of Minnesota. Mr. Drahn holds the Chartered Financial Analyst designation.

Additional information about the Portfolio Manager’s compensation, other accounts managed by the Portfolio Manager and the Portfolio Manager’s ownership of securities in the Fund is provided in the SAI. The SAI is available free of charge by calling (800) 257-8787 or by visiting the Fund’s website at www.nuveen.com. The information contained in, or that can be accessed through, the Fund’s website is not part of this prospectus or the SAI.

Investment Management and Sub-Advisory Agreements

Investment Management Agreement. Pursuant to an investment management agreement between Nuveen Fund Advisors and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay an annual management fee for the services and facilities provided by Nuveen Fund Advisors, payable on a monthly basis, based on the sum of a fund-level fee and a complex-level fee, as described below.

Fund-Level Fee. The annual fund-level fee for the Fund, payable monthly, is calculated according to the following schedule:

Average Daily Managed Assets*	Fund-Level Fee Rate
For the first $125 million	0.4500%
For the next $125 million	0.4375%
For the next $250 million	0.4250%

Average Daily Managed Assets*	Fund-Level Fee Rate
For the next $500 million	0.4125%
For the next $1 billion	0.4000%
For the next $3 billion	0.3750%
For managed assets over $5 billion	0.3625%

Complex Level Fee. The annual complex-level fee for the Fund, payable monthly, is calculated by multiplying the current complex-wide fee rate, determined according to the following schedule, by the Fund’s daily managed assets:

Complex-Level Eligible Asset Breakpoint Level*	Effective Complex-Level Fee Rate at Breakpoint Level
$55 billion	0.2000%
$56 billion	0.1996%
$57 billion	0.1989%
$60 billion	0.1961%
$63 billion	0.1931%
$66 billion	0.1900%
$71 billion	0.1851%
$76 billion	0.1806%
$80 billion	0.1773%
$91 billion	0.1691%
$125 billion	0.1599%
$200 billion	0.1505%
$250 billion	0.1469%
$300 billion	0.1445%

*

For the complex-level fees, managed assets include closed-end fund assets managed by the Investment Adviser that are attributable to certain types of leverage. For these purposes, leverage includes the funds’ use of preferred stock and borrowings and certain investments in the residual interest certificates (also called inverse floating rate securities) in tender option bond (TOB) trusts, including the portion of assets held by a TOB trust that has been effectively financed by the trust’s issuance of floating rate securities, subject to an agreement by the Investment Adviser as to certain funds to limit the amount of such assets for determining managed assets in certain circumstances. The complex-level fee is calculated based upon the aggregate daily managed assets of all Nuveen open-end and closed-end funds that constitute “eligible assets.” Eligible assets do not include assets attributable to investments in other Nuveen funds or assets in excess of a determined amount (originally $2 billion) added to the Nuveen fund complex in connection with the Investment Adviser’s assumption of the management of the former First American Funds effective January 1, 2011. As of October 31, 2020, the complex-level fee rate for the Fund was 0.1572%.

In addition to the fee of Nuveen Fund Advisors, the Fund pays all other costs and expenses of its operations, including compensation of its trustees (other than those affiliated with Nuveen Fund Advisors and NAM), custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses associated with any borrowings, expenses of issuing any Preferred Shares, including the MFP Shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any. All fees and expenses are accrued daily and deducted before payment of dividends to investors.

A discussion regarding the basis for the Board’s decision to renew the Investment Management Agreement for the Fund may be found in the Fund’s annual report to shareholders dated October 31 of each year.

Sub-Advisory Agreement. Pursuant to the Sub-Advisory Agreement, NAM will receive from Nuveen Fund Advisors on the fifth business day of each month a management fee equal to 38.4615% of the fees (net of applicable breakpoints, waivers and reimbursements) paid by the Fund to the Investment Adviser under the Investment Management Agreement for the Fund.

A discussion regarding the basis for the Board’s decision to renew the Sub-Advisory Agreement for the Fund may be found in the Fund’s annual report to shareholders dated October  31 of each year.

NET ASSET VALUE

The Fund’s net asset value per Common Share is determined as of the close of trading (normally 4:00 p.m. Eastern time) on each day the New York Stock Exchange is open for business. Net asset value is calculated by taking the fair value of the Fund’s total assets, including interest or dividends accrued but not yet collected, less all liabilities, and dividing by the total number of Common Shares outstanding. The result, rounded to the nearest cent, is the net asset value per share.

The Fund’s custodian calculates the Fund’s net asset value. The custodian uses prices for portfolio securities from a pricing service the Fund’s Board has approved. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available (which will constitute the majority of the Fund’s portfolio securities) are valued at fair value as determined by the Board in reliance upon data supplied by the pricing service. The pricing service uses methods that consider yields or prices of municipal securities of comparable quality, type of issue, coupon, maturity, and ratings; dealers’ indications of value; and general market conditions. The pricing service may use electronic data processing techniques or a matrix system, or both. The Fund’s officers review the pricing service’s procedures and valuations, under the general supervision of the Board.

DISTRIBUTIONS

For a discussion of dividends and other distributions applicable to the MFP Shares, see the prospectus supplement relating to the MFP Shares being offered.

PLAN OF DISTRIBUTION

The Fund may sell Securities from time to time on an immediate, continuous or delayed basis, in one or more offerings under this prospectus and a related prospectus supplement in any one or more of the following ways: (1) directly to one or more purchasers, (2) through agents for the period of their appointment, (3) to underwriters as principals for resale to the public or (4) such other method as may be described in the applicable prospectus supplement.

The prospectus supplement will describe the method of distribution of the Securities offered therein.

Each prospectus supplement relating to an offering of Securities will state the terms of the offering, including:

•	the names of any agents or underwriters;

•	any sales loads, underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

•	the public offering or purchase price of the offered Securities, the estimated net proceeds the Fund will receive from the sale and the use of proceeds; and

•	any securities exchange on which the offered Securities may be listed.

If any underwriters are involved in the offer and sale, the Securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Fund may offer and sell the Securities directly or through an agent or agents designated by the Fund from time to time. An agent may sell securities it has purchased from the Fund as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from the Fund to the dealers. After the initial offering of the Securities, the offering price (in the case of Securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the Securities may be deemed to be an “underwriter,” as that term is defined in the 1933 Act, of the Securities so offered and sold.

Underwriters, dealers and agents may be entitled, under agreements entered into with the Fund, to indemnification by the Fund against some liabilities, including liabilities under the 1933 Act.

The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Unless otherwise indicated in the prospectus supplement, each series of offered MFP Shares will be a new issue of securities for which there currently is no market. Any underwriters to whom MFP Shares are sold for public offering and sale may make a market in such MFP Shares as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the MFP Shares.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for the Fund and/or any of the Fund’s affiliates in the ordinary course of business.

The Fund will bear the expenses of the offering, including but not limited to, the expenses of preparation of this prospectus and the SAI and the prospectus supplement for the offering and the expense of counsel and auditors in connection with the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than 9% of the initial gross proceeds from the sale of any Securities being sold.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of the Fund’s portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

CERTAIN PROVISIONS IN THE DECLARATION OF TRUST AND BY-LAWS

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust contains an express disclaimer of shareholder liability for debts or obligations of the Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Fund or the trustees. The Declaration of Trust further provides for indemnification out of the assets and property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Fund believes that the likelihood of such circumstances is remote.

The Declaration of Trust and By-Laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The By-Laws require the Board be divided into three classes with staggered terms. This provision of the By-Laws could delay for up to two years the replacement of a majority of the Board. Preferred shareholders, including MFP shareholders, voting as a separate class, will be entitled to elect two of the Fund’s trustees. In addition, the Declaration of Trust includes other provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. Specifically, the Declaration of Trust requires a vote by holders of at least two-thirds of the Common Shares and Preferred Shares, including MFP Shares, voting together as a single class, except as described below, to authorize (1) a conversion of the Fund from a closed-end to an open-end investment company, (2) a merger or consolidation of the Fund, or a series or class of the Fund, with any corporation, association, trust or other organization or a reorganization or recapitalization of the Fund, or a series or class of the Fund, (3) a sale, lease or transfer of all or substantially all of the Fund’s assets (other than in the regular course of the Fund’s investment activities), (4) in certain circumstances, a termination of the Fund, or a series or class of the Fund, or (5) a removal of trustees (voting by class or classes of shares that elected such trustee) by shareholders, and then only for cause, unless, with respect to (1) through (4), such transaction has already been authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or the By-Laws, in which case the affirmative vote of the holders of at least a majority of the Fund’s Common Shares and Preferred Shares, including MFP Shares, voting together as a single class, is required; provided, however, that where only a particular class or series is affected, only the required vote by the applicable class or series will be required. For purposes of the foregoing, the term “recapitalization” shall not mean, without limitation, the issuance or redemption of Preferred Shares pursuant to the terms of the Declaration of Trust or the statement adopted with respect to such Preferred Shares, whether or not in conjunction with the issuance, retirement or redemption of other securities or indebtedness of the Fund. Approval of shareholders is not required, however, for any transaction, whether deemed a merger, consolidation, reorganization or otherwise whereby the Fund issues shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity. In the case of the conversion of the Fund to an open-end investment company, or in the case of any of the foregoing transactions constituting a plan of reorganization which adversely affects the holders of Preferred Shares, including MFP Shares, the action in question will also require the affirmative vote of the holders of at least two-thirds of the Fund’s Preferred Shares, including MFP Shares, outstanding at the time, voting as a separate class, or, if such action has been authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or the By-Laws, the affirmative vote of the holders of at least a majority of the Fund’s Preferred Shares, including MFP Shares, outstanding at the time, voting as a separate class. None of the foregoing provisions may be amended except by the vote of at least two-thirds of the Common Shares and Preferred Shares, including MFP Shares, voting together as a single class. The votes required to approve the conversion of the Fund from a closed-end to an open-end investment company or to approve transactions constituting a plan of reorganization which adversely affects the holders of Preferred Shares, including MFP Shares, are higher than those required by the 1940 Act. The Board believes that the provisions of the Declaration of Trust relating to such higher votes are in the best interest of the Fund and its shareholders. Under the Fund’s By-Laws, the Board is divided into three classes and such a staggered board could delay for up to two years the replacement of a majority of the Board.

The Declaration of Trust provides that the obligations of the Fund are not binding upon the Fund’s trustees individually, but only upon the assets and property of the Fund, and that the trustees shall not be liable for errors of judgment or mistakes of fact or law. Nothing in the Declaration of Trust, however, protects a trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The By-Laws provide that a shareholder who obtains beneficial ownership of Common Shares in a “Control Share Acquisition” will have the same voting rights as other Common Shares only to the extent authorized by shareholders. Such authorization will require the affirmative vote of the holders of a majority (more than 50%) of the shares of the Fund entitled to vote in the election of trustees excluding Interested Shares. “Interested Shares” include shares held by Fund officers and any person who has acquired Common Shares in a Control Share Acquisition (the “Control Share Provisions”). The By-Laws define a “Control Share Acquisition,” subject to various conditions and exceptions, generally to mean an acquisition of Common Shares that would give the beneficial owner, upon the acquisition of such shares, the ability to exercise voting power, but for the Control Share Provisions, in the election of trustees in any one of the following ranges: (i) one-tenth or more, but less than one-fifth of all voting power; (ii) one-fifth or more, but less than one-third of all voting power; (iii) one-third or more, but less than a majority of all voting power; or (iv) a majority or more of all voting power. For this purpose, all Common Shares acquired by a person within ninety days before or after the date on which such person acquires shares that result in a Control Share Acquisition, and all Common Shares acquired by such person pursuant to a plan to make a Control Share Acquisition, will be deemed to have been acquired in the same Control Share Acquisition. Subject to various conditions and procedural requirements, including the delivery of a “Control Share Acquisition Statement” to the Fund setting forth certain required information, a shareholder who obtains or proposes to obtain beneficial ownership of Common Shares in a Control Share Acquisition generally may request a vote of shareholders to approve the authorization of voting rights of such shareholder with respect to such shares.

The provisions of the Declaration of Trust and By-Laws described above could have the effect of depriving the shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. They provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objectives and policies. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders.

Reference should be made to the Declaration of Trust and By-Laws on file with the SEC for the full text of these provisions.

REPURCHASE OF FUND SHARES; CONVERSION TO OPEN-END FUND

The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares. Instead, the Common Shares trade in the open market at prices that are a function of several factors, including Common Share dividend levels (which are in turn affected by expenses) in comparison to market rates for similar investments, net asset value, call protection, dividend stability, portfolio credit quality, relative demand for and supply of such shares in the market, general market and economic conditions and other factors. Because shares of closed-end investment companies may frequently trade at prices lower than net asset value, the Board has currently determined that, at least annually, it will consider action that might be taken to reduce or eliminate any material discount from net asset value in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares at net asset value, or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that its Board will decide to take any of these actions, or that share repurchases or tender offers will actually reduce market discount.

Notwithstanding the foregoing, at any time when the Fund’s Preferred Shares, including MFP Shares, are outstanding, the Fund may not purchase, redeem or otherwise acquire any of its Common Shares unless (1) all accumulated but unpaid dividends on Preferred Shares, including MFP Shares, due to be paid have been paid and (2) at the time of such purchase, redemption or acquisition, the net asset value of the Fund’s portfolio (determined after deducting the acquisition price of the Common Shares) is at least 200% of the liquidation value of the outstanding Preferred Shares, including MFP Shares (expected to equal the original purchase price per share plus any accumulated but unpaid dividends thereon). Any service fees incurred in connection with any tender offer made by the Fund will be borne by the Fund and will not reduce the stated consideration to be paid to tendering shareholders.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act and the rules and regulations thereunder.

Although the decision to take action in response to a discount from net asset value will be made by the Board at the time it considers such issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of Common Shares or a tender offer for such shares if (1) such transactions, if consummated, would (a) result in the delisting of the Common Shares from the NYSE, or (b) impair the Fund’s status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Fund), or as a registered closed-end investment company under the 1940 Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objectives and policies in order to repurchase shares; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by United States or state banks in which the Fund invests, (d) material limitation affecting the Fund or the issuers of its portfolio securities by federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Fund or its shareholders if shares were repurchased. The Board may in the future modify these conditions in light of experience.

Conversion to an open-end company would require the approval of the holders of at least two-thirds of the Fund’s Common Shares and Preferred Shares, including MFP Shares outstanding at the time, voting together as a single class, and of the holders of at least two-thirds of the Fund’s Preferred Shares, including MFP Shares outstanding at the time, voting as a separate class; provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or By-Laws. See “Certain Provisions in the Declaration of Trust and By-Laws” for a discussion of voting requirements applicable to conversion of the Fund to an open-end company. If the Fund converted to an open-end investment company, it would be required to redeem all Preferred Shares, including MFP Shares, then outstanding (requiring in turn that it liquidate a portion of its investment portfolio), and the Common Shares would no longer be listed on the NYSE. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less any redemption charge that is in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end companies typically engage in a continuous offering of their shares. Open-end companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. As a result, conversion to open-end status may require changes in the management of the Fund’s portfolio in order to meet the liquidity requirements applicable to open-end funds. Because portfolio securities may have to be liquidated to meet redemptions, conversion could affect the Fund’s ability to meet its investment objectives or to use certain investment policies and techniques described above. If converted to an open-end fund, the Fund expects to pay all redemptions in cash, but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, new Common Shares may be sold at net asset value plus a sales load. The Board may at any time propose conversion of the Fund to an open-end company depending upon their judgment as to the advisability of such action in light of circumstances then prevailing.

The repurchase by the Fund of its Common Shares at prices below net asset value will result in an increase in the net asset value of those shares that remain outstanding. However, there can be no assurance that share repurchases or tenders at or below net asset value will result in the Common Shares trading at a price equal to their net asset value. Nevertheless, the fact that the Common Shares may be the subject of repurchase or tender offers at net asset value from time to time, or that the Fund may be converted to an open-end company, may reduce any spread between market price and net asset value that might otherwise exist.

In addition, a purchase by the Fund of its Common Shares will decrease the Fund’s total assets which would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Shares at a time when Preferred Shares, including MFP Shares, are outstanding will increase the leverage applicable to the outstanding Common Shares then remaining.

Before deciding whether to take any action if the Common Shares trade below net asset value, the Board of Trustees would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its shareholders, and market considerations. Based on these considerations, even if the Common Shares should trade at a discount, the Board may determine that, in the interest of the Fund and its shareholders, no action should be taken. On August 4th, the Fund’s Board renewed the Fund’s open market share repurchase program under which the Fund may repurchase up to 10% of its Common Shares. Since the inception of the Fund’s share repurchase program through February 8, 2021 the Fund has repurchased 75,000 Common Shares under the program.

TAX MATTERS

The following information is meant as a general summary for U.S. holders of an investment in the shares of the Fund. Please see the SAI for additional information. A description of material U.S. federal income tax consequences relating to the purchase and ownership of any MFP Shares being offered will be set forth in the related prospectus supplement. Investors should rely on their own tax adviser for advice about the particular federal, state and local tax consequences to them of investing in the Fund.

The tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) made significant changes, generally effective for taxable years beginning after December 31, 2017, to the U.S. federal income tax rules for individuals and corporations. Many of the changes affecting individuals apply only for taxable years beginning after December 31, 2017 and before January 1, 2026. There were only minor changes to the rules specifically affecting RICs, such as the Fund. The Tax Act, however, made numerous other changes to the tax rules affecting shareholders and the Fund. You are urged to consult your own tax advisor regarding how the Tax Act affects your investment in the Fund.

The Fund has elected and intends to qualify each year as a RIC under Subchapter M of the Code. In order to qualify for treatment as a RIC, the Fund must satisfy certain requirements regarding the sources of its income, the diversification of its assets and the distribution of its income. As a RIC, the Fund generally does not expect to have to pay U.S. federal income tax. The Fund primarily invests in municipal securities (as defined above) issued by states, cities and local authorities and certain possessions and territories of the United States (such as Puerto Rico or Guam) or municipal securities the income of which is otherwise exempt from regular U.S. federal income taxes. To qualify to pay exempt-interest dividends, which are treated as items of interest excludable from gross income for U.S. federal income tax purposes, at least 50% of the value of the total assets of the Fund must consist of obligations exempt from regular income tax as of the close of each quarter of the Fund’s taxable year. If the proportion of taxable investments held by the Fund exceeds 50% of the Fund’s total assets as of the close of any quarter of any Fund taxable year, the Fund would not for that taxable year satisfy the general eligibility test that would otherwise permit it to pay exempt-interest dividends. Substantially all of the Fund’s dividends paid to you are expected to qualify as “exempt-interest dividends,” which are exempt from regular U.S. federal income tax. The Fund does not intend to acquire securities the income of which is subject to the federal alternative minimum tax applicable to individuals. The Tax Act repealed the federal alternative minimum tax for corporations for tax years beginning after December 31, 2017.

The exemption from U.S. federal income tax for exempt-interest dividends does not necessarily result in exemption for such dividends under the income or other tax laws of any state or local taxing authority. Some states exempt from state income tax that portion of any exempt-interest dividend that is derived from interest received by a RIC on its holdings of securities of that state and its political subdivisions and instrumentalities. Therefore, the Fund will report annually to its shareholders the percentage of interest income earned by the fund during the preceding year on tax-exempt obligations indicating, on a state-by-state basis, the source of such income. Shareholders of the Fund are advised to consult with their own tax advisers about state and local tax matters.

In addition to exempt-interest dividends, the Fund may also distribute to its shareholders amounts that are treated as long-term capital gain or ordinary income (which may include short-term capital gains). These distributions are generally subject to regular U.S. federal income tax, whether or not reinvested in additional shares. Capital gain distributions are generally taxable at rates applicable to long-term capital gains regardless of how long a shareholder has held its shares. Long-term capital gains are taxable to non-corporate shareholders at rates of up to 20%. The Fund does not expect that any part of its distributions to shareholders from its investments will qualify for the dividends-received deduction available to corporate shareholders or as “qualified dividend income,” which is taxable to non-corporate shareholders at reduced maximum U.S. federal income tax rates.

A 3.8% Medicare contribution tax generally applies to all or a portion of the net investment income of a shareholder that is an individual and not a nonresident alien for U.S. federal income tax purposes and that has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for U.S. federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax also applies to all or a portion of the undistributed net investment income of certain shareholders that are estates and trusts. For these purposes, interest, dividends and certain capital gains are generally taken into account in computing a shareholder’s net investment income, but exempt-interest dividends are not taken into account.

As a RIC, the Fund will not have to pay U.S. federal income tax in any taxable year provided that it meets certain requirements. The Fund might not distribute some (or all) of its net capital gain. If the Fund does not distribute all of its net capital gain and net investment income, it will be subject to tax at the corporate rate on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its shareholders that, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be deemed to have paid their proportionate shares of the tax paid by the Fund on such undistributed amount and will be entitled to credit that amount of tax against their U.S. federal income tax liabilities, if any; and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder.

The Internal Revenue Service (the “IRS”) requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as exempt interest, ordinary income and capital gains). Accordingly, the Fund reports dividends made with respect to Common Shares and Preferred Shares as consisting of particular types of income (e.g., exempt interest, net capital gains and ordinary income) in accordance with each class’ proportionate share of the total dividends paid by the Fund with respect to the year.

Dividends declared by the Fund in October, November or December, payable to shareholders of record in such a month, and paid during the following January will be treated as having been received by shareholders in the year the distributions were declared.

Each shareholder will receive an annual statement summarizing the U.S. federal income tax status of all distributions.

The repurchase, sale or exchange of shares normally will result in capital gain or loss to holders that hold their shares as capital assets. Generally a shareholder’s gain or loss will be long-term capital gain or loss if the shares have been held for more than one year even though the increase in value in such shares may be at least partly attributable to tax-exempt interest income. For corporate taxpayers, both long-term and short-term capital gains are taxed at the same rate that applies to ordinary income. For non-corporate taxpayers, however, long-term capital gains are taxed at rates of up to 20%. Short-term capital gains and other ordinary income are taxed to non-corporate taxpayers at ordinary income rates. If a shareholder sells or otherwise disposes of shares before holding them for six months, any loss on the sale or disposition will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the holder of long-term capital gain (including any amount credited to the holder as undistributed capital gain). Any loss realized by a shareholder on the disposition of shares held six months or less is disallowed to the extent of the amount of exempt-interest dividends received by the shareholder with respect to shares of the Fund. Any loss realized on a sale or exchange of shares of the Fund will be disallowed to the extent those shares of the Fund are replaced by substantially identical shares of the Fund (including shares acquired by reason of participation in the dividend reinvestment plan) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the original shares, or to the extent the shareholder enters into a contract or option to repurchase shares within such period. In that event, the basis of the replacement shares of the Fund will be adjusted to reflect the disallowed loss.

Any interest on indebtedness incurred or continued to purchase or carry the Fund’s shares to which exempt-interest dividends are allocated is not deductible. Under certain applicable rules, the purchase or ownership of shares may be deemed to have been made with borrowed funds even though such funds are not directly used for the purchase or ownership of the shares. In addition, if you receive social security or certain railroad retirement benefits, you may be subject to U.S. federal income tax on a portion of such benefits as a result of receiving investment income, including exempt-interest dividends and other distributions paid by the Fund.

The Fund may be required to withhold (as “backup withholding”) U.S. federal income tax for distributions (including exempt-interest dividends) and repurchase proceeds payable to a shareholder if the shareholder fails to provide the Fund with his or her correct taxpayer identification number or to make required certifications, or if the shareholder has been notified by the IRS that he or she is subject to backup withholding. The backup withholding rate is 24%. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against a shareholder’s U.S. federal income tax liability.

The Fund may invest a portion of its assets in securities that generate income that is not exempt from regular U.S. federal income tax.

With respect to MFP Shares or other Preferred Shares of the Fund, the Fund has received or will receive prior to issuance an opinion from special tax counsel that the Preferred Shares will constitute stock of the Fund, and the foregoing discussion relies on the position that the Preferred Shares will constitute stock of the Fund. Accordingly, distributions with respect to the Preferred Shares (other than distributions in redemption of Preferred Shares subject to Section 302(b) of the Code) will generally constitute dividends to the extent of the Fund’s current or accumulated earnings and profits, as calculated for U.S. federal income tax purposes and to the extent allocable to such distribution. Because the treatment of a corporate security as debt or equity is determined on the basis of the facts and circumstances of each case, and no controlling precedent exists for the Preferred Shares, there can be no assurance that the IRS will not question special tax counsel’s opinion and the Fund’s treatment of the Preferred Shares as stock. If the IRS were to succeed in such a challenge, holders of Preferred Shares could be treated as having received taxable interest or dividends rather than exempt-interest dividends, which could possibly require them to file amended income tax returns, report additional taxable income and pay additional tax, interest and penalties.

State and Local Tax Matters. The exemption from U.S. federal income tax for exempt-interest dividends generally does not result in exemption for such dividends under the income or other tax laws of any state or local taxing authority. In some states, however, the portion of any exempt-interest dividends derived from interest received by the Fund on its holdings of that state’s securities and those of its political subdivisions and instrumentalities is exempt from the state’s income tax. The Fund will report annually to its shareholders the percentage of interest income earned by the Fund during the preceding year on tax-exempt obligations indicating, on a state-by-state basis, the source of such income. Shareholders of the Fund are advised to consult their own tax advisors about state and local tax matters.

Please refer to the SAI for more detailed information.

CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REDEMPTION AND PAYING AGENT

The custodian of the assets of the Fund is State Street Bank and Trust Company (“State Street” or the “Custodian”), One Lincoln Street, Boston, Massachusetts 02111. State Street performs custodial, fund accounting and portfolio accounting services.

The Fund expects to enter into a Tender and Paying Agent Agreement with the Tender and Paying Agent, with respect to each series of MFP Shares. The Tender and Paying Agent will serve as the Fund’s transfer agent and registrar, dividend disbursing agent, calculation agent and paying agent and redemption price disbursing agent with respect to the MFP Shares.

LEGAL MATTERS

Certain legal matters in connection with the Securities will be passed upon for the Fund by Sidley Austin LLP, New York, New York, and any additional legal opinions will be described in a prospectus supplement. Sidley Austin LLP may rely as to certain matters of Massachusetts law on the opinion of Morgan, Lewis & Bockius LLP, Boston, Massachusetts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audited Financial Statements and Financial Highlights of the Fund appearing in the Fund’s Annual Report for the fiscal year ended October 31, 2020 are incorporated by reference into the SAI. The audited financial statements and financial highlights have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such audited financial statements and financial highlights are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The information with respect to the fiscal years ended prior to October 31, 2014 has been audited by other auditors. The principal business address of KPMG LLP is 200 East Randolph Street, Chicago, Illinois 60601.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the 1934 Act and the 1940 Act, and is required to file reports, proxy statements and other information with the SEC. These documents can be inspected and copied for a fee at the SEC’s public reference room, 100 F Street, NE, Washington, D.C. 20549. Reports, proxy statements, and other information about the Fund can be inspected at the offices of the SEC.

Additional information about the Fund and the Securities can be found in the Fund’s registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains the Fund’s registration statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, including proxy statements and reports filed under the 1934 Act. Additional information may be found on the Internet at http://www.nuveen.com. The information contained in, or that can be accessed through, those websites is not part of this prospectus, except to the extent specifically incorporated by reference herein or in the SAI.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is allowed to “incorporate by reference” the information that it files with the SEC, which means that that the Fund can disclose important information to you by referring you to those documents. The Fund incorporates by reference into this prospectus and the SAI the documents listed below and any future filings that the Fund makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until the Fund has sold all of the Securities to which this prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	the Fund’s Statement of Additional Information, dated February 10, 2021, filed with this prospectus; and

•	the Fund’s annual report on Form N-CSR for the fiscal year ended October 31, 2020, filed with the SEC on January 7, 2021;

The Fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus, the SAI or the accompanying prospectus supplement. You should direct requests for documents by writing to:

Nuveen AMT-Free Quality Municipal Income Fund

333 West Wacker Drive

Chicago, Illinois 60606

(800) 257-8787

This prospectus, the SAI and the Fund’s annual and semi-annual reports when filed may be accessed at the Fund’s website at http://www.nuveen.com. Except to the extent specifically incorporated by reference in this prospectus or the SAI, information contained in, or that can be accessed through, such website is not incorporates by reference into this prospectus or the accompanying prospectus supplement and should not be considered to be part of this prospectus or the accompanying prospectus supplement.

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

333 West Wacker Drive

Chicago, Illinois 60606

STATEMENT OF ADDITIONAL INFORMATION

February 10, 2021

Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund was organized on July 29, 2002. This statement of additional information (the “SAI”) relating to the MuniFund Preferred Shares (“MFP Shares” or the “Securities”) of the Fund does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated February 10, 2021 and any related prospectus supplement. This SAI relates to the offering, on an immediate, continuous or delayed basis, in one or more offerings, of up to $475,000,000 in aggregate initial offering price of Securities. This SAI does not include all information that a prospective investor should consider before purchasing Securities. Investors should obtain and read the prospectus and any related prospectus supplement prior to purchasing such shares. In addition, the Fund’s audited financial statements and the independent registered public accounting firm’s report thereon included in the Fund’s annual report for the fiscal year ended October 31, 2020 are incorporated into this SAI by reference. A copy of the prospectus and any related prospectus supplement may be obtained without charge by calling (800) 257-8787. You may also obtain a copy of the prospectus and any related prospectus supplement on the U.S. Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the prospectus.

THE FUND

Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”) is a diversified, closed-end management investment company, organized as a Massachusetts business trust, registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

INVESTMENT OBJECTIVES AND POLICIES

The Fund’s investment objectives are:

•	to provide current income exempt from regular federal income tax and federal alternative minimum tax applicable to individuals; and

•

to enhance portfolio value relative to the municipal bond market by investing in tax-exempt municipal bonds that the Investment Adviser believes are underrated or undervalued or that represent municipal market sectors that are undervalued.

Underrated municipal securities are those whose ratings do not, in the Investment Adviser’s opinion, reflect their true value. Municipal securities may be underrated because of the time that has elapsed since their rating was assigned or reviewed, or because of positive factors that may not have been fully taken into account by NRSROs, or for other similar reasons. Municipal securities that are undervalued or that represent undervalued municipal market sectors are municipal securities that, in the Investment Adviser’s opinion, are worth more than the value assigned to them in the marketplace. Municipal securities of particular types or purposes (e.g., hospital bonds, industrial revenue bonds or bonds issued by a particular municipal issuer) may be undervalued because there is a temporary excess of supply in that market sector, or because of a general decline in the market price of municipal securities of the market sector for reasons that do not apply to the particular municipal securities that are considered undervalued. The Fund’s investment in underrated or undervalued municipal securities will be based on the Investment Adviser’s belief that the prices of such municipal securities should ultimately reflect their true value. Accordingly, “enhancement of portfolio value relative to the municipal bond market” refers to the Fund’s objective of attempting to realize above-average capital appreciation in a rising market, and to experience less than average capital losses in a declining market. Thus, the Fund’s second investment objective is not intended to suggest that capital appreciation is itself an objective of the Fund. Instead, the Fund seeks enhancement of portfolio value relative to the municipal bond market by prudent selection of municipal securities, regardless of which direction the market may move. Any capital appreciation realized by the Fund will generally result in the distribution of taxable capital gains to holders of common shares of the Fund (“Common Shares”) and holders of preferred shares of the Fund (“Preferred Shares”). The Fund is currently required to allocate net capital gains and ordinary income taxable for U.S. federal income tax purposes, if any, proportionately between Common Shares and Preferred Shares. See “Tax Matters” in the prospectus.

It is a fundamental policy that, under normal circumstances, the Fund will invest at least 80% of its Assets (as defined below) in municipal securities and other related investments that pay interest exempt from regular federal income taxes. As a fundamental policy, under normal circumstances, the Fund will invest at least 80% of its Assets a portfolio of securities the income from which is exempt from the federal alternative minimum tax applicable to individuals.

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In addition, as a non-fundamental investment policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund will invest 100% of its Managed Assets (as defined below) in municipal securities and other related investments the income from which is exempt from the federal alternative minimum tax applicable to individuals at the time of purchase.

“Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. “Managed Assets” means the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

As a non-fundamental policy that may be changed by the Fund’s trustees without prior shareholder notice, under normal circumstances, the Fund may invest up to 35% of its Managed Assets in securities rated, at the time of investment, below the three highest grades (Baa or BBB or lower) by at least one NRSRO, which includes below-investment-grade securities or unrated securities judged to be of comparable quality by NAM. The Fund may invest in distressed securities. The Fund may not invest in the securities of an issuer which, at the time of investment, is in default on its obligations to pay principal or interest thereon when due or that is involved in a bankruptcy proceeding (i.e., rated below C-, at the time of investment), provided, however, that NAM may determine that it is in the best interest of shareholders in pursuing a workout arrangement with issuers of defaulted securities to make loans to the defaulted issuer or another party, or purchase a debt, equity or other interest from the defaulted issuer or another party, or take other related or similar steps involving the investment of additional monies, but only if that issuer’s securities are already held by the Fund.

The Fund’s greater allocation to lower rated municipal securities is expected to result in meaningfully higher net earnings. However, investments in lower rated securities are subject to higher risks than investments in higher rated securities, including a higher risk that the issuer will be unable to pay interest or principal when due. In addition, the Fund’s greater allocation to lower rated municipal securities may have a negative effect on one or more long-term ratings of the Fund’s Preferred Shares. See “Risk Factors” in the prospectus for a discussion of the risks associated with an increased exposure to lower rated municipal securities and for a discussion of ratings risks.

Securities of below investment grade quality (Ba/BB or below) are commonly referred to as “junk bonds.” Issuers of securities rated Ba/BB or B are regarded as having current capacity to make principal and interest payments but are subject to business, financial or economic conditions which could adversely affect such payment capacity. Municipal securities rated Baa or BBB are considered “investment grade” securities; municipal securities rated Baa are considered medium grade obligations which lack outstanding investment characteristics and have speculative characteristics, while municipal securities rated BBB are regarded as having adequate capacity to pay principal and interest. Municipal securities rated AAA in which the Fund may invest may have been so rated on the basis of the existence of insurance guaranteeing the timely payment, when due, of all principal and interest. Municipal securities rated below investment grade quality are obligations of issuers that are considered predominately speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Municipal securities rated below investment grade tend to be less marketable than higher quality securities because the

2

market for them is less broad. The market for unrated municipal securities is even narrower. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and the Fund may have greater difficulty selling its portfolio securities. The Fund will be more dependent on the Investment Adviser and/or the Sub-Adviser’s research and analysis when investing in these securities.

The foregoing credit quality policy targets apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a NRSRO upgrades or downgrades its assessment of the credit characteristics of a particular issuer or that valuation changes of various municipal securities cause the Fund’s portfolio to fail to satisfy those targets. In determining whether to retain or sell such a security, the Investment Adviser and/or the Sub-Adviser may consider such factors as the Investment Adviser’s and/or the Sub-Adviser’s assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other NRSROs. The ratings of S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. represent their opinions as to the quality of the municipal securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, municipal securities with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. See “Appendix A—Ratings of Investments” for additional information about NRSRO ratings.

The Fund will invest primarily in municipal securities with long-term maturities in order to maintain an average effective maturity of 15 to 30 years, including the effects of leverage, but the average effective maturity of obligations held by the Fund may be lengthened or shortened as a result of portfolio transactions effected by the Investment Adviser and/or the Sub-Adviser, depending on market conditions and on an assessment by the portfolio manager of which segments of the municipal securities markets offer the most favorable relative investment values and opportunities for tax-exempt income and total return. As a result, the Fund’s portfolio at any given time may include both long-term and intermediate-term municipal securities. Moreover, during temporary defensive periods (e.g., times when, in the Investment Adviser’s and/or the Sub-Adviser’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the tax-exempt bond market adversely affect the price at which long-term or intermediate-term municipal securities are available), and in order to keep the Fund’s cash fully invested, the Fund may invest any percentage of its total assets in short-term investments including high quality, short-term debt securities that may be either tax-exempt or taxable. The Fund may not achieve its investment objectives during such periods.

As a non-fundamental policy that may be changed by the Fund’s trustees without prior shareholder notice, the Fund may invest up to 15% of its Managed Assets in inverse floating rate securities. The economic effect of leverage through the Fund’s purchase of inverse floating rate securities creates an opportunity for increased net income and returns for common shareholders but also creates the possibility that the Fund’s long-term returns will be diminished if the cost of leverage exceeds the return of the inverse floating rate securities purchased by the Fund.

The Fund may invest in “tobacco settlement bonds.” Tobacco settlement bonds are bonds that are secured or payable solely from the collateralization of the proceeds from class action or other litigation against the tobacco industry.

The Fund may invest in securities of other open- or closed-end investment companies (including exchange-traded funds) that invest primarily in municipal securities of the types in which

3

the Fund may invest directly, to the extent permitted by the 1940 Act, the rules and regulations issued thereunder and applicable exemptive orders issued by the SEC. See “The Fund’s Investments—Other Investment Companies” below.

The Fund may enter into certain derivative instruments in pursuit of its investment objectives, including to seek to enhance return, to hedge certain risks of its investments in fixed-income securities or as a substitute for a position in the underlying asset. Such instruments include financial futures contracts, swap contracts (including interest rate and credit default swaps), options on financial futures, options on swap contracts or other derivative instruments.

As a non-fundamental policy that may be changed by the Fund’s trustees without prior shareholder notice, the Fund may not enter into a futures contract or related options or forward contracts if more than 30% of the Fund’s Managed Assets would be represented by futures contracts or more than 5% of the Fund’s Managed Assets would be committed to initial margin deposits and premiums on futures contracts or related options.

The Fund may purchase municipal securities that are additionally secured by insurance, bank credit agreements or escrow accounts. The credit quality of companies which provide such credit enhancements may affect the value of those securities. Although the insurance feature may reduce certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Fund’s income. The insurance feature guarantees only the payment of principal and interest on the obligation when due and does not guarantee the market value of the insured obligations, which will fluctuate with the bond market and the financial success of the issuer and the insurer, and the effectiveness and value of the insurance itself is dependent on the continued creditworthiness of the insurer. No representation is made as to the insurers’ ability to meet their commitments.

Obligations of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to the laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon municipalities to levy taxes. There is also the possibility that, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its municipal securities may be materially affected.

The Fund is diversified for purposes of the 1940 Act. Consequently, as to 75% of its assets, the Fund may not invest more than 5% of its total assets in the securities of any single issuer (and in not more than 10% of the outstanding voting securities of an issuer), except that this limitation does not apply to cash, securities of the U.S. government, its agencies and instrumentalities, and securities of other investment companies.

The Fund cannot change its investment objectives without the approval of the holders of a “majority of the outstanding” Common and Preferred Shares, voting together as a single class, and of the holders of a “majority of the outstanding” Preferred Shares voting as a separate class, and with the prior written consent of the liquidity providers for Variable Rate Demand Preferred Shares (“VRDP Shares”) or MFP Shares, such consent to be determined in each liquidity provider’s good faith discretion, and certain other Fund counterparties. A “majority of the outstanding,” under the 1940 Act,

4

means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less. See “Description of Securities” in the prospectus for additional information with respect to the voting rights of holders of Common Shares and Preferred Shares.

INVESTMENT RESTRICTIONS

Except as described below, the Fund as a fundamental policy may not without the approval of the holders of a majority of the outstanding Common Shares and Preferred Shares, including MFP Shares, voting together as a single class, and of the holders of a majority of the outstanding Preferred Shares, including MFP Shares, voting as a separate class, and the prior written consent of liquidity providers for VRDP Shares or other Fund counterparties:

(1) Invest more than 5% of its total assets in securities of any one issuer, except that this limitation shall not apply to bonds issued by the United States Government, its agencies and instrumentalities or to the investment of 25% of its total assets.1

(2) Borrow money, except from banks for temporary or emergency purposes or for repurchase of its shares, and then only in an amount not exceeding one-third of the value of the Fund’s total assets (including the amount borrowed) less the Fund’s liabilities (other than borrowings).1,2

(3) Issue senior securities, as defined in the 1940 Act, other than Preferred Shares, except to the extent permitted under the 1940 Act and except as otherwise described in the prospectus and this SAI.

(4) Act as underwriter of another issuer’s securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), in connection with the purchase and sale of portfolio securities.

(5) Invest more than 25% of its total assets in securities of issuers in any one industry; provided, however, that such limitation shall not apply to municipal bonds other than those municipal bonds backed only by the assets and revenues of nongovernmental users.3

(6) Purchase or sell real estate, but this shall not prevent the Fund from investing in municipal bonds secured by real estate or interests therein or foreclosing upon and selling such security.

(7) Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Fund from purchasing or selling options, futures contracts or derivative instruments or from investing in securities or other instruments backed by physical commodities).

[1]

Section 18(c) of the 1940 Act generally limits a registered closed-end investment company to issuing one class of senior securities representing indebtedness and one class of senior securities representing stock, except that the class of indebtedness or stock may be issued in one or more series, and promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, are not deemed a separate class of senior securities.

[2]

Section 18(a) of the 1940 Act generally prohibits a registered closed-end fund from incurring borrowings if, immediately thereafter, the aggregate amount of its borrowings exceeds 33 1/3% of its total assets.

[3]	For purposes of this restriction, governments and their political subdivisions are not members of any industry.

5

(8) Make loans, except as permitted by the 1940 Act and exemptive orders granted under the 1940 Act.4

(9) Issue debt securities that rank senior to Preferred Shares other than for temporary or emergency purposes.

For purposes of the foregoing, “majority of the outstanding,” when used with respect to particular shares of the Fund, means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.

For the purpose of applying the 25% industry limitation set forth in subparagraph (5) above, the Fund will consider the investments of underlying investment companies when determining compliance with its own concentration policy, to the extent the Fund has sufficient information about such investments after making a reasonable effort to obtain current information about the investments in underlying companies.

For the purpose of applying the 25% industry limitation set forth in subparagraph (5) above, such limitation will apply to tax-exempt municipal securities if the payment of principal and interest for such securities is derived principally from a specific project associated with an issuer that is not a governmental entity or a political subdivision of a government, and in that situation the Fund will consider such municipal securities to be an industry associated with the project.

For the purpose of applying the limitation set forth in subparagraph 1 above, an issuer shall be deemed the sole issuer of a security when its assets and revenues are separate from other governmental entities and its securities are backed only by its assets and revenues. Similarly, in the case of a non-governmental issuer, such as an industrial corporation or a privately owned or operated hospital, if the security is backed only by the assets and revenues of the non-governmental issuer, then such non-governmental issuer would be deemed to be the sole issuer. Where a security is also backed by the enforceable obligation of a superior or unrelated governmental or other entity (other than a bond insurer), it shall also be included in the computation of securities owned that are issued by such governmental or other entity. Where a security is guaranteed by a governmental entity or some other facility, such as a bank guarantee or letter of credit, such a guarantee or letter of credit would be considered a separate security and would be treated as an issue of such government, other entity or bank. When a municipal security is insured by bond insurance, it shall not be considered a security that is issued or guaranteed by the insurer; instead, the issuer of such municipal security will be determined in accordance with the principles set forth above. The foregoing restrictions do not limit the percentage of the Fund’s assets that may be invested in municipal securities insured by any given insurer.

The Fund is diversified for purposes of the 1940 Act. Consequently, as to 75% of the Fund’s total assets, the Fund may not (1) purchase the securities of any one issuer (other than cash, securities of other investment companies and securities issued by the U.S. government or its agencies or instrumentalities) if immediately after such purchase, more than 5% of the value of the Fund’s total assets would be invested in securities of such issuer or (2) purchase more than 10% of the outstanding voting securities of such issuer.

[4]

Section 21 of the 1940 Act makes it unlawful for a registered investment company, like the Fund, to lend money or other property if (i) the investment company’s policies set forth in its registration statement do not permit such loan or (ii) the borrower controls or is under common control with the investment company. The Fund has not applied for, and currently does not intend to apply for, any exemptive relief that would allow it to make loans outside the limits of the 1940 Act.

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Subject to certain exemptions under the 1940 Act, the Fund may invest up to 10% of its total assets in the aggregate in shares of other investment companies and up to 5% of its total assets in any one investment company, provided the investment does not represent more than 3% of the voting shares of beneficial interest of the acquired investment company at the time such shares are purchased. As a shareholder in any investment company, the Fund will bear its ratable share of that investment company’s expenses and will remain subject to payment of the Fund’s management, advisory and administrative fees with respect to assets so invested. Holders of Common Shares of the Fund would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, the securities of other investment companies may be leveraged and therefore will be subject to leverage risk.

In addition to the foregoing fundamental investment policies, the Fund is also subject to the following non-fundamental restrictions and policies that may be changed by the Board of Trustees of the Fund (the “Board”) without prior shareholder notice. The Fund may not:

(1) Sell securities short, unless the Fund owns or has the right to obtain securities equivalent in kind and amount to the securities sold at no added cost, and provided that transactions in options, futures contracts, options on futures contracts, or other derivative instruments are not deemed to constitute selling securities short.

(2) Invest in securities of other open- or closed-end investment companies (including exchange-traded funds (“ETFs”)) except in compliance with the 1940 Act or any exemptive relief obtained thereunder.

(3) Enter into futures contracts or related options or forward contracts, if more than 30% of the Fund’s net assets would be represented by futures contracts or more than 5% of the Fund’s net assets would be committed to initial margin deposits and premiums on futures contracts and related options.

(4) Purchase securities when borrowings exceed 5% of its total assets if and so long as Preferred Shares are outstanding.

(5) Purchase securities of companies for the purpose of exercising control, except that the Fund may invest up to 5% of its net assets in tax-exempt or taxable fixed-income securities or equity securities for the purpose of acquiring control of an issuer whose municipal bonds (a) the Fund already owns and (b) have deteriorated or are expected shortly to deteriorate significantly in credit quality, provided that the Fund’s investment adviser, Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors” or the “Investment Adviser”) determines that such investment should enable the Fund to better maximize the value of its existing investment in such issuer.

The restrictions and other limitations set forth above will apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities.

The Fund may be subject to certain restrictions imposed by either guidelines of one or more nationally recognized statistical rating organizations (“NRSROs”) that may issue ratings for Preferred Shares, or, if issued, commercial paper or notes, or, if the Fund borrows from a lender, by the lender. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. If these restrictions were to apply, it is not

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anticipated that these covenants or guidelines would impede the Investment Adviser and the Fund’s investment sub-adviser, Nuveen Asset Management LLC (the “Sub-Adviser” or “NAM”), from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.

At least six months prior to the final mandatory redemption date or term redemption date for all outstanding Preferred Shares of each series, the Fund will earmark assets rated at least investment grade (and including deposit securities including, but not limited to, cash or cash equivalents, U.S. government securities, highly rated municipal obligations or money market funds, in an amount equal to 20% of the liquidation preference of all outstanding Preferred Shares of the applicable series, with 135 days remaining to the redemption date, increasing to 100% with 15 days remaining) with a market value equal to at least 110% of the liquidation preference of all outstanding Preferred Shares of the applicable series until the redemption of all outstanding Preferred Shares of such series. As may be specified for a series of Preferred Shares, including MFP Shares, the Fund also may be required to earmark assets in connection with certain mandatory redemption events if they occur prior to the final mandatory redemption date or term redemption date.

THE FUND’S INVESTMENTS

Municipal Securities

General.    The Fund may invest in various municipal securities, including municipal bonds and notes, other securities issued to finance and refinance public projects, and other related securities and derivative instruments creating exposure to municipal bonds, notes and securities that provide for the payment of interest income that is exempt from regular federal income taxes and the federal alternative minimum tax applicable to individuals. Municipal securities are generally debt obligations issued by state and local governmental entities and may be issued by U.S. territories to finance or refinance public projects such as roads, schools, and water supply systems. Municipal securities may also be issued for private activities, such as housing, medical and educational facility construction, or for privately owned transportation, electric utility and pollution control projects. Municipal securities may be issued on a long-term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source including project revenues, which may include tolls, fees and other user charges, lease payments, and mortgage payments. Municipal securities may also be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds on long term debt. Municipal securities may be issued and purchased in the form of bonds, notes, leases or certificates of participation; structured as callable or non-callable; with payment forms including fixed coupon, variable rate, zero coupon, capital appreciation bonds, tender option bonds, and residual interest bonds or inverse floating rate securities; or acquired through investments in pooled vehicles, partnerships or other investment companies. Inverse floating rate securities are securities that pay interest at rates that vary inversely with changes in prevailing short-term tax-exempt interest rates and represent a leveraged investment in an underlying municipal security, which may increase the leverage of the Fund.

The Fund may invest in municipal bonds issued by U.S. territories and possessions (such as Puerto Rico or Guam) that are exempt from regular federal income taxes.

The yields on municipal securities depend on a variety of factors, including prevailing interest rates and the condition of the general money market and the municipal bond market, the size of a

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particular offering, the maturity of the obligation and the rating of the issue. The market value of municipal bonds will vary with changes in interest rate levels and as a result of changing evaluations of the ability of their issuers to meet interest and principal payments.

Tobacco Settlement Bonds.    Included in the general category of municipal securities described in the Prospectus are “tobacco settlement bonds.” The Fund may invest in tobacco settlement bonds, which are municipal securities that are backed solely by expected revenues to be derived from lawsuits involving tobacco related deaths and illnesses which were settled between certain states and American tobacco companies. Tobacco settlement bonds are secured by an issuing state’s proportionate share in the Master Settlement Agreement (“MSA”). The MSA is an agreement, reached out of court in November 1998 between 46 states and nearly all of the U.S. tobacco manufacturers. The MSA provides for annual payments in perpetuity by the manufacturers to the states in exchange for releasing all claims against the manufacturers and a pledge of no further litigation. Tobacco manufacturers pay into a master escrow trust based on their market share, and each state receives a fixed percentage of the payment as set forth in the MSA. A number of states have securitized the future flow of those payments by selling bonds pursuant to indentures or through distinct governmental entities created for such purpose. The principal and interest payments on the bonds are backed by the future revenue flow related to the MSA. Annual payments on the bonds, and thus risk to the Fund, are highly dependent on the receipt of future settlement payments to the state or its governmental entity.

The actual amount of future settlement payments is further dependent on many factors, including, but not limited to, annual domestic cigarette shipments, reduced cigarette consumption, increased taxes on cigarettes, inflation, financial capability of tobacco companies, continuing litigation and the possibility of tobacco manufacturer bankruptcy. The initial and annual payments made by the tobacco companies will be adjusted based on a number of factors, the most important of which is domestic cigarette consumption. If the volume of cigarettes shipped in the U.S. by manufacturers participating in the settlement decreases significantly, payments due from them will also decrease. Demand for cigarettes in the U.S. could continue to decline due to price increases needed to recoup the cost of payments by tobacco companies. Demand could also be affected by: anti-smoking campaigns, tax increases, reduced advertising, enforcement of laws prohibiting sales to minors; elimination of certain sales venues such as vending machines; and the spread of local ordinances restricting smoking in public places. As a result, payments made by tobacco manufacturers could be negatively impacted if the decrease in tobacco consumption is significantly greater than the forecasted decline. A market share loss by the MSA companies to non-MSA participating tobacco manufacturers would cause a downward adjustment in the payment amounts. A participating manufacturer filing for bankruptcy also could cause delays or reductions in bond payments. The MSA itself has been subject to legal challenges and has, to date, withstood those challenges.

Municipal Leases and Certificates of Participation.    The Fund also may purchase municipal securities that represent lease obligations and certificates of participation in such leases. These carry special risks because the issuer of the securities may not be obligated to appropriate money annually to make payments under the lease. A municipal lease is an obligation in the form of a lease or installment purchase that is issued by a state or local government to acquire equipment and facilities. Income from such obligations generally is exempt from state and local taxes in the state of issuance. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion

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in many leases or contracts of “non-appropriation” clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment or facilities. Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and result in a delay in recovering, or the failure to recover fully, the Fund’s original investment. To the extent that the Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis. In order to reduce this risk, the Fund will only purchase municipal securities representing lease obligations where the Investment Adviser and/or Sub-Adviser believes the issuer has a strong incentive to continue making appropriations until maturity.

A certificate of participation represents an undivided interest in an unmanaged pool of municipal leases, an installment purchase agreement or other instruments. The certificates typically are issued by a municipal agency, a trust or other entity that has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase agreements. Such certificates provide the Fund with the right to a pro rata undivided interest in the underlying municipal securities. In addition, such participations generally provide the Fund with the right to demand payment, on not more than seven days’ notice, of all or any part of the Fund’s participation interest in the underlying municipal securities, plus accrued interest.

Municipal Notes.    Municipal securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer’s receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include tax anticipation notes, revenue anticipation notes, bond anticipation notes, tax and revenue anticipation notes and construction loan notes. Tax anticipation notes are issued to finance the working capital needs of governments. Generally, they are issued in anticipation of various tax revenues, such as income, sales, property, use and business taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under federal revenue sharing programs. Bond anticipation notes are issued to provide interim financing until long-term bond financing can be arranged. In most cases, the long-term bonds then provide the funds needed for repayment of the bond anticipation notes. Tax and revenue anticipation notes combine the funding sources of both tax anticipation notes and revenue anticipation notes. Construction loan notes are sold to provide construction financing. Mortgage notes insured by the Federal Housing Authority secure these notes; however, the proceeds from the insurance may be less than the economic equivalent of the payment of principal and interest on the mortgage note if there has been a default. The anticipated revenues from taxes, grants or bond financing generally secure the obligations of an issuer of municipal notes. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer’s payment obligations under the notes or that refinancing will be otherwise unavailable.

Pre-Refunded Municipal Securities.    The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities. Instead, the source of such payments is typically an escrow fund consisting of U.S. government securities. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to

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obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer.

Private Activity Bonds.    Private activity bonds are issued by or on behalf of public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of private activity bonds, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the current federal tax laws place substantial limitations on the size of such issues. The Fund’s distributions of its interest income from private activity bonds may subject certain investors to the federal alternative minimum tax.

Inverse Floating Rate Securities.    The Fund may invest in inverse floating rate securities. Inverse floating rate securities are securities whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. Generally, inverse floating rate securities represent beneficial interests in a special purpose trust, commonly referred to as a “tender option bond trust” (“TOB trust”), that holds municipal bonds. The TOB trust typically sells two classes of beneficial interests or securities: floating rate securities (sometimes referred to as short-term floaters or tender option bonds (“TOBs”)), and inverse floating rate securities (sometimes referred to as inverse floaters). Both classes of beneficial interests are represented by certificates or receipts. The floating rate securities have first priority on the cash flow from the municipal bonds held by the TOB trust. In this structure, the floating rate security holders have the option, at periodic short-term intervals, to tender their securities to the trust for purchase and to receive the face value thereof plus accrued interest. The obligation of the trust to repurchase tendered securities is supported by a remarketing agent and by a liquidity provider. As consideration for providing this support, the remarketing agent and the liquidity provider receive periodic fees. The holder of the short-term floater effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. However, the trust is not obligated to purchase tendered short-term floaters in the event of certain defaults with respect to the underlying municipal bonds or a significant downgrade in the credit rating assigned to the bond issuer.

As the holder of an inverse floating rate investment, the Fund receives the residual cash flow from the TOB trust. Because the holder of the short-term floater is generally assured liquidity at the face value of the security plus accrued interest, the holder of the inverse floater assumes the interest rate cash flow risk and the market value risk associated with the municipal bond deposited into the TOB trust. The volatility of the interest cash flow and the residual market value will vary with the degree to which the trust is leveraged. This is expressed in the ratio of the total face value of the short-term floaters to the value of the inverse floaters that are issued by the TOB trust, and it can exceed three times for more “highly leveraged” trusts. All voting rights and decisions to be made with respect to any other rights relating to the municipal bonds held in the TOB trust are passed through, pro rata, to the holders of the short-term floaters and to the Fund as the holder of the associated inverse floaters.

Because any increases in the interest rate on the short-term floaters issued by a TOB trust would reduce the residual interest paid on the associated inverse floaters, and because fluctuations in the value of the municipal bond deposited in the TOB trust would affect only the value of the inverse

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floater and not the value of the short-term floater issued by the trust so long as the value of the municipal bond held by the trust exceeded the face amount of short-term floaters outstanding, the value of inverse floaters is generally more volatile than that of an otherwise comparable municipal bond held on an unleveraged basis outside a TOB trust. Inverse floaters generally will underperform the market of fixed-rate bonds in a rising interest rate environment (i.e., when bond values are falling), but they will tend to outperform the market of fixed-rate bonds when interest rates decline or remain relatively stable. Although volatile in value and return, inverse floaters typically offer the potential for yields higher than those available on fixed-rate bonds with comparable credit quality, coupon, call provisions and maturity. Inverse floaters have varying degrees of liquidity or illiquidity based primarily upon the inverse floater holder’s ability to sell the underlying bonds deposited in the TOB trust at an attractive price.

The Fund may invest in inverse floating rate securities issued by TOB trusts in which the liquidity providers have recourse to the Fund pursuant to a separate shortfall and forbearance agreement. Such an agreement would require the Fund to reimburse the liquidity provider, among other circumstances, upon termination of the TOB trust for the difference between the liquidation value of the bonds held in the trust and the principal amount and accrued interest due to the holders of floating rate securities issued by the trust. The Fund will enter into such a recourse agreement (1) when the liquidity provider requires such a recourse agreement because the level of leverage in the TOB trust exceeds the level that the liquidity provider is willing to support absent such an agreement; and/or (2) to seek to prevent the liquidity provider from collapsing the trust in the event the municipal bond held in the trust has declined in value to the point where it may cease to exceed the face amount of outstanding short-term floaters. In an instance where the Fund has entered such a recourse agreement, the Fund may suffer a loss that exceeds the amount of its original investment in the inverse floating rate securities; such loss could be as great as that original investment amount plus the face amount of the floating rate securities issued by the trust plus accrued interest thereon.

The Fund will segregate or earmark liquid assets with its custodian in accordance with the 1940 Act to cover its obligations with respect to its investments in TOB trusts.

The Fund may invest in both inverse floating rate securities and floating rate securities (as discussed below) issued by the same TOB trust.

Floating Rate Securities.    The Fund may also invest in floating rate securities, as described above, issued by special purpose trusts. Floating rate securities may take the form of short-term floating rate securities or the option period may be substantially longer. Generally, the interest rate earned will be based upon the market rates for municipal securities with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option, which may vary from weekly, to monthly, to extended periods of one year or multiple years. Since the option feature has a shorter term than the final maturity or first call date of the underlying bond deposited in the trust, the Fund, as the holder of the floating rate securities, relies upon the terms of the agreement with the financial institution furnishing the option as well as the credit strength of that institution. As further assurance of liquidity, the terms of the trust provide for a liquidation of the municipal bond deposited in the trust and the application of the proceeds to pay off the floating rate securities. The trusts that are organized to issue both short-term floating rate securities and inverse floaters generally include liquidation triggers to protect the investor in the floating rate securities.

Special Taxing Districts.    Special taxing districts are organized to plan and finance infrastructure developments to induce residential, commercial and industrial growth and

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redevelopment. The bond financing methods such as tax increment finance, tax assessment, special services district and Mello-Roos bonds, generally are payable solely from taxes or other revenues attributable to the specific projects financed by the bonds without recourse to the credit or taxing power of related or overlapping municipalities. They often are exposed to real estate development-related risks and can have more taxpayer concentration risk than general tax-supported bonds, such as general obligation bonds. Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings generally are limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. The bonds could default if development failed to progress as anticipated or if larger taxpayers failed to pay the assessments, fees and taxes as provided in the financing plans of the districts.

Short-Term Investments

Short-Term Taxable Fixed Income Securities.    For temporary defensive purposes or to keep cash on hand fully invested, the Fund may invest any percentage of its Managed Assets in cash equivalents and short-term taxable fixed-income securities, although the Fund intends to invest in taxable short-term investments only in the event that suitable tax-exempt short-term investments are not available at reasonable prices and yields. Investment in taxable short-term investments would result in a portion of the dividends paid being subject to regular U.S. federal income tax and the federal alternative minimum tax applicable to individuals. Short-term taxable fixed income investments are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government agency securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, and the Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks, and the Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies, and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

(2) Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Under current Federal Deposit Insurance Corporation regulations, the maximum insurance payable as to any one certificate of deposit is $250,000; therefore, certificates of deposit purchased by the Fund may not be fully insured.

(3) Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a

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fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. The Investment Adviser monitors the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Investment Adviser does so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Investment Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow, and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major NRSRO and which matures within one year of the date of purchase or carries a variable or floating rate of interest.

Short-Term Tax-Exempt Fixed Income Securities.    Short-term tax-exempt fixed income securities are securities that are exempt from regular U.S. federal income tax and mature within three years or less from the date of issuance. Short-term tax-exempt fixed income securities are defined to include, without limitation, the following:

(1) Bond Anticipation Notes (“BANs”) are usually general obligations of state and local governmental issuers which are sold to obtain interim financing for projects that will eventually be funded through the sale of long-term debt obligations or bonds. The ability of an issuer to meet its obligations on its BANs is primarily dependent on the issuer’s access to the long-term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal and interest on the BANs.

(2) Tax Anticipation Notes (“TANs”) are issued by state and local governments to finance the current operations of such governments. Repayment is generally to be derived from specific future tax revenues. TANs are usually general obligations of the issuer. A weakness in an issuer’s capacity to raise taxes due to, among other things, a decline in its tax base or a rise in delinquencies, could adversely affect the issuer’s ability to meet its obligations on outstanding TANs.

(3) Revenue Anticipation Notes (“RANs”) are issued by governments or governmental bodies with the expectation that future revenues from a designated source will be used to repay the notes. In

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general, they also constitute general obligations of the issuer. A decline in the receipt of projected revenues, such as anticipated revenues from another level of government, could adversely affect an issuer’s ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal and interest on RANs.

(4) Construction loan notes are issued to provide construction financing for specific projects. Frequently, these notes are redeemed with funds obtained from the Federal Housing Administration.

(5) Bank notes are notes issued by local government bodies and agencies, such as those described above, to commercial banks as evidence of borrowings. The purposes for which the notes are issued are varied but they are frequently issued to meet short-term working capital or capital project needs. These notes may have risks similar to the risks associated with TANs and RANs.

(6) Tax-exempt commercial paper (“Municipal Paper”) represents very short-term unsecured, negotiable promissory notes issued by states, municipalities and their agencies. Payment of principal and interest on issues of municipal paper may be made from various sources to the extent the funds are available therefrom. Maturities of municipal paper generally will be shorter than the maturities of TANs, BANs or RANs. There is a limited secondary market for issues of Municipal Paper.

(7) Certain municipal securities may carry variable or floating rates of interest whereby the rate of interest is not fixed but varies with changes in specified market rates or indices, such as a bank prime rate or a tax-exempt money market index.

While the various types of notes described above as a group represent the major portion of the short-term tax-exempt note market, other types of notes are available in the marketplace, and the Fund may invest in such other types of notes to the extent permitted under its investment objectives, policies and limitations. Such notes may be issued for different purposes and may be secured differently from those mentioned above.

When-Issued and Delayed Delivery Transactions

The Fund may buy and sell municipal securities on a when-issued or delayed delivery basis, making payment or taking delivery at a later date, normally within 15-45 days of the trade date. On such transactions the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment. Beginning on the date the Fund enters into a commitment to purchase securities on a when-issued or delayed delivery basis, the Fund is required under interpretations of the SEC to maintain in a separate account liquid assets, consisting of cash, cash equivalents or liquid securities having a market value, at all times, at least equal to the amount of the commitment. Income generated by any such assets which provide taxable income for U.S. federal income tax purposes is includable in the taxable income of the Fund and, to the extent distributed, will be taxable to shareholders. The Fund may enter into contracts to purchase municipal securities on a forward basis (i.e., where settlement will occur more than 60 days from the date of the transaction) only to the extent that the Fund specifically collateralizes such obligations with a security that is expected to be called or mature within sixty days before or after the settlement date of the forward transaction. The commitment to purchase securities on a when-issued, delayed delivery or forward basis may involve an element of risk because no interest accrues on the bonds prior to settlement and, at the time of delivery, the market value may be less than cost.

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Derivatives and Hedging Strategies

The Fund may periodically engage in hedging transactions, and otherwise use various types of derivative instruments, described below, to reduce risk, to effectively gain particular market exposures, to seek to enhance returns, and to reduce transaction costs, among other reasons. In addition to inverse floating rate securities and structured notes, the Fund may invest in certain other derivative instruments in pursuit of its investment objectives. Such instruments include financial futures contracts, swap contracts (including interest rate and credit default swaps), options on financial futures, options on swap contracts or other derivative instruments whose prices, in the Investment Adviser’s and/or the Sub-Adviser’s opinion, correlate with the prices of the Fund’s investments. The Investment Adviser and/or the Sub-Adviser uses derivatives to shorten or lengthen the effective duration of the Fund’s portfolio securities, and therefore the interest rate risk, and to adjust other aspects of the portfolio’s risk/return profile. The Fund may use these instruments if the Fund deems it more efficient from a transaction cost, total return or income standpoint than investing in cash securities. See “Appendix B—Derivative Strategies and Risks” for additional information regarding the various techniques involving the use of derivatives.

“Hedging” is a term used for various methods of seeking to preserve portfolio capital value by offsetting price changes in one investment through making another investment whose price should tend to move in the opposite direction.

A “derivative” is a financial contract whose value is based on (or “derived” from) a traditional security (such as a stock or a bond), an asset (such as a commodity like gold), or a market index (such as the Barclays Capital Municipal Bond Index). Some forms of derivatives may trade on exchanges, while non-standardized derivatives, which tend to be more specialized and complex, trade in “over-the-counter” (“OTC”) or on a one-on-one basis. It may be desirable and possible in various market environments to partially hedge the portfolio against fluctuations in market value due to market interest rate or credit quality fluctuations, or instead to gain a desired investment exposure, by entering into various types of derivative transactions, including financial futures and index futures as well as related put and call options on such instruments, structured notes, or interest rate swaps on taxable or tax-exempt securities or indexes (which may be “forward-starting”), credit default swaps, and options on interest rate swaps, among others.

These transactions present certain risks. In particular, the imperfect correlation between price movements in the futures contract and price movements in the securities being hedged creates the possibility that losses on the hedge by the Fund may be greater than gains in the value of the securities in the Fund’s portfolio. In addition, futures and options markets may not be liquid in all circumstances. As a result, in volatile markets, the Fund may not be able to close out the transaction without incurring losses substantially greater than the initial deposit. Finally, the potential deposit requirements in futures contracts create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Losses due to hedging transactions will reduce yield. The Fund will invest in these instruments only in markets believed by the Investment Adviser and/or the Sub-Adviser to be active and sufficiently liquid. Net gains, if any, from hedging and other portfolio transactions will be distributed as taxable distributions to shareholders. These hedging strategies may generate taxable income.

The Investment Adviser and/or the Sub-Adviser may use derivative instruments to seek to enhance return, to hedge some of the risk of the Fund’s investments in municipal securities or as a substitute for a position in the underlying asset. These types of strategies may generate taxable income.

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There is no assurance that these derivative strategies will be available at any time or that the Investment Adviser and/or the Sub-Adviser will determine to use them for the Fund or, if used, that the strategies will be successful.

Swap Transactions.    The Fund may enter into total return, interest rate and credit default swap agreements and interest rate caps, floors and collars. The Fund may also enter into options on the foregoing types of swap agreements (“swap options”).

Swap agreements typically are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to several years. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (e.g., the change in the value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index).

The “notional amount” of a swap agreement is the agreed upon basis for calculating the obligations that the parties to a swap agreement have agreed to exchange. Under most swap agreements entered into by the Fund, the obligations of the parties would be exchanged on a “net basis.” Consequently, the Fund’s obligation (or rights) under a net swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement. See “—Segregation of Assets” below.

The swap market has grown substantially in recent years with a large number of banking firms acting as both principals and agents using standardized swap documentation. As a result, the swap market has become relatively liquid. However, swap agreements may still be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. If a swap transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Caps, floors and collars are more recent innovations for which standardized documentation has not been fully developed and, accordingly, swaps with these features are less liquid.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) sets forth a regulatory framework for certain derivatives, such as swaps, in which the Fund may be authorized to invest. The Dodd-Frank Act requires many swap transactions to be executed on registered exchanges or through swap execution facilities, cleared through a regulated clearinghouse and publicly reported. In addition, many market participants are now regulated as swap dealers or major swap participants and are subject to required business conduct standards and other regulatory burdens, and will be subject to certain minimum capital and margin requirements upon the adoption of final capital rules. The statutory requirements of the Dodd-Frank Act have been implemented primarily through rules and regulations adopted by the SEC and the Commodity Futures Trading Commission (the “CFTC”). The CFTC is responsible for the regulation of most swaps, and it has completed most of its rules implementing the Dodd-Frank Act swap regulations. The SEC has jurisdiction over a small segment of the market referred to as “security-based swaps,” which includes swaps on single securities or credits, or narrow-based indices of securities or credits, but has not yet completed its rulemaking.

Cleared swaps are transacted through CFTC-registered futures commission merchants that are members of central clearinghouses with the clearinghouse serving as a central counterparty similar to transactions in futures contracts. Currently, central clearing is required only for certain categories of

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swaps, although central clearing for additional categories of swaps is expected to be implemented by the CFTC. The Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. Such scenario could arise due to a default by the clearing member on its obligations to the clearinghouse, triggered by a customer’s failure to meet its obligations to the clearing member. In addition, the CFTC and bank regulators have imposed new margin requirements on uncleared OTC swaps that could adversely affect the Fund’s ability to enter into swaps in the OTC market. The SEC is expected to adopt similar margin requirements for uncleared security-based swaps. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it. These developments could cause the Fund to terminate new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time. Until the mandated rulemaking and regulations are implemented completely, it will not be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Fund, and the establishment of centralized clearinghouses and trading facilities for swap transactions may not result in swaps being easier to value or trade. However, it is expected that swap dealers, major market participants and swap counterparties will experience other new and/or additional regulations, requirements, compliance burdens and associated costs, and that such costs will be passed on to customers such as the Fund. The rules that have been and will be promulgated may exert a negative effect on the Fund’s ability to meet its investment objectives, either through limits or requirements imposed on the Fund or its counterparties. The swap market could be disrupted or limited as a result of the new requirements, which may increase the cost of the Fund’s investments and of doing business, which could adversely affect the Fund’s ability to buy or sell derivatives. The overall impact of the Dodd-Frank Act on the Fund remains highly uncertain and it is unclear how the swap markets will adapt to this regulatory regime, along with additional, sometimes overlapping, regulatory requirements imposed by non-U.S. regulators.

Interest Rate Swaps, Caps, Collars and Floors.    Interest rate swaps are bilateral contracts in which each party agrees to make periodic payments to the other party based on different referenced interest rates (e.g., a fixed rate and a floating rate) applied to a specified notional amount. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. Interest rate collars involve selling a cap and purchasing a floor or vice versa to protect the Fund against interest rate movements exceeding given minimum or maximum levels.

The use of interest rate transactions, such as interest rate swaps and caps, is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund’s use of interest rate swaps or caps could enhance or harm the overall performance of the Common Shares. To the extent there is a decline in interest rates, the value of the interest rate swap or cap could decline, and could result in a decline in the net asset value of the Common Shares. In addition, if short-term interest rates are lower than the Fund’s fixed rate of payment on the interest rate swap, the swap will reduce Common Share net earnings. If, on the other hand, short-term interest rates are higher than the fixed rate of payment on the interest rate swap, the swap will enhance Common Share net earnings. Buying interest rate caps could enhance the performance of the Common Shares by providing a maximum leverage expense. Buying interest rate caps could also decrease the net earnings of the Common Shares in the event that the premium paid by the Fund to the counterparty exceeds the additional amount the Fund would have been required to pay had it not entered into the cap agreement.

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Total Return Swaps.    In a total return swap, one party agrees to pay the other the “total return” of a defined underlying asset during a specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. A total return swap may be applied to any underlying asset but is most commonly used with equity indices, single stocks, bonds and defined baskets of loans and mortgages. The Fund might enter into a total return swap involving an underlying index or basket of securities to create exposure to a potentially widely-diversified range of securities in a single trade. An index total return swap can be used by the Investment Adviser and/or the Sub-Adviser to assume risk, without the complications of buying the component securities from what may not always be the most liquid of markets.

In connection with the Fund’s position in a swap contract, the Fund will segregate liquid assets or will otherwise cover its position in accordance with applicable SEC requirements. See “—Segregation of Assets” below.

Credit Default Swaps.    A credit default swap is a bilateral contract that enables an investor to buy or sell protection against a defined-issuer credit event. The Fund may enter into credit default swap agreements either as a buyer or a seller. The Fund may buy protection to attempt to mitigate the risk of default or credit quality deterioration in an individual security or a segment of the fixed income securities market to which it has exposure, or to take a “short” position in individual bonds or market segments which it does not own. The Fund may sell protection in an attempt to gain exposure to the credit quality characteristics of particular bonds or market segments without investing directly in those bonds or market segments.

As the buyer of protection in a credit default swap, the Fund would pay a premium (by means of an upfront payment or a periodic stream of payments over the term of the agreement) in return for the right to deliver a referenced bond or group of bonds to the protection seller and receive the full notional or par value (or other agreed upon value) upon a default (or similar event) by the issuer(s) of the underlying referenced obligation(s). If no default occurs, the protection seller would keep the stream of payments and would have no further obligation to the Fund. Thus, the cost to the Fund would be the premium paid with respect to the agreement. If a credit event occurs, however, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. The Fund bears the risk that the protection seller may fail to satisfy its payment obligations.

If the Fund is a seller of protection in a credit default swap and no credit event occurs, the Fund would generally receive an up-front payment or a periodic stream of payments over the term of the swap. If a credit event occurs, however, generally the Fund would have to pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As the protection seller, the Fund adds the economic effect of leverage to its portfolio because, in addition to being subject to investment exposure on its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. See “—Segregation of Assets” below. Thus, the Fund bears the same risk as it would by buying the reference obligations directly, plus the additional risks related to obtaining investment exposure through a derivative instrument discussed below under “—Risks Associated with Swap Transactions.”

Swap Options.    A swap option is a contract that gives a counterparty the right (but not the obligation), in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement at some designated future time on

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specified terms. A cash-settled option on a swap gives the purchaser the right, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. The Fund may write (sell) and purchase put and call swap options. Depending on the terms of the particular option agreement, the Fund generally would incur a greater degree of risk when it writes a swap option than when it purchases a swap option. When the Fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swap option, upon exercise of the option the Fund would become obligated according to the terms of the underlying agreement.

Risks Associated with Swap Transactions.    The use of swap transactions is a highly specialized activity which involves strategies and risks different from those associated with ordinary portfolio security transactions. If the Investment Adviser and/or the Sub-Adviser is incorrect in its forecasts of default risks, market spreads or other applicable factors or events, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. As the protection seller in a credit default swap, the Fund adds the economic effect of leverage to its portfolio because, in addition to being subject to investment exposure on its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. The Fund generally may only close out a swap, cap, floor, collar or other two-party contract with its particular counterparty, and generally may only transfer a position with the consent of that counterparty. In addition, the price at which the Fund may close out such a two-party contract may not correlate with the price change in the underlying reference asset. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. It also is possible that developments in the derivatives market, including changes in government regulation, could adversely affect the Fund’s ability to terminate existing swap or other agreements or to realize amounts to be received under such agreements.

Futures and Options on Futures Generally.    A futures contract is an agreement between two parties to buy and sell a security, index or interest rate (each a “financial instrument”) for a set price on a future date. Certain futures contracts, such as futures contracts relating to individual securities, call for making or taking delivery of the underlying financial instrument. However, these contracts generally are closed out before delivery by entering into an offsetting purchase or sale of a matching futures contract (same exchange, underlying financial instrument, and delivery month). Other futures contracts, such as futures contracts on interest rates and indices, do not call for making or taking delivery of the underlying financial instrument, but rather are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the financial instrument at the close of the last trading day of the contract and the price at which the contract was originally written. These contracts also may be settled by entering into an offsetting futures contract.

Unlike when the Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the futures broker, known as a futures commission merchant (“FCM”), an amount of cash or securities equal to a varying specified percentage of the contract amount. This amount is known as initial margin. The margin deposit is intended to ensure completion of the contract. Minimum initial margin requirements are established by the futures exchanges and may be revised. In addition, FCMs may establish margin deposit requirements that are higher than the exchange minimums. Cash held in the margin account generally is not income producing. However, coupon-bearing securities, such as Treasury securities, held in margin accounts generally will earn income. Subsequent payments to and

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from the FCM, called variation margin, will be made on a daily basis as the price of the underlying financial instrument fluctuates, making the futures contract more or less valuable, a process known as marking the contract to market. Changes in variation margin are recorded by the Fund as unrealized gains or losses. At any time prior to expiration of the futures contract, the Fund may elect to close the position by taking an opposite position that will operate to terminate its position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a gain or loss. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of the Fund, the Fund may be entitled to the return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the Fund. Futures transactions also involve brokerage costs and the Fund may have to segregate additional liquid assets in accordance with applicable SEC requirements. See “—Segregation of Assets” below.

A futures option gives the purchaser of such option the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the purchaser acquires a long position in the futures contract and the writer is assigned the opposite short position. Upon the exercise of a put option, the opposite is true.

Bond Futures and Forward Contracts.    Bond futures contracts are agreements in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount times the difference between the value of a specific bond at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of securities is made. Forward contracts are agreements to purchase or sell a specified security or currency at a specified future date (or within a specified time period) and price set at the time of the contract. Forward contracts are usually entered into with banks, foreign exchange dealers or broker-dealers and are usually for less than one year, but they may be renewed. Forward contracts are generally purchased or sold in OTC transactions.

Under regulations of the CFTC currently in effect, which may change from time to time with respect to futures contracts purchased by the Fund, the Fund will set aside in a segregated account liquid securities with a value at least equal to the value of instruments underlying such futures contracts less the amount of initial margin on deposit for such contracts. The current view of the staff of the SEC is that the Fund’s long and short positions in futures contracts must be collateralized with cash or certain liquid assets held in a segregated account or “covered” in order to counter the impact of any potential leveraging.

Parties to a futures contract must make “initial margin” deposits to secure performance of the contract. There are also requirements to make “variation margin” deposits from time to time as the value of the futures contract fluctuates.

Index Futures.    A tax-exempt bond index which assigns relative values to the tax-exempt bonds included in the index is traded on the Chicago Board of Trade. The index fluctuates with changes in the market values of all tax-exempt bonds included rather than a single bond. An index future is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash—rather than any security—equal to a specified dollar amount times the difference between the index value at the close of the last trading day of the contract and the price at which the index future was originally written. Thus, an index future is similar to traditional financial futures except that settlement is made in cash.

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Index Options.    The Fund may also purchase put or call options on U.S. government or tax-exempt bond index futures and enter into closing transactions with respect to such options to terminate an existing position. Options on index futures are similar to options on debt instruments except that an option on an index future gives the purchaser the right, in return for the premium paid, to assume a position in an index contract rather than an underlying security at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance of the writer’s futures margin account which represents the amount by which the market price of the index futures contract, at exercise, is less than the exercise price of the option on the index future.

Bond index futures and options transactions would be subject to risks similar to transactions in financial futures and options thereon as described above.

Limitations on the Use of Futures, Options on Futures and Swaps.    The Investment Adviser has claimed, with respect to the Fund, the exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act of 1936, as amended (“CEA”), provided by CFTC Regulation 4.5 and is therefore not currently subject to registration or regulation as such under the CEA with respect to the Fund. In addition, the Sub-Adviser has claimed the exemption from registration as a commodity trading advisor provided by CFTC Regulation 4.14(a)(8) and is therefore not currently subject to registration or regulation as such under the CEA with respect to the Fund. In February 2012, the CFTC announced substantial amendments to certain exemptions, and to the conditions for reliance on those exemptions, from registration as a commodity pool operator. Under amendments to the exemption provided under CFTC Regulation 4.5, if the Fund uses futures, options on futures, or swaps other than for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums on these positions (after taking into account unrealized profits and unrealized losses on any such positions and excluding the amount by which options that are “in-the-money” at the time of purchase are “in-the-money”) may not exceed 5% of the Fund’s net asset value, or alternatively, the aggregate net notional value of those positions may not exceed 100% of the Fund’s net asset value (after taking into account unrealized profits and unrealized losses on any such positions). The CFTC amendments to Regulation 4.5 took effect on December 31, 2012, and the Fund intends to comply with amended Regulation 4.5’s requirements such that the Investment Adviser will not be required to register as a commodity pool operator with the CFTC with respect to the Fund. The Fund reserves the right to employ futures, options on futures and swaps to the extent allowed by CFTC regulations in effect from time to time and in accordance with the Fund’s policies. However, the requirements for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), may limit the extent to which the Fund may employ futures, options on futures or swaps.

Structured Notes

The Fund may utilize structured notes and similar instruments for investment purposes and also for hedging purposes. Structured notes are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but not ordinarily below zero) to reflect changes in the embedded index while the

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structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending upon a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index or indices or other assets. Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

Inter-Fund Borrowing and Lending

The SEC has granted an exemptive order permitting the Nuveen registered open-end and closed-end funds, including the Fund, to participate in an inter-fund lending facility whereby those funds may directly lend to and borrow money from each other for temporary purposes (e.g., to satisfy redemption requests or when a sale of securities “fails,” resulting in an unanticipated cash shortfall) (the “Inter-Fund Program”). The closed-end Nuveen funds will participate only as lenders, and not as borrowers, in the Inter-Fund Program because such closed-end funds rarely, if ever, need to borrow cash to meet redemptions. The Inter-Fund Program is subject to a number of conditions, including, among other things, the requirements that (1) no fund may borrow or lend money through the Inter-Fund Program unless it receives a more favorable interest rate than is typically available from a bank or other financial institution for a comparable transaction; (2) no fund may borrow on an unsecured basis through the Inter-Fund Program unless the fund’s outstanding borrowings from all sources immediately after the inter-fund borrowing total 10% or less of its total assets; provided that if the borrowing fund has a secured borrowing outstanding from any other lender, including but not limited to another fund, the inter-fund loan must be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value; (3) if a fund’s total outstanding borrowings immediately after an inter-fund borrowing would be greater than 10% of its total assets, the fund may borrow through the inter-fund loan on a secured basis only; (4) no fund may lend money if the loan would cause its aggregate outstanding loans through the Inter-Fund Program to exceed 15% of its net assets at the time of the loan; (5) a fund’s inter-fund loans to any one fund shall not exceed 5% of the lending fund’s net assets; (6) the duration of inter-fund loans will be limited to the time required to receive payment for securities sold, but in no event more than seven days; and (7) each inter-fund loan may be called on one business days’ notice by a lending fund and may be repaid on any day by a borrowing fund. In addition, a Nuveen fund may participate in the Inter-Fund Program only if and to the extent that such participation is consistent with the fund’s investment objective and investment policies. The Board of Trustees of the Nuveen Funds is responsible for overseeing the Inter-Fund Program. The limitations detailed above and the other conditions of the SEC exemptive order permitting the Inter-Fund Program are designed to minimize the risks associated with Inter-Fund Program for both the lending fund and the borrowing fund. However, no borrowing or lending activity is without risk. When a fund borrows money from another fund, there is a risk that the loan could be called on one day’s notice or not renewed, in which case the fund may have to borrow from a bank at a higher rate or take other actions to payoff such loan if an inter-fund loan is not available from another fund. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional borrowing costs.

Other Investment Companies

The Fund may invest in securities of other open- or closed-end investment companies (including ETFs) that invest primarily in municipal securities of the types in which the Fund may

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invest directly. As a shareholder in another investment company, the Fund will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the Fund’s advisory and administrative fees with respect to assets so invested. Common shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Investment Adviser and/or the Sub-Adviser will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available municipal security investments. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to leverage risks. The net asset value and market value of leveraged shares will be more volatile, and the yield to common shareholders will tend to fluctuate more than the yield generated by unleveraged shares. The Fund will consider the investments of underlying investment companies when determining compliance with Rule 35d-1 under the 1940 Act and when determining compliance with its own concentration policy, in each case to the extent the Fund has sufficient information about such investments after making a reasonable effort to obtain current information about the investments in underlying companies.

Segregation of Assets

As a closed-end investment company registered with the SEC, the Fund is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various interpretive positions of the SEC and its staff. In accordance with these laws, rules and positions, the Fund must maintain liquid assets (often referred to as “asset segregation”), or engage in other SEC or staff-approved measures, to “cover” open positions with respect to certain kinds of derivative instruments and financial agreements (such as reverse repurchase agreements). Generally, the Fund will maintain an amount of liquid assets with its custodian in an amount at least equal to the amount of its obligations, including the value of unpaid past and future payment obligations, under derivative instruments and financial agreements, in accordance with SEC guidance. However, the Fund also may “cover” certain obligations by other means such as through ownership of the underlying security or financial instrument. The Fund also may enter into offsetting transactions with respect to certain obligations so that its combined position, coupled with any liquid assets maintained by its custodian, equals its net outstanding obligation in related derivatives or financial agreements. In the case of financial futures contracts that are not contractually required to cash settle, for example, the Fund must set aside liquid assets equal to such contracts’ full notional value while the positions are open. With respect to financial futures contracts that are contractually required to cash settle, however, the Fund is permitted to set aside liquid assets in an amount equal to the Fund’s daily marked-to-market net obligations (i.e., the Fund’s daily net liability) under the contracts, if any, rather than such contracts’ full notional value. If the Fund writes credit default swaps, it will segregate the full notional amount of the payment obligation under the credit default swap that must be paid upon the occurrence of a credit event. The Fund may invest in inverse floating rate securities issued by special purpose trusts. With respect to such investments, the Fund will segregate or earmark assets in an amount equal to at least 100% of the face amount of the floating rate securities issued by such trusts.

The SEC recently adopted new Rule 18f-4 under the 1940 Act, which, among other things, imposes limits on the amount of derivatives a fund can enter into and replaces the asset segregation framework previously used by funds to comply with Section 18 of the 1940 Act. The Fund will comply with the new rule’s requirements on or before the rule’s compliance date in 2022.

The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions from time to time articulated by the SEC or its staff regarding asset segregation.

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The Fund generally will use its assets to cover its obligations as required by the 1940 Act, the rules thereunder, and applicable positions of the SEC and its staff. As a result of their segregation, such assets may not be used for other operational purposes. The Investment Adviser will monitor the Fund’s use of derivatives and will take action as necessary for the purpose of complying with the asset segregation policy stated above. Such actions may include the sale of the Fund’s portfolio investments.

Other Investment Policies and Techniques

Illiquid Securities.    The Fund may invest in illiquid securities (i.e., securities that are not readily marketable), including, but not limited to, restricted securities (securities the disposition of which is restricted under the federal securities laws), securities that may only be resold pursuant to Rule 144A under the 1933 Act and repurchase agreements with maturities in excess of seven days.

Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the 1933 Act. Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than that which prevailed when it decided to sell. Illiquid securities will be priced at a fair value as determined in good faith by the Board or its delegate.

Portfolio Trading and Turnover Rate.    Portfolio trading may be undertaken to accomplish the investment objectives of the Fund in relation to actual and anticipated movements in interest rates. In addition, a security may be sold and another of comparable quality purchased at approximately the same time to take advantage of what the Investment Adviser and/or the Sub-Adviser believes to be a temporary price disparity between the two securities. Temporary price disparities between two comparable securities may result from supply and demand imbalances where, for example, a temporary oversupply of certain bonds may cause a temporarily low price for such bonds, as compared with other bonds of like quality and characteristics. The Fund may also engage to a limited extent in short-term trading consistent with its investment objectives. Securities may be sold in anticipation of a market decline (a rise in interest rates) or purchased in anticipation of a market rise (a decline in interest rates) and later sold, but the Fund will not engage in trading solely to recognize a gain.

Subject to the foregoing, the Fund will attempt to achieve its investment objectives by prudent selection of municipal securities with a view to holding them for investment. While there can be no assurance thereof, the Fund anticipates that its annual portfolio turnover rate will generally not exceed 100%. However, the rate of turnover will not be a limiting factor when the Fund deems it desirable to sell or purchase securities. Therefore, depending upon market conditions, the annual portfolio turnover rate of the Fund may exceed 100% in particular years. A higher portfolio turnover rate would result in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. In addition, high portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income for U.S. federal income tax purposes or may result in greater amounts of net capital gain distributions. See “Tax Matters” below.

Repurchase Agreements.    As temporary investments, the Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities (U.S.

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government securities or municipal bonds) agrees to repurchase the same security at a specified price on a future date agreed-upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements is taxable to shareholders of the Fund and, therefore, is required to be allocated proportionately by the Fund between Common Shares and Preferred Shares. See “Tax Matters” below. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Investment Adviser and/or the Sub-Adviser, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. The Investment Adviser and/or the Sub-Adviser will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Investment Adviser will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

Zero Coupon Bonds and Other Original Issue Discount Instruments.    A zero coupon bond is a bond that typically does not pay interest for its entire life. When held to its maturity, the holder receives the par value of the zero coupon bond, which generates a return equal to the difference between the purchase price and its maturity value. A zero coupon bond is normally issued and traded at a deep discount from face value. This original issue discount (“OID”) approximates the total amount of interest the security will accrue and compound prior to its maturity and reflects the payment deferral and credit risk associated with the instrument. Because zero coupon securities and other OID instruments do not pay cash interest at regular intervals, the instruments’ ongoing accruals require ongoing judgments concerning the collectability of deferred payments and the value of any associated collateral. As a result, these securities may be subject to greater value fluctuations and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash on a current basis. Because zero coupon bonds, and OID instruments generally, allow an issuer to avoid or delay the need to generate cash to meet current interest payments, they may involve greater payment deferral and credit risk than coupon loans and bonds that pay interest currently or in cash. The Fund generally will be required to distribute dividends to shareholders representing the income of these instruments as it accrues, even though the Fund will not receive all of the income on a current basis or in cash. Thus, the Fund may have to sell other investments, including when it may not be advisable to do so, and use the cash proceeds to make income distributions to its shareholders. For accounting purposes, these cash distributions to shareholders will not be treated as a return of capital.

Further, the Investment Adviser collects management fees on the value of a zero coupon bond or OID instrument attributable to the ongoing non-cash accrual of interest over the life of the bond or other instrument. As a result, the Investment Adviser receives non-refundable cash payments based on such non-cash accruals while investors incur the risk that such non-cash accruals ultimately may not be realized.

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MANAGEMENT OF THE FUND

Trustees and Officers

The management of the Fund, including general supervision of the duties performed for the Fund under the investment management agreement with Nuveen Fund Advisors (the “Management Agreement”), is the responsibility of the Board of Trustees of the Fund (the “Board”). As of January 1, 2021, the number of trustees of the Fund is set at ten, all of whom are not an “interested person” (as the term “interested person” is defined in the 1940 Act) (referred to herein as “independent trustees”). None of the independent trustees has ever been a director, trustee or employee of, or consultant to, Nuveen, LLC (“Nuveen”), Nuveen Fund Advisors, NAM, or their affiliates. The Board is divided into three classes, Class I, Class II and Class III, the Class I trustees serving until the 2022 annual meeting, the Class II trustees serving until the 2023 annual meeting and the Class III trustees serving until the 2021 annual meeting, in each case until their respective successors are elected and qualified, as described below. Currently, William C. Hunter, Judith M. Stockdale, Carole E. Stone and Margaret L. Wolff are slated in Class I, John K. Nelson, Terrence J. Toth and Robert L. Young are slated in Class II and Jack B. Evans, Albin F. Moschner and Matthew Thornton III are slated in Class III. While there are Preferred Shares outstanding, two of the Fund’s trustees are elected by the holders of Preferred Shares, voting separately as a class. The remaining trustees of the Fund are elected by holders of Common Shares and Preferred Shares, voting together as a class. The officers of the Fund serve annual terms and are elected on an annual basis. The names, business addresses and years of birth of the trustees and officers of the Fund, their principal occupations and other affiliations during the past five years, the number of portfolios each oversees and other directorships they hold as of January 1, 2021 are set forth below. Except as noted in the table below, the trustees of the Fund are directors or trustees, as the case may be, of 148 Nuveen-sponsored registered investment companies (the “Nuveen Funds”) which includes 68 open-end mutual funds (the “Nuveen Mutual Funds”) and 67 closed-end funds and 13 exchange-traded funds.

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Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Independent Trustees:

Terence J. Toth 333 West Wacker Drive Chicago, IL 60606 (1959)	Chairman of the Board and Trustee	Term—Class II Length of Service— Since 2008	Formerly, Co-Founding Partner, Promus Capital (investment advisory firm) (2008-2017); Director of Quality Control Corporation (manufacturing) (since 2012); formerly, Director, Fulcrum IT Service LLC (information technology services firm to government entities) (2010-2019); formerly, Director LogicMark LLC (health services) (2012-2016); formerly, Director, Legal & General Investment Management America, Inc. (asset management) (2008-2013); formerly, CEO and President, Northern Trust Global Investments (financial services) (2004-2007); Executive Vice President, Quantitative Management & Securities Lending (2000-2004); prior thereto, various positions with Northern Trust Company (financial services) (since 1994); Member of Catalyst Schools of Chicago Board (since 2008) and Mather Foundation Board (philanthropy) (since 2012) and is Chair of its Investment Committee; formerly, Member, Chicago Fellowship Board (philanthropy) (2005-2016); formerly, Member, Northern Trust Mutual Funds Board (2005-2007), Northern Trust Global Investments Board (2004-2007), Northern Trust Japan Board (2004-2007), Northern Trust Securities Inc. Board (2003-2007) and Northern Trust Hong Kong Board (1997-2004).	148	None.

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Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Jack B. Evans 333 West Wacker Drive Chicago, IL 60606 (1948)	Trustee	Term—Class III Length of Service— Since 1999	Chairman (since 2019), formerly, President (1996-2019), The Hall-Perrine Foundation (private philanthropic corporation); Life Trustee of Coe College and the Iowa College Foundation; formerly, Director, Public Member, American Board of Orthopaedic Surgery (2015-2020); formerly, Director (1998-2003), Federal Reserve Bank of Chicago; formerly, President and Chief Operating Officer (1972-1995), SCI Financial Group, Inc. (regional financial services firm); formerly, Member and President Pro Tem of the Board of Regents for the State of Iowa University System; formerly, Director, The Gazette Company (media and publishing).	148	Director and Chairman (since 2009), United Fire Group, a publicly held company; formerly, Director (2000-2004), Alliant Energy.

William C. Hunter 333 West Wacker Drive Chicago, IL 60606 (1948)	Trustee	Term—Class I Length of Service— Since 2003	Dean Emeritus, formerly, Dean (2006-2012), Tippie College of Business, University of Iowa; past Director (2005-2015) and past President (2010-2014) of Beta Gamma Sigma, Inc., The International Business Honor Society; formerly, Director (1997-2007), Credit Research Center at Georgetown University; formerly, Dean and Distinguished Professor of Finance (2003-2006), School of Business at the University of Connecticut; previously, Senior Vice President and Director of Research (1995-2003) at the Federal Reserve Bank of Chicago.	148	Director of Wellmark, Inc. (since 2009); Director of Xerox Corporation (2004-2018).

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Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Albin F. Moschner 333 West Wacker Drive Chicago, IL 60606 (1952)	Trustee	Term—Class III Length of Service— Since 2016	Founder and Chief Executive Officer, Northcroft Partners, LLC (management consulting) (since 2012); previously, held positions at Leap Wireless International, Inc. (consumer wireless services), including Consultant (2011-2012), Chief Operating Officer (2008-2011) and Chief Marketing Officer (2004-2008); formerly, President, Verizon Card Services division of Verizon Communications, Inc. (telecommunications services) (2000-2003); formerly, President, One Point Services at One Point Communications (telecommunications services) (1999-2000); formerly, Vice Chairman of the Board, Diba, Incorporated (internet technology provider) (1996-1997); formerly, various executive positions (1991-1996), including Chief Executive Officer (1995-1996), with Zenith Electronics Corporation (consumer electronics).	148	Formerly, Chairman (2019) and Director (2012-2019), USA Technologies, Inc., a provider of solutions and services to facilitate electronic payment transactions; formerly, Director, Wintrust Financial Corporation (1996-2016).

John K. Nelson 333 West Wacker Drive Chicago, IL 60606 (1962)	Trustee	Term—Class II Length of Service— Since 2013	Member of Board of Directors of Core12 LLC (private firm which develops branding, marketing and communications strategies for clients) (since 2008); served The President’s Council of Fordham University (2010-2019) and previously a Director of the Curran Center for Catholic American Studies (2009-2018); formerly, senior external advisor to the Financial Services practice of Deloitte Consulting LLP (2012-2014); former Chair of the Board of Trustees of Marian University (2010-2014 as trustee, 2011-2014 as Chair); formerly Chief Executive Officer of ABN AMRO Bank N.V., North America, and Global Head of the Financial Markets Division (2007-2008), with various executive leadership roles in ABN AMRO Bank N.V. between 1996 and 2007.	148	None.

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Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Judith M. Stockdale 333 West Wacker Drive Chicago, IL 60606 (1947)	Trustee	Term—Class I Length of Service— Since 1997	Board Member of the Land Trust Alliance (national public charity addressing natural land and water conservation in the U.S.) (since 2013); formerly, Board Member of the U.S. Endowment for Forestry and Communities (national endowment addressing forest health, sustainable forest production and markets, and economic health of forest-reliant communities in the U.S.) (2013-2019); formerly, Executive Director (1994-2012), Gaylord and Dorothy Donnelley Foundation (private foundation endowed to support both natural land conservation and artistic vitality); prior thereto, Executive Director, Great Lakes Protection Fund (endowment created jointly by seven of the eight Great Lake states’ Governors to take a regional approach to improving the health of the Great Lakes) (1990-1994).	148	None.

Carole E. Stone 333 West Wacker Drive Chicago, IL 60606 (1947)	Trustee	Term—Class I Length of Service— Since 2007	Former Director, Chicago Board Options Exchange (2006-2017) and C2 Options Exchange, Incorporated (2009-2017); formerly, Commissioner, New York State Commission on Public Authority Reform (2005-2010).	148	Former Director, Cboe Global Markets, Inc., formerly, CBOE Holdings, Inc. (2010-2020).

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Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Matthew Thornton III 333 West Wacker Drive Chicago, IL 60606 (1958)	Trustee	Term— Class III Length of Service— Since 2020	Formerly, Executive Vice President and Chief Operating Officer (2018-2019), FedEx Freight Corporation, a subsidiary of FedEx Corporation (“FedEx”) (provider of transportation, e-commerce and business services through its portfolio of companies); formerly, Senior Vice President, U.S. Operations (2006-2018), Federal Express Corporation, a subsidiary of FedEx; formerly, Member of the Board of Directors (2012-2018), Safe Kids Worldwide® (non-profit organization dedicated to preventing childhood injuries).	148	Member of the Board of Directors (since 2014), The Sherwin-Williams Company (develops, manufactures, distributes and sells paints, coatings and related products) ; Member of the Board of Directors (since 2020), Crown Castle International (provider of communications infrastructure).

Margaret L. Wolff 333 West Wacker Drive Chicago, IL 60606 (1955)	Trustee	Term—Class I Length of Service— Since 2016	Formerly, Of Counsel (2005-2014), Skadden, Arps, Slate, Meagher & Flom LLP (Mergers & Acquisitions Group) (legal services); Member of the Board of Trustees of New York-Presbyterian Hospital (since 2005); Member (since 2004) and Chair (since 2015) of the Board of Trustees of The John A. Hartford Foundation (philanthropy dedicated to improving the care of older adults); formerly, Member (2005-2015) and Vice Chair (2011-2015) of the Board of Trustees of Mt. Holyoke College.	148	Formerly Member of the Board of Directors (2013-2017) of Travelers Insurance Company of Canada and The Dominion of Canada General Insurance Company (each, a part of Travelers Canada, the Canadian operation of The Travelers Companies, Inc.).

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Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Robert L. Young 333 West Wacker Drive Chicago, IL 60606 (1963)	Trustee	Term—Class II Length of Service— Since 2017	Formerly, Chief Operating Officer and Director, J.P. Morgan Investment Management Inc. (financial services) (2010-2016); formerly, President and Principal Executive Officer (2013-2016), and Senior Vice President and Chief Operating Officer (2005-2010), of J.P. Morgan Funds; formerly, Director and various officer positions for J.P. Morgan Investment Management Inc. (formerly, JPMorgan Funds Management, Inc. and formerly, One Group Administrative Services) and JPMorgan Distribution Services, Inc. (financial services) (formerly, One Group Dealer Services, Inc.) (1999-2017).	148	None.

(1)

The Board is divided into three classes, Class I, Class II and Class III, with each trustee being elected to serve until the third succeeding annual shareholders’ meeting subsequent to its election or thereafter in each case when its respective successors are duly elected or appointed, except two trustees are elected by the holders of Preferred Shares, when applicable, to serve until the next annual shareholders’ meeting subsequent to its election or thereafter in each case when its respective successors are duly elected or appointed. Length of Time Served indicates the year in which the individual became a director or trustee of a fund in the Nuveen Funds complex.

Name, Business Address and Year of Birth	Position(s) Held with Fund	Year First Elected or Appointed(1)(2)	Principal Occupation(s) During Past Five Years
Officers of the Fund:

David J. Lamb 333 West Wacker Drive Chicago, IL 60606 1963	Chief Administrative Officer	2015

Managing Director of Nuveen Fund Advisors, LLC and Nuveen Securities, LLC (since 2020); Managing Director (since 2017), formerly, Senior Vice President of Nuveen, LLC (2006-2017), Vice President prior to 2006.

Mark J. Czarniecki 901 Marquette Avenue Minneapolis, MN 55402 1979	Vice President and Assistant Secretary	2013	Vice President and Assistant Secretary of Nuveen Securities, LLC (since 2016) and Nuveen Fund Advisors, LLC (since 2017); Vice President and Associate General Counsel of Nuveen, LLC (since 2013); Vice President, Assistant Secretary and Associate General Counsel of Nuveen Asset Management, LLC (since 2018).

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Name, Business Address and Year of Birth	Position(s) Held with Fund	Year First Elected or Appointed(1)(2)	Principal Occupation(s) During Past Five Years
Diana R. Gonzalez 333 West Wacker Drive Chicago, IL 60606 1978	Vice President and Assistant Secretary	2017	Vice President and Assistant Secretary of Nuveen Fund Advisors, LLC (since 2017); Vice President and Associate General Counsel of Nuveen, LLC (since 2017); Associate General Counsel of Jackson National Asset Management (2012-2017).

Nathaniel T. Jones 333 West Wacker Drive Chicago, IL 60606 1979	Vice President and Treasurer	2016	Managing Director (since 2017), formerly, Senior Vice President (2016-2017), formerly, Vice President (2011-2016) of Nuveen, LLC; Managing Director (since 2015) of Nuveen Fund Advisors, LLC; Chartered Financial Analyst.

Tina M. Lazar 333 West Wacker Drive Chicago, IL 60606 1961	Vice President	2002	Managing Director (since 2017), formerly, Senior Vice President (2014-2017) of Nuveen Securities, LLC.

Brian J. Lockhart 333 West Wacker Drive Chicago, IL 60606 1974	Vice President	2019	Managing Director (since 2019) of Nuveen Fund Advisors, LLC; Managing Director (since 2017), formerly, Vice President (2010-2017) of Nuveen, LLC; Head of Investment Oversight (since 2017), formerly, Team Leader of Manager Oversight (2015-2017); Chartered Financial Analyst and Certified Financial Risk Manager.

Jacques M. Longerstaey 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1963	Vice President	2019	Senior Managing Director and Chief Risk Officer of Nuveen, LLC (since May 2019); Senior Managing Director (since May 2019) of Nuveen Fund Advisors, LLC; formerly, Chief Investment and Model Risk Officer, Wealth & Investment Management Division, Wells Fargo Bank (NA) (2013-2019).

Kevin J. McCarthy 333 West Wacker Drive Chicago, IL 60606 1966	Vice President and Assistant Secretary	2007	Senior Managing Director (since 2017) and Secretary and General Counsel (since 2016) of Nuveen Investments, Inc., formerly, Executive Vice President (2016-2017) and Managing Director and Assistant Secretary (2008-2016); Senior Managing Director (since 2017) and Assistant Secretary (since 2008) of Nuveen Securities, LLC, formerly Executive Vice President (2016-2017) and Managing Director (2008-2016); Senior Managing Director (since 2017), Secretary (since 2016) of Nuveen Fund Advisors, LLC, formerly, Co-General Counsel (2011-2020), Executive Vice President (2016-2017), Managing Director (2008-2016) and Assistant Secretary (2007-2016); Senior Managing Director (since 2017), Secretary (since 2016) of Nuveen Asset Management, LLC, formerly, Associate General Counsel (2011-2020), Executive Vice President (2016-2017) and Managing Director and Assistant Secretary (2011-2016); Vice President (since 2007) and Secretary (since 2016) (formerly, Assistant Secretary) of NWQ Investment Management Company, LLC, Santa Barbara Asset Management, LLC and Winslow Capital Management, LLC (since 2010); Senior Managing Director (since 2017) and Secretary (since 2016) of Nuveen Alternative Investments, LLC.

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Name, Business Address and Year of Birth	Position(s) Held with Fund	Year First Elected or Appointed(1)(2)	Principal Occupation(s) During Past Five Years
Jon Scott Meissner 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1973	Vice President	2019	Managing Director of Mutual Fund Tax and Financial Reporting groups at Nuveen, LLC (since 2017); Managing Director of Nuveen Fund Advisors, LLC (since 2019); Senior Director of Teachers Advisors, LLC and TIAA-CREF Investment Management, LLC (since 2016); Senior Director (since 2015) Mutual Fund Taxation to the TIAA-CREF Funds, the TIAA-CREF Life Funds, the TIAA Separate Account VA-1 and the CREF Accounts; has held various positions with TIAA since 2004.

Deann D. Morgan 730 Third Avenue New York, NY 10017 1969	Vice President	2020	President, Nuveen Fund Advisors, LLC (since 2020); Executive Vice President, Global Head of Product at Nuveen, LLC (since 2019); Co-Chief Executive Officer of Nuveen Securities, LLC (since 2020); Managing Member, MDR Collaboratory LLC (since 2018); Managing Director, Head of Wealth Management Product Structuring & COO Multi Asset Investing; The Blackstone Group (2013-2017).

Christopher M. Rohrbacher 333 West Wacker Drive Chicago, IL 60606 1971	Vice President and Assistant Secretary	2008

Managing Director (since 2017), General Counsel (since 2020) and Assistant Secretary (since 2016), formerly, Senior Vice President (2016-2017), of Nuveen Fund Advisors, LLC; Managing Director (since 2017) of Nuveen Securities, LLC; Managing Director, Associate General Counsel and Assistant Secretary of Nuveen Asset Management, LLC (since 2020); Managing Director (since 2017), and Associate General Counsel (since 2016), formerly, Senior Vice President (2012-2017) and Assistant General Counsel (2008-2016), of Nuveen, LLC.

William A. Siffermann 333 West Wacker Drive Chicago, IL 60606 1975	Vice President	2017	Managing Director (since 2017), formerly, Senior Vice President (2016-2017) and Vice President (2011-2016) of Nuveen, LLC.

E. Scott Wickerham 8500 Andrew Carnegie Blvd. Charlotte, NC 28262 1973	Vice President and Controller	2019	Senior Managing Director, Head of Fund Administration at Nuveen, LLC (since 2019), formerly, Managing Director; Senior Managing Director (since 2019), Nuveen Fund Advisors, LLC; Principal Financial Officer, Principal Accounting Officer and Treasurer (since 2017) to the TIAA-CREF Funds, the TIAA-CREF Life Funds, the TIAA Separate Account VA-1 and the Treasurer (since 2017) to the CREF Accounts; formerly, Senior Director, TIAA-CREF Fund Administration (2014-2015); has held various positions with TIAA since 2006.

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Name, Business Address and Year of Birth	Position(s) Held with Fund	Year First Elected or Appointed(1)(2)	Principal Occupation(s) During Past Five Years
Mark L. Winget 333 West Wacker Drive Chicago, IL 60606 1968	Vice President and Secretary	2008

Vice President and Assistant Secretary of Nuveen Securities, LLC (since 2008); Vice President and Assistant Secretary of Nuveen Fund Advisors, LLC (since 2019); Vice President, Associate General Counsel and Assistant Secretary of Nuveen Asset Management, LLC (since 2020); Vice President (since 2010) and Associate General Counsel (since 2019), formerly, Assistant General Counsel (2008-2016), of Nuveen, LLC.

Gifford R. Zimmerman 333 West Wacker Drive Chicago, IL 60606 1956	Vice President and Chief Compliance Officer	1988

Formerly, Managing Director (2002-2020) and Assistant Secretary (2002-2020) of Nuveen Securities, LLC; formerly, Managing Director (2002-2020), Assistant Secretary (1997-2020) and Co-General Counsel (2011-2020) of Nuveen Fund Advisors, LLC; Managing Director (since 2004) and Assistant Secretary (since 1994) of Nuveen Investments, Inc.; formerly, Managing Director, Assistant Secretary and Associate General Counsel of Nuveen Asset Management, LLC (2011-2020); formerly, Vice President and Assistant Secretary of NWQ Investment Management Company, LLC (2002-2020), Santa Barbara Asset Management, LLC (2006-2020) and Winslow Capital Management, LLC (2010-2020); Chartered Financial Analyst.

(1)	Officers serve one year terms through August of each year.
(2)	The year first elected or appointed represents the year the individual became an officer of a fund in the Nuveen Funds complex.

Board Leadership Structure and Risk Oversight

The Board oversees the operations and management of the Fund, including the duties performed for the Fund by the Investment Adviser. The Board has adopted a unitary board structure. A unitary board consists of one group of trustees who serves on the board of every fund in the complex. In adopting a unitary board structure, the trustees seek to provide effective governance through establishing a board, the overall composition of which will, as a body, possess the appropriate skills, diversity (including, among other things, gender, race and ethnicity) independence and experience to oversee the Fund’s business. With this overall framework in mind, when the Board, through its Nominating and Governance Committee discussed below, seeks nominees for the Board, the trustees consider, not only the candidate’s particular background, skills and experience, among other things, but also whether such background, skills and experience enhance the Board’s diversity and at the same time complement the Board given its current composition and the mix of skills and experiences of the incumbent trustees. The Nominating and Governance Committee believes that the Board generally benefits from diversity of background, (including, among other things, gender, race and ethnicity), skills, experience and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy on diversity or any particular definition of diversity.

The Board believes the unitary board structure enhances good and effective governance, particularly given the nature of the structure of the investment company complex. Funds in the same

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complex generally are served by the same service providers and personnel and are governed by the same regulatory scheme which raises common issues that must be addressed by the trustees across the fund complex (such as compliance, valuation, liquidity, brokerage, trade allocation or risk management). The Board believes it is more efficient to have a single board review and oversee common policies and procedures which increases the Board’s knowledge and expertise with respect to the many aspects of fund operations that are complex-wide in nature. The unitary structure also enhances the Board’s influence and oversight over the Investment Adviser and other service providers.

In an effort to enhance the independence of the Board, the Board also has a chairman that is an independent trustee. The Board recognizes that a chairman can perform an important role in setting the agenda for the Board, establishing the boardroom culture, establishing a point person on behalf of the Board for fund management, and reinforcing the Board’s focus on the long-term interests of shareholders. The Board recognizes that a chairman may be able to better perform these functions without any conflicts of interests arising from a position with fund management. Mr. Toth currently serves as the independent chairman of the Board. Specific responsibilities of the chairman include: (i) presiding at all meetings of the Board and of the shareholders; (ii) seeing that all orders and resolutions of the trustees are carried into effect; and (iii) maintaining records of and, whenever necessary, certifying all proceedings of the trustees and the shareholders.

Although the Board has direct responsibility over various matters (such as advisory contracts, underwriting contracts and Fund performance), the Board also exercises certain of its oversight responsibilities through several committees that it has established and which report back to the full Board. The Board believes that a committee structure is an effective means to permit trustees to focus on particular operations or issues affecting the Fund, including risk oversight. More specifically, with respect to risk oversight, the Board has delegated matters relating to valuation and compliance to certain committees (as summarized below) as well as certain aspects of investment risk. In addition, the Board believes that the periodic rotation of trustees among the different committees allows the trustees to gain additional and different perspectives of the Fund’s operations. The Board has established six standing committees: the Executive Committee, the Dividend Committee, the Audit Committee, the Compliance, Risk Management and Regulatory Oversight Committee, the Nominating and Governance Committee and the Closed-End Funds Committee. The Board may also from time to time create ad hoc committees to focus on particular issues as the need arises. The membership and functions of the standing committees are summarized below.

Executive Committee.    The Executive Committee, which meets between regular meetings of the Board, is authorized to exercise all of the powers of the Board. The current members of the Executive Committee are Mr. Toth, Chair, Mr. Moschner and Ms. Wolff. During the fiscal year ended October 31, 2020, the Executive Committee met one (1) time.

Dividend Committee.    The Dividend Committee is authorized to declare distributions on each Fund’s shares including, but not limited to, regular and special dividends, capital gains and ordinary income distributions. The members of the Dividend Committee are Dr. Hunter, Mr. Moschner, Ms. Wolff and Mr. Young, Chair. During the fiscal year ended October 31, 2020, the Dividend Committee met eight (8) times.

Audit Committee.    The Board has an Audit Committee, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is composed of independent trustees who are also “independent” as that term is defined in the listing standards pertaining to

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closed-end funds of the New York Stock Exchange (“NYSE”). The Audit Committee assists the Board in the oversight and monitoring of the accounting and reporting policies, processes and practices of the Fund, and the audits of the financial statements of the Fund; the quality and integrity of the financial statements of the Fund; the Fund’s compliance with legal and regulatory requirements relating to the Fund’s financial statements; the independent auditors’ qualifications, performance and independence; and the pricing procedures of the Fund and the internal valuation group of Nuveen. It is the responsibility of the Audit Committee to select, evaluate and replace any independent auditors (subject only to Board and, if applicable, shareholder ratification) and to determine their compensation. The Audit Committee is also responsible for, among other things, overseeing the valuation of securities comprising the Fund’s portfolios. Subject to the Board’s general supervision of such actions, the Audit Committee addresses any valuation issues, oversees the Fund’s pricing procedures and actions taken by Nuveen’s internal valuation group which provides regular reports to the Audit Committee, reviews any issues relating to the valuation of the Fund’s securities brought to its attention and considers the risks to the Fund in assessing the possible resolutions of these matters. The Audit Committee may also consider any financial risk exposures for the Fund in conjunction with performing its functions.

To fulfill its oversight duties, the Audit Committee receives annual and semi-annual reports and has regular meetings with the external auditors for the Fund and the internal audit group at Nuveen. The Audit Committee also may review in a general manner the processes the Board or other Board committees have in place with respect to risk assessment and risk management as well as compliance with legal and regulatory matters relating to the Fund’s financial statements. The Audit Committee operates under a written Audit Committee Charter (the “Charter”) adopted and approved by the Board, which Charter conforms to the listing standards of the NYSE. Members of the Audit Committee are independent (as set forth in the Charter) and free of any relationship that, in the opinion of the trustees, would interfere with their exercise of independent judgment as an Audit Committee member. The members of the Audit Committee are Mr. Evans, Dr. Hunter, Mr. Moschner, Mr. Nelson, Ms. Stone, Chair, and Ms. Stockdale, each of whom is an independent trustee of the Fund. A copy of the Charter is available at https://webapp.nuveen.com/CEF/Shareholder/FundGovernance.aspx. During the fiscal year ended October 31, 2020, the Audit Committee met four (4) times.

Compliance, Risk Management and Regulatory Oversight Committee.    The Compliance, Risk Management and Regulatory Oversight Committee (the “Compliance Committee”) is responsible for the oversight of compliance issues, risk management and other regulatory matters affecting the Fund that are not otherwise under or within the jurisdiction of the other committees. The Board has adopted and periodically reviews policies and procedures designed to address the Fund’s compliance and risk matters. As part of its duties, the Compliance Committee reviews the policies and procedures relating to compliance matters and recommends modifications thereto as necessary or appropriate to the full Board; develops new policies and procedures as new regulatory matters affecting the Fund arise from time to time; evaluates or considers any comments or reports from examinations from regulatory authorities and responses thereto; and performs any special reviews, investigations or other oversight responsibilities relating to risk management, compliance and/or regulatory matters as requested by the Board.

In addition, the Compliance Committee is responsible for risk oversight, including, but not limited to, the oversight of risks related to investments and operations. Such risks include, among other things, exposures to particular issuers, market sectors, or types of securities; risks related to product structure elements, such as leverage; and techniques that may be used to address those risks, such as hedging and swaps. In assessing issues brought to the Compliance Committee’s attention or in

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reviewing a particular policy, procedure, investment technique or strategy, the Compliance Committee evaluates the risks to the Fund in adopting a particular approach or resolution compared to the anticipated benefits to the Fund and its shareholders. In fulfilling its obligations, the Compliance Committee meets on a quarterly basis, and at least once a year in person. The Compliance Committee receives written and oral reports from the Fund’s Chief Compliance Officer (“CCO”) and meets privately with the CCO at each of its quarterly meetings. The CCO also provides an annual report to the full Board regarding the operations of the Fund’s and other service providers’ compliance programs as well as any recommendations for modifications thereto. The Compliance Committee also receives reports from the investment services group of Nuveen regarding various investment risks. Notwithstanding the foregoing, the full Board also participates in discussions with management regarding certain matters relating to investment risk, such as the use of leverage and hedging. The investment services group therefore also reports to the full Board at its quarterly meetings regarding, among other things, Fund performance and the various drivers of such performance. Accordingly, the Board directly and/or in conjunction with the Compliance Committee oversees matters relating to investment risks. Matters not addressed at the committee level are addressed directly by the full Board. The members of the Compliance Committee are Mr. Nelson, Mr. Thornton, Mr. Toth, Ms. Wolff, Chair, and Mr. Young. During the fiscal year ended October 31, 2020, the Compliance Committee met five (5) times.

Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for seeking, identifying and recommending to the Board qualified candidates for election or appointment to the Board. In addition, the Nominating and Governance Committee oversees matters of corporate governance, including the evaluation of Board performance and processes, the assignment and rotation of committee members, and the establishment of corporate governance guidelines and procedures, to the extent necessary or desirable, and matters related thereto. Although the unitary and committee structure has been developed over the years and the Nominating and Governance Committee believes the structure has provided efficient and effective governance, the Nominating and Governance Committee recognizes that, as demands on the Board evolve over time (such as through an increase in the number of funds overseen or an increase in the complexity of the issues raised), the Nominating and Governance Committee must continue to evaluate the Board and committee structures and their processes and modify the foregoing as may be necessary or appropriate to continue to provide effective governance. Accordingly, the Nominating and Governance Committee has a separate meeting each year to, among other things, review the Board and committee structures, their performance and functions, and recommend any modifications thereto or alternative structures or processes that would enhance the Board’s governance over the Fund’s business.

In addition, the Nominating and Governance Committee, among other things, makes recommendations concerning the continuing education of trustees; monitors performance of legal counsel and other service providers; establishes and monitors a process by which security holders are able to communicate in writing with members of the Board; and periodically reviews and makes recommendations about any appropriate changes to trustee compensation. In the event of a vacancy on the Board, the Nominating and Governance Committee receives suggestions from various sources, including shareholders, as to suitable candidates. Suggestions should be sent in writing to William Siffermann, Manager of Fund Board Relations, Nuveen LLC, 333 West Wacker Drive, Chicago, IL 60606. The Nominating and Governance Committee sets appropriate standards and requirements for nominations for new trustees and each nominee is evaluated using the same standards. However, the Nominating and Governance Committee reserves the right to interview any and all candidates and to make the final selection of any new trustees. In considering a candidate’s qualifications, each candidate

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must meet certain basic requirements, including relevant skills and experience, time availability (including the time requirements for due diligence site visits to internal and external sub-advisers and service providers) and, if qualifying as an independent trustee candidate, independence from the Investment Adviser, sub-advisers, underwriters or other service providers, including any affiliates of these entities. These skill and experience requirements may vary depending on the current composition of the Board, since the goal is to ensure an appropriate range of skills, diversity and experience, in the aggregate. Accordingly, the particular factors considered and weight given to these factors will depend on the composition of the Board and the skills and backgrounds of the incumbent trustees at the time of consideration of the nominees. All candidates, however, must meet high expectations of personal integrity, independence, governance experience and professional competence. All candidates must be willing to be critical within the Board and with management and yet maintain a collegial and collaborative manner toward other Board members. The Nominating and Governance Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Funds’ website at www.nuveen.com/CEF/Shareholder/FundGovernance.aspx, and is composed entirely of independent trustees, who are also “independent” as defined by NYSE listing standards. The members of the Nominating and Governance Committee are Mr. Toth, Chair, Mr. Evans, Dr. Hunter, Mr. Moschner, Mr. Nelson, Ms. Stockdale, Ms. Stone, Mr. Thornton, Ms. Wolff and Mr. Young. During the fiscal year ended October 31, 2020, the Nominating and Governance Committee met five (5) times.

Closed-End Funds Committee.    The Closed-End Funds Committee is responsible for assisting the Board in the oversight and monitoring of the Nuveen Funds that are registered as closed-end management investment companies (“Closed-End Funds”). The committee may review and evaluate matters related to the formation and the initial presentation to the Board of any new Closed-End Fund and may review and evaluate any matters relating to any existing Closed-End Fund.

The committee operates under a written charter adopted and approved by the Board. The members of the Closed-End Funds Committee are Mr. Evans, Chair, Dr. Hunter, Mr. Toth, Ms. Wolff and Mr. Young. During the fiscal year ended October 31, 2020, the Closed-End Funds Committee met five (5) times.

Board Diversification and Trustee Qualifications. In determining that a particular trustee was qualified to serve on the Board, the Board has considered each trustee’s background, skills, experience and other attributes in light of the composition of the Board with no particular factor controlling. The Board believes that trustees need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties, and the Board believes each trustee satisfies this standard. An effective trustee may achieve this ability through his or her educational background; business, professional training or practice; public service or academic positions; experience from service as a board member or executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. Accordingly, set forth below is a summary of the experiences, qualifications, attributes, and skills that led to the conclusion, as of the date of this document, that each trustee should continue to serve in that capacity. References to the experiences, qualifications, attributes and skills of trustees are pursuant to requirements of the SEC, do not constitute holding out of the Board or any trustee as having any special expertise or experience and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

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Jack B. Evans

Mr. Evans has served as Chairman (since 2019), formerly, President (1996-2019) of the Hall-Perrine Foundation, a private philanthropic corporation. Mr. Evans was formerly President and Chief Operating Officer (1972-1995) of the SCI Financial Group, Inc., a regional financial services firm headquartered in Cedar Rapids, Iowa. He was a member of the Board of the Federal Reserve Bank of Chicago from 1998 to 2003 as well as a Director of Alliant Energy from 2000 to 2004 and President Pro Tem of the Board of Regents for the State of Iowa University System. Mr. Evans is Chairman of the Board (since 2009) of United Fire Group, is a Life Trustee of Coe College and formerly served as a Director and Public Member of the American Board of Orthopaedic Surgery from 2015 to 2020 and served on the Board of The Gazette Company. He has a Bachelor of Arts from Coe College and a M.B.A. from the University of Iowa.

William C. Hunter

Dr. Hunter became Dean Emeritus of the Henry B. Tippie College of Business at the University of Iowa in 2012, after having served as Dean of the College since July 2006. He had been Dean and Distinguished Professor of Finance at the University of Connecticut School of Business from 2003 to 2006. From 1995 to 2003, he was the Senior Vice President and Director of Research at the Federal Reserve Bank of Chicago. He has held faculty positions at Emory University, Atlanta University, the University of Georgia and Northwestern University. He has consulted with numerous foreign central banks and official agencies in Europe, Asia, Central America and South America. He has been a Director of Wellmark, Inc. since 2009. He is a past Director (2005-2015) and a past President (2010-2014) of Beta Gamma Sigma, Inc., The International Business Honor Society and a past Director (2004-2018) of the Xerox Corporation. Dr. Hunter received his PhD (1978) and MBA (1970) from Northwestern University and his BS from Hampton University (1970).

Albin F. Moschner

Mr. Moschner is a consultant in the wireless industry and, in July 2012, founded Northcroft Partners, LLC, a management consulting firm that provides operational, management and governance solutions. Prior to founding Northcroft Partners, LLC, Mr. Moschner held various positions at Leap Wireless International, Inc., a provider of wireless services, where he was a consultant from February 2011 to July 2012, Chief Operating Officer from July 2008 to February 2011, and Chief Marketing Officer from August 2004 to June 2008. Before he joined Leap Wireless International, Inc., Mr. Moschner was President of the Verizon Card Services division of Verizon Communications, Inc. from 2000 to 2003, and President of One Point Services at One Point Communications from 1999 to 2000. Mr. Moschner also served at Zenith Electronics Corporation as Director, President and Chief Executive Officer from 1995 to 1996, and as Director, President and Chief Operating Officer from 1994 to 1995. Mr. Moschner was formerly Chairman of the Board (2019) and a member of the Board of Directors (2012-2019) of USA Technologies, Inc. and, from 1996 until 2016, he was a member of the Board of Directors of Wintrust Financial Corporation. In addition, he is emeritus of the Advisory Boards of the Kellogg School of Management (1995-2018) and the Archdiocese of Chicago Financial Council (2012-2018). Mr. Moschner received a Bachelor of Engineering degree in Electrical Engineering from The City College of New York in 1974 and a Master of Science degree in Electrical Engineering from Syracuse University in 1979.

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John K. Nelson

Mr. Nelson is on the Board of Directors of Core12, LLC. (since 2008), a private firm which develops branding, marketing, and communications strategies for clients. Mr. Nelson has extensive experience in global banking and markets, having served in several senior executive positions with ABN AMRO Holdings N.V. and its affiliated entities and predecessors, including LaSalle Bank Corporation from 1996 to 2008, ultimately serving as Chief Executive Officer of ABN AMRO N.V. North America. During his tenure at the bank, he also served as Global Head of its Financial Markets Division, which encompassed the bank’s Currency, Commodity, Fixed Income, Emerging Markets, and Derivatives businesses. He was a member of the Foreign Exchange Committee of the Federal Reserve Bank of the United States and during his tenure with ABN AMRO served as the bank’s representative on various committees of The Bank of Canada, European Central Bank, and The Bank of England. Mr. Nelson previously served as a senior, external advisor to the financial services practice of Deloitte Consulting LLP (2012 to 2014). At Fordham University, he served as a director of The President’s Council (2010 to 2019) and previously served as a director of The Curran Center for Catholic American Studies (2009-2018). He served as a trustee and Chairman of The Board of Trustees of Marian University (2011-2013). Mr. Nelson is a graduate of Fordham University and holds a BA in Economics (1984) and an MBA in Finance (1991). Mr. Nelson joined the Fund Board in September of 2013.

Judith M. Stockdale

Ms. Stockdale retired in 2012 as Executive Director of the Gaylord and Dorothy Donnelley Foundation, a private foundation working in land conservation and artistic vitality in the Chicago region and the Low country of South Carolina. She is currently a board member of the Land Trust Alliance (since 2013). Her previous positions include Executive Director of the Great Lakes Protection Fund, Executive Director of Openlands, and Senior Staff Associate at the Chicago Community Trust. She has served on the Advisory Councils of the National Zoological Park, the Governor’s Science Advisory Council (Illinois) and the Nancy Ryerson Ranney Leadership Grants Program. She has served on the boards of Brushwood Center, Forefront f/k/a Donors Forum and the U.S. Endowment for Forestry and Communities. Ms. Stockdale, a native of the United Kingdom, has a Bachelor of Science degree in geography from the University of Durham (UK) and a Master of Forest Science degree from Yale University.

Carole E. Stone

Ms. Stone formerly was on the Board of Directors of Cboe Global Markets, Inc. (2010-2020) (formerly, CBOE Holdings, Inc.), having previously served on the Boards of the Chicago Board Options Exchange, and C2 Options Exchange, Incorporated. Ms. Stone retired from the New York State Division of the Budget in 2004, having served as its Director for nearly five years and as Deputy Director from 1995 through 1999. She has also served as the Chair of the New York Racing Association Oversight Board, as a Commissioner on the New York State Commission on Public Authority Reform and as a member of the boards of directors of several New York State public authorities. Ms. Stone has a Bachelor of Arts in Business Administration from Skidmore College.

Matthew Thornton III

Mr. Thornton has been appointed to the Board effective November 16, 2020. Mr. Thornton has over 40 years of broad leadership and operating experience from his career with FedEx Corporation

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(“FedEx”), which, through its portfolio of companies, provides transportation, e-commerce and business services. In November 2019, Mr. Thornton retired as Executive Vice President and Chief Operating Officer of FedEx Freight Corporation (FedEx Freight), a subsidiary of FedEx, where, from May 2018 until his retirement, he had been responsible for day-to-day operations, strategic guidance, modernization of freight operations and delivering innovative customer solutions. From September 2006 to May 2018, Mr. Thornton served as Senior Vice President, U.S. Operations at Federal Express Corporation (FedEx Express), a subsidiary of FedEx. Prior to September 2006, Mr. Thornton held a range of positions of increasing responsibility with FedEx, including various management positions. In addition, Mr. Thornton currently (since 2014) serves on the Board of Directors of The Sherwin-Williams Company, where he is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and the Board of Directors of Crown Castle International (since 2020), where he is a member of the Strategy Committee and the Compensation Committee. Formerly (2012-2018), he was a member of the Board of Directors of Safe Kids Worldwide®, a non-profit organization dedicated to the prevention of childhood injuries. Mr. Thornton is a member (since 2014) of the Executive Leadership Council (ELC), the nation’s premier organization of global black senior executives. He is also a member of the National Association of Corporate Directors (NACD). Mr. Thornton has been recognized by Black Enterprise on its 2017 list of the Most Powerful Executives in Corporate America and by Ebony on its 2016 Power 100 list of the world’s most influential and inspiring African Americans. Mr. Thornton received a B.B.A. degree from the University of Memphis in 1980 and an M.B.A. from the University of Tennessee in 2001. Mr. Thornton joined the Board in 2020.

Terence J. Toth

Mr. Toth, the Board’s Independent Chairman, was a Co-Founding Partner of Promus Capital (2008-2017). From 2010 to 2019, he was Director of Fulcrum IT Service LLC and from 2012 to 2016, he was a Director of LogicMark LLC. From 2008 to 2013, he was a Director of Legal & General Investment Management America, Inc. From 2004 to 2007, he was Chief Executive Officer and President of Northern Trust Global Investments, and Executive Vice President of Quantitative Management & Securities Lending from 2000 to 2004. He also formerly served on the Board of the Northern Trust Mutual Funds. He joined Northern Trust in 1994 after serving as Managing Director and Head of Global Securities Lending at Bankers Trust (1986 to 1994) and Head of Government Trading and Cash Collateral Investment at Northern Trust from 1982 to 1986. He currently serves on the Quality Control Corporation (since 2012) and Catalyst Schools of Chicago. He is on the Mather Foundation Board (since 2012) and is Chair of its Investment Committee. Mr. Toth graduated with a Bachelor of Science degree from the University of Illinois, and received his MBA from New York University. In 2005, he graduated from the CEO Perspectives Program at Northwestern University.

Margaret L. Wolff

Ms. Wolff retired from Skadden, Arps, Slate, Meagher & Flom LLP in 2014 after more than 30 years of providing client service in the Mergers & Acquisitions Group. During her legal career, Ms. Wolff devoted significant time to advising boards and senior management on U.S. and international corporate, securities, regulatory and strategic matters, including governance, shareholder, fiduciary, operational and management issues. Ms. Wolff has been a trustee of New York-Presbyterian Hospital since 2005 and, since 2004, she has served as a trustee of The John A. Hartford Foundation (a philanthropy dedicated to improving the care of older adults) where she currently is the Chair. From 2013 to 2017, she was a Board member of Travelers Insurance Company of Canada and The Dominion

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of Canada General Insurance Company (each of which is a part of Travelers Canada, the Canadian operation of The Travelers Companies, Inc.). From 2005 to 2015, she was a trustee of Mt. Holyoke College and served as Vice Chair of the Board from 2011 to 2015. Ms. Wolff received her Bachelor of Arts from Mt. Holyoke College and her Juris Doctor from Case Western Reserve University School of Law.

Robert L. Young

Mr. Young has more than 30 years of experience in the investment management industry. From 1997 to 2017, he held various positions with J.P. Morgan Investment Management Inc. (“J.P. Morgan Investment”) and its affiliates (collectively, “J.P. Morgan”). Most recently, he served as Chief Operating Officer and Director of J.P. Morgan Investment (from 2010 to 2016) and as President and Principal Executive Officer of the J.P. Morgan Funds (from 2013 to 2016). As Chief Operating Officer of J.P. Morgan Investment, Mr. Young led service, administration and business platform support activities for J.P. Morgan’s domestic retail mutual fund and institutional commingled and separate account businesses, and co-led these activities for J.P. Morgan’s global retail and institutional investment management businesses. As President of the J.P. Morgan Funds, Mr. Young interacted with various service providers to these funds, facilitated the relationship between such funds and their boards, and was directly involved in establishing board agendas, addressing regulatory matters, and establishing policies and procedures. Before joining J.P. Morgan, Mr. Young, a former Certified Public Accountant (CPA), was a Senior Manager (Audit) with Deloitte & Touche LLP (formerly, Touche Ross LLP), where he was employed from 1985 to 1996. During his tenure there, he actively participated in creating, and ultimately led, the firm’s midwestern mutual fund practice. Mr. Young holds a Bachelor of Business Administration degree in Accounting from the University of Dayton and, from 2008 to 2011, he served on the Investment Committee of its Board of Trustees.

Independent Chairman

Mr. Toth currently serves as the independent Chairman of the Board. Specific responsibilities of the Chairman include (a) presiding at all meetings of the Board and of the shareholders; (b) seeing that all orders and resolutions of the trustees are carried into effect; and (c) maintaining records of and, whenever necessary, certifying all proceedings of the trustees and the shareholders.

Class I trustees will serve until the 2022 annual meeting of shareholders; Class II trustees will serve until the 2023 annual meeting of shareholders; and Class III trustees will serve until the 2021 annual meeting of shareholders. As each trustee’s term expires, shareholders will be asked to elect trustees and such trustees shall be elected for a term expiring at the time of the third succeeding annual meeting subsequent to their election or thereafter in each case when their respective successors are duly elected and qualified. These provisions could delay for up to two years the replacement of a majority of the Board. See “Certain Provisions in the Declaration of Trust and By-Laws” in the prospectus.

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Beneficial Ownership of Shares of the Fund and the Nuveen Family of Investment Companies by Each Trustee

The following table sets forth the dollar range of equity securities beneficially owned by each trustee as of December 31, 2020:

	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustees in Nuveen Family of Investment Companies
Jack B. Evans	None	Over $100,000
William C. Hunter	None	Over $100,000
Albin F. Moschner	None	Over $100,000
John K. Nelson	None	Over $100,000
Judith M. Stockdale	$50,001-$100,000	Over $100,000
Carole E. Stone	None	Over $100,000
Matthew Thornton(1)	None	None
Terence J. Toth	$50,001-$100,000	Over $100,000
Margaret L. Wolff	None	Over $100,000
Robert L. Young	None	Over $100,000

(1)	Mr. Thornton joined the Board effective November 16, 2020.

As of December 31, 2020, no trustee who is not an interested person of the Fund or any of his or her immediate family members owns beneficially or of record, any security issued by Nuveen Fund Advisors, NAM, Nuveen, the Fund’s principal underwriter or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Nuveen Fund Advisors, NAM, Nuveen or the Fund’s principal underwriter.

Compensation

The following table shows, for each independent trustee, (1) the aggregate compensation paid by the Fund for its fiscal year ended October 31, 2020, (2) the amount of total compensation paid by the Fund that has been deferred and (3) the total compensation paid to each Trustee by the Nuveen Funds during the calendar year ended December 31, 2020. The Fund does not have a retirement or pension plan. The officers and trustees affiliated with Nuveen serve without any compensation from the Fund. Certain of the Nuveen Funds have a deferred compensation plan (the “Compensation Plan”) that permits any Trustee who is not an “interested person” of certain Nuveen Funds to elect to defer receipt of all or a portion of his or her compensation as a Trustee. The deferred compensation of a participating Trustee is credited to the book reserve account of a Nuveen Fund when the compensation would otherwise have been paid to the Trustee. The value of the Trustee’s deferral account at any time is equal to the value that the account would have had if contributions to the account had been invested and reinvested in shares of one or more of the eligible Nuveen Funds. At the time for commencing

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distributions from a trustee’s deferral account, the trustee may elect to receive distributions in a lump sum or over a period of five years. The Fund will not be liable for any other Nuveen Fund’s obligations to make distributions under the Compensation Plan.

	Aggregate Compensation from Fund(1)	Amount of Total Compensation That Has Been Deferred(2)	Total Compensation from Fund and Fund Complex(3)
Jack B. Evans	$17,609	$1,150	$392,652
William C. Hunter	17,937	—	396,750
Albin F. Moschner	17,414	—	380,050
John K. Nelson	18,908	—	417,500
Judith M. Stockdale	17,558	4,385	400,147
Carole E. Stone	17,799	5,683	404,611
Matthew Thornton III(4)	—	—	—
Terence J. Toth	21,371	—	467,300
Margaret L. Wolff	17,237	5,421	385,629
Robert L. Young	18,303	18,303	425,754

(1)	The compensation paid, including deferred amounts, to the independent trustees for the fiscal year ended October 31, 2020 for services to the Fund.
(2)

Pursuant to a deferred compensation agreement with certain of the Nuveen Funds, deferred amounts are treated as though an equivalent dollar amount has been invested in shares of one or more eligible Nuveen Funds. Total deferred fees for the Fund (including the return from the assumed investment in the eligible Nuveen Funds) payable are stated above.

(3)

Based on the compensation paid (including any amounts deferred) for the calendar year ended December 31, 2020 for services to the Nuveen open-end and closed-end funds. Because the funds in the Nuveen fund complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis.

(4)	Mr. Thornton was appointed to the Board effective November 16, 2020.

Effective January 1, 2021, each independent Trustee receives a $200,000 annual retainer, increased from $195,000 as of January 1, 2020, plus (a) a fee of $7,000 per day, which was increased from $6,750 per day as of January 1, 2020, for attendance in person or by telephone at regularly scheduled meetings of the Board; (b) a fee of $3,000 per meeting for attendance in person or by telephone at special, non-regularly scheduled Board meetings where in-person attendance is required and $2,000 per meeting for attendance by telephone or in-person at such meetings where in-person attendance is not required; (c) a fee of $2,500 per meeting for attendance in-person or by telephone at Audit Committee meetings where in-person attendance is required and $2,000 per meeting for attendance by telephone or in-person at such meetings where in-person attendance is not required; (d) a fee of $5,000 per meeting for attendance in-person or by telephone at Compliance, Risk Management and Regulatory Oversight Committee meetings where in-person attendance is required and $2,000 per meeting for attendance by telephone or in-person at such meetings where in-person attendance is not required; (e) a fee of $1,000 per meeting for attendance in-person or by telephone at Dividend Committee meetings; (f) a fee of $2,500 per meeting for attendance in person or by telephone at Closed-End Funds Committee meetings where in-person attendance is required and $2,000 per meeting for attendance by telephone or in person at such meetings where in-person attendance is not required; and (g) a fee of $500 per meeting for attendance in person or by telephone at all other committee meetings ($1,000 for shareholder meetings) where in-person attendance is required and $250 per meeting for attendance by telephone or in-person at such committee meetings (excluding shareholder meetings) where in-person attendance is not required and $100 per meeting when the Executive Committee acts as pricing committee for initial public offerings, plus, in each case, expenses incurred

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in attending such meetings, provided that no fees are received for meetings held on days on which regularly scheduled Board meetings are held. In addition to the payments described above, the Chairman of the Board receives $100,000, which was increased from $90,000 as of January 1, 2020, and the chairpersons of the Audit Committee, the Dividend Committee, the Compliance, Risk Management and Regulatory Oversight Committee, the Closed-End Funds Committee and the Nominating and Governance Committee receive $15,000 as annual retainers. The independent Trustees also receive a fee of $3,500 per day, which was increased from $3,000 per day as of January 1, 2020, for site visits to entities that provide services to the Nuveen Funds on days on which no board meeting is held. When ad hoc committees are organized, the Nominating and Governance Committee will at the time of formation determine compensation to be paid to the members of such committee; however, in general, such fees will be $1,000 per meeting for attendance in-person or by telephone at ad hoc committee meetings where in-person attendance is required and $500 per meeting for attendance by telephone or in-person at such meetings where in-person attendance is not required. The annual retainer, fees and expenses are allocated among the Nuveen Funds on the basis of relative net assets, although management may, in its discretion, establish a minimum amount to be allocated to each fund. In certain instances, fees and expenses will be allocated only to those Nuveen Funds that are discussed at a given meeting.

The Fund has no employees. Its officers are compensated by Nuveen or its affiliates.

INVESTMENT ADVISER, SUB-ADVISER AND PORTFOLIO MANAGER

Nuveen Fund Advisors offers advisory and investment management services to a broad range of investment company clients. The Investment Adviser has overall responsibility for management of the Fund, oversees the management of the Fund’s portfolios, manages the Fund’s business affairs and provides certain clerical, bookkeeping and other administrative services. The Investment Adviser is located at 333 West Wacker Drive, Chicago, Illinois 60606.

The Investment Adviser is an indirect subsidiary of Nuveen, the investment management arm of Teachers Insurance and Annuity Association of America (“TIAA”). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and is the companion organization of College Retirement Equities Fund. As of December 31, 2020, Nuveen managed approximately $1.2 trillion in assets, of which approximately $156.5 billion was managed by Nuveen Fund Advisors.

The Investment Adviser has selected its wholly owned affiliate, NAM, located at 333 West Wacker Drive, Chicago, IL 60606, to serve as a sub-adviser to the Fund pursuant to a sub-advisory agreement between the Investment Adviser and NAM (the “Sub-Advisory Agreement”). NAM, a registered investment adviser, oversees day-to-day operations and manages the investment of the Fund’s assets on a discretionary basis, subject to the supervision of the Investment Adviser. Pursuant to the Sub-Advisory Agreement, NAM is compensated for the services it provides to the Fund with a portion of the management fee the Investment Adviser receives from the Fund. The Investment Adviser and NAM retain the right to reallocate investment advisory responsibilities and fees between themselves in the future.

Investment Management Agreement and Related Fees.    Pursuant to the Investment Management Agreement, the Fund has agreed to pay an annual management fee for the overall

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advisory and administrative services and general office facilities provided by the Investment Adviser. The Fund’s management fee consists of two components—a fund-level fee, based only on the amount of assets within the Fund, and a complex-level fee, based on the aggregate amount of all eligible fund assets managed by the Investment Adviser. The fund-level is a maximum of 0.45% of the Fund’s average total daily net assets (including assets attributable to Preferred Shares), with lower fee levels for such assets that exceed $125 million. The complex-level fee is a maximum of 0.20% of the Fund’s average daily managed assets based on the total daily managed assets for all Nuveen-sponsored funds in the U.S. that constitute “eligible assets,” with lower fee levels of complex-level assets that exceed $55 billion. Eligible assets do not include assets attributable to investments in other Nuveen funds or assets in excess of a determined amount (originally $2 billion) added to the Nuveen fund complex in connection with Nuveen Fund Advisors’ assumption of the management of the former First American Funds effective January 1, 2011. This pricing structure enables Nuveen Fund shareholders to benefit from growth in the assets within each individual fund as well as from growth in the amount of complex-wide assets managed by Nuveen Fund Advisors.

Fund Level Fee.    The annual fund-level fee for the Fund, payable monthly, is calculated according to the following schedule:

Average Daily Managed Assets*	Fund-Level Fee Rate
For the first $125 million	0.4500%
For the next $125 million	0.4375%
For the next $250 million	0.4250%
For the next $500 million	0.4125%
For the next $1 billion	0.4000%
For the next $3 billion	0.3750%
For managed assets over $5 billion	0.3625%

Complex Level Fee.    The annual complex-level fee for the Fund, payable monthly, is calculated by multiplying the current complex-wide fee rate, determined according to the following schedule, by the Fund’s daily managed assets:

Complex-Level Eligible Asset Breakpoint Level*	Effective Complex-Level Fee Rate at Breakpoint Level
$55 billion	0.2000%
$56 billion	0.1996%
$57 billion	0.1989%
$60 billion	0.1961%
$63 billion	0.1931%
$66 billion	0.1900%
$71 billion	0.1851%
$76 billion	0.1806%
$80 billion	0.1773%
$91 billion	0.1691%
$125 billion	0.1599%
$200 billion	0.1505%
$250 billion	0.1469%
$300 billion	0.1445%

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*

For the complex-level fees, managed assets include closed-end fund assets managed by the Investment Adviser that are attributable to certain types of leverage. For these purposes, leverage includes the funds’ use of preferred stock and borrowings and certain investments in the residual interest certificates (also called inverse floating rate securities) in tender option bond (TOB) trusts, including the portion of assets held by a TOB trust that has been effectively financed by the trust’s issuance of floating rate securities, subject to an agreement by the Investment Adviser as to certain funds to limit the amount of such assets for determining managed assets in certain circumstances. The complex-level fee is calculated based upon the aggregate daily managed assets of all Nuveen open-end and closed-end funds that constitute “eligible assets.” Eligible assets do not include assets attributable to investments in other Nuveen funds or assets in excess of a determined amount (originally $2 billion) added to the Nuveen fund complex in connection with the Investment Adviser’s assumption of the management of the former First American Funds effective January 1, 2011. As of October 31, 2020, the complex-level fee rate for the Fund was 0.1572%.

The following table sets forth the management fee paid by the Fund for the last three fiscal years:

	Management Fee Net of Expense Reimbursement Paid for the Fiscal Year Ended	Expense Reimbursement for the Fiscal Year Ended
Fiscal year ended October 31, 2020	$36,690,983	$—
Fiscal year ended October 31, 2019	$34,715,769	$—
Fiscal year ended October 31, 2018	$34,242,711	$—

In addition to the Investment Adviser’s management fee, the Fund pays all of its other costs and expenses of its operations, including compensation of its trustees (other than those affiliated with the Investment Adviser), custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of issuing any preferred shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, listing fees and taxes, if any. All fees and expenses are accrued daily and deducted before payment of distributions to shareholders.

A discussion regarding the Board’s decision to renew the Management Agreement is in the Fund’s annual report to shareholders dated October 31 of each year.

Sub-Advisory Agreement and Related Fees.    Pursuant to the Sub-Advisory Agreement, NAM will receive from the Investment Adviser a management fee equal to 38.4615% of the Investment Adviser’s net management fee from the Fund.

The following table sets forth the management fee paid by Nuveen Fund Advisors to NAM for the last three fiscal years:

Sub-Advisory Fees Paid by Nuveen Fund Advisors to NAM
Fiscal year ended October 31, 2020	$14,111,902
Fiscal year ended October 31, 2019	$13,352,205
Fiscal year ended October 31, 2018	$13,170,260

A discussion regarding the basis for the Board’s decision to renew the Sub-Advisory Agreement for the Fund is available in the Fund’s annual report to shareholders dated October 31 of each year.

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Portfolio Manager.    Unless otherwise indicated, the information below is provided as of the date of this Statement of Additional Information.

Portfolio Management.    Christopher L. Drahn, CFA, the designated portfolio manager of the Fund (the “Portfolio Manager”), manages several municipal funds and portfolios. He began working in the financial industry when he joined FAF Advisors in 1980. Mr. Drahn became a portfolio manager in 1988. He received a B.A. from Wartburg College and an M.B.A. in finance from the University of Minnesota. Mr. Drahn holds the Chartered Financial Analyst designation.

Other Accounts Managed by the Portfolio Manager.    The Portfolio Manager also has responsibility for the day-to-day management of accounts other than the Fund. Information regarding these other accounts is set forth below.

Number of Other Accounts Managed and Assets by Account Type as of October 31, 2020

Portfolio Manager	Type of Account Managed	Total Number of Accounts	Total Assets	Number of Accounts with Performance Based Fees	Assets of Accounts with Performance Based Fees
Christopher L. Drahn, CFA	Registered Investment Companies	9	$8.63 billion	0	$0
	Other Pooled Investment Vehicles	0	$0	0	$0
	Other Accounts	2	$117 million	0	$0

As described above, the Portfolio Manager may manage other accounts with investment strategies similar to the Fund, including other investment companies and separately managed accounts. Fees earned by the sub-advisers may vary among these accounts and the Portfolio Manager may personally invest in some but not all of these accounts. In addition, certain accounts may be subject to performance-based fees. These factors could create conflicts of interest because a portfolio manager may have incentives to favor certain accounts over others, resulting in other accounts outperforming the Fund. A conflict may also exist if a portfolio manager identified a limited investment opportunity that may be appropriate for more than one account, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. In addition, the Portfolio Manager may execute transactions for another account that may adversely impact the value of securities held by the Fund. However, the Sub-Adviser believes that these risks are mitigated by the fact that accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, differences in cash flows and account sizes, and other factors. In addition, the Sub-Adviser has adopted trade allocation procedures so that accounts with like investment strategies are treated fairly and equitably over time.

Compensation.    Portfolio manager compensation consists primarily of base pay, an annual cash bonus and long term incentive payments.

Base Pay.    Base pay is determined based upon an analysis of the Portfolio Manager’s general performance, experience, and market levels of base pay for such position.

Annual Cash Bonus.    The Portfolio Manager is eligible for an annual cash bonus based on investment performance, qualitative evaluation and financial performance of NAM.

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A portion of the Portfolio Manager’s annual cash bonus is based on the Fund’s pre-tax investment performance, generally measured over the past one- and three or five-year periods unless the Portfolio Manager’s tenure is shorter. Investment performance for the Fund generally is determined by evaluating the Fund’s performance relative to its benchmark(s) and/or Lipper industry peer group. A portion of the cash bonus is based on a qualitative evaluation made by the Portfolio Manager’s supervisor taking into consideration a number of factors, including the Portfolio Manager’s team collaboration, expense management, support of personnel responsible for asset growth, and his or her compliance with NAM’s policies and procedures. The final factor influencing a portfolio manager’s cash bonus is the financial performance of NAM based on its operating earnings.

Long-term Incentive Compensation.    Certain key employees of NAM, including certain portfolio managers, have received profits interests in NAM which entitle their holders to participate in the firm’s growth over time.

There are generally no differences between the methods used to determine compensation with respect to the Fund and the other accounts shown in the table above.

Potential Material Conflicts of Interest.    Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one account. More specifically, portfolio managers who manage multiple accounts are presented a number of potential conflicts, including, among others, those discussed below.

The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. NAM seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most accounts managed by a portfolio manager in a particular investment strategy are managed using the same investment models.

If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one account, an account may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, NAM has adopted procedures for allocating limited opportunities across multiple accounts.

With respect to many of its clients’ accounts, NAM determines which broker to use to execute transaction orders, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts, NAM may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, NAM may place separate, non-simultaneous, transactions for a Fund and other accounts which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the other accounts.

Some clients are subject to different regulations. As a consequence of this difference in regulatory requirements, some clients may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other accounts managed by the portfolio manager. Finally, the appearance of a conflict of interest may arise where NAM has an incentive, such as a performance-based management fee, which relates to the management of some accounts, with respect to which a portfolio manager has day-to-day management responsibilities.

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NAM has adopted certain compliance procedures which are designed to address these types of conflicts common among investment managers. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Ownership of Fund Shares by the Portfolio Manager.    As of October 31, 2020, the Portfolio Manager beneficially owned (as determined pursuant to Rule 16a-1(a)(2) under the 1934 Act) shares of the Fund having values within the indicated dollar ranges.

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned in the Fund
Christopher L. Drahn, CFA	None

CODE OF ETHICS

The Fund, Nuveen Fund Advisors, NAM, Nuveen and other related entities have adopted codes of ethics (the “Code of Ethics”) that essentially prohibit certain of their personnel, including the Portfolio Manager, from engaging in personal investments that compete or interfere with, or attempt to take advantage of a client’s, including the Fund’s, anticipated or actual portfolio transactions, and are designed to assure that the interests of clients, including Fund shareholders, are placed before the interests of personnel in connection with personal investment transactions. Personnel subject to the Code of Ethics may purchase shares of the Fund and may generally invest in securities in which the Fund may also invest subject to the restrictions set forth in the Code of Ethics. Text-only versions of the Code of Ethics of the Fund, Nuveen Fund Advisors, NAM, and Nuveen can be viewed online or downloaded from the EDGAR Database on the SEC’s internet website at www.sec.gov. You may also review and copy those documents by visiting the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-551-8090. In addition, copies of those codes of ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 or by e-mail request at publicinfo@sec.gov.

PROXY VOTING POLICIES

The Fund invests primarily in municipal securities. On rare occasions the Fund may acquire, directly or through a special purpose vehicle, equity securities of a municipal bond issuer whose bonds the Fund already owns when such bonds have deteriorated or are expected shortly to deteriorate significantly in credit quality. The purpose of acquiring equity securities generally will be to acquire control of the municipal bond issuer and to seek to prevent the credit deterioration or facilitate the liquidation or other workout of the distressed issuer’s credit problem. In the course of exercising control of a distressed municipal issuer, NAM may pursue the Fund’s interests in a variety of ways, which may entail negotiating and executing consents, agreements and other arrangements, and otherwise influencing the management of the issuer. NAM does not consider such activities proxy voting for purposes of Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended, but nevertheless provides reports to the Board on its control activities on a quarterly basis.

In the rare event that a municipal issuer held by the Fund were to issue a proxy, or that the Fund were to receive a proxy issued by a cash management security, NAM would either engage an independent third party to determine how the proxy should be voted or vote the proxy with the consent,

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or based on the instructions, of the Board or its representative. In the case of a conflict of interest, the proxy would be submitted to the Board to determine how the proxy should be voted. A member of NAM’s legal department would oversee the administration of the voting, and ensure that records were maintained in accordance with Rule 206(4)-6, reports were filed with the SEC on Form N-PX, and the results provided to the Board and made available to shareholders as required by applicable rules. NAM’s proxy voting policies and procedures are attached hereto as Appendix C. If applicable, information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling (800) 257-8787 or from the Fund’s website at http://www.nuveen.com, and on the SEC’s website at http://www.sec.gov.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to the supervision of the Board, NAM is responsible for decisions to purchase and sell securities for the Fund, the negotiation of the prices to be paid and the allocation of transactions among various dealer firms. Transactions on stock exchanges involve the payment by the Fund of brokerage commissions. There generally is no stated commission in the case of securities traded in the OTC market but the price paid by the Fund usually includes an undisclosed dealer commission or mark-up. Transactions in the OTC market can also be placed with broker-dealers who act as agents and charge brokerage commissions for effecting OTC transactions. The Fund may place its OTC transactions either directly with principal market makers, or with broker-dealers if that is consistent with NAM’s obligation to obtain best qualitative execution. In certain instances, the Fund may make purchases of underwritten issues at prices that include underwriting fees.

Portfolio securities may be purchased directly from an underwriter or in the OTC market from the principal dealers in such securities, unless it appears that a better price or execution may be obtained through other means. Portfolio securities will not be purchased from Nuveen Securities, LLC or its affiliates or affiliates of Nuveen Fund Advisors except in compliance with the 1940 Act.

It is NAM’s policy to seek the best execution under the circumstances of each trade. NAM will evaluate price as the primary consideration, with the financial condition, reputation and responsiveness of the dealer considered secondary in determining best execution. Given the best execution obtainable, it will be NAM’s practice to select dealers that, in addition, furnish research information (primarily credit analyses of issuers and general economic reports) and statistical and other services to NAM. It is not possible to place a dollar value on information and statistical and other services received from dealers. Since it is only supplementary to NAM’s own research efforts, the receipt of research information is not expected to reduce significantly NAM’s expenses. While NAM will be primarily responsible for the placement of the business of the Fund, NAM’s policies and practices in this regard must be consistent with the foregoing and will, at all times, be subject to review by the Board.

NAM may manage other investment accounts and investment companies for other clients that may invest in the same types of securities as the Fund and that may have investment objectives similar to those of the Fund. NAM seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell assets or securities by the Fund and another advisory account. If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis. An order may not be allocated on a pro rata basis where, for example (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the

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particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where NAM reasonably determines that departure from a pro rata allocation is advisable. There may also be instances where the Fund will not participate at all in a transaction that is allocated among other accounts. While these allocation procedures could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Board that the benefits available from NAM’s management outweigh any disadvantage that may arise from NAM’s larger management activities and its need to allocate securities.

Substantially all of the Fund’s trades are effected on a principal basis. The following table sets forth the aggregate amount of brokerage commissions paid by the Fund for the last three fiscal years:

Brokerage Commissions Paid
Fiscal year ended October 31, 2020	$—
Fiscal year ended October 31, 2019	$—
Fiscal year ended October 31, 2018	$—

During the fiscal year ended October 31, 2020, the Fund did not pay commissions in return for research services or hold any securities of its regular broker-dealers.

Under the 1940 Act, the Fund may not purchase portfolio securities from any underwriting syndicate of which Nuveen Securities, LLC is a member except under certain limited conditions set forth in Rule 10f-3. The Rule sets forth requirements relating to, among other things, the terms of a security purchased by the Fund, the amount of securities that may be purchased in any one issue and the assets of the Fund that may be invested in a particular issue. In addition, purchases of securities made pursuant to the terms of the Rule must be approved at least quarterly by the Board, including a majority of the independent trustees.

NET ASSET VALUE

The Fund’s net asset value per Common Share is determined as of the close of regular session trading (normally 4:00 p.m., Eastern time) on each day the NYSE is open for business. Net asset value is calculated by taking the Fund’s total assets, including interest or dividends accrued but not yet collected, less all liabilities, and dividing by the total number of Common Shares outstanding. The result, rounded to the nearest cent, is the net asset value per share. All valuations are subject to review by the Fund’s Board or its delegate, Nuveen Asset Management.

In determining net asset value, securities and other assets for which market quotations are available are valued daily at market value and expenses are accrued and applied daily. The prices of fixed income securities are provided by a pricing service and are based on the mean between the bid and asked price. When price quotes are not readily available, which is typically the case for municipal bonds, the pricing service establishes a security’s fair value based on various factors, including prices of comparable fixed income securities utilizing a matrix pricing system. Due to the subjective and variable nature of fair value pricing, it is possible that the fair value determined for a particular security may be different from the value realized upon the sale of the security.

Certain securities may not be able to be priced by pre-established pricing methods. Such securities may be valued by the Board or its delegate at fair value. These securities generally include

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but are not limited to, restricted securities (securities that may not be publicly sold without registration under the 1933 Act) for which a pricing service is unable to provide a market price; securities whose trading has been formally suspended; debt securities that have gone into default and for which there is no current market quotation; a security whose market price is not available from a pre-established pricing source; a security with respect to which an event has occurred that is likely to materially affect the value of the security after the market has closed but before the calculation of net asset value; a security with respect to which an event has occurred that is likely to make it difficult or impossible to obtain a reliable market quotation; and a security whose price, as provided by the pricing service, does not reflect the security’s “fair value.” As a general principle, the current “fair value” of a security would be the amount that the owner might reasonably expect to receive for it upon its current sale. A variety of factors may be considered in determining the fair value of such securities.

BENEFICIAL OWNERS

As of January 15, 2020, the officers and trustees of the Fund, in the aggregate, beneficially owned less than 1% of the Fund’s total outstanding Common Shares and less than 1% of the Fund’s total outstanding Preferred Shares.

5% Shareholders

Information regarding shareholders or groups of shareholders who beneficially own 5% or more of a class of shares of the Fund is provided below. Information in the table below regarding the number and percentage of shares owned is based on a review of Schedule 13D and 13G filings and amendments made with respect to the Fund on or before February 8, 2021.

Class	Shareholder Name and Address	Number of Shares Owned	Percentage Owned
Series 2028 AMTP Shares	Banc of America Preferred Funding Corporation 214 North Tryon Street Charlotte, NC 28255	1,435	100%

Series 2028-1 AMTP Shares	Wells Fargo Bank, N.A. 101 North Phillips Ave. Sioux Falls, South Dakota 57104	879	50.81%

	Wells Fargo Municipal Capital Strategies, LLC 375 Park Avenue New York, New York 10152	851	49.19%

MFP Shares (Series A)	Banc of America Preferred Funding Corporation 214 North Tryon Street Charlotte, NC 28255	1,850	100%

MFP Shares (Series B)	Wells Fargo Bank, N.A. 101 North Phillips Ave Sioux Falls, SD 57104	3,350	100%

The Series C MFP Shares and the VRDP Shares of each series are designed to be eligible for purchase by money market funds and other short duration investors. Information with respect to aggregate holdings of Series C MFP Shares and VRDP Shares associated with fund complexes known

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to the Fund to hold greater than 5% of such shares as of January 15, 2021, including the number of shares associated with the fund complex and percentage of total outstanding shares, is as follows: Series C MFP: Schwab Funds (250 shares (10.50%)), Federated Funds (710 shares (29.83%)), Vanguard Funds (710 shares (29.83%)), and Wells Fargo Funds (710 shares (29.83%)); Series 1 VRDP: Vanguard Funds (2,190 shares (100%)); Series 3 VRDP: JP Morgan Funds (1,785 shares (50.87%)) and Vanguard Funds (1,634 shares (46.57%)); Series 4 VRDP: Federated Funds (1,815 shares (37.08%)), JP Morgan Funds (300 shares (6.13%)) and Vanguard Funds (2,680 shares (54.75%)); Series 5 VRDP: BlackRock Funds (150 shares (15.00%)), Schwab Funds (250 shares (25.00%)), Federated Funds (200 shares (20.00%)) and Vanguard Funds (350 shares (35.00%)). All of the outstanding Series 2 VRDP Shares of the Fund were redeemed by the Fund as of February 8, 2021.

Information with respect to aggregate holdings of Series D MFP Shares associated with institutional investors known by the Fund to hold greater than 5% of the outstanding Series D MFP Shares of the Fund as of January 15, 2021, including the number of MFP Shares and percentage of total outstanding shares, is as follows: Federated Funds (11,700 shares (5.85%)), Mackay (46,800 shares (23.40%)) and Vanguard Funds (124,000 shares (62.00%)).

TAX MATTERS

The following is a general summary of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of shares of the Fund. This discussion addresses only U.S. federal income tax consequences to U.S. shareholders that hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders that are subject to special rules, including, without limitation, shareholders with large positions in the Fund, financial institutions, insurance companies, dealers in securities or foreign currencies, foreign holders, persons that hold their shares as or in a hedge against currency risk, a constructive sale, or conversion transaction, holders that are subject to the federal alternative minimum tax (except as discussed below), or tax-exempt or tax-advantaged plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable tax laws of the United States as of the date of this SAI, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (the “IRS”) retroactively or prospectively. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisers to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences to them and the effect of possible changes in tax laws.

The tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) made significant changes, generally effective for taxable years beginning after December 31, 2017, to the income tax rules for taxation of individuals and corporations. Many of the changes affecting individuals apply only for taxable years beginning after December 31, 2017 and before January 1, 2026. There were only minor changes to the rules specifically affecting regulated investment companies, such as the Fund. The Tax Act, however, made numerous other changes to the tax rules affecting shareholders and the Fund, including the elimination of the alternative minimum tax for corporations and the revision of the alternative minimum tax calculation for non-corporate taxpayers. You are urged to consult with your own tax advisor regarding how the Tax Act affects your investment in the Fund.

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The Fund has elected to be treated, and intends to continue to qualify each year, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to satisfy conditions which enable its dividends that are attributable to interest on municipal securities to be exempt from U.S. federal income tax in the hands of owners of such stock, subject to the possible application of the federal alternative minimum tax.

To qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies, the Fund must, among other requirements, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or non-U.S. currencies, other income derived with respect to its business of investing in such stock, securities or currencies, and net income derived from interests in “qualified publicly traded partnerships,” as defined in the Code; (b) diversify its holdings so that, at the end of each quarter of each taxable year, (i) at least 50% of the value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other regulated investment companies) of a single issuer, or two or more issuers that the Fund controls and are engaged in the same, similar or related trades or businesses, or the securities of one or more qualified publicly traded partnerships; and (c) distribute each year an amount equal to or greater than the sum of 90% of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and 90% of its net tax-exempt interest.

If the Fund failed to qualify as a regulated investment company in any taxable year, the Fund would be taxed in the same manner as a regular corporation on its taxable income (even if such income were distributed to its shareholders) and distributions to shareholders would not be deductible by the Fund in computing its taxable income. Additionally, all distributions out of earnings and profits (including distributions from net capital gains and net tax-exempt interest) would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income,” as discussed below in the case of noncorporate shareholders and (ii) for the dividends received deduction under Section 243 of the Code (the “Dividends Received Deduction”) in the case of corporate shareholders.

As a regulated investment company, the Fund generally will not have to pay U.S. federal income tax on its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Fund may retain for investment its net capital gains. However, if the Fund retains any net capital gains or any investment company taxable income, it will be subject to tax at the corporate rate on the amount retained. If the Fund retains any net capital gains, it may designate the retained amount as undistributed capital gains in a notice to its shareholders that, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gains, their share of such undistributed amount, (ii) will be entitled to credit their proportionate shares of the U.S. federal income tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the U.S. federal income tax deemed paid

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by the shareholder under clause (ii) of the preceding sentence. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid) and the net capital gains not otherwise retained by the Fund.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary taxable income (not taking into account any capital gains or losses) for the calendar year, (2) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (3) any ordinary taxable income and capital gains for previous years that were not distributed during those years and on which the Fund paid no U.S. federal income tax. To prevent application of the excise tax, the Fund intends to make distributions in accordance with the calendar year distribution requirement.

The Fund intends to continue to qualify to pay “exempt-interest” dividends, as defined in the Code, by satisfying the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of tax-exempt state and local bonds. Exempt-interest dividends are dividends or any part thereof (other than a capital gain dividend) paid by the Fund which are attributable to interest on state and local bonds that pay interest exempt from regular U.S. federal income tax and are so reported by the Fund. Exempt-interest dividends will be exempt from U.S. federal income tax, subject to the possible application of the federal alternative minimum tax in the case of noncorporate investors.

The Fund may acquire municipal obligations and other debt securities that are market discount bonds. A market discount bond is a security acquired in the secondary market at a price below its redemption value (or its adjusted issue price if it is also an original issue discount bond). If the Fund invests in a market discount bond, it will be required to treat any gain recognized on the disposition of such market discount bond as ordinary taxable income to the extent of the accrued market discount unless the Fund elects to include the market discount in taxable income as it accrues.

If the Fund invests in certain taxable pay-in-kind securities, zero coupon securities, deferred interest securities or, in general, any other securities with original issue discount (or with market discount if the Fund elects to include market discount in income currently), the Fund must accrue income on such investments for each taxable year, which generally will be prior to the receipt of the corresponding cash payments. However, the Fund must distribute to shareholders, at least annually, all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid) and net tax-exempt interest, including such income it is required to accrue, to continue to qualify as a regulated investment company and (with respect to taxable income) to avoid federal income and excise taxes. Therefore, the Fund may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to satisfy these distribution requirements.

A portion of the Fund’s expenditures that would otherwise be deductible may not be allowed as deductions by reason of the Fund’s investment in municipal securities (with such disallowed portion, in general, being the same percentage of the Fund’s aggregate expenses as the percentage of the Fund’s aggregate income (other than capital gain income) that constitutes exempt-interest income). A similar disallowance rule also applies to interest expense paid or incurred by the Fund, if any. Such disallowed deductions, if any, will reduce the amount that the Fund can report as exempt-interest dividends by the

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disallowed amount. Income distributions by the Fund in excess of the amount of the Fund’s exempt-interest dividends may be taxable as ordinary income.

Distributions to shareholders of net investment income received by the Fund from taxable investments, if any, and of net short-term capital gains realized by the Fund, if any, will be taxable to its shareholders as ordinary income. Distributions by the Fund of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), if any, are taxable as long-term capital gains, regardless of the length of time the shareholder has owned the shares with respect to which such distributions are made. The amount of taxable income allocable to the Fund’s shares will depend upon the amount of such income realized by the Fund, but is not generally expected to be significant. Taxable distributions are subject to U.S. federal income tax whether reinvested in additional shares of the Fund or paid in cash.

Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a shareholder’s shares and, after that basis has been reduced to zero, will constitute capital gain to the shareholder (assuming the shares are held as a capital asset). “Qualified dividend income” received by noncorporate shareholders is taxed for U.S. federal income tax purposes at rates equivalent to long-term capital gains tax rates, which reach a maximum of 20%. Qualified dividend income generally includes dividends from domestic corporations and dividends from non-U.S. corporations that meet certain specified criteria. As long as the Fund qualifies as a regulated investment company under the Code, it is not expected that any part of its distributions to shareholders from its investments will qualify for the Dividends Received Deduction available to corporate shareholders or as qualified dividend income in the case of noncorporate shareholders.

The IRS requires that the Fund report distributions paid with respect to its common shares and its preferred shares as consisting of a portion of each type of income distributed by the Fund. The portion of each type of income deemed received by the holders of each class of shares will be equal to the portion of the total Fund dividends received by such class. Thus, the Fund will report dividends paid as exempt-interest dividends in a manner that allocates such dividends between the holders of the common shares and the preferred shares in proportion to the total dividends paid to each such class with respect to the taxable year, or otherwise as required by applicable law. Net capital gain dividends and ordinary income dividends will similarly be allocated between the two classes.

Earnings and profits are generally treated, for U.S. federal income tax purposes, as first being used to pay distributions on preferred shares, and then to the extent remaining, if any, to pay distributions on the common shares.

If the Fund utilizes leverage through borrowings, or otherwise, asset coverage limitations imposed by the 1940 Act as well as additional restrictions that may be imposed by certain lenders on the payment of dividends or distributions potentially could limit or eliminate the Fund’s ability to make distributions on its common shares and/or preferred shares until the asset coverage is restored. These limitations could prevent the Fund from distributing at least 90% of its investment company taxable income and tax-exempt interest as is required under the Code and therefore might jeopardize the Fund’s qualification as a regulated investment company, subject the Fund to a nondeductible 4% federal excise tax or both. Upon any failure to meet the asset coverage requirements imposed by the 1940 Act, the Fund may, in its sole discretion and to the extent permitted under the 1940 Act, purchase or redeem preferred shares in order to maintain or restore the requisite asset coverage and avoid the adverse consequences to the Fund and its shareholders of failing to meet the distribution requirements.

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However, there can be no assurance that any such action would achieve these objectives. The Fund endeavors to avoid restrictions on its ability to distribute dividends.

The Code provides that interest on indebtedness incurred or continued to purchase or carry the Fund’s shares to which exempt-interest dividends are allocated is not deductible. Under rules used by the IRS for determining when borrowed funds are deemed used for the purpose of purchasing or carrying particular assets, the purchase or ownership of shares may be deemed to have been made with borrowed funds even though such funds are not directly used for the purchase or ownership of such shares.

The interest on private activity bonds in most instances is not federally tax-exempt to a person that is a “substantial user” of a facility financed by such bonds or a “related person” of such “substantial user.” As a result, the Fund may not be an appropriate investment for a shareholder that is considered either a “substantial user” or a “related person” within the meaning of the Code. In general, a “substantial user” of a facility includes a “nonexempt person [that] regularly uses a part of such facility in [its] trade or business.” “Related persons” are in general defined to include persons among whom there exists a relationship, either by family or business, which would result in a disallowance of losses in transactions among them under various provisions of the Code (or if they are members of the same controlled group of corporations under the Code), including a partnership and each of its partners (and certain members of their families), an S corporation and each of its shareholders (and certain members of their families) and various combinations of these and other relationships. The foregoing is not a complete description of all of the provisions of the Code covering the definitions of “substantial user” and “related person.”

Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to shareholders of record on a specified date in one of those months and paid during the following January, will be treated as having been distributed by the Fund (and received by the shareholders) on December 31 of the year declared.

Certain of the Fund’s investment practices are subject to special provisions of the Code that, among other consequences, may defer the use of certain deductions or losses of the Fund, affect the holding period of securities held by the Fund and alter the character of the gains or losses realized by the Fund. These provisions may also require the Fund to recognize income or gain without receiving cash with which to make distributions in the amounts necessary to satisfy the requirements for maintaining regulated investment company status and for avoiding federal income and excise taxes. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these rules and prevent disqualification of the Fund as a regulated investment company.

The sale or exchange of shares of the Fund normally will result in capital gains or losses to shareholders that hold their shares as capital assets. Generally, a shareholder’s gain or loss will be long-term capital gains or losses if the shares have been held for more than one year even though the increase in value in such shares is attributable to tax-exempt interest income. The gain or loss on shares held for one year or less will generally be treated as short-term capital gains or losses. For corporations, both long-term and short-term capital gains are taxed at the same rate that applies to ordinary income. However, for non-corporate taxpayers, long-term capital gains are currently taxed at a maximum U.S. federal income tax rate of 20%, while short-term capital gains are currently taxed at ordinary income rates. Any loss on the sale of shares that have been held for six months or less will be disallowed to the extent of any distribution of exempt-interest dividends received with respect to such shares, unless the shares are of a regulated investment company that declares exempt-interest dividends

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on a daily basis in an amount equal to at least 90% of its net tax-exempt interest and distributes such dividends on a monthly or more frequent basis. If a shareholder sells or otherwise disposes of shares before holding them for more than six months, any loss on the sale or disposition will be treated as a long-term capital loss to the extent of any net capital gain dividends received by the shareholder with respect to such shares. Any loss realized on a sale or exchange of shares of the Fund will be disallowed to the extent those shares of the Fund are replaced by other substantially identical shares of the Fund or other substantially identical stock or securities (including through reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the original shares. In that event, the basis of the replacement stock or securities will be adjusted to reflect the disallowed loss. The deductibility of capital losses is subject to limitation.

U.S. federal income tax law imposes an alternative minimum tax with respect to individuals, trusts and estates. Interest on certain “private activity” bonds is included as an item of tax preference in determining the amount of a taxpayer’s alternative minimum taxable income. To the extent that the Fund receives income from municipal securities subject to the federal alternative minimum tax, a portion of the dividends paid by the Fund, although otherwise exempt from U.S. federal income tax, would be taxable to its shareholders to the extent that their tax liability is determined under the federal alternative minimum tax. Pursuant to its non-fundamental investment policy adopted on February 4, 2016, the Fund does not intend to acquire securities whose income is subject to the federal alternative minimum tax applicable to individuals. The Fund will annually provide a report indicating the percentage of the Fund’s income attributable to municipal securities subject to the federal alternative minimum tax applicable to individuals.

Certain non-corporate shareholders are subject to an additional 3.8% tax on some or all of their “net investment income,” which includes items of gross income that are attributable to interest, original issue discount and market discount (but not including tax-exempt interest), as well as net gain from the disposition of certain property. This tax generally applies to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisers regarding the applicability of this tax in respect of their shares.

Tax-exempt income, including exempt-interest dividends paid by the Fund, is taken into account in calculating the amount of social security and railroad retirement benefits that may be subject to U.S. federal income tax.

The Fund may be required to withhold U.S. federal income tax at a rate of 24% from all distributions (including exempt-interest dividends) and redemption proceeds payable to shareholders that fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or that have been notified by the IRS that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. This withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

The Code provides that every shareholder required to file a tax return must include for information purposes on such return the amount of tax-exempt interest received during the taxable year, including any exempt-interest dividends received from the Fund.

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With respect to the Preferred Shares of the Fund, the Fund has received or will receive an opinion from special tax counsel that the Preferred Shares constitute or will constitute stock of the Fund, and the foregoing discussion relies on the position that the Preferred Shares will constitute stock of the Fund. Accordingly, distributions with respect to the Preferred Shares (other than distributions in redemption of Preferred Shares subject to Section 302(b) of the Code) will generally constitute dividends to the extent of the Fund’s current or accumulated earnings and profits, as calculated for U.S. federal income tax purposes and to the extent allocable to such distribution. Because the treatment of a corporate security as debt or equity is determined on the basis of the facts and circumstances of each case, and no controlling precedent exists for the Preferred Shares issued by the Fund, there can be no assurance that the IRS will not question special tax counsel’s opinion and the Fund’s treatment of the Preferred Shares as stock. If the IRS were to succeed in such a challenge, holders of Preferred Shares could be treated as having received taxable interest or dividends rather than exempt-interest dividends, which would require them to file amended income tax returns, report additional taxable income and pay additional tax, interest, and penalties.

FINANCIAL STATEMENTS

The audited financial statements, financial highlights and notes thereto and the independent registered public accounting firm’s report thereon appearing in the Fund’s Annual Report for the fiscal year ended October 31, 2020 are incorporated herein by reference in this SAI. The Fund’s Annual Report may be obtained without charge by calling (800) 257-8787 or on Nuveen’s website at www.nuveen.com. The information contained in, or that can be accessed through, the Fund’s website is not part of this SAI.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, provides auditing services to the Fund. The principal business address of KPMG is 200 East Randolph Street, Chicago, Illinois, 60601.

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APPENDIX A

RATINGS OF INVESTMENTS

S&P Global Ratings —A brief description of the applicable S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC (“Standard & Poor’s” or “S&P”), rating symbols and their meanings (as published by S&P) follows:

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the financial obligation; and

•

Protection afforded by, and relative position of, the financial obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA

An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C

An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D

An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

NR

This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Short-Term Issue Credit Ratings

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B

A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D

A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital investments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligations rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Dual Ratings

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Moody’s Investors Service, Inc.—A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

Global Long-Term Rating Scale

Aaa

Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa

Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A

Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa

Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba

Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B

Obligations rated B are considered speculative and are subject to high credit risk.

Caa

Obligations rated ‘Caa’ are judged to be speculative of poor standing and are subject to very high credit risk.

Ca

Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C

Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

Short-Term Obligation Ratings

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2

This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3

This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG

This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligations Ratings

VMIG 1

This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2

This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3

This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure that timely payment of purchase price upon demand.

Commercial Paper

Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term debt obligations.

Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch Ratings Inc.—A brief description of the applicable Fitch Ratings Inc. (“Fitch”) ratings symbols and meanings (as published by Fitch) follows:

Long-Term Credit Ratings

AAA

Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. ‘AA’ ratings denote expectations of a very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB

Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB

Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments. Securities rated in this category are not investment grade.

B

Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in business and economic environment.

CCC

Substantial credit risk. Default is a real possibility.

CC

Very high levels of credit risk. Default of some kind appears probable.

C

Near Default. A default or default-like process has begun, or the issuer is in standstill. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation; or

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

c. Fitch Ratings otherwise believes a condition of ‘RD’ or ‘D’ to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD

Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan, or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased business. This would include:

a. the selective payment default on a specific class or currency of debt;

b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

d. execution of a distressed debt exchange on one or more material financial obligations.

D

Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, nonpayment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstances, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default.

Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below ‘B’.

Specific limitations relevant to the issuer credit rating scale include:

•	The ratings do not predict a specific percentage of default likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an issuer default.

•	The ratings do not opine on the suitability of an issuer as counterparty to trade credit.

•	The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

Fl: Highest short-term credit quality.

Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality.

Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality.

The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality.

Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk.

Default is a real possibility.

RD: Restricted Default.

Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default.

Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Specific limitations relevant to the Short-Term Ratings scale include:

•	The ratings do not predict a specific percentage of default likelihood over any given time period.

•	The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.

•	The ratings do not opine on the liquidity of the issuer’s securities or stock.

•	The ratings do not opine on the possible loss severity on an obligation should an issuer default.

•	The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative vulnerability to default.

Ratings assigned by Fitch Ratings articulate an opinion on discrete and specific areas of risk. The above list is not exhaustive, and is provided for the reader’s convenience.

APPENDIX B

DERIVATIVE STRATEGIES AND RISKS

Set forth below is additional information regarding the various techniques involving the use of derivatives.

FINANCIAL FUTURES

A financial future is an agreement between two parties to buy and sell a security for a set price on a future date. They have been designed by boards of trade which have been designated “contracts markets” by the Commodity Futures Trading Commission (“CFTC”).

The purchase of financial futures is for the purpose of hedging the Fund’s existing or anticipated holdings of long-term debt securities. For example, if the Fund desires to increase its exposure to long-term bonds and has identified long-term bonds it wishes to purchase at a future time, but expects market interest rates to decline (thereby causing the value of those bonds to increase), it might purchase financial futures. If interest rates did decrease, the value of those to-be-purchased long-term bonds would increase, but the value of the Fund’s financial futures would be expected to increase at approximately the same rate, thereby helping maintain the Fund’s purchasing power. When the Fund purchases a financial future, it deposits in cash or securities an “initial margin,” typically equal to an amount between 1% and 5% of the contract amount. Thereafter, the Fund’s account is either credited or debited on a daily basis in correlation with the fluctuation in price of the underlying future or other requirements imposed by the exchange in order to maintain an orderly market. The Fund must make additional payments to cover debits to its account and has the right to withdraw credits in excess of the liquidity, the Fund may close out its position at any time prior to expiration of the financial future by taking an opposite position. At closing a final determination of debits and credits is made, additional cash is paid by or to the Fund to settle the final determination and the Fund realizes a loss or gain depending on whether on a net basis it made or received such payments.

The sale of financial futures is for the purpose of hedging the Fund’s existing or anticipated holdings of long-term debt securities. For example, if the Fund owns long-term bonds and market interest rates were expected to increase (causing those bonds’ values to decline), it might sell financial futures. If interest rates did increase, the value of long-term bonds in the Fund’s portfolio would decline, but the value of the Fund’s financial futures would be expected to increase at approximately the same rate thereby keeping the net asset value of the Fund from declining as much as it otherwise would have.

Among the risks associated with the use of financial futures by the Fund as a hedging or anticipatory device, perhaps the most significant is the imperfect correlation between movements in the price of the financial futures and movements in the price of the debt securities which are the subject of the hedge.

Thus, if the price of the financial future moves less or more than the price of the securities which are the subject of the hedge, the hedge will not be fully effective. To compensate for this imperfect correlation, the Fund may enter into financial futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities has been greater than the historical volatility of the financial futures. Conversely, the Fund may enter into fewer financial futures if the historical volatility of the price of the securities being hedged is less than the historical volatility of the financial futures.

The market prices of financial futures may also be affected by factors other than interest rates. One of these factors is the possibility that rapid changes in the volume of closing transactions, whether due to volatile markets or movements by speculators, would temporarily distort the normal relationship between the markets in the financial future and the chosen debt securities. In these circumstances as well as in periods of rapid and large price movements. The Fund might find it difficult or impossible to close out a particular transaction.

OPTIONS ON FINANCIAL FUTURES

The Fund may also purchase put or call options on financial futures which are traded on a U.S. Exchange or board of trade and enter into closing transactions with respect to such options to terminate an existing position. The purchase of put options on financial futures is analogous to the purchase of put options by the Fund on its portfolio securities to hedge against the risk of rising interest rates. As with options on debt securities, the holder of an option may terminate his position by selling an option of the Fund. There is no guarantee that such closing transactions can be effected.

INDEX CONTRACTS

INDEX FUTURES

A tax-exempt bond index which assigns relative values to the tax-exempt bonds included in the index is traded on the Chicago Board of Trade. The index fluctuates with changes in the market values of all tax-exempt bonds included rather than a single bond. An index future is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash-rather than any security-equal to a specified dollar amount times the difference between the index value at the close of the last trading day of the contract and the price at which the index future was originally written. Thus, an index future is similar to traditional financial futures except that settlement is made in cash.

INDEX OPTIONS

The Fund may also purchase put or call options on U.S. government or tax-exempt bond index futures and enter into closing transactions with respect to such options to terminate an existing position. Options on index futures are similar to options on debt instruments except that an option on an index future gives the purchaser the right, in return for the premium paid, to assume a position in an index contract rather than an underlying security at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance of the writer’s futures margin account which represents the amount by which the market price of the index futures contract, at exercise, is less than the exercise price of the option on the index future.

Bond index futures and options transactions would be subject to risks similar to transactions in financial futures and options thereon as described above.

SWAP AGREEMENTS

Swap agreements are two-party contracts entered into primarily by institutional investors, typically for periods ranging from a few weeks to several years. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or swapped between the parties are calculated with respect to a notional amount (the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) of a particular security, or in a basket of securities representing a particular index. Swap agreements may include, by way of example, (i) interest rate swaps, in which one party exchanges a commitment to pay a floating, shorter-term interest rate (typically by reference to the rate of a specific security or index) for the other party’s commitment to pay a fixed, longer-term interest rate (either as specifically agreed, or by reference to a specified security or index); (ii) interest rate caps, in which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate or cap; (iii) interest rate floors, in which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level or floor; (iv) interest rate collars, in which a party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels or collar amounts; (v) total return swaps, in which one party commits to pay the total return of an underlying security or asset in return for receiving from the other party a specified return or the return of another instrument (typically a floating short-term interest rate), and (vi) credit default swap, in which the buyer pays a periodic fee in return for a contingent payment by the seller upon a credit event (such as a default) happening with respect to a specified instrument, typically in an amount equivalent to the loss incurred on a specific investment in that security due to the credit event.

A Fund may enter into such swap agreements for any purpose consistent with the Fund’s investment objective, such as for the purpose of attempting to obtain, enhance, or preserve a particular desired return or spread at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded that desired return or spread. The Fund also may enter into swaps in order to protect against an increase in the price of securities that the Fund anticipates purchasing at a later date.

Whether the Fund’s use of swap agreements will be successful in furthering its investment objective will depend, in part, on the ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments and the changes in the future values, indices, or rates covered by the swap agreement. Swap agreements may be considered to be illiquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Fund will enter swap agreements only with counterparties that Nuveen Fund Advisors reasonably believes are capable of performing under the swap agreements. If there is a default by the other party to such a transaction, the Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction. Certain restrictions imposed on the Fund by the Internal Revenue Code of 1986, as amended, may limit the Fund’s ability to use swap agreements. The swap market is largely unregulated.

APPENDIX C

Nuveen Asset Management, LLC

Proxy Voting Policies and Procedures

Effective Date: January 1, 2011, as last amended March 05, 2020

I.	General Principles

A.

Nuveen Asset Management, LLC (“NAM”) is an investment sub-adviser for certain of the Nuveen Funds (the “Funds”) and investment adviser for institutional and other separately managed accounts (collectively, with the Funds, “Accounts”). As such, Accounts may confer upon NAM complete discretion to vote proxies.[1]

B.

When NAM has proxy voting authority, it is NAM’s duty to vote proxies in the best interests of its clients (which may involve affirmatively deciding that voting the proxies may not be in the best interests of certain clients on certain matters). In voting proxies, NAM also seeks to enhance total investment return for its clients.

C.

If NAM contracts with another investment adviser to act as a sub-adviser for an Account, NAM may delegate proxy voting responsibility to the sub-adviser. Where NAM has delegated proxy voting responsibility, the sub-adviser will be responsible for developing and adhering to its own proxy voting policies, subject to oversight by NAM.

D.

NAM’s Proxy Voting Committee (“PVC”) provides oversight of NAM’s proxy voting policies and procedures, including (1) providing an administrative framework to facilitate and monitor the exercise of such proxy voting and to fulfill the obligations of reporting and recordkeeping under the federal securities laws; and (2) approving the proxy voting policies and procedures.

II.	Policies

The PVC after reviewing and concluding that such policies are reasonably designed to vote proxies in the best interests of clients, has approved and adopted the proxy voting policies (“Policies”) of Institutional Shareholder Services, Inc. (“ISS”), a leading national provider of proxy voting administrative and research services.i As a result, such Policies set forth NAM’s positions on recurring proxy issues and criteria for addressing non-recurring issues. These Policies are reviewed periodically by ISS, and therefore are subject to change. Even though it has adopted the Policies as drafted by ISS, NAM maintains the fiduciary responsibility for all proxy voting decisions.

III.	Procedures

A.	Supervision of Proxy Voting. Day-to-day administration of proxy voting may be provided internally or by a third-party service provider, depending on client type, subject to the

[1]

NAM does not vote proxies where a client withholds proxy voting authority, and in certain non-discretionary and model programs NAM votes proxies in accordance with its Policies in effect from time to time. Clients may opt to vote proxies themselves, or to have proxies voted by an independent third party or other named fiduciary or agent, at the client’s cost.[i] ISS has separate polices for Taft Hartley plans and it is NAM’s policy to apply the Taft Hartley polices to accounts that are Taft Hartley plans and have requested the application of such policies.

ultimate oversight of the PVC. The PVC shall supervise the relationships with NAM’s proxy voting services, ISS. ISS apprises Nuveen Global Operations (“NGO”) of shareholder meeting dates, and casts the actual proxy votes. ISS also provides research on proxy proposals and voting recommendations. ISS serves as NAM’s proxy voting record keepers and generate reports on how proxies were voted. NGO periodically reviews communications from ISS to determine whether ISS voted the correct amount of proxies, whether the votes were cast in a timely manner, and whether the vote was in accordance with the Policies or NAM’s specific instructions

B.	General Avoidance of Conflicts of Interest.

1.	NAM believe that most conflicts of interest faced by NAM in voting proxies can be avoided by voting in accordance with the Policies. Examples of such conflicts of interest are as follows:[2]

a.	The issuer or proxy proponent (e.g., a special interest group) is TIAA-CREF, the ultimate principal owner of NAM, or any of its affiliates.

b.

The issuer is an entity in which an executive officer of NAM or a spouse or domestic partner of any such executive officer is or was (within the past three years of the proxy vote) an executive officer or director.

c.

The issuer is a registered or unregistered fund or other client for which NAM or another affiliated adviser has a material relationship as investment adviser or sub-adviser (e.g., Nuveen Funds and TIAA Funds) or an institutional separate account.

d.	Any other circumstances that NAM is aware of where NAM’s duty to serve its clients’ interests, typically referred to as its “duty of loyalty,” could be materially compromised.

2.

To further minimize this risk, Compliance will review ISS’ conflict avoidance policy at least annually to ensure that it adequately addresses both the actual and perceived conflicts of interest ISS may face.

3.

In the event that ISS faces a material conflict of interest with respect to a specific vote, the PVC shall direct ISS how to vote. The PVC shall receive voting direction from appropriate investment personnel. Before doing so, the PVC will consult with Legal to confirm that NAM faces no material conflicts of its own with respect to the specific proxy vote.

4.

Where ISS is determined to have a conflict of interest, or NAM determines to override the Policies and is determined to have a conflict, the PVC will recommend to NAM’s Compliance Committee or designee a course of action designed to address the conflict. Such actions could include, but are not limited to:

a.	Obtaining instructions from the affected client(s) on how to vote the proxy;

b.	Disclosing the conflict to the affected client(s) and seeking their consent to permit NAM to vote the proxy;

[2]

A conflict of interest shall not be considered material for the purposes of these Policies and Procedures with respect to a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

c.	Voting in proportion to the other shareholders;

e.

Recusing the individual with the actual or potential conflict of interest from all discussion or consideration of the matter, if the material conflict is due to such person’s actual or potential conflict of interest; or

f.	Following the recommendation of a different independent third party.

5.

In addition to all of the above-mentioned and other conflicts, the Head of Equity Research, NGO and any member of the PVC must notify NAM’s Chief Compliance Officer (“CCO”) of any direct, indirect or perceived improper influence exerted by any employee, officer or director of TIAA or its subsidiaries with regard to how NAM should vote proxies. NAM Compliance will investigate any such allegations and will report the findings to the PVC and, if deemed appropriate, to NAM’s Compliance Committee. If it is determined that improper influence was attempted, appropriate action shall be taken. Such appropriate action may include disciplinary action, notification of the appropriate senior managers, or notification of the appropriate regulatory authorities. In all cases, NAM will not consider any improper influence in determining how to vote proxies, and will vote in the best interests of clients.

C.

Proxy Vote Override. From time to time, a portfolio manager of an account (a “Portfolio Manager”) may initiate action to override the Policies’ recommendation for a particular vote. Any such override by a NAM Portfolio Manager (but not a sub-adviser Portfolio Manager) shall be reviewed by NAM’s Legal Department for material conflicts. If the Legal Department determines that no material conflicts exist, the approval of one member of the PVC shall authorize the override. If a material conflict exists, the conflict and, ultimately, the override recommendation will be rejected and will revert to the original Policies recommendation or will be addressed pursuant to the procedures described above under “Conflicts of Interest.”

In addition, the PVC may determine from time to time that a particular recommendation in the Policies should be overridden based on a determination that the recommendation is inappropriate and not in the best interests of shareholders. Any such determination shall be reflected in the minutes of a meeting of the PVC at which such decision is made.

D.	Securities Lending.

1.

In order to generate incremental revenue, some clients may participate in a securities lending program. If a client has elected to participate in the lending program then it will not have the right to vote the proxies of any securities that are on loan as of the shareholder meeting record date. A client, or a Portfolio Manager, may place restrictions on loaning securities and/or recall a security on loan at any time. Such actions must be affected prior to the record date for a meeting if the purpose for the restriction or recall is to secure the vote.

2.

Portfolio Managers and/or analysts who become aware of upcoming proxy issues relating to any securities in portfolios they manage, or issuers they follow, will consider the desirability of recalling the affected securities that are on loan or restricting the affected securities prior to the record date for the matter. If the proxy issue is determined to be material, and the determination is made prior to the shareholder meeting record date the Portfolio Manager(s) will contact the Securities Lending Agent to recall securities on loan or restrict the loaning of any security held in any portfolio they manage, if they determine that it is in the best interest of shareholders to do so.

E.

Proxy Voting Records. As required by Rule 204-2 of the Investment Advisers Act of 1940, NAM shall make and retain five types of records relating to proxy voting; (1) NAM’s Policies; (2) proxy statements received for securities in client accounts; (3) records of proxy votes cast by NAM on behalf of clients accounts; (4) records of written requests from clients about how NAM voted their proxies, and written responses from NAM to either a written or oral request by clients; and (5) any documents prepared by the adviser that were material to making a proxy voting decision or that memorialized the basis for the decision. NAM relies on ISS to make and retain on NAM’s behalf certain records pertaining to Rule 204-2.

F.

Fund of Funds Provision. In instances where NAM provides investment advice to a fund of funds that acquires shares of affiliated funds or three percent or more of the outstanding voting securities of an unaffiliated fund, the acquiring fund shall vote the shares in the same proportion as the vote of all other shareholders of the acquired fund. If compliance with this procedure results in a vote of any shares in a manner different than the Policies’ recommendation, such vote will not require compliance with the Proxy Vote Override procedures set forth above.

G.

Legacy Securities. To the extent that NAM receives proxies for securities that are transferred into an account’s portfolio that were not recommended or selected by it and are sold or expected to be sold promptly in an orderly manner (“legacy securities”), NAM will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NAM’s interest in maximizing the value of client investments. NAM may agree to an account’s special request to vote a legacy security proxy, and would vote such proxy in accordance with the Policies.

H.

Terminated Accounts. Proxies received after the termination date of an account generally will not be voted. An exception will be made if the record date is for a period in which an account was under NAM’s discretionary management or if a separately managed account (“SMA”) custodian failed to remove the account’s holdings from its aggregated voting list.

I.

Non-votes. NGO shall be responsible for obtaining reasonable assurance from ISS that it voted proxies on NAM’s behalf, and that any special instructions from NAM about a given proxy or proxies are submitted to ISS in a timely manner. It should not be considered a breach of this responsibility if NGO or NAM does not receive a proxy from ISS or a custodian with adequate time to analyze and direct to vote or vote a proxy by the required voting deadline.

NAM may determine not to vote proxies associated with the securities of any issuer if as a result of voting such proxies, subsequent purchases or sales of such securities would be blocked. However, NAM may decide, on an individual security basis that it is in the best interests of its clients to vote the proxy associated with such a security, taking into account the loss of liquidity. In addition, NAM may determine not to vote proxies where the voting would in NAM’s judgment result in some other financial, legal, regulatory disability or burden to the client (such as imputing control with respect to the issuer) or to NAM or its affiliates.

NAM may determine not to vote securities held by SMAs where voting would require the transfer of the security to another custodian designated by the issuer. Such transfer is generally outside the scope of NAM’s authority and may result in significant operational limitations on NAM’s ability to conduct transactions relating to the securities during the period of transfer. From time to time, situations may arise (operational or otherwise) that prevent NAM from voting proxies after reasonable attempts have been made.

J.	Review and Reports.

1.

The PVC shall maintain a review schedule. The schedule shall include reviews of the Policies and the policies of any Sub-adviser engaged by NAM, the proxy voting record, account maintenance, and other reviews as deemed appropriate by the PVC. The PVC shall review the schedule at least annually.

2.

The PVC will report to NAM’s Compliance Committee with respect to all identified conflicts and how they were addressed. These reports will include all accounts, including those that are sub-advised. NAM also shall provide the Funds that it sub-advises with information necessary for preparing Form N-PX.

K.

Vote Disclosure to Clients. NAM’s institutional and SMA clients can contact their relationship manager for more information on NAM’s Policies and the proxy voting record for their account. The information available includes name of issuer, ticker/CUSIP, shareholder meeting date, description of item and NAM’s vote.

IV.	Responsible Parties

PVC

NGO

NAM Compliance

Legal Department

$130,900,000

Nuveen AMT-Free Quality Municipal Income Fund

130,900 Series D MuniFund Preferred Shares

Variable Rate Remarketed Mode

Liquidation Preference $1,000 Per Share

PROSPECTUS SUPPLEMENT

                    , 2021

Barclays Capital Inc.